This filing is made pursuant to Rule 424(b)(5)
under the Securities Act of 1933 in connection with
Registration No. 333-120079
Prospectus Supplement
(To Prospectus Dated January 24, 2006)
$1,135,575,000
Nissan Auto Receivables 2006-A Owner Trust
Issuing Entity
Nissan Auto Receivables Corporation II,
Depositor
Nissan Motor Acceptance Corporation,
Servicer/Sponsor
$358,000,000 ASSET BACKED NOTES, CLASS A-1
$260,000,000 ASSET BACKED NOTES, CLASS A-2
$345,000,000 ASSET BACKED NOTES, CLASS A-3
$172,575,000 ASSET BACKED NOTES, CLASS A-4
You should review carefully the factors set forth under “Risk Factors” beginning on page S-13 of this prospectus supplement and page 9 in the accompanying prospectus.
The main source for payments of the notes are collections on a pool of motor vehicle retail installment sale contracts and monies on deposit in a reserve account and a yield supplement account.
The securities are asset-backed securities and represent obligations of the issuing entity only and do not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Auto Receivables Corporation II, Nissan North America, Inc. or any of their respective affiliates. Neither the securities nor the receivables are insured or guaranteed by any government agency. This prospectus supplement may be used to offer and sell the securities only if it is accompanied by the prospectus dated January 24, 2006

•	The issuing entity will issue five classes of securities consisting of four classes of notes and one class of certificates described in the table below. Only the notes are being offered by this prospectus supplement and the accompanying prospectus. The certificates represent fractional undivided interests in the issuing entity that will not bear interest, and are not being offered to the public, but instead will initially be issued to Nissan Auto Receivables Corporation II.

•	The notes accrue interest from January 31, 2006.

•	The principal of and interest on the notes will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case payment will be made on the following business day. The first payment will be made on February 15, 2006.

	Notes				Certificates

	A-1 Notes	A-2 Notes	A-3 Notes	A-4 Notes

Principal Amount	$358,000,000	$260,000,000	$345,000,000	$172,575,000	$56,630,342.10
Interest Rate	4.66258%	4.800%	4.740%	4.770%	(2)
Final Scheduled Distribution Date	February 15, 2007	June 16, 2008	December 15, 2009	July 15, 2011	(2)
Price to Public(1)	100.00000%	99.99346%	99.99052%	99.97454%	(2)
Underwriting Discount(1)	0.090%	0.130%	0.165%	0.210%	(2)
Proceeds to Seller (1)	$357,677,800.00	$259,644,996.00	$344,398,044.00	$172,168,654.91	(2)

(1)	Total price to the public is $1,135,481,352.41, total underwriting discount is $1,591,857.50 and total proceeds to the Depositor are $1,133,889,494.91.

(2)	Not applicable.
Credit Enhancement

•	Reserve account, with an initial deposit of $5,961,026.71 and subject to adjustment as described in this prospectus supplement.

•	Subordinated certificates, with an original principal balance of $56,630,342.10.
     Neither the securities and exchange commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
JPMorgan
Citigroup

ABN AMRO Incorporated

Deutsche Bank Securities

Merrill Lynch & Co.

Morgan Stanley

RBS Greenwich Capital

SG Corporate & Investment Banking

The Williams Capital Group, L.P.
The date of this prospectus supplement is January 25, 2006

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus
      Information about the securities is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and (2) this prospectus supplement, which will supplement the accompanying prospectus by providing the specific terms that apply to your class of securities.
      Cross-references are included in this prospectus supplement and in the accompanying prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents in this prospectus supplement and in the accompanying prospectus.
      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-57 in this prospectus supplement and under the caption “Index of Terms” beginning on page 86 in the accompanying prospectus.
      You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone to give you different information. We make no claim with respect to the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any dates other than the dates stated on the respective cover pages. We are not offering the notes in any jurisdiction where it is not permitted.

SUMMARY OF TRANSACTION PARTIES(1)

NISSAN MOTOR ACCEPTANCE CORPORATION (Sponsor, Servicer and Administrator)
Sponsor/Servicer
NISSAN AUTO RECEIVABLES CORPORATION II (Depositor)
NISSAN AUTO RECEIVABLES 2006-A OWNER TRUST (Issuing Entity)
Wilmington Trust Company (Owner Trustee)
Wells Fargo Bank (Indenture Trustee)
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
and
Class A-4 Notes
Certificates (issued to the Depositor)

(1)	This chart provides only a simplified overview of the relationships between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description of the relationships between the key parties.

FLOW OF FUNDS(1)

(1)	This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default, please refer to this prospectus supplement and the accompanying prospectus for a further description.

(2)	Although the certificates are subordinated to the notes, after principal of the Class A-1 Notes have been fully repaid, a portion of available amounts will be allocated to pay principal of the certificates prior to repayment in full of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS(1)

(1)	This chart provides only a simplified overview of the monthly flow of funds. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY
      This summary highlights selected information from this prospectus supplement and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus supplement and the accompanying prospectus. You should carefully read both documents to understand all of the terms of the offering.

Issuing Entity	Nissan Auto Receivables 2006-A Owner Trust. The issuing entity was established by a trust agreement dated as of November 22, 2005 and will be the entity that issues the notes and the certificates.

Depositor	Nissan Auto Receivables Corporation II.

Servicer/ Sponsor and Administrator	Nissan Motor Acceptance Corporation.

Owner of the Certificates	Nissan Auto Receivables Corporation II.

Indenture Trustee	Wells Fargo Bank, National Association.

Owner Trustee	Wilmington Trust Company.

Cut-off Date	Close of business on December 31, 2005.

Closing Date	Expected on or about January 31, 2006.

Issuing Entity Property	The primary assets of the issuing entity will consist of a pool of motor vehicle retail installment sale contracts, referred to herein as the receivables, collections on the receivables, security interests in the vehicles financed by the receivables, together with the amounts on deposit in various accounts.

The receivables will be sold by the sponsor to the depositor and then transferred by the depositor to the issuing entity in exchange for the notes and the certificates.

The principal balance of the receivables as of the cut-off date was $1,192,205,342.10. As of the cut-off date, the receivables had the following characteristics:

Number of Receivables	73,251
Average Principal Balance	$16,275.62
Weighted average annual percentage rate	3.834%
Approximate weighted average remaining payments to maturity	47.96 payments
Approximate weighted average original payments to maturity	58.68 payments

You should refer to “The Issuing Entity — Property of the Issuing Entity” in this prospectus supplement and “Property of the Issuing Entity” in the accompanying prospectus and “The Receivables” in this prospectus supplement and in the accompanying prospectus for more information on the property of the issuing entity.

Offered Notes	The offered notes consist of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as described on the cover page.

Certificates	The issuing entity will also issue $56,630,342.10 initial principal amount of certificates. The issuing entity is not offering the certificates. The certificates will initially be issued to the depositor.

The certificates will represent fractional undivided interests in the issuing entity and will not bear interest. The issuing entity will not make any distributions on the certificates until all interest and principal of the Class A-1 Notes have been paid in full.

Terms of the Notes	Distribution Dates:

Interest and principal will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case such payment will be made on the following business day. The first payment will be made on February 15, 2006.

Denominations:

The notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form.

Per annum interest rates:

The notes will have fixed rates of interest as follows:

Class	Interest Rate

A-1	4.66258%
A-2	4.800%
A-3	4.740%
A-4	4.770%

Interest Periods and Payments:

Interest on the notes will accrue in the following manner, except that on the first distribution date, interest on all of the notes will accrue from and including the closing date to but excluding February 15, 2006:

Day Count
Class	From (including)	To (excluding)	Convention

A-1	Prior Distribution Date	Current Distribution Date	Actual/360
A-2	15th of prior month	15th of current month	30/360
A-3	15th of prior month	15th of current month	30/360
A-4	15th of prior month	15th of current month	30/360

Interest payments on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be paid on a pro rata basis unless the notes are accelerated following an event of default, in which case (unless and until the acceleration has been rescinded), available amounts (after the servicing fee has been paid and certain advances have been reimbursed to the servicer) will be applied to make interest payments first to the Class A-1 Notes and then (after payment in full of the accrued interest on and outstanding principal balance of the Class A-1 Notes) ratably to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes. Upon the rescission of the acceleration, interest payments will be made on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes on a pro rata basis based on the respective aggregate amounts of interest due to those classes of notes.

Principal:

•	Amounts allocated to the notes: Principal of the notes will be payable on each distribution date (a) to the Class A-1 Notes until the principal amount thereof is reduced to zero, in an amount equal to (i) the excess, if any, of (x) the principal balance of the receivables as of the beginning of the related collection period (or, in the case of the first collection period, as of the cut-off date) over (y) the principal balance of the receivables as of the end of the related collection period (reduced, in the case of both clauses (x) and (y), by the principal balance of certain non-collectable or defaulted receivables and receivables purchased by the servicer or repurchased by the depositor due to certain breaches), and (ii) any amounts due but not previously paid because sufficient funds were not available to make such payments; and (b) after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Notes until the principal amount of the Class A-2 Notes is reduced to zero, then to the Class A-3 Notes until the principal amount of the Class A-3 Notes is reduced to zero, and then to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero, an amount sufficient to reduce the aggregate outstanding principal amount of the notes to an amount equal to the product of the Noteholders’ Percentage and the outstanding principal balance of the receivables as of the end of the related collection period (reduced by certain non-collectable or defaulted receivables and receivables purchased by the servicer or repurchased by the depositor due to certain breaches). The “Noteholders’ Percentage” for any distribution date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the principal balances of the Class A-2, Class A-3 and Class A-4 Notes as of the closing date, and the denominator of which is the aggregate of such principal balances plus the principal amount of the certificates as of the closing date.

Principal payments on the notes as described above will be made from all available amounts after the servicing fee has been paid and certain advances have been reimbursed and after payment of interest on the notes.

Notwithstanding the foregoing, after the occurrence of an event of default and an acceleration of the notes (unless and until the acceleration has been rescinded), available amounts (after the servicing fee has been paid and certain advances have been reimbursed to the servicer) will be applied to pay interest and principal, in that order, (a) first on the Class A-1 Notes, until the accrued interest on and outstanding principal balance of the Class A-1 Notes have been paid in full, and (b) then on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes on a pro rata basis based on the respective outstanding principal balances of those classes of notes, until the accrued interest on and outstanding principal balances of those classes of notes have been paid in full.

If, after the occurrence of an event of default and an acceleration of the notes, the acceleration has been rescinded, available amounts (after the servicing fee and interest on the notes have been paid and certain advances have been reimbursed to the servicer) will be applied to pay principal first to the Class A-1 Notes until they are paid in full, then to the Class A-2 Notes until they are paid in full, then to the Class A-3 Notes until they are paid in full and then to the Class A-4 Notes until they are paid in full.

• Final Scheduled Distribution Dates: The issuing entity must pay the outstanding principal balance of each class of notes by its final scheduled distribution date as follows:

Final Scheduled
Class	Distribution Date

A-1	February 15, 2007
A-2	June 16, 2008
A-3	December 15, 2009
A-4	July 15, 2011

You should refer to “The Notes — Payments of Principal” and “Distributions on the Notes — Calculation of Available Amounts” in this prospectus supplement for more detailed information regarding payments of principal.

Servicing/ Administration	Nissan Motor Acceptance Corporation will service the receivables. In addition, Nissan Motor Acceptance Corporation will perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the indenture and the trust agreement. On each distribution date, Nissan Motor Acceptance Corporation will be paid a fee for performing its servicing and administrative obligations in an amount equal to one-twelfth of 1.00% of the principal balance of the receivables as of the last day of the proceeding collection period, or in the case of the first distribution date, as of the cutoff date. As additional compensation, the servicer will be entitled to retain all supplemental servicing fees, if any. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior distribution dates, will be payable on each distribution date from available amounts on deposit in the collection account, and will be paid to the servicer prior to the payment of principal of and interest on the notes.

Optional Purchase	The notes will be paid in full on any distribution date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the outstanding aggregate principal balance of the receivables, as of the last day of the related collection period, declines to 5% or less of the original aggregate principal balance of the receivables on the cut-off date.

You should refer to “Description of the Transfer and Servicing Agreements — Optional Purchase” in this prospectus supplement for more detailed information regarding the optional purchase of the notes.

Credit Enhancement	The credit enhancement of the offered notes will be the subordination of the certificates and the reserve account. The credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.

Subordination of the Certificates:

The certificates have an initial principal balance of $56,630,342.10 and represent approximately 4.75% of the initial principal amount of all the notes and the certificates. The certificates will not receive any distributions until all interest on and principal of the Class A-1 Notes have been paid in full. The certificates will not receive any interest payments.

Reserve Account:

On each distribution date, the issuing entity will use funds in the reserve account for distribution to the noteholders to cover any shortfalls in interest and principal required to be paid on the notes. The reserve account will be pledged to the indenture trustee to secure the notes but will not be an asset of the issuing entity.

If the principal amount of a class of notes is not paid in full on the related final scheduled distribution date, the indenture trustee will withdraw amounts from the reserve account (if available) to pay that class in full.

The sale and servicing agreement sets forth the specified reserve account balance, which is the amount that is required to be on deposit in the reserve account. On the closing date, the depositor will make a deposit of $5,961,026.71 into the reserve account, which is approximately 0.50% of the outstanding principal balance of the receivables as of the cut-off date. Thereafter, on any distribution date while the notes are outstanding, the reserve account will generally be required to have a balance of $5,961,026.71.

If, however, on any distribution date certain loss or delinquency ratios relating to the receivables (as described under “Subordination; Reserve Account” in this prospectus supplement) are exceeded, then the amount required to be on deposit in the reserve account for such distribution date (and for each succeeding distribution date until the relevant percentage equivalent ratios have been achieved and maintained for the required period) will be the greater of (a) $5,961,026.71 and (b) 5.00% of the outstanding principal amount of the notes and certificates as of the preceding distribution date (after giving effect to payments of principal made on such date). On each distribution date, after making required payments to the servicer and to the notes and prior to making payments on the certificates, the issuing entity will make a deposit into the reserve account to fund and maintain the specified reserve account balance.

On each distribution date, after all appropriate deposits to and withdrawals from the reserve account, any amounts on deposit in the reserve account in excess of the specified reserve account balance will be released to the depositor.

Funds in the reserve account on each distribution date will be available to cover shortfalls in payments on the notes as described in “Subordination; Reserve Account — Reserve Account.”

You should refer to “Subordination; Reserve Account — Reserve Account” in this prospectus supplement for more detailed information regarding the reserve account.

Yield Supplement Account	On each distribution date, the issuing entity will use funds on deposit in the yield supplement account to cover, for each receivable, the excess, if any, of (x) 30 days’ interest that would accrue on the principal balance, as of the first day of the related collection period, of that receivable at a rate equal to 5.90% over (y) 30 days’

interest on the principal balance, as of the first day of the related collection period, of that receivable at the actual interest rate on that receivable.

On the closing date, the depositor will make a capital contribution to the issuing entity by depositing $58,541,667.11 in cash into the yield supplement account. This amount, together with estimated reinvestment earnings, is the amount that is estimated to be required to be withdrawn from the yield supplement account on subsequent distribution dates in accordance with the provisions of the preceding paragraph. For a more detailed description of the way in which that amount will be calculated, see “Description of the Transfer and Servicing Agreements — Yield Supplement Account and Yield Supplement Agreement” in this prospectus supplement. Neither the depositor nor the servicer will be required to make any other deposits to the yield supplement account on or after the closing date. The yield supplement account will be an asset of the issuing entity.

Events of Default	The notes are subject to specified events of default described under “The Notes — Indenture — Events of Default; Rights Upon Event of Default” in the accompanying prospectus. Among these events are the failure to pay interest on the notes for five days after it is due or the failure to pay principal on a class of notes on the related final scheduled distribution date.

If an event of default occurs and continues, the indenture trustee or the holders of at least a majority of the outstanding principal amount of the notes may declare the notes to be immediately due and payable. That declaration, under some circumstances, may be rescinded by the holders of at least a majority of the outstanding principal amount of the notes.

After an event of default and the acceleration of the notes, funds on deposit in the collection account and any of the issuing entity’s other accounts with respect to the affected notes will be applied to pay principal of and interest on the notes in the order and amounts described under “Distributions on the Notes — Payment of Distributable Amounts.”

After an event of default, the indenture trustee may, under certain circumstances:

1. institute proceedings in its own name for the collection of all amounts then payable on the notes;

2. take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders; or

3. sell or otherwise liquidate the assets of the issuing entity, if the event of default relates to a failure by the issuing entity to pay interest on the notes when due or principal of the notes on their respective final scheduled distribution dates.

For more information regarding the events constituting an event of default under the indenture and the remedies available following such default, you should refer to “The Notes — Events of Default; Rights Upon Event of Default” in this prospectus supplement and “The Notes — The Indenture — Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

Tax Status	On the closing date, and subject to certain assumptions and qualifications, Mayer, Brown, Rowe & Maw LLP, special tax counsel to the issuing entity, will render an opinion to the effect that the notes will be classified as debt for federal income tax purposes and that the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting a note or a beneficial interest therein, to treat the note as debt for federal income tax purposes.

You should refer to “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences — Tax Treatment of Owner Trusts” and “— State and Local Tax Considerations” in the accompanying prospectus.

ERISA Considerations	The notes are eligible for purchase by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

You should refer to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering purchase of the notes you are, among other things, encouraged to consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds	The Class A-1 Notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund is encouraged to consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in such notes satisfies such fund’s investment policies and objectives.

Ratings	On the closing date, each class of offered notes will receive the following ratings from Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service:

Standard &
Class	Poor’s	Moody’s

A-1	A-1+	P-1
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa

Ratings on the notes will be monitored by the rating agencies listed above while the notes are outstanding. Ratings on the notes may be lowered, qualified or withdrawn at any time. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from the other rating agency.

RISK FACTORS
      You should consider the following risk factors (and the factors set forth under “Risk Factors” in the accompanying prospectus) in deciding whether to purchase the notes of any class.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.	The issuing entity will not list the notes on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes. We cannot assure you that a secondary market will develop. The underwriters intend to make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the notes and may stop making offers at any time. In addition, the underwriters’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities and, thus, there has been a lack of liquidity. There may be similar lack of liquidity at times in the future.

As a result of the foregoing restrictions and circumstances, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Payment priorities increase risk of loss or delay in payment to certain notes.	Based on the priorities described under “The Notes — Payments of Interest” and “The Notes — Payments of Principal” in this prospectus supplement, classes of notes that receive payments, particularly principal payments, before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially, classes of notes that have higher (i.e. 2 being higher than 1) sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

In addition, because a portion of the principal distribution amount will be allocated to pay the certificates prior to repayment in full of the notes, the amounts distributable in respect of principal of the Class A-2, Class A-3 and Class A-4 Notes generally will be less than the principal distribution amount. Amounts so distributed in respect of principal of the certificates will not be available in later periods to fund charge-offs or the reserve account. As a consequence, holders of the notes that remain outstanding in later periods may be exposed to an increased risk of experiencing loss.

Because of the priority of payment on the notes, the yields of the Class A-2, Class A-3 and Class A-4 Notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-1 Notes. Accordingly, the Class A-3 and Class A-4 Notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-2 Notes, and the Class A-4 Notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-3

Notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

Geographic concentration of the states of origination of the receivables may increase the risk of loss on your investment.	As of December 31, 2005, Nissan Motor Acceptance Corporation’s records indicate that the addresses of the originating dealers of the receivables were most highly concentrated in the following states:

Percentage of
Aggregate
Cut-off Date
Principal Balance

California	14.63%
Texas	11.89%
Maryland	10.04%
Florida	6.93%

No other state, based on the addresses of originating dealers, accounted for more than 5.00% of the total principal balance of the receivables as of December 31, 2005. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss, repossession or prepayment experience of the issuing entity.

Prepaid simple interest contracts may affect the weighted average life of the notes.	If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected. This is because the additional payment will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it has paid ahead. During this prepaid period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional payment, but the obligor’s contract would not be considered delinquent. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

The payment by the issuing entity of the prepaid principal amount on the notes will generally shorten the weighted average life of the notes. However, depending on the length of time during which a prepaid simple interest contract is not amortizing as described above, the weighted average life of the notes may be extended. In addition, to the extent the servicer makes advances on a prepaid simple interest contract that subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer its advances.

Nissan Motor Acceptance Corporation’s portfolio of retail installment sale contracts has historically included simple interest contracts that have been paid ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the issuing entity that may become prepaid simple interest contracts as described above or the number or the principal amount of the scheduled payments that may be paid ahead.

The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters.	Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related obligors’ ability to make payments on the notes could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

In addition, natural disasters such as Hurricanes Katrina, Rita and Wilma, which struck Louisiana, Alabama, Mississippi, Texas and Florida in August, September and October 2005, respectively, and the recent flooding during January 2005 in California, may have adversely affected receivables located in those states. The effect of natural disasters on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

Risks associated with legal proceedings relating to receivables.	From time to time, Nissan Motor Acceptance Corporation is a party to legal proceedings, and is presently a party to, and is vigorously defending, various legal proceedings, including proceedings that are or purport to be class actions. Some of these actions may include claims for rescission and/or set-off, among other forms of relief. Each of Nissan Auto Receivables Corporation II, the depositor, and Nissan Motor Acceptance Corporation, the servicer, will make representations and warranties relating to the receivables’ compliance with law and the issuing entity’s ability to enforce the contracts. If there is a breach of any of these representations or warranties, the issuing entity’s sole remedy will be to require Nissan Auto Receivables Corporation II to repurchase the affected receivables. Nissan Motor Acceptance Corporation believes each such proceeding constitutes ordinary litigation incidental to the business and activities of major lending institutions, including Nissan Motor Acceptance Corporation. The amount of liability on pending claims and actions as of the date of this prospectus supplement is not determinable; however, in the opinion of the management of Nissan Motor Acceptance Corporation, the ultimate liability resulting from such litigation should not have a material adverse effect on Nissan Motor Acceptance Corporation’s consolidated financial position or results of operation. However, there can be no assurance in this regard.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the aggregate outstanding principal balance of the receivables has been repaid. Due to the reduction in the servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

The amounts received upon disposition of the financed vehicles may be adversely affected by discount pricing incentives and marketing incentive programs.	Discount pricing incentives or other marketing incentive programs on new cars by Nissan North America, Inc. or by its competitors that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. Although Nissan North America, Inc. currently does not have any marketing incentive program that reduces the prices of the new cars, it may introduce such programs in the future. The reduced demand for used cars resulting from discount pricing incentives or other marketing incentive programs introduced by Nissan North America or any of its competitors may reduce the prices consumers will be willing to pay for used cars, including vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any foreclosures of financed vehicles may be reduced and may not be sufficient to pay the underlying receivables.

The ratings of the notes may be withdrawn or revised which may have an adverse effect on the market price of the notes.	A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody’s Investors Service and Standard & Poor’s Rating Services, respectively, of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings on the notes may be lowered, qualified or withdrawn at any time without notice from the issuing entity or the depositor. The ratings do not consider to what extent the notes will be subject to prepayment or that the outstanding principal amount of any class of notes will be paid prior to the final scheduled payment date for that class of notes.

THE ISSUING ENTITY
General
      The Nissan Auto Receivables 2006-A Owner Trust (the “Issuing Entity”) is a Delaware statutory trust governed in accordance with the amended and restated trust agreement dated as of the Closing Date (the “Trust Agreement”), between Nissan Auto Receivables Corporation II, as depositor (the “Depositor”), and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). The Issuing Entity will not engage in any activity other than as duly authorized in accordance with the terms of the Basic Agreements. On the Closing Date, the authorized purposes of the Issuing Entity will be limited to:

1.	acquiring, holding and managing the Receivables and the other assets of the Issuing Entity and proceeds therefrom;

2.	issuing the Notes and the Certificates;

3.	making payments on the Notes and the Certificates;

4.	entering into and performing its obligations under each Basic Document to which it is a party;

5.	subject to compliance with the Basic Documents, engaging in such other activities as may be required in connection with conservation of the Issuing Entity’s property and the making of distributions to the holders of the Notes and Certificates; and

6.	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.
      The term “Basic Documents” refers to the Indenture, together with the Trust Agreement, Purchase Agreement, Certificate of Trust, Sale and Servicing Agreement, Yield Supplement Agreement, Administration Agreement and the Securities Account Control Agreement.
      The Issuing Entity will initially be capitalized through (a) the issuance of the Notes and $56,630,342.10 aggregate principal amount of the certificates (the “Certificates”) and (b) a capital contribution, on the Closing Date, by the Depositor into the Yield Supplement Account of cash, in the aggregate amount of $58,541,667.11. The Issuing Entity will exchange the Notes and the Certificates for the Receivables and certain other assets from the Depositor pursuant to the sale and servicing agreement among the Issuing Entity, the Servicer and the Depositor (the “Sale and Servicing Agreement”). The Notes that will be received by the Depositor in exchange for the Receivables are being offered hereby. The Certificates will initially be issued to the Depositor.
      Nissan Motor Acceptance Corporation (“NMAC”) will be appointed to act as the servicer of the Receivables (in that capacity, the “Servicer”). The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for those services as described under “Description of the Transfer and Servicing Agreements — Servicing Compensation” in this Prospectus Supplement and “Description of the Transfer and Servicing Agreements — Servicing Compensation” in the accompanying Prospectus.
      Pursuant to agreements between NMAC and the Dealers, each Dealer will repurchase from NMAC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to in this Prospectus Supplement as “Dealer Recourse.” Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectibility of those contracts. The sales by the Dealers of installment sale contracts to NMAC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the aforementioned representations and warranties.
      Notes owned by the Issuing Entity, the Depositor and their respective affiliates will be entitled to all benefits afforded to the Notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the Basic Documents.
      The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under “The Owner Trustee and the Indenture Trustee” in this Prospectus Supplement. The fiscal year of the Issuing Entity begins on January 1 of each year.
      The Depositor, on behalf of the Issuing Entity, will file with the Securities and Exchange Commission (the “SEC”) periodic reports of the Issuing Entity required to be filed with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Where You Can Find More Information” in the accompanying Prospectus.
Capitalization of the Issuing Entity
      The following table illustrates the capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes and the issuance of the Certificates had taken place on that date:

Amount

Class A-1	$358,000,000.00
Class A-2	$260,000,000.00
Class A-3	$345,000,000.00
Class A-4	$172,575,000.00
Certificates	$56,630,342.10

Subtotal	$1,192,205,342.10

Yield Supplement Account	$58,541,667.11

Total	$1,250,747,009.21

Property of the Issuing Entity
      After giving effect to the transactions described in this Prospectus Supplement, the property of the Issuing Entity will include:

1.	the Receivables;

2.	security interests in the Financed Vehicles and any related property;

3.	amounts due or collected under the Receivables after the close of business on December 31, 2005 (the “Cut-off Date”);

4.	the Yield Supplement Account and any amounts deposited therein (including investment earnings, net of losses and investment expenses, on amounts on deposit therein);

5.	the rights to proceeds from claims on physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the Obligors;

6.	NMAC’s right to receive payments from Dealers pursuant to repurchase by the Dealers of Receivables which do not meet specified representations made by the Dealers (“Dealer Recourse”);

7.	the rights of the Depositor under, as applicable, the Sale and Servicing Agreement, the Purchase Agreement and the Yield Supplement Agreement;

8.	the right of the Depositor to realize upon any property (including the right to receive future net liquidation proceeds) that secures a Receivable;

9.	the right of the Depositor in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and

10.	all proceeds of the foregoing.
      The Reserve Account will be established with and maintained by the Indenture Trustee and pledged to the Indenture Trustee to secure payments on the Notes, but the Reserve Account will not be part of the Issuing Entity.
      Holders of the Notes will be dependent on payments made on the Receivables and proceeds received in connection with the sale or other disposition of the related Financed Vehicles for payments on the Notes. Pursuant to the Purchase Agreement, NMAC will sell and assign to the Depositor, without recourse, its entire interest in the Receivables, including the security interest in the Financed Vehicles. On the Closing Date, the Depositor will transfer and assign to the Owner Trustee on behalf of the Issuing Entity, without recourse, pursuant to the Sale and Servicing Agreement, its entire interest in the Receivables, including the security interests in the Financed Vehicles. See “Material Legal Aspects of the Receivables — Security Interests” in the accompanying Prospectus.
THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE
      Wilmington Trust Company will be the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903 and its corporate trust office is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed transactions involving auto receivables. NMAC, the Depositor and their respective affiliates may maintain normal commercial banking relationships with the Owner Trustee and its affiliates. The fees and expenses of the Owner Trustee will be paid by the Depositor or by NMAC on behalf of the Depositor.
      Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.
      For a description of the roles and responsibilities of the Owner Trustee, see “Description of the Trust Agreement” in the accompanying Prospectus. For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Indenture” in the accompanying Prospectus.
      Wells Fargo Bank, National Association will be the trustee (the “Indenture Trustee”) under the Indenture dated as of January 31, 2006 (the “Indenture”) between the Issuing Entity and Indenture Trustee. Wells Fargo Bank, National Association is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, MN 55479, Attn: Asset Backed Securities Department. A diversified financial services company with approximately $453 billion in assets, 23 million customers and 153,000 employees, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. NMAC, the Depositor and their respective affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its affiliates. The fees and expenses of the Indenture Trustee will be paid by NMAC, as the Administrator under the Administration Agreement.
      Wells Fargo Bank, National Association has provided corporate trust services since 1934. As of December 31, 2005, Wells Fargo Bank, National Association was acting as trustee on more than 40 series of prime auto loan receivables backed securities with an original aggregate principal balance of approximately $42 billion.
      For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Indenture” in the accompanying Prospectus.

THE RECEIVABLES
General
      The property of the Issuing Entity will consist of 73,251 motor vehicle retail installment sale contracts (the “Receivables”) originated on or after January 24, 2001, between Nissan or Infiniti dealers (the “Dealers”) and retail purchasers (the “Obligors”), the Yield Supplement Account and the amounts on deposit in that account. The Receivables were originated by Dealers in accordance with NMAC’s requirements under agreements with Dealers governing the assignment of the Receivables to NMAC. The Receivables evidence the indirect financing made available by NMAC to the Obligors. Each Receivable is a simple interest contract and provides for level monthly payments which provide interest at a specified APR and fully amortizes the amount financed over an original term to maturity. The Receivables are secured by new, near-new and used automobiles and light-duty trucks (collectively, the “Financed Vehicles”) and all principal and interest payments due after the Cut-off Date, and other property specified in the Receivables. Approximately 4.37% of the Receivables (by aggregate principal balance as of the Cut-Off Date) are evidenced by electronic contracts. See “The Receivables” in the accompanying Prospectus for more information.
Characteristics of the Receivables
      NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC’s underwriting standards. NMAC will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the Receivables or the Financed Vehicles for inclusion in the pool; however, it is possible that delinquencies or losses on the Receivables could exceed those on other retail installment sale contracts included in NMAC’s portfolio of retail installment sale contracts for new, near-new and used automobiles and light-duty trucks. On or before the date of the initial issuance of the Notes (the “Closing Date”), NMAC will sell the Receivables and other assets relating thereto to the Depositor. The Depositor will, in turn, transfer the Receivables and other assets relating thereto to the Issuing Entity on the Closing Date pursuant to the Sale and Servicing Agreement in exchange for the Notes and the Certificates. The Notes that will be received by the Depositor in exchange for the Receivables are being offered by this Prospectus Supplement and the accompanying Prospectus. NMAC will continue to service the Receivables.
General
      The Receivables to be held by the Issuing Entity will be selected from those automobile and/or light-duty truck retail installment sale contracts in NMAC’s portfolio that meet several criteria. These criteria provide that each Receivable, as of the Cut-Off Date:

1.	was originated in the United States;

2.	has a contractual Annual Percentage Rate (“APR”) that ranges from 0.000% to 16.750%;

3.	provides for level monthly payments (except for minimally different payments in the first or last month in the life of the Receivable), which provide interest at the APR on a simple interest basis and fully amortize the amount financed over an original term to maturity no greater than 63 payments (some Receivables provide for a deferral of initial payments of up to 90 days; however, all Obligors have made the initial payment on the related Receivable);

4.	has a remaining term to maturity, as of the Cut-off Date, of not less than 3 payments and not greater than 60 payments;

5.	had an original principal balance of not more than $60,000.00 and a remaining principal balance as of the Cut-off Date of not less than $2,000.00 or more than $49,779.82;

6.	is not more than 29 days past due as of the Cut-off Date;

7.	is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by the related Financed Vehicle;

8.	has been entered into by an Obligor that as of the Cut-off Date was not in bankruptcy proceedings (according to the records of NMAC);

9.	is secured by a Financed Vehicle that as of the Cut-off Date has not been repossessed (according to the records of NMAC);

10.	has not had forced-placed insurance premiums added to the amount financed (according to the records of NMAC); and

11.	has not been extended by more than two months.
      There are no material direct or contingent claims that parties other than the secured parties under the Indenture have on any Receivable.

Credit Scores
      As of the Cut-Off Date, the weighted average of the credit scores (“Credit Scores”) of the Receivables is 734.30, with the minimum Credit Score being 600 and the maximum Credit Score being 900. From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. In October 2001, NMAC changed its underwriting standards for retail and lease customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. An applicant’s credit score is one of several factors that are used by NMAC to determine its credit decisions. Credit Scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus. The table below illustrates the distribution of Receivables by Credit Scores.
      No selection procedures believed to be adverse to the Noteholders were utilized in selecting the Receivables from qualifying retail installment sale contracts. Except as described in item (2) above, the Receivables were not selected on the basis of their APRs.

					Percentage of		Percentage of
			Weighted		Total Number		Aggregate Cut-off
			Average	Number of	of Receivables	Cut-Off Date	Date Principal
	Minimum	Maximum	Credit Score	Receivables	(%)	Principal Balance ($)	Balance (%)

Empirical Score(1)	600	900	737.99	8,588	11.72	30,142,137.79	2.53
FICO Score(2)	620	900	734.21	64,663	88.28	1,162,063,204.31	97.47

Total			734.30	73,251	100.00%	$1,192,205,342.10	100.00%

(1)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(2)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

The Receivables in the aggregate possess the following characteristics as of the Cut-Off Date:

Aggregate Principal Balance	$1,192,205,342.10
Number of Receivables	73,251
Average Principal Balance	$16,275.62
Range of Principal Balances	$2,000.00 to $49,779.82
Average Original Amount Financed	$23,285.72
Range of Original Amounts Financed	$4,213.35 to $60,000.00
Weighted Average APR	3.834%
Range of APRs	0.000% to 16.750%
Approximate Weighted Average Original Payments to Maturity	58.68 payments
Range of Original Payments to Maturity	12 to 63 payments
Approximate Weighted Average Remaining Payments to Maturity	47.96 payments
Range of Remaining Payments to Maturity	3 to 60 payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	93.06% (New)
6.40% (Near-New)
0.53% (Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	88.04% (Nissan)
11.96% (Infiniti)

(1)	Percentages may not add to 100.00% due to rounding.
     We have not provided delinquency, repossession and loss data on the Receivables, because none of the Receivables, as of the Cut-Off Date, was more than 29 days delinquent. See “— Characteristics of the Receivables — General” above.

Representations, Warranties and Covenants
      In the Sale and Servicing Agreement, the Depositor will make representations and warranties with respect to each Receivable as described under “— Characteristics of the Receivables.” In the Purchase Agreement, NMAC, as seller, will make certain representations and warranties, including, among other things, that each Receivable and, to the extent applicable, the related Financed Vehicle or Obligor:

1.	was originated by a Dealer in the ordinary course of its business;

2.	has been validly assigned to NMAC by the related Dealer, which in turn has been validly assigned to the Depositor, which in turn has been validly assigned to the Issuer;

3.	constitutes “electronic chattel paper” or “tangible chattel paper,” as applicable, as defined under the UCC;

4.	was created in compliance in all material respects with all applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and applicable disclosure laws;

5.	prohibits the sale or transfer of the Financed Vehicle without the consent of NMAC;

6.	was not originated by a Dealer and sold by such Dealer to NMAC with any conduct constituting fraud or misrepresentation on the part of such Dealer; and

7.	as of the Closing Date, is a genuine, legal, valid and binding payment obligation of the related Obligor, enforceable against the Obligor in accordance with its terms.

      The Sale and Servicing Agreement will also provide that if the Servicer, the Issuing Entity or the Depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph or in the first paragraph under “— Characteristics of the Receivables — General” above, that materially and adversely affects the Issuing Entity’s interest in the related Receivable, which breach is not cured prior to the end of the second Collection Period following such discovery (or, if the Servicer elects, an earlier date), the Depositor will, and if necessary, will cause NMAC to, repurchase such Receivable. In connection with this repurchase, the Depositor, or NMAC, as applicable, will deposit into the Collection Account the Warranty Purchase Payment.

Distribution by APR of the Receivables
      The distribution of the Receivables as of the Cut-off Date by APR was as follows:

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	112	0.15%	$1,682,979.99	0.14%
0.50 to 0.99	336	0.46	5,966,030.37	0.50
1.00 to 1.99	8,867	12.10	172,485,674.45	14.47
2.00 to 2.99	13,268	18.11	308,464,941.61	25.87
3.00 to 3.99	13,937	19.03	191,765,970.11	16.08
4.00 to 4.99	12,514	17.08	194,440,781.37	16.31
5.00 to 5.99	11,179	15.26	142,213,054.38	11.93
6.00 to 6.99	4,857	6.63	66,273,211.74	5.56
7.00 to 7.99	3,260	4.45	44,823,962.13	3.76
8.00 to 8.99	2,227	3.04	28,932,240.50	2.43
9.00 to 9.99	1,448	1.98	18,145,312.15	1.52
10.00 to 10.99	701	0.96	9,004,476.95	0.76
11.00 to 11.99	363	0.50	5,192,044.30	0.44
12.00 to 12.99	165	0.23	2,723,036.46	0.23
13.00 to 13.99	5	0.01	15,043.87	0.00
14.00 to 14.99	1	0.00	3,457.70	0.00
15.00 to 15.99	7	0.01	44,440.77	0.00
16.00 to 16.99	4	0.01	28,683.25	0.00

Totals(1)	73,251	100.00%	$1,192,205,342.10	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Geographic Distribution of the Receivables(1)(2)
      The geographic distribution of the Receivables as of the Cut-off Date was as follows:

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
State	Receivables	Receivables (%)	Principal Balance($)	Balance (%)

Alaska	29	0.04%	$670,474.61	0.06%
Arizona	1,843	2.52	32,271,973.32	2.71
Arkansas	1,020	1.39	16,719,364.22	1.40
California	9,944	13.58	174,428,751.80	14.63
Colorado	662	0.90	9,788,679.60	0.82
Connecticut	1,173	1.60	16,253,935.93	1.36
Delaware	207	0.28	2,974,997.44	0.25
Florida	5,042	6.88	82,570,754.76	6.93
Georgia	2,774	3.79	43,923,096.32	3.68
Idaho	111	0.15	1,650,847.00	0.14
Illinois	3,162	4.32	53,497,643.45	4.49
Indiana	682	0.93	11,195,324.38	0.94
Iowa	369	0.50	5,543,665.65	0.46
Kansas	279	0.38	3,845,573.89	0.32
Kentucky	771	1.05	11,723,880.01	0.98
Louisiana	2,931	4.00	49,679,451.30	4.17
Maine	88	0.12	1,079,690.26	0.09
Maryland	6,802	9.29	119,682,228.38	10.04
Massachusetts	1,564	2.14	21,142,209.80	1.77
Michigan	556	0.76	9,137,040.43	0.77
Minnesota	649	0.89	10,976,606.63	0.92
Mississippi	2,630	3.59	46,786,452.65	3.92
Missouri	812	1.11	12,004,739.15	1.01
Montana	63	0.09	986,369.34	0.08
Nebraska	148	0.20	2,161,230.09	0.18
Nevada	658	0.90	12,910,031.90	1.08
New Hampshire	326	0.45	4,009,801.67	0.34
New Jersey	3,291	4.49	47,673,298.20	4.00
New Mexico	351	0.48	5,492,098.39	0.46
New York	3,871	5.28	51,465,475.75	4.32
North Dakota	48	0.07	844,244.27	0.07
Ohio	1,328	1.81	20,035,213.89	1.68
Oklahoma	902	1.23	14,297,320.31	1.20
Oregon	270	0.37	3,852,747.03	0.32
Pennsylvania	2,876	3.93	40,490,108.31	3.40
South Carolina	730	1.00	11,122,683.02	0.93
South Dakota	48	0.07	808,784.81	0.07
Tennessee	2,581	3.52	41,644,909.14	3.49
Texas	8,162	11.14	141,761,947.48	11.89
Utah	260	0.35	4,629,224.16	0.39
Vermont	70	0.10	1,153,207.44	0.10
Virginia	1,862	2.54	29,065,230.56	2.44
Washington	612	0.84	10,028,483.86	0.84
West Virginia	192	0.26	2,638,567.41	0.22
Wisconsin	471	0.64	7,140,712.01	0.60
Wyoming	31	0.04	446,272.08	0.04

Total(3)	73,251	100.00%	$1,192,205,342.10	100.00%

(1)	Based solely on the addresses of the originating Dealers.

(2)	The states of Alabama, Hawaii, North Carolina and Rhode Island have been omitted for administrative reasons.

(3)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

STATIC POOL INFORMATION
      “Static Pool Information Regarding Certain Previous Securitizations” beginning on page B-1 in this Prospectus Supplement sets forth in graphic format static pool information regarding delinquencies, cumulative losses and prepayments for NMAC’s securitized portfolios of retail installment sale contracts, and also sets forth in tabular format, as of the relevant cut-off date, certain characteristics of these retail installment sale contracts for the past five years. The underlying historical data used in preparing the graphs are set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement. The information presented in Appendix B and in Appendix C, to the extent such information relates to NMAC’s experience with respect to its securitized portfolios of retail installment sale contracts established prior to January 1, 2006, is not deemed to be part of this Prospectus Supplement, the accompanying Prospectus or the registration statement.
      Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control. There is no assurance that NMAC’s delinquency, repossession, loss experience with respect to the Receivables included in the Issuing Entity will be similar to that set forth in “Static Pool Information Regarding Certain Previous Securitizations” in this Prospectus Supplement.
MATURITY AND PREPAYMENT CONSIDERATIONS
      Information regarding maturity and prepayment considerations with respect to the Notes is set forth under “Weighted Average Life of the Notes” in this Prospectus Supplement and “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity” in the accompanying Prospectus. No principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full. No principal payments will be made on the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full, and no principal payments will be made on the Class A-4 Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full. After the Class A-1 Notes have been paid in full, principal on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be allocated and distributed sequentially in an amount sufficient to reduce the aggregate outstanding principal amount of the Notes to the product of (a) the Noteholders’ Percentage and (b) the outstanding principal balance of the Receivables (reduced by certain non-collectable or Defaulted Receivables and Receivables purchased by the Servicer or repurchased by the Depositor due to certain breaches of representations and warranties in the relevant Transfer and Servicing Agreement) as of the end of the related Collection Period. After the Class A-1 Notes have been paid in full, the Certificates will be allocated an amount equal to the product of (a) 100% minus the Noteholders’ Percentage and (b) the outstanding principal balance of the Receivables (reduced by certain non-collectable or Defaulted Receivables and Receivables purchased by the Servicer or repurchased by the Depositor due to certain breaches of representations and warranties in the relevant Transfer and Servicing Agreement) as of the end of the related Collection Period. However, upon the acceleration of the Notes following an event of default under the Indenture (each, an “Event of Default”), the principal of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be paid ratably according to the respective outstanding principal balances of those classes of Notes, after the Class A-1 Notes have been paid in full. In addition, upon the acceleration of the Notes following an event of default, no payments will be made on the Certificates until all of the Notes have been paid in full. See “The Notes — Payments of Principal” in this Prospectus Supplement.
      Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur later or significantly earlier than their respective final scheduled distribution dates set forth in “Summary — Terms of the Notes — Final Scheduled Distribution Dates” (each, a “Final Scheduled Distribution Date”) in this Prospectus Supplement. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes if final payment on such Notes occurs significantly earlier than such Notes’ Final Scheduled Distribution Date. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments. For a more detailed discussion of the prepayment risks, see “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity,” in the accompanying Prospectus.
      Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate will generally not affect the yield to the Noteholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Account.
PREPAYMENTS, DELINQUENCIES, REPOSSESSIONS AND NET LOSSES
Prepayment Information
      Prepayment information relating to NMAC’s securitized portfolios of retail installment sale contracts for the past five years is set forth under “Static Pool Information Regarding Certain Previous Securitizations — Prepayment Information” in this Prospectus Supplement.
Delinquency, Repossession and Credit Loss Information
      Set forth below is delinquency and credit loss information relating to NMAC’s total portfolio of U.S. retail installment sale contracts for new, near new and used automobiles and light duty-trucks. The portfolio consists of retail installment sale contracts in all 50 states and the District of Columbia. As of November 30, 2005 approximately 86.56% (based on principal balance of receivables) of NMAC’s total portfolio of U.S. retail installment sale contracts (excluding those with original maturities of 64 months or more) consisted of new, near new and used automobiles and light-duty trucks financed through Nissan dealers, with the remaining approximately 13.44% (based on principal balance of receivables) financed through Infiniti dealers.
      NMAC establishes an allowance for expected credit losses and deducts amounts reflecting losses against such allowance. For credit loss terminations, NMAC charges the account balance related to a retail installment sale contract against the allowance for credit losses when the retail installment sale contract becomes 120 days past due, when a repossessed vehicle is sold at auction, when the account is determined to be uncollectible or within five days of confirmation of a bankruptcy. NMAC credits any recoveries from charge-offs related to a contract to the allowance.
      Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control. There is no assurance that NMAC’s delinquency, repossession and loss experience with respect to the Receivables included in the Issuing Entity will be similar to that set forth below.

Delinquency Experience(1)

		At March 31,
	At November 30,
	2005	2005	2004	2003	2002	2001

Number of Contracts Outstanding	886,573	905,042	859,989	757,902	641,467	490,215
Delinquencies as a Percentage of Number of Contracts Outstanding (2)
30-59 Days	1.99%	1.57%	1.50%	1.41%	0.98%	1.01%
60-89 Days	0.68%	0.34%	0.32%	0.21%	0.20%	0.14%
90 Days or More	0.15%	0.07%	0.07%	0.03%	0.04%	0.02%

(1)	The information in this Delinquency Experience table includes retail installment sale contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. The information in the tables relates only to receivables with original terms of less than 64 months. The Issuing Entity does not include receivables with original maturities in excess of 63 months. In general, NMAC has experienced higher overall levels of losses with respect to receivables with original maturities of 64 to 72 months than with respect to receivables with shorter original maturities.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due.

Net Credit Loss and Repossession Experience(1)
(dollars in thousands)

	At or for the
	Eight Months	At or for the Twelve Months Ended March 31,
	Ended November 30,
	2005	2005	2004	2003	2002	2001

Principal Amount Outstanding	$12,489,918	$12,957,034	$11,749,083	$10,183,642	$8,574,089	$6,108,666
Average Principal Amount Outstanding(2)	$12,909,748	$12,460,835	$11,216,132	$9,353,879	$7,477,862	$5,195,894
Number of Contracts Outstanding	886,573	905,042	859,989	757,902	641,467	490,215
Average Number of Contracts Outstanding(2)	902,458	890,927	820,917	699,813	570,343	428,935
Number of Repossessions (3)	13,368	19,451	16,370	13,357	8,228	5,339
Number of Repossessions as a Percent of the Average Number of Contracts Outstanding	2.22%	2.18%	1.99%	1.91%	1.44%	1.24%
Net Charge-Offs(4)	$125,999	$183,784	$166,925	$133,268	$64,482	$38,399
Recoveries(5)	$47,245	$66,740	$50,962	$32,233	$22,928	$26,229
Net Losses	$78,754	$117,044	$115,963	$101,035	$41,554	$12,170
Net Losses as a Percent of Principal Amount Outstanding	0.95%	0.90%	0.99%	0.99%	0.48%	0.20%
Net Losses as a Percent of Average Principal Amount Outstanding	0.92%	0.94%	1.03%	1.08%	0.56%	0.23%

(1)	The information in this Net Credit Loss and Repossession Experience table includes retail installment sale contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. The information in the tables relates only to receivables with original terms of less than 64 months. The Issuing Entity does not include receivables with original maturities in excess of 63 months. In general, NMAC has experienced higher overall levels of losses with respect to receivables with original maturities of 64 to 72 months than with respect to receivables with shorter original maturities. All amounts and percentages, except as indicated, are based on the principal balances of the receivables including unearned interest.

(2)	Average amounts calculated based on month-end data for the periods indicated.

(3)	The number of repossessions excludes accounts that have been subsequently reinstated.

(4)	Charge-offs represent the net principal balance of receivables determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in Note (5). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicle.

(5)	Recoveries generally include amounts received on receivables following the time at which the receivable is charged off. Recoveries are net of expenses associated with collection.

WEIGHTED AVERAGE LIFE OF THE NOTES
      Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.
      As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur later or significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the holders of such Notes.
      The table captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” (the “ABS Table”) in this Prospectus Supplement has been prepared on the basis of the characteristics of the Receivables described above. The ABS Table assumes that (a) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (b) each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days, (c) payments are made on the Notes on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month), (d) the balance in the Reserve Account on each Distribution Date is the required amount described in the summary under “Reserve Account” in this Prospectus Supplement, (e) there is no event resulting in the acceleration of the Notes and (f) the Servicer does not exercise its option to purchase the Receivables unless otherwise indicated. The hypothetical pools each have an assumed cut-off date of December 31, 2005. The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.
      The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

	Aggregate Principal		Remaining Payments	Original Payments
Pool	Balance	APR	to Maturity	to Maturity

1	$373,894,039.56	4.399%	55	60
2	$541,070,007.29	3.361%	52	60
3	$86,213,216.48	5.039%	11	57
4	$47,760,728.04	3.140%	29	38
5	$143,267,350.73	3.653%	44	57
      The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes					Class A-2 Notes

Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%	0.50%	1.00%	1.30%	1.50%	1.70%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Feb-06	90.42	88.45	87.05	85.93	84.49	100.00	100.00	100.00	100.00	100.00
15-Mar-06	80.90	77.07	74.37	72.24	69.51	100.00	100.00	100.00	100.00	100.00
15-Apr-06	71.45	65.88	61.98	58.92	55.07	100.00	100.00	100.00	100.00	100.00
15-May-06	62.05	54.86	49.87	45.99	41.17	100.00	100.00	100.00	100.00	100.00
15-Jun-06	52.72	44.02	38.04	33.44	27.81	100.00	100.00	100.00	100.00	100.00
15-Jul-06	43.45	33.37	26.49	21.28	15.01	100.00	100.00	100.00	100.00	100.00
15-Aug-06	34.24	22.90	15.24	9.50	2.75	100.00	100.00	100.00	100.00	100.00
15-Sep-06	25.10	12.61	4.27	0.00	0.00	100.00	100.00	100.00	97.58	88.51
15-Oct-06	16.02	2.51	0.00	0.00	0.00	100.00	100.00	91.78	83.48	74.20
15-Nov-06	7.00	0.00	0.00	0.00	0.00	100.00	90.49	78.45	69.87	60.61
15-Dec-06	0.00	0.00	0.00	0.00	0.00	97.49	78.00	65.49	56.78	47.75
15-Jan-07	0.00	0.00	0.00	0.00	0.00	88.74	68.00	54.68	45.41	35.80
15-Feb-07	0.00	0.00	0.00	0.00	0.00	80.05	58.13	44.07	34.28	24.12
15-Mar-07	0.00	0.00	0.00	0.00	0.00	71.41	48.42	33.66	23.39	12.74
15-Apr-07	0.00	0.00	0.00	0.00	0.00	62.84	38.85	23.46	12.74	1.63
15-May-07	0.00	0.00	0.00	0.00	0.00	54.32	29.42	13.46	2.34	0.00
15-Jun-07	0.00	0.00	0.00	0.00	0.00	45.86	20.15	3.66	0.00	0.00
15-Jul-07	0.00	0.00	0.00	0.00	0.00	37.45	11.02	0.00	0.00	0.00
15-Aug-07	0.00	0.00	0.00	0.00	0.00	29.11	2.04	0.00	0.00	0.00
15-Sep-07	0.00	0.00	0.00	0.00	0.00	20.83	0.00	0.00	0.00	0.00
15-Oct-07	0.00	0.00	0.00	0.00	0.00	12.60	0.00	0.00	0.00	0.00
15-Nov-07	0.00	0.00	0.00	0.00	0.00	4.44	0.00	0.00	0.00	0.00
15-Dec-07	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(1)	0.44	0.38	0.34	0.31	0.29	1.38	1.16	1.05	0.98	0.91
Weighted Average Life to Call (years) (1)(2)	0.44	0.38	0.34	0.31	0.29	1.38	1.16	1.05	0.98	0.91
Optional Clean-Up Call Date(2)	—	—	—	—	—	—	—	—	—	—

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the servicer exercises its option to purchase the Receivables at the first opportunity.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes					Class A-4 Notes

Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%	0.50%	1.00%	1.30%	1.50%	1.70%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Feb-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Mar-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Apr-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-May-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Jun-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Jul-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Aug-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Sep-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Oct-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Nov-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Dec-06	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Jan-07	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Feb-07	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Mar-07	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-Apr-07	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
15-May-07	100.00	100.00	100.00	100.00	93.08	100.00	100.00	100.00	100.00	100.00
15-Jun-07	100.00	100.00	100.00	94.11	85.14	100.00	100.00	100.00	100.00	100.00
15-Jul-07	100.00	100.00	95.53	86.64	77.42	100.00	100.00	100.00	100.00	100.00
15-Aug-07	100.00	100.00	88.46	79.35	69.92	100.00	100.00	100.00	100.00	100.00
15-Sep-07	100.00	94.89	81.55	72.26	62.63	100.00	100.00	100.00	100.00	100.00
15-Oct-07	100.00	88.35	74.79	65.35	55.57	100.00	100.00	100.00	100.00	100.00
15-Nov-07	100.00	81.92	68.19	58.63	48.73	100.00	100.00	100.00	100.00	100.00
15-Dec-07	97.24	75.61	61.75	52.11	42.11	100.00	100.00	100.00	100.00	100.00
15-Jan-08	91.17	69.42	55.47	45.77	35.72	100.00	100.00	100.00	100.00	100.00
15-Feb-08	85.16	63.34	49.35	39.62	29.54	100.00	100.00	100.00	100.00	100.00
15-Mar-08	79.19	57.37	43.39	33.67	23.60	100.00	100.00	100.00	100.00	100.00
15-Apr-08	73.26	51.52	37.60	27.91	17.88	100.00	100.00	100.00	100.00	100.00
15-May-08	67.39	45.79	31.97	22.35	12.39	100.00	100.00	100.00	100.00	100.00
15-Jun-08	61.56	40.18	26.50	16.98	7.12	100.00	100.00	100.00	100.00	100.00
15-Jul-08	56.16	35.00	21.45	12.03	2.28	100.00	100.00	100.00	100.00	100.00
15-Aug-08	50.81	29.92	16.55	7.26	0.00	100.00	100.00	100.00	100.00	95.28
15-Sep-08	45.51	24.96	11.81	2.67	0.00	100.00	100.00	100.00	100.00	86.44
15-Oct-08	40.25	20.11	7.22	0.00	0.00	100.00	100.00	100.00	96.55	78.02
15-Nov-08	35.03	15.36	2.79	0.00	0.00	100.00	100.00	100.00	88.11	70.04
15-Dec-08	29.85	10.73	0.00	0.00	0.00	100.00	100.00	97.03	80.05	62.49
15-Jan-09	24.73	6.22	0.00	0.00	0.00	100.00	100.00	88.78	72.36	55.38
15-Feb-09	19.64	1.81	0.00	0.00	0.00	100.00	100.00	80.85	65.05	48.70
15-Mar-09	14.60	0.00	0.00	0.00	0.00	100.00	95.04	73.24	58.11	42.47
15-Apr-09	9.61	0.00	0.00	0.00	0.00	100.00	86.69	65.94	51.55	36.67
15-May-09	4.66	0.00	0.00	0.00	0.00	100.00	78.57	58.96	45.36	31.32
15-Jun-09	0.00	0.00	0.00	0.00	0.00	99.52	70.67	52.30	39.56	26.41
15-Jul-09	0.00	0.00	0.00	0.00	0.00	89.81	63.01	45.96	34.14	21.96
15-Aug-09	0.00	0.00	0.00	0.00	0.00	80.19	55.58	39.94	29.11	17.95
15-Sep-09	0.00	0.00	0.00	0.00	0.00	70.67	48.39	34.24	24.46	14.39
15-Oct-09	0.00	0.00	0.00	0.00	0.00	62.67	42.33	29.43	20.51	11.32
15-Nov-09	0.00	0.00	0.00	0.00	0.00	54.74	36.48	24.89	16.88	8.63
15-Dec-09	0.00	0.00	0.00	0.00	0.00	46.90	30.81	20.61	13.56	6.31
15-Jan-10	0.00	0.00	0.00	0.00	0.00	39.13	25.35	16.61	10.58	4.37
15-Feb-10	0.00	0.00	0.00	0.00	0.00	31.45	20.08	12.88	7.91	2.80
15-Mar-10	0.00	0.00	0.00	0.00	0.00	23.84	15.01	9.43	5.58	1.62
15-Apr-10	0.00	0.00	0.00	0.00	0.00	16.32	10.14	6.25	3.57	0.84
15-May-10	0.00	0.00	0.00	0.00	0.00	8.87	5.47	3.35	1.90	0.41
15-Jun-10	0.00	0.00	0.00	0.00	0.00	5.88	3.57	2.13	1.14	0.12
15-Jul-10	0.00	0.00	0.00	0.00	0.00	2.93	1.75	1.01	0.50	0.00
15-Aug-10	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(1)	2.61	2.30	2.10	1.97	1.84	3.90	3.70	3.51	3.35	3.14
Weighted Average Life to Call (years)(1)(2)	2.61	2.30	2.10	1.97	1.84	3.83	3.61	3.41	3.23	3.02
Optional Clean-Up Call Date(2)	—	—	—	—	—	Feb-10	Dec-09	Oct-09	Aug-09	May-09

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)	This calculation assumes that the servicer exercises its option to purchase the Receivables at the first opportunity.

NOTE FACTORS AND POOL FACTORS
      The “Note Factor” for any Distribution Date with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of that class of Notes as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective principal amount thereof as of the Closing Date. The Servicer will compute the Note Factor each month for each class of Notes. Each Note Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes. The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder’s Note by the related Note Factor for that month.
      The “Pool Balance” as of the close of business on the last day of a Collection Period will equal the aggregate principal balance of the Receivables (excluding Administrative Receivables, Warranty Receivables and Defaulted Receivables as of the close of business on such day); provided, however, that where the Pool Balance is relevant in determining whether the requisite percentage of Certificateholders or Noteholders (or relevant class or classes of Certificates or Notes, as the case may be) necessary to effect any consent, waiver, request or demand have been obtained, the Pool Balance will be deemed to be reduced by the amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any applicable Certificate or Note registered in the name of the Depositor, the Servicer or any person actually known to a trust officer of the Owner Trustee or the Indenture Trustee, as the case may be, to be an affiliate of the Depositor or the Servicer, unless all of the Notes are held or beneficially owned by the Depositor, the Servicer or any of their respective affiliates.
      The “Pool Factor” for any Distribution Date for a particular class of Notes will be a seven-digit decimal indicating the principal amount of that class of Notes as of the close of business on the last day of the related Collection Period as a fraction of the Pool Balance as of the Cut-off Date. The Servicer will compute the Pool Factor for each month for each class of Notes.
      Pursuant to the Transfer and Servicing Agreements, the registered holders of the Notes (which will be Cede & Co. (“Cede”) as the nominee of The Depository Trust Company (“DTC”) unless Definitive Notes are issued under the limited circumstances described under “Material Information Regarding the Notes  — Definitive Notes” in the accompanying Prospectus) will receive monthly reports from the Indenture Trustee concerning the payments received on the Receivables, the Pool Balance, the related Note Factors, Pool Factors and various other items of information pertaining to the Issuing Entity. Noteholders of record during each calendar year will be furnished information by the Indenture Trustee for tax reporting purposes not later than the latest date permitted by law. Copies of the reports may be obtained by the Noteholders by delivering a written request addressed to the Indenture Trustee at its address at Wells Fargo Center, Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, MN 55479, Attn: Asset Backed Securities Department. See “Description of the Transfer and Servicing Agreements — Statements to Noteholders.”
USE OF PROCEEDS
      The Depositor will use the net proceeds from the sale of the Notes — proceeds from the sale of the Notes minus the underwriting discount in the amount of $1,591,857.50, payable to the underwriters — to purchase the Receivables from NMAC pursuant to the Purchase Agreement dated as of January 31, 2006 (the “Purchase Agreement”) by and between NMAC, as the seller, and NARC II as the purchaser, and to fund the Reserve Account in the amount of $5,961,026.71, and to make a capital contribution to the Issuing Entity in the amount of $58,541,667.11 by funding the Yield Supplement Account.
      No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds.

THE DEPOSITOR
      Information regarding the Depositor is set forth under the caption “The Depositor” in the accompanying Prospectus.
NISSAN MOTOR ACCEPTANCE CORPORATION
Financing
      NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Nissan and Infiniti dealers in the United States. During its fiscal year ended March 31, 2005, approximately 32.8% of NMAC’s total revenues came from retail loans, 58.6% from retail lease financing and 5.6% from wholesale financing.
      The following chart provides, respectively, market penetration information regarding Nissan and Infiniti vehicles purchased in the United States and NMAC’s total revenues from retail loans for the fiscal years ended March 31, 2001, 2002, 2003, 2004, 2005 and the eight months ended November 30, 2005.
Overview of NMAC Retail Loan Financing Operations

		Years Ended March 31,
	Eight Months Ended
	November 30, 2005	2005	2004	2003	2002	2001

Number of retail installment sale contracts purchased by NMAC	188,843	324,342	289,031	257,114	257,559	219,734
Revenues(1)	$640,241	$848,941	$802,255	$751,499	$603,024	$346,200

(1)	Dollars in thousands.
     For more information regarding the financing business of NMAC, you should refer to “Nissan Motor Acceptance Corporation — Financing Operations” in the accompanying Prospectus.
Securitization
      General. Since 2000, one of the primary funding sources for NMAC has been the packaging and sale of loans and leases through asset-backed securitization, or “ABS” transactions. These loans and leases are purchased by NMAC from Nissan and Infiniti dealers. NMAC generally holds, or ages these loans and leases for an interim period prior to transferring them in connection with an ABS transaction. During this interim period, NMAC’s financing needs are met, in part, through the use of warehouse finance facilities. These warehouse finance facilities are provided by a number of financial institutions and provide liquidity to fund NMAC’s acquisition of loans and leases. These warehouse facilities are sometimes structured as secured revolving loan facilities.
      For the fiscal years ended March 31, 2001, 2002, 2003, 2004 and 2005 and the six months ended September 30, 2005, NMAC securitized approximately $3.5 billion, $4.9 billion, $5.3 billion, $6.6 billion, $5.6 billion and $3.6 billion respectively, through ABS debt offerings.
      A significant portion of NMAC’s assets are sold in ABS transactions, although the assets remain on NMAC’s balance sheet. These assets support payments on the ABS securities and are not available to NMAC’s creditors generally. At September 30, 2005, NMAC had approximately $15.8 billion, or 49.4% of its consolidated assets pledged in connection with ABS transactions. NMAC expects that ABS debt offerings will continue to be a material funding source for NMAC. For information regarding NMAC’s experience in securitizing other types of assets, including leases and loans to dealers, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program” in the accompanying Prospectus.

      Retail Securitization. NMAC’s auto loan ABS program was first established and utilized for the Nissan Auto Receivables 1986-A Grantor Trust transaction. For more information regarding NMAC’s experience with respect to its entire portfolio of new, near-new and used Nissan and Infiniti motor vehicle retail installment sale contracts, you should refer to “Prepayment, Delinquencies, Repossessions and Net Losses” and “Static Pool Information Regarding Certain Previous Securitizations” in this Prospectus Supplement.
Servicing
      General. NMAC is the servicer for all of the loans and leases that it finances. As the servicer, NMAC generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases and the related vehicles.
      NMAC started servicing auto retail loans shortly after it began operations in February 1982. In connection with the launch of its lease financing business, NMAC began servicing Nissan leases and the related lease vehicles. NMAC subsequently expanded its servicing portfolio to include loans to dealers.
      Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable financing documents), NMAC generally expects to service the loans and leases sold in an ABS transaction for the life of that transaction. For more information regarding the circumstances under which NMAC may be replaced or removed as servicer of the Receivables and the Financed Vehicles, you should refer to “Description of the Transfer and Servicing Agreements” in the accompanying Prospectus. If the servicing of any Receivables and the Financed Vehicles were to be transferred from NMAC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although NMAC expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the Receivables and the Financed Vehicles as a result of any servicing transfer. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying Prospectus.
      In the normal course of its servicing business, NMAC outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that NMAC believes would materially affect the amounts realized or collected with respect to the Receivables or the timing of receipt of such amounts. Moreover, NMAC retains ultimate responsibility for those administrative functions under the Sale and Servicing Agreement and should any of those third parties not be able to provide those functions, NMAC believes those third parties could easily be replaced. Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in NMAC’s ability to perform its servicing functions under the Sale and Servicing Agreement.
      Servicer Advances. The Servicer is required to make advances if payment on selected retail loans has not been received in full by the end of the month. See “Description of the Transfer and Servicing Agreements — Advances” in the accompanying Prospectus.
      Prepayments, Delinquencies, Repossessions and Net Losses. For a discussion of NMAC’s delinquency and loss experience with respect to its portfolio of Nissan receivables, you should refer to “Prepayments, Delinquencies, Repossession and Net Losses” in this Prospectus Supplement. For a description of the roles and responsibilities of the Servicer, see “Description of the Transfer and Servicing Agreements” of the accompanying Prospectus.
      None of the ABS transactions involving NMAC as servicer has defaulted or experienced an early amortization or other performance triggering event. For a general description of NMAC’s responsibilities as servicer of leases and dealer loans, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program” in the accompanying Prospectus. For more information regarding NMAC’s servicing obligations with respect to the Receivables, you should refer to “Description of the

Transfer and Servicing Agreements” in the accompanying Prospectus. NMAC believes that it has materially complied with its servicing obligations with respect to each ABS transaction involving NMAC as servicer.
Financial Condition of Nissan Motor Co., Ltd.
      NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. (“Nissan”). Although Nissan is not guaranteeing the Issuing Entity’s obligations under the Notes, Nissan’s financial condition may affect NMAC’s ability to service the Receivables. See “Risk Factor — Adverse events with respect to Nissan Motor Acceptance Corporation or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying Prospectus. For the fiscal year ended March 31, 2005, Nissan reported consolidated net income of 512.3 billion yen (US $4.76 billion) up 1.7% from the previous fiscal year. Consolidated operating profit totaled a record 861.2 billion yen (US $8.0 billion), up 4.4% compared with a year earlier. The operating margin was 10.0% a decline of 1.1% due to foreign exchange risk and higher purchasing costs.
      The foregoing expression of Japanese yen in U.S. dollars has been converted, for the convenience of the reader only, at the foreign exchange rate of 107.6 yen/dollar, the average rate for the fiscal year ended March 31, 2005.
THE NOTES
General
      The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the final signed Indenture, together with the other Basic Documents, will be filed with the SEC following the issuance of the Notes.
      The Notes will be issued as registered Notes in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form. The Notes initially will be registered in the name of Cede, the nominee of DTC. No investor acquiring an interest in the Notes, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner”) will be entitled to receive a certificate representing that owner’s Note, except as set forth below. Unless and until Notes are issued in fully registered certificated form (the “Definitive Notes”) under the limited circumstances described in “Material Information Regarding the Notes — Definitive Notes” in the accompanying Prospectus, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See “Material Information Regarding the Notes — Book-Entry Registration” and “— Definitive Notes” in the accompanying Prospectus. The Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to the DTC or its nominee, only if:

1.	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes and the Depositor, the Administrator or the Owner Trustee is unable to locate a qualified successor (and if it is the Administrator that has made that determination, the Administrator so notifies the Indenture Trustee in writing);

2.	the Depositor, the Administrator or the Indenture Trustee, as applicable, at its option and to the extent permitted by law, elects to terminate the book-entry system through DTC; or

3.	after the occurrence of an Event of Default or a Servicer Default with respect to the Notes, holders representing at least a majority of the outstanding principal amount of the Notes, acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes is no longer in the best interests of the holders of the Notes.
      The following summary describes material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the

Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summary. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.
Payments of Interest
      The Notes will constitute Fixed Rate Securities, as that term is defined under “Material Information Regarding the Securities — Fixed Rate Securities” in the accompanying Prospectus, except that the Class A-1 Notes will accrue interest on the basis of the actual number of days in the related Interest Period divided by 360. Interest on the principal balances of all classes of the Notes will accrue at the respective per annum fixed interest rates set forth in “Summary — Terms of the Notes — Per Annum Interest Rates” in this Prospectus Supplement (each, an “Interest Rate”) and will be payable to the Noteholders monthly on the 15th of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (a “Distribution Date”) commencing February 15, 2006. A “Business Day” is any day except a Saturday, Sunday or a day on which banks in New York, New York; Los Angeles, California; Wilmington, Delaware; or Minneapolis, Minnesota are authorized or obligated by law, regulation, executive order or governmental decree to be closed.
      Interest on the outstanding principal amount of the Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Distribution Date on which interest has been paid (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the current Distribution Date (each, an “Interest Period” with respect to the Class A-1 Notes). Interest on the outstanding principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will accrue at the related Interest Rate from and including the 15th day of the preceding calendar month (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the 15th day of the current calendar month (each, an “Interest Period” with respect to each of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes).
      Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the next Distribution Date, together with interest on that amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be made from Available Amounts, after the Total Servicing Fee has been paid; provided however, that after the occurrence of an Event of Default and an acceleration (unless and until such acceleration has been rescinded) of the Notes interest payments on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be made from such amounts only after the accrued interest on the Class A-1 Notes has been paid in full. Upon the rescission of any such acceleration, interest payments will be made on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes on a pro rata basis based on the respective aggregate amounts of interest due to those classes of Notes. See “Subordination; Reserve Account — Reserve Account” and “Distributions on the Notes” in this Prospectus Supplement.
      Interest payments to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Notes”) will have the same priority unless the Notes are accelerated following the occurrence of an Event of Default, in which case, interest payments will be made first to the Class A-1 Notes and then ratably to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes. Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of the Notes (the “Noteholders”) will receive their ratable share (based upon the aggregate amount of interest due to that class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes.

Payments of Principal
      Until the Notes have been paid in full, principal payments to Noteholders will be made on each Distribution Date in the amount and order of priority described under “Distributions on the Notes — Payment of Distributable Amounts” in this Prospectus Supplement. Generally, on each Distribution Date, the amount payable to the holders of the Notes will be the Noteholders’ Principal Distributable Amount. However, after the occurrence of an Event of Default and an acceleration of the Notes (unless and until such acceleration has been rescinded), all principal of the Notes will become due and payable. Upon the rescission of any such acceleration, principal of the Notes will be payable generally, from Available Amounts, (a) until the Class A-1 Notes have been paid in full, then (b) until the Class A-2 Notes have been paid in full, then (c) until the Class A-3 Notes have been paid in full and then (d) until the Class A-4 Notes have been paid in full. Principal payments on the Notes will be made from Available Amounts, after Advances have been reimbursed, the Total Servicing Fee has been paid and after the Noteholders’ Interest Distributable Amount has been distributed; provided, however that after the occurrence of an Event of Default and an acceleration of the Notes (unless and until such acceleration has been rescinded), Available Amounts, after Advances have been reimbursed and the Total Servicing Fee has been paid, will be applied first to pay principal of and interest on the Class A-1 Notes until the outstanding principal balance of the Class A-1 Notes has been paid in full, and then, to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes on a pro rata basis with respect to principal, based on the respective outstanding principal balances of those classes of Notes, until the outstanding principal balances of those classes of Notes have been paid in full. The “Noteholders’ Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate of the principal balances of the Class A-2, Class A-3 and Class A-4 Notes as of the Closing Date, and the denominator of which is the aggregate of such principal balances plus the principal amount of the Certificates as of the Closing Date. Prior to the occurrence of an Event of Default and an acceleration of the Notes, principal payments will be allocated among the Notes so that no principal payments will be made on:

1.	the Class A-2 Notes until the Class A-1 Notes have been paid in full;

2.	the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full; and

3.	the Class A-4 Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full.
      The actual Distribution Date on which the outstanding principal amount of any class of Notes is paid may be later or significantly earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under “Weighted Average Life of the Notes” in this Prospectus Supplement and under “Weighted Average Life of the Securities” in the accompanying Prospectus.
      If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Distribution Date, the Noteholders’ Principal Distributable Amount for that Distribution Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Distribution Date. See “Distributions on the Notes — Payment of Distributable Amounts” in this Prospectus Supplement.
Events of Default; Rights upon Event of Default
      Following the occurrence of an Event of Default that results in the acceleration of the Notes and unless and until such acceleration has been rescinded, on each Distribution Date, the Indenture Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) in the following priority:

1.	to the Servicer for reimbursement of all outstanding Advances;

2.	to the Servicer for amounts due in respect of unpaid Base Servicing Fees (including any unpaid Base Servicing Fees from one or more prior Collection Periods);

3.	to the holders of the Class A-1 Notes, the Noteholders’ Interest Distributable Amount for such Class (after giving effect to any reduction in Available Amounts described in clause (2) above);

4.	to the holders of the Class A-1 Notes, until the principal amount thereof is reduced to zero, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) and (3) above);

5.	after the principal amount of the Class A-1 Notes is reduced to zero, on a pro rata basis, to the holders of the Class A-2 Notes, the Noteholders’ Interest Distributable Amount for such Class, to the holders of the Class A-3 Notes, the Noteholders’ Interest Distributable Amount for such Class, and to the holders of the Class A-4 Notes, the Noteholders’ Interest Distributable Amount for such Class, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) through (4) above);

6.	to the Class A-2 Noteholders, the Class A-3 Noteholders, and the Class A-4 Noteholders on a pro rata basis until the principal amount of such classes of Notes is reduced to zero, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) through (5) above);

7.	to the holders of the Certificates (the “Certificateholders”), or, to the extent amounts are payable to a Currency Swap Counterparty, to such Currency Swap Counterparty, until the principal amount of such Certificates is reduced to zero, such amount to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (2) through (6) above); and

8.	any Available Amounts remaining after giving effect to the reduction in Available Amounts described in clauses (2) through (7) above, to the Certificateholders.
      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the Indenture, the holders of a majority of the principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee.
      No holder of a Note will have the right to institute any proceeding with respect to the Indenture unless that holder of a Note or Notes previously has given to the Indenture Trustee written notice of a continuing Event of Default, and:

1.	the Event of Default arises from the Servicer’s failure to remit payments when due; or

2.	(a) the holders of not less than 25% in principal amount of the outstanding Notes have requested, in writing, that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee; (b) that the holder or holders of Notes have offered the Indenture Trustee reasonable indemnity; (c) the Indenture Trustee has for 60 days failed to institute the proceeding; and (d) no direction inconsistent with that written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the outstanding Notes.
      In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
      Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in that Issuing Entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture.

      You should refer to “Description of the Indenture — Events of Default” “— Remedies Upon An Event of Default” in the accompanying Prospectus for more information regarding Events of Default and rights following the occurrence of an Event of Default.
Notices
      Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, default by the Servicer under the Sale and Servicing Agreement (a “Servicer Default”) or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer (as defined in the Transfer and Servicing Agreements) obtaining actual knowledge thereof.
      If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing. Those notices will be deemed to have been given on the date of that mailing.
DISTRIBUTIONS ON THE NOTES
      On or before the 10th calendar day of each month (or, if the 10th day is not a Business Day, the next succeeding Business Day) (each, a “Determination Date”), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Total Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Distribution Date, the Servicer will also determine the following:

1.	Available Amounts;

2.	Noteholders’ Principal Distributable Amount;

3.	Certificateholders’ Principal Distributable Amount, if any;

4.	Yield Supplement Deposit, if any;

5.	based on the available funds and other amounts available for payment on the related Distribution Date as described below, the amount to be distributed to the Noteholders and Certificateholders; and

6.	all other distributions, deposits and withdrawals to be made on the related Distribution Date.
      The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders will be determined in the manner described below.
Calculation of Available Amounts
      The amount of funds available for distribution on a Distribution Date will generally equal the sum of Available Interest and Available Principal (collectively, “Available Amounts”).
      “Available Interest” for a Distribution Date will equal the sum of the following amounts received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:

1.	that portion of all collections on or in respect of the Receivables allocable to interest;

2.	all proceeds of Liquidated Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with the liquidation, including amounts received in subsequent Collection Periods and any amounts required by law to be remitted to the Obligor (“Net Liquidation Proceeds”) to the extent allocable to interest due on a Liquidated Receivable;

3.	all Advances made by the Servicer;

4.	all payments by the Depositor during that Collection Period for breaches of representations and warranties that materially and adversely affect any Receivable (“Warranty Purchase Payments”) to the extent attributable to interest;

5.	all payments by the Servicer during that Collection Period for breaches of certain of its obligations under the Sale and Servicing Agreement that materially and adversely affect any Receivable (“Administrative Purchase Payments”) to the extent attributable to interest;

6.	in the case of an Optional Purchase, the Redemption Price;

7.	any Yield Supplement Deposit, plus reinvestment income on the Yield Supplement Account;

8.	the excess, if any, in the Yield Supplement Account over the Required Yield Supplement Amount; and

9.	the amount, if any, deposited into the Collection Account from the Reserve Account.
      “Available Principal” for a Distribution Date will equal the sum of the amounts described in clauses (1), (2), (4), (5) and (6) above received or allocated by the Servicer in respect of principal on or in respect of the Receivables allocable to principal during the related Collection Period.
      Available Interest and Available Principal on any Distribution Date will exclude the following amounts:

1.	amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable;

2.	Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable; and

3.	recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid.
      A “Defaulted Receivable” will be (a) a Receivable (other than a Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent 120 days or more, (b) with respect to a Receivable that is delinquent less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (ii) repossessed the related Financed Vehicle or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding.
      A “Liquidated Receivable” will be a Defaulted Receivable for which the related Financed Vehicle has been liquidated by the Servicer.
Payment of Distributable Amounts
      On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions in the following amounts and order of priority:

1.	to the Servicer, the amount of any payments in respect of Advances required to be reimbursed;

2.	to the Servicer, from Available Amounts, the Base Servicing Fee, including any unpaid Base Servicing Fees with respect to one or more prior Collection Periods;

3.	on a pro rata basis (based on the amounts distributable to each class) to the Noteholders, the Noteholders’ Interest Distributable Amount, from Available Amounts (after giving effect to the reduction in Available Amounts described in clause (2) above);

4.	to the Class A-1 Notes, until the principal amount thereof is reduced to zero, an amount up to the Noteholders’ Principal Distributable Amount for such Distribution Date, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) and (3) above);

5.	after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Notes until the principal amount of the Class A-2 Notes is reduced to zero, then to the Class A-3 Notes until the principal amount of the Class A-3 Notes is reduced to zero and then to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero, an amount up to the Noteholders’ Principal Distributable Amount for such Distribution Date from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (4) above);

6.	to the Reserve Account, an amount, if any, necessary to cause the balance of funds therein to equal the Specified Reserve Account Balance, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (5) above), that amount being the “Excess Amount”;

7.	to the Certificateholders, or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described below in this section, to such Currency Swap Counterparty, the Certificateholders’ Principal Distributable Amount from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (2) through (6) above); and

8.	any Available Amounts remaining after giving effect to the reduction in Available Amounts described in clauses (2) through (7) above, to the Certificateholders.
      In addition, amounts payable, if any, by a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described below will not be deposited into the Collection Account and will be paid by the Indenture Trustee directly to the Certificateholders on such Distribution Date.
      Amounts distributed to the Certificateholders will not be available in later periods to fund charge offs or the Reserve Account. See “Risk Factors — Payment priorities increase risk of loss or delay in payment of certain notes.”
      After the occurrence of an Event of Default and an acceleration of the Notes (unless and until such acceleration has been rescinded), Available Amounts (after the Base Servicing Fee has been paid) will be applied as described under “Events of Default; Rights Upon Events of Default.”
      If, after the occurrence of an Event of Default and an acceleration of the Notes, such acceleration has been rescinded, Available Amounts (after the Base Servicing Fee has been paid) will be applied (a) to pay interest to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes on a pro rata basis, based on the respective aggregate amounts of interest due to those classes of Notes, and then (b) to pay principal to the Class A-1 Notes until they are paid in full, then to the Class A-2 Notes until they are paid in full, then to the Class A-3 Notes until they are paid in full, and then to the Class A-4 Notes until they are paid in full.
      Notwithstanding the foregoing, if amounts actually allocated to pay the Base Servicing Fee and the Noteholders on any Distribution Date are less than the Base Servicing Fee and the Noteholders’ Distributable Amount, funds will be withdrawn from the Reserve Account so that an amount equal to the Base Servicing Fee and the Noteholders’ Distributable Amount may be paid to the Servicer and allocated to the Noteholders, respectively.
      In addition, the Issuing Entity, at its option, may enter into a currency swap agreement with a swap counterparty (the “Currency Swap Agreement”) to swap amounts payable to Certificateholders from US dollars to Japanese yen; provided, that (a) at the time the Issuing Entity enters into the Currency Swap Agreement, the rating agencies have confirmed the then-existing ratings of the Notes, and (b) any payments to the Swap Counterparty (including termination payments) are payable only from amounts that otherwise are payable to Certificateholders.
      For the purposes of this Prospectus Supplement, the following terms will have the following meanings:
      The “Certificateholders’ Principal Distributable Amount” will mean, with respect to any Distribution Date, an amount sufficient to reduce the outstanding principal amount of the Certificates to an amount equal to the product of the Certificateholders’ Percentage and the Pool Balance as of the end of the related Collection Period.

      The “Certificateholders’ Percentage” will mean (a) until the Distribution Date on which the principal amount of the Class A-1 Notes has been paid in full, zero, and (b) with respect to any Distribution Date on or after the principal amount of the Class A-1 Notes has been paid in full, 100% minus the Noteholders’ Percentage.
      The “Noteholders’ Distributable Amount” will mean, with respect to any Distribution Date, the sum of the Noteholders’ Interest Distributable Amount for the Notes plus the Noteholders’ Principal Distributable Amount for that Distribution Date for the Notes.
      The “Noteholders’ Interest Carryover Shortfall” will mean, with respect to any Distribution Date and a class of Notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for that class for the preceding Distribution Date plus any outstanding Noteholders’ Interest Carryover Shortfall for that class on that preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes of that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related Interest Rate for the related Interest Period.
      The “Noteholders’ Interest Distributable Amount” will mean, with respect to any Distribution Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for all classes of Notes and the Noteholders’ Interest Carryover Shortfall for all classes of Notes with respect to that Distribution Date.
      The “Noteholders’ Monthly Interest Distributable Amount” will mean, with respect to any Distribution Date and a class of Notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of that class on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of that class).
      The “Noteholders’ Percentage” will mean, for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the principal balances of the Class A-2, Class A-3 and Class A-4 Notes as of the Closing Date, and the denominator of which is the aggregate of such principal balances plus the amount of the Certificates as of the Closing Date.
      The “Noteholders’ Principal Distributable Amount” will mean, (a) with respect to any Distribution Date until the principal amount of the Class A-1 Notes is reduced to zero, an amount equal to the excess, if any, of (i) the Pool Balance as of the end of the Collection Period preceding the related Collection Period, or as of the Cut-off Date, in the case of the first Collection Period, over (ii) the Pool Balance as of the end of the related Collection Period, together with any portion of the Noteholders’ Principal Distributable Amount that was to be distributed as such on any prior Distribution Date but was not because sufficient funds were not available to make such distribution; and (b) with respect to any Distribution Date on or after which the principal amount of the Class A-1 Notes is reduced to zero, an amount sufficient to reduce the aggregate outstanding principal amount of the Class A Notes to an amount equal to the product of the Noteholders’ Percentage and the Pool Balance as of the end of the related Collection Period; provided, however, that (a) the Noteholders’ Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (b) the Noteholders’ Principal Distributable Amount on the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero; (c) the Noteholders’ Principal Distributable Amount on the Class A-3 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (d) the Noteholders’ Principal Distributable Amount on the Class A-4 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

SUBORDINATION; RESERVE ACCOUNT
Subordination
      The rights of the Noteholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Total Servicing Fee, any additional servicing compensation described under “Description of the Transfer and Servicing Agreements — Servicing Compensation” in this Prospectus Supplement and the reimbursement of outstanding Advances.
Reserve Account
      The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive, to the extent described in this Prospectus Supplement, current distributions on the Receivables and by the establishment and maintenance of a segregated trust account containing money and other property deposited therein pursuant to the Sale and Servicing Agreement (the “Reserve Account”). The Reserve Account will be a segregated account in the name of the Indenture Trustee and pledged to the Indenture Trustee for the benefit of the Noteholders. The Reserve Account will be created with a deposit made by the Depositor on the Closing Date of an amount equal to $5,961,026.71, representing approximately 0.50% of the outstanding principal balance of the Receivables as of the Cut-Off Date (the “Reserve Account Initial Deposit”). The Reserve Account will thereafter be funded by the deposit therein of all Excess Amounts, if any, for each Distribution Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to equal the Specified Reserve Account Balance.
      On each Distribution Date, to the extent that amounts in the Collection Account or Available Amounts, as the case may be, are insufficient to fully fund the payments and distributions described in clauses (1) through (5) under “Distributions on the Notes — Payment of Distributable Amounts,” the Indenture Trustee will withdraw amounts then on deposit in the Reserve Account, up to the amount of any such deficiency, and deposit such amounts into the Collection Account for application pursuant to such clauses. Notwithstanding the foregoing, on each Distribution Date, to the extent that amounts deposited in the Collection Account during the related Collection Period are insufficient to (a) fully reimburse the Servicer for Advances made by it that are required to be reimbursed to the Servicer under the Sale and Servicing Agreement or (b) pay to the Servicer the Base Servicing Fee owed to the Servicer under the Sale and Servicing Agreement, amounts then on deposit in the Reserve Account will be applied to reimburse or pay the Servicer in full before any amounts therein are applied for the payment on the Notes.
      Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Notes and may be invested in one or more Eligible Investments by the Indenture Trustee, as directed in writing by the Servicer. Income on such Eligible Investments (net of losses and expenses) will be paid to the Depositor on each Distribution Date. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Account on that Distribution Date) is greater than the Specified Reserve Account Balance for that Distribution Date, the Indenture Trustee will release such excess amount to the Depositor. Upon any such distribution, the Noteholders will have no further rights in, or claims to such amounts.
      The “Specified Reserve Account Balance” will initially be $5,961,026.71. In the event, however, that on any Distribution Date: (a) the annualized average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cut-off Date) of the percentage equivalents of the ratios of net losses (i.e., the net balances of all Liquidated Receivables, less any Net Liquidation Proceeds with respect to such Liquidated Receivables from that or prior Collection Periods) to the Pool Balance as of the first day of each such Collection Period exceeds 2.75% or (b) the average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cut-off Date) of the percentage equivalents of the ratios of the number of Receivables that are delinquent 61 days or more to the outstanding number of Receivables exceeds 2.00%, then the Specified Reserve Account Balance for such Distribution Date (and for each succeeding Distribution Date until the relevant averages have not exceeded the specified percentages in clauses (a) and (b) above for three successive Distribution Dates) shall be a dollar amount equal to the greater of (i) $5,961,026.71 and (ii) 5.00% of the outstanding principal balance of the Notes as of the preceding Distribution Date (after giving effect to payments of principal made on such Distribution Date).
      “Permitted Investments” will be limited to highly rated obligations, instruments or securities that meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the Notes which mature no later than the business day prior to the date on which such funds are required to be available for application pursuant to the Basic Documents.
      “Eligible Investments” shall mean one or more of the following obligations and securities: (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby (including applicable plus signs); (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby; (iv) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Owner Trustee, the Indenture Trustee or any of their respective affiliates is investment manager or advisor); (v) bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above; (vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii); (vii) repurchase obligations with respect to any security or whole loan which satisfies certain conditions; and (viii) any other investment with respect to which the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes.
      The Servicer may, from time to time after the date of this Prospectus Supplement, request each rating agency to approve a formula for determining the Specified Reserve Account Balance that is different from those described above or change the manner by which the Reserve Account is funded. If each rating agency delivers a letter to the Owner Trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes, then the Specified Reserve Account Balance will be determined in accordance with the new formula. The Sale and Servicing Agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.
      The Depositor will not be required to refund any amounts properly distributed or paid to it, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders.
      The Reserve Account and the subordination of the Certificates are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders.

THE CERTIFICATES
General
      The Certificates will be issued under the Trust Agreement in definitive form. Payments on the Certificates will be subordinated to payments on the Class A-1 Notes. The Certificates will not bear interest.
Principal
      Payments will be made to the Certificateholder on each Distribution Date in the priority and in the amount set forth under “Distributions on the Notes — Payment of Distributable Amounts” in this Prospectus Supplement. No payments will be made on the Certificates until the Class A-1 Notes have been paid in full. See “The Notes — Payments of Principal” and “Distributions on the Notes — Payment of Distributable Amounts” in this Prospectus Supplement.
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS
The Transfer and Servicing Agreements
      The description of the terms of the Indenture, the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement dated as of January 31, 2006 (the “Administration Agreement”) by and among the Issuing Entity, the Indenture Trustee, Owner Trustee and NMAC, as administrator (the “Administrator”), and the Trust Agreement (collectively, the “Transfer and Servicing Agreements”) in this Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the final signed Transfer and Servicing Agreements will be filed with the SEC following the issuance of the Notes. Any description of the Transfer and Servicing Agreements in this Prospectus Supplement supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the accompanying Prospectus, to which description reference is hereby made.
Sale and Assignment of Receivables
      Information with respect to the conveyance of the Receivables from the Depositor to the Issuing Entity on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under “Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables” in the accompanying Prospectus.
Accounts
      In addition to the accounts referred to under “Description of the Transfer and Servicing Agreements — Accounts” in the accompanying Prospectus, the Depositor will also establish with and pledge to the Indenture Trustee the Reserve Account. The Reserve Account will not be property of the Issuing Entity. The Yield Supplement Account established in the name of the Indenture Trustee will be property of the Issuing Entity.
Collections
      The Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than the Business Day after receipt. However, so long as NMAC is the Servicer, and if each condition to making monthly deposits as required by the Sale and Servicing Agreement (including the satisfaction of specified ratings criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the Business Day prior to the related Distribution Date. The Servicer or the Depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Issuing Entity to the Collection Account on the Business Day immediately preceding the related Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Distribution Date. If permitted by the Rating Agencies, monies on deposit in the Collection Account may be invested in Eligible Investments that mature later than the Business Day immediately preceding the next Distribution Date in accordance with the Sale and Servicing Agreement. See “Description of the Transfer and Servicing Agreements — Collections” in the accompanying Prospectus.
      Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance of such Receivable is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable. See “Description of the Transfer and Servicing Agreements — Collections” in the accompanying Prospectus.
Statements to Trustees and Issuing Entity
      On each Determination Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee a statement setting forth with respect to the Notes substantially the same information that is required to be provided in the periodic reports provided to Noteholders described under “— Statements to Noteholders” below.
Statements to Noteholders
      On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders on that Distribution Date. In addition, on or prior to each Distribution Date, the statement to be delivered to the Noteholders will include (to the extent applicable) the following information regarding the Notes with respect to that Distribution Date:

1.	the amount of the payment allocable to the principal amount of the Notes;

2.	the amount of the payment allocable to interest on the Notes;

3.	the amount of the distribution allocable to the Yield Supplement Deposit, if any, plus reinvestment income, if any, on the Yield Supplement Account;

4.	the Pool Balance as of the close of business on the last day of the related Collection Period;

5.	the amount of the Base Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in that amount from that of the prior Distribution Date and the amount of any additional servicing compensation paid to the Servicer with respect to the related Collection Period;

6.	the Noteholders’ Interest Carryover Shortfall and the Noteholders’ Principal Carryover Shortfall, if any, for the Notes, and the change in those amounts from the preceding statement;

7.	the aggregate outstanding principal amount, the Note Factor and the Note Pool Factor for the Notes, after giving effect to all payments reported under clause (1) above on that date;

8.	the amount of Advances made in respect of the Receivables and the related Collection Period and the amount of unreimbursed Advances on that Distribution Date;

9.	the balance of the Reserve Account and Yield Supplement Account, after giving effect to changes thereto on that date and the amount of those changes;

10.	the amount of defaults and losses on the Receivables for the related Collection Period;

11.	the number of delinquencies on the Receivables as a percentage of the number of Receivables;

12.	the amount of the Currency Swap Payments and the Currency Swap Termination Payments, if any, due to the Currency Swap Counterparty under any Currency Swap Agreement;

13.	any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grade period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience;

14.	any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the Collection Period;

15.	any material breaches of representations, warranties or covenants contained in the Receivables;

16.	any new issuance of notes or other securities backed by the Receivables; and

17.	any material change in the underwriting, origination or acquisition of Receivables.
      Each amount set forth in subclauses (1), (2), (5) and (6) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal amount of each class of Notes.
      Copies of the statements may be obtained by the Noteholders by delivering a request in writing addressed to the Indenture Trustee at its address set forth in this Prospectus Supplement.
      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Issuing Entity, the Indenture Trustee will mail to each person who at any time during that calendar year has been a Noteholder and received any payment, a statement containing information for the purposes of that Noteholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences” in the accompanying Prospectus.
Advances
      On or before the Business Day prior to each Distribution Date, the Servicer will be obligated to make a payment into the Collection Account for each Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the Collection Period (an “Advance”). If the calculation results in a negative number, an amount equal to the negative amount will be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advances (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries with respect to the related Receivable. No advances of principal will be made with respect to the Receivables. See “Description of the Transfer and Servicing Agreements — Advances” in the accompanying Prospectus.
Compensation for Servicer and Administrator
      As Servicer, NMAC will be entitled to compensation for the performance of its servicing obligations with respect to the Receivables under the Sale and Servicing Agreement. NMAC will also perform the administrative obligations required to be performed by the Issuing Entity or the Owner Trustee under the Indenture and the Trust Agreement.
      The Base Servicing Fee for the calendar month immediately preceding any Distribution Date (a “Collection Period”) will be one-twelfth of 1.00% (the “Servicing Rate”) of the Pool Balance as of the last day of the preceding Collection Period or, in the case of the first Distribution Date, the aggregate principal balance of the Receivables on the Cut-off Date (the “Base Servicing Fee”). The Base Servicing Fee, together with any unpaid Base Servicing Fee for any previous Collection Period, will be paid on each Distribution Date solely to the extent of Available Amounts (and, if necessary, amounts available in the Reserve Account). The

Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account and the Reserve Account (the “Supplemental Servicing Fee”). See “Description of the Transfer and Servicing Agreements — Collections” in this Prospectus Supplement and “Description of the Transfer and Servicing Agreements — Servicing Compensation” in the accompanying Prospectus. The Servicer will be paid the Base Servicing Fee and the Supplemental Servicing Fee (collectively the “Total Servicing Fee”) for each Collection Period on the following Distribution Date related to that Collection Period. However, if it is acceptable to each rating agency then rating the Notes without a reduction in the rating of any class of Notes, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for the Collection Period. The Base Servicing Fee will be paid from Available Amounts (and, if necessary, amounts available in the Reserve Account) prior to the payment of the Noteholders’ Distributable Amount or Certificateholders’ Principal Distributable Amount.
Yield Supplement Account and Yield Supplement Agreement
      Payments of the Yield Supplement Deposit will be made from funds on deposit in a segregated trust account to be established by the Issuing Entity in the name of the Indenture Trustee and the Issuing Entity will pledge the trust account to secure the Notes under the Indenture for the benefit of the holders of the Notes (the “Yield Supplement Account”). The Yield Supplement Account will be part of the Issuing Entity’s property and will be funded on the Closing Date by the Depositor who will make a capital contribution to the Issuing Entity by depositing $58,541,667.11 in cash into the Yield Supplement Account, which amount will equal the Required Yield Supplement Amount. Neither the Depositor nor the Servicer will be required to make any other deposits into the Yield Supplement Account on or after the Closing Date.
      The “Yield Supplement Deposit” for each Distribution Date means an aggregate amount (if positive), calculated by the Servicer, by which (a) 30 days’ interest on the principal balance, as of the first day of the related Collection Period, of each Yield Supplemented Receivable (other than a Defaulted Receivable, after the Collection Period in which that Receivable became a Defaulted Receivable) at a rate equal to the Required Rate exceeds (b) 30 days’ interest on the principal balance, as of the first day of the related Collection Period, at that Yield Supplemented Receivable’s APR. “Yield Supplemented Receivables” are Receivables that have APRs which are less than the Required Rate. The “Required Rate” means, with respect to any Distribution Date, 5.90%.
      If the Yield Supplement Deposit for any Distribution Date exceeds the amount available for withdrawal from the Yield Supplement Account on that Distribution Date, the Depositor will not have any further obligation under the Yield Supplement Agreement to deposit any further amounts into the Yield Supplement Account. The amount required to be on deposit in the Yield Supplement Account (the “Required Yield Supplement Amount”) will be equal to the lesser of the net present value of (a) the maximum aggregate Yield Supplement Deposits that will become due on future Distribution Dates, assuming (i) that payments on the Receivables are made on their scheduled due dates, based on a year consisting of twelve 30-day months, (ii) that no Receivable becomes a prepaid Receivable, and (iii) a discount rate of 1.00%, and (b) $58,541,667.11. To the extent that on any Distribution Date the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Amount on that Distribution Date, after giving effect to all distributions to be made on such Distribution Date, the excess will be deposited into the Collection Account for distribution in accordance with the Sale and Servicing Agreement. The amount on deposit in the Yield Supplement Account may decline as a result of, among other things, prepayments or repayments in full of the Receivables.
      Amounts held from time to time in the Yield Supplement Account may be invested in one or more Eligible Investments. Income on such Eligible Investments (net of loses and expenses) shall be deposited into the Collection Account on each Distribution Date for distribution in accordance with the Sale and Servicing Agreement.

      Simultaneously with the sale and assignment of the Receivables by NMAC to the Depositor, the Depositor will enter into the Yield Supplement Agreement with the Indenture Trustee, the Servicer, and the Issuing Entity.
Net Deposits
      As an administrative convenience and as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Depositor or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account for the foregoing deposits and payments as if all of the foregoing deposits and payments were made individually. See “Description of the Transfer and Servicing Agreements — Deposits” in the accompanying Prospectus.
Optional Purchase
      The outstanding Notes will be paid in full on any Distribution Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or any successor to the Servicer may purchase the Receivables on any Distribution Date when the Pool Balance shall have declined to 5% or less of the outstanding principal balance of the Receivables as of the Cut-off Date, as described in the accompanying Prospectus under “Description of the Transfer and Servicing Agreements — Termination.” The “Redemption Price” for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on those Notes on the date of the optional purchase.
Removal or Replacement of Servicer
      The Indenture Trustee or Noteholders evidencing a majority of the voting interests of Notes may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon:

1.	any failure by the Servicer (or the Depositor, so long as NMAC is the Servicer) to deliver to the Owner Trustee or the Indenture Trustee, as applicable, for deposit in any account any required payment or to direct the Owner Trustee or the Indenture Trustee, as applicable, to make any required distributions from that account, and that failure continues unremedied for three Business Days after (a) receipt by the Servicer (or the Depositor, so long as NMAC is the Servicer) of written notice of the failure from the Owner Trustee or the Indenture Trustee, as applicable, (b) receipt by the Servicer (or the Depositor, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, of written notice of the failure from the holders of Notes evidencing not less than 25% in principal amount of the outstanding Notes, acting together as the single class, or (c) discovery of that failure by any officer of the Servicer;

2.	any failure by the Servicer (or the Depositor, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Depositor, as long as NMAC is the Servicer) set forth in the Sale and Servicing Agreement, and that failure materially and adversely affects the rights of the Noteholders or Certificateholders, and that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Depositor, so long as NMAC is the Servicer) by the Owner Trustee or the Indenture Trustee, or (b) the Servicer (or the Depositor, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, by the holders of Notes evidencing not less than 25% in principal amount of those outstanding Notes or holders of Certificates evidencing not less than 25% of the balance attributable to the Certificates, each acting together as a single class; and

3.	the occurrence of an insolvency event with respect to the Servicer.
      Under those circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed under the Sale and Servicing Agreement. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. Upon receipt of notice of the occurrence of a Servicer Default, the Indenture Trustee shall give notice thereof to the rating agencies. Upon payment in full of the principal and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer. All reasonable costs and expenses incurred in connection with transferring the servicing of the Receivables to a successor servicer will be paid by the predecessor servicer. Notwithstanding the foregoing, in the event the predecessor servicer is the Indenture Trustee, NMAC will reimburse the Indenture Trustee for all reasonable costs and expense incurred in connection with transferring the servicing of the Receivables to a successor servicer.
      Upon the termination or resignation of the Servicer, the Servicer, subject to that termination or removal, will continue to perform its functions as Servicer, in the case of (a) termination, until the earlier of the date specified in the termination notice or, if no such date is specified therein, the date of the Servicer’s receipt of such notice, and (b) resignation, until the earlier of (1) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of the resignation notice and (2) the date upon which the resigning Servicer becomes unable to act as Servicer, as specified in the resignation notice.
      Upon the appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. Any compensation payable to a successor servicer may not be in excess of that permitted for the predecessor servicer. The predecessor servicer will have the right to be reimbursed for any outstanding Advances made by it with respect to the related Receivables to the extent funds are available therefore in respect of the Advances made.
Depositor Liability
      Under the Trust Agreement and the Indenture, the Depositor will be liable to injured parties only to the extent specified therein.
Termination of the Sale and Servicing Agreement
      The respective obligations of the Depositor, the Servicer, NMAC (so long as NMAC has rights or obligations thereunder), the Owner Trustee and the Indenture Trustee, as the case may be, pursuant to the Sale and Servicing Agreement will terminate upon the earliest of (a) the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables and (b) the election by the Servicer to purchase the corpus of the Issuing Entity as described in “Description of the Transfer and Servicing Agreements — Optional Purchase” in this Prospectus Supplement and the payment or distribution to Noteholders of all amounts required to be paid to them under the Indenture or the Trust Agreement, as the case may be.
Duties of the Owner Trustee and the Indenture Trustee
      The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the authentication of the Certificates), the Notes or of any Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Owner Trustee will not independently verify the Receivables. The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Trust Agreement.
      The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.
      The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than authentication of the Notes) or of any Receivables or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Indenture Trustee will not independently verify the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Indenture.
      The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Indenture Trustee in connection with the exercise of those rights. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture unless that Noteholder previously has given to the Indenture Trustee written notice of the Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) the holders of the Notes evidencing not less than 25% of the voting interests of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute that proceeding.
List of Noteholders
      Three or more Noteholders or one or more Noteholder evidencing not less than 25% of the aggregate principal amount of the Notes then outstanding may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or under the Notes. However, the Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if the Indenture Trustee agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.
The Owner Trustee and the Indenture Trustee
      As a matter of Delaware law, the Issuing Entity will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Issuing Entity will be viewed as the issuer of the Certificates. The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Certificates in their own names or as pledgees.
      For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Owner Trustee or the Servicer and the Indenture Trustee, in each case acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Issuing Entity. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement or the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.
      The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Administrator may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.
      The Trust Agreement will provide that the Servicer will pay the fees of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will further provide that the Owner Trustee and the Indenture Trustee will be entitled to indemnification by NMAC and the Depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or the Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as the case may be). The Trust Agreement and the Indenture will further provide that the Depositor and the Servicer will indemnify the Owner Trustee and the Indenture Trustee for specified taxes that may be asserted in connection with the transaction.
FEES AND EXPENSES
      Set forth below is a list of all fees and expenses payable on each Distribution Date out of Available Amounts and amounts on deposit in the Reserve Account for the related Collection Period.

Party
Type of Fee	Amount of Fee	Receiving Fee	Priority in Distribution

Base Servicing Fee (1)	One-twelfth of 1.00% of the principal balance of the receivables as of the last day of the proceeding collection period, or in the case of the first Distribution Date, at the Cutoff Date	Servicer	Payable prior to payment of interest and principal on the Notes

(1)	The formula for calculating the Base Servicing Fee may not be changed without the consent of all of the holders of the Notes and Certificates then outstanding and delivery of an opinion of counsel as to certain tax matters. See “Description of the Servicing Agreement — Amendment” in the accompanying Prospectus. The fees and expenses of the Indenture Trustee and the Owner Trustee will not be paid out of Available Amounts on each Distribution Date. Instead, such fees and expenses will be paid by NMAC, both as the Servicer, pursuant to the Sale and Servicing Agreement and as the Administrator, pursuant to the Administration Agreement.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
      In the opinion of Mayer, Brown, Rowe & Maw LLP, tax counsel to the Issuing Entity, for federal income tax purposes, the Notes will be characterized as debt, and the Issuing Entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The Noteholders will be deemed to agree, by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes.
      See the discussion under “Material Federal Income Tax Consequences — Tax Treatment of Owner Trusts” and “Material State Tax Consequences” in the accompanying Prospectus.
ERISA CONSIDERATIONS
      Subject to the important considerations described below and under “ERISA Considerations” in the accompanying Prospectus, the notes are eligible for purchase by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”).
      Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their initial issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation (as defined in the accompanying Prospectus). This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.
      By acquiring a Note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note with the assets of a Benefit Plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code; or (ii) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code based on the exemptive relief available under one of the PTCEs identified under “ERISA Considerations” in the accompanying Prospectus or another exemption, all of the conditions of which have been satisfied.
MATERIAL LITIGATION
      No litigation or governmental proceeding is pending, or has been threatened, against the Servicer, the Depositor or the Issuing Entity.
CERTAIN RELATIONSHIPS
      The Depositor is a wholly-owned subsidiary of NMAC. In addition to the agreements described in the accompanying Prospectus and this Prospectus Supplement, NMAC may from time to time enter into agreements in the ordinary course of business or that are on arms’ length terms with is parent Nissan North America, Inc.
RATINGS OF THE NOTES
      The rating of the Notes will be based primarily upon the value of the Receivables, the Reserve Account, the Yield Supplement Account, the Certificates and the terms of the Notes. There can be no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. If a rating with respect to any class of Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes.
      A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Notes address the likelihood of the payments on the Notes pursuant to their terms.
      There can be no assurance as to whether any rating agency other than the assigning Rating Agency will rate the Notes or, if one does, what rating will be assigned by such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the assigning Rating Agency.
      NMAC has paid a fee to the assigning Rating Agencies to rate the Notes. Although no contractual arrangements are in place, NMAC believes that the assigning Rating Agencies will continue to monitor the transaction while the Notes are outstanding.

LEGAL OPINIONS
      Certain legal matters relating to the Notes and federal income tax and other matters will be passed upon for the Issuing Entity, the Depositor and the Servicer by Mayer, Brown, Rowe & Maw LLP and Richards, Layton and Finger. In addition, certain matters relating to the issuance of the Notes will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP.
UNDERWRITING
      Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”), the Depositor has agreed to sell to each of the Underwriters named below (collectively, the “Underwriters”), and each of the Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below:

	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of
Underwriters	Class A-1	Class A-2	Class A-3	Class A-4

	Notes	Notes	Notes	Notes

Citigroup Global Markets Inc.	$57,400,000	$41,600,000	$55,200,000	$27,500,000
J.P. Morgan Securities Inc.	$57,400,000	$41,600,000	$55,200,000	$27,500,000
ABN AMRO Incorporated	$38,450,000	$27,950,000	$37,100,000	$18,360,000
Deutsche Bank Securities Inc.	$38,450,000	$27,950,000	$37,100,000	$18,360,000
Greenwich Capital Markets, Inc.	$38,450,000	$27,950,000	$37,100,000	$18,360,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$38,450,000	$27,950,000	$37,100,000	$18,360,000
Morgan Stanley & Co. Incorporated	$38,450,000	$27,950,000	$37,100,000	$18,360,000
SG Americas Securities, LLC	$38,450,000	$27,950,000	$37,100,000	$18,360,000
The Williams Capital Group, L.P.	$12,500,000	$9,100,000	$12,000,000	$7,415,000

Total	$358,000,000	$260,000,000	$345,000,000	$172,575,000

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Notes if any of the Notes are purchased. This obligation of the Underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement. The Depositor has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover of this Prospectus Supplement, and to specified dealers at that price less the initial concession not in excess of 0.054% of the principal amount of the Notes per Class A-1 Note, 0.078% per Class A-2 Note, 0.099% per Class A-3 Note, and 0.126% per Class A-4 Note. The Underwriters may allow, and those dealers may reallow, a concession not in excess of 0.032% per Class A-1 Note, 0.047% per Class A-2 Note, 0.059% per Class A-3 Note, and 0.076% per Class A-4 Note to some other dealers. After the initial public offering of the Notes, the public offering price and those concessions may be changed.
      The Depositor and NMAC have agreed to jointly and severally indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the Securities and Exchange Commission, certain indemnification provisions for liability arising under the federal securities laws are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Nissan and its affiliates.
      The Notes are new issues of securities with no established trading markets. The Depositor has been advised by the Underwriters that they intend to make a market in the Notes of each class, in each case as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes of any class, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class.
      The Issuing Entity may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.
      NMAC or its affiliates may apply all or any portion of the net proceeds of the sale of the Receivables to the Depositor to the repayment of debt, including “warehouse” debt secured by Receivables and/or to repurchase Receivables sold into a receivables purchase facility. One or more of the Underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrator and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such “warehouse” debt or as repurchase proceeds.
      The Underwriters have advised the Depositor that in connection with the offering of the Notes, the Underwriters may engage in overallotment transactions, stabilizing transactions or syndicate covering transactions in accordance with Regulation M under the Securities and Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Overallotment, stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. Neither the Depositor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the Notes. Neither the Depositor nor the Underwriters represent that the Underwriters will engage in any such transactions. If the Underwriters engage in such transactions, they may discontinue them at any time. Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, generally requires trades in the secondary market to settle in three business days, unless the parties to such trade expressly agree otherwise. Because delivery of Notes to purchasers hereunder will settle more than three business days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof should consult their own advisors.
      The Underwriters may act through one or more of their affiliates when selling the Notes outside the United States. However, each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor.

INDEX OF TERMS

Page

ABS	S-30
ABS Table	S-30
Administrative Purchase Payments	S-41
Administration Agreement	S-46
Administrator	S-46
Advance	S-48
APR	S-20
Available Amounts	S-40
Available Interest	S-40
Available Principal	S-41
Base Servicing Fee	S-48
Basic Documents	S-17
Beacon Score Card	S-21
Benefit Plan	S-54
Business Day	S-37
Cede	S-33
Certificateholders	S-39
Certificateholders’ Percentage	S-43
Certificateholders’ Principal Distributable Amount	S-42
Certificates	S-17
Clearstream Banking Luxembourg	A-1
Closing Date	S-20
Code	S-54
Collection Period	S-48
Credit Score	S-21
Currency Swap Agreement	S-47
Cut-off Date	S-18
Dealer Recourse	S-18
Dealers	S-20
Defaulted Receivable	S-41
Depositor	S-17
Definitive Notes	S-36
Determination Date	S-40
Distribution Date	S-34
DTC	S-33
DTC Participants	A-1
Eligible Investments	S-45
ERISA	S-54
Event of Default	S-26
Euroclear	A-1
Excess Amount	S-42
FICO	S-21
Final Scheduled Distribution Date	S-26
Financed Vehicles	S-20
FSMA	S-56
Global Securities	A-1
Indenture	S-19
Indenture Trustee	S-19
Interest Period	S-37
Interest Rate	S-37
Issuing Entity	S-17
Liquidated Receivable	S-41
Net Liquidation Proceeds	S-40
Nissan	S-36
NMAC	S-17
Non-U.S. Person	A-4
Note Factor	S-33
Noteholders	S-37
Noteholders’ Distributable Amount	S-43
Noteholders’ Interest Carryover Shortfall	S-43
Noteholders’ Interest Distributable Amount	S-43
Noteholders’ Monthly Interest Distributable Amount	S-43
Noteholders’ Percentage	S-43
Noteholders’ Principal Distributable Amount	S-43
Notes	S-37
Note Owner	S-36
Obligors	S-20
Owner Trustee	S-17
plan assets	S-54
Permitted Investments	S-45
Pool Balance	S-33
Pool Factor	S-33
Purchase Agreement	S-33
Receivables	S-20
Redemption Price	S-50
Required Rate	S-49
Required Yield Supplement Amount	S-49
Reserve Account	S-44
Reserve Account Initial Deposit	S-44
Sale and Servicing Agreement	S-17
SEC	S-18
Servicer	S-17
Servicer Default	S-40
Servicing Rate	S-48
Specified Reserve Account Balance	S-44
Supplemental Servicing Fee	S-49
Total Servicing Fee	S-49
Transfer and Servicing Agreements	S-46
Trust Agreement	S-17
Underwriters	S-55
Underwriting Agreement	S-55
Warranty Purchase Payments	S-41
Yield Supplement Account	S-49
Yield Supplement Deposit	S-49
Yield Supplemented Receivables	S-49

APPENDIX A
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES
      Except in specified circumstances, the globally offered Notes (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through The Depository Trust Company (“DTC”), Clearstream Banking société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Systems (“Euroclear”). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
      Secondary market trading between investors holding Global Securities through Clearstream Banking Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).
      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.
      Secondary cross-market trading between Clearstream Banking Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking Luxembourg and Euroclear (in that capacity) and the participating members of DTC (“DTC Participants”).
      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.
      Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
      Investors electing to hold their Global Securities through Clearstream Banking Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

      Trading between Clearstream Banking Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
      Trading between DTC Seller and Clearstream Banking Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Banking Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.
      Clearstream Banking Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.
      As an alternative, if Clearstream Banking Luxembourg or Euroclear has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.
      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.
      Trading between Clearstream Banking Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Banking Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.
      Finally, day traders that use Clearstream Banking Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
      1. borrowing through Clearstream Banking Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;
      2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear account in order to settle the sale side of the trade; or
      3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear Participant.
Material U.S. Federal Income Tax Documentation Requirements
      A beneficial owner of Global Securities holding securities through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying Prospectus), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
      Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.
      Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).
      Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing Form W-8BEN (claiming treaty benefits). Form W-8BEN may be filed by the beneficial owners or their agents.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI and a Form W-8BEN on which a U.S. taxpayer identification is not provided generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.
      The term “Non-U.S. Person” means any person who is not a U.S. Person (as defined in the accompanying Prospectus).
      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.
      You should rely only on the information contained in or incorporated by reference into this Prospectus Supplement or the accompanying Prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this Prospectus Supplement or the accompanying Prospectus as of any date other than the date stated on the cover page. We are not offering the Notes in any jurisdiction where it is not permitted.

APPENDIX B
STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS
      The information presented in this Appendix B to the extent such information relates to NMAC’s experience with respect to its securitized portfolios of retail installment sale contracts established prior to January 1, 2006, is not deemed to be part of this Prospectus Supplement, the accompanying Prospectus or the registration statement.
Characteristics of the Receivables
      The retail installment sale contracts in each of NMAC’s securitized portfolios consisted of retail installment sale contracts originated by a Dealer in such Dealer’s ordinary course of business and assigned to NMAC on or prior to the applicable cut-off date, in accordance with the underwriting procedures described under “Nissan Motor Acceptance Corporation — Underwriting Procedure” in the accompanying Prospectus. As of the relevant cut-off date, the retail installment sale contracts in the securitized portfolios consisted of the following characteristics:
Nissan Auto Receivables 2001-A Owner Trust (“NAROT 2001-A”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	February 1, 2001
Cut-off Date	December 31, 2000
Number of Receivables	69,597
Aggregate Principal Balance	$1,054,018,470.93
Average Principal Balance	$15,144.60
Range of Principal Balances	$2,029.00 to $47,192.94
Average Original Amount Financed	$16,696.24
Range of Original Amounts Financed	$2,367.18 to $49,498.21
Weighted Average APR	7.459%
Range of APRs	0.90% to 21.00%
Approximate Weighted Average Original Payments to Maturity	55.15	payments
Range of Original Payments to Maturity	12 to 60	payments
Approximate Weighted Average Remaining Payments to Maturity	50.08	payments
Range of Remaining Payments to Maturity	3 to 59	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	85.30%	(New)
	11.23%	(Near-New)
	3.47%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	93.92%	(Nissan)
	6.08%	(Infiniti)

Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	13.63%
Texas	11.76%
New York	7.39%
Florida	7.20%
Credit Scores

											Percentage of
									Percentage of		Aggregate
									Total		Cut-off Date
					Weighted		Number of		Number of		Principal
	Minimum		Maximum		Average		Receivables		Receivables (%)		Balance (%)

Empirical Score(3)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
FICO Score(4)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)

Total					722.86		69,597		100.00%		100.00%

Distribution by APR of Receivables as of the Cut-off Date

					Percentage of
			Percentage of		Aggregate Cut-off
		Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)		Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	(5)
		1	0.00%	$10,009.15	0.00%
0.50 to 0.99
1.00 to 1.99		9	0.01	52,884.39	0.01
2.00 to 2.99		435	0.63	6,254,249.30	0.59
3.00 to 3.99		7,477	10.74	102,577,376.18	9.73
4.00 to 4.99		6,464	9.29	79,500,453.01	7.54
5.00 to 5.99		5,372	7.72	75,312,800.66	7.15
6.00 to 6.99		21,387	30.73	345,514,943.95	32.78
7.00 to 7.99		6,588	9.47	106,313,710.47	10.09
8.00 to 8.99		8,303	11.93	137,551,586.68	13.05
9.00 to 9.99		6,061	8.71	95,409,222.80	9.05
10.00 to 10.99		2,447	3.52	36,899,262.57	3.50
11.00 to 11.99		1,843	2.65	25,920,306.76	2.46
12.00 to 12.99		1,199	1.72	16,996,570.78	1.61
13.00 to 13.99		546	0.78	7,271,168.30	0.69
14.00 to 14.99		676	0.97	9,012,374.41	0.86
15.00 to 15.99		174	0.25	2,236,408.72	0.21
16.00 to 16.99		219	0.31	2,459,806.57	0.23
17.00 to 17.99		213	0.31	2,630,943.68	0.25
18.00 to 18.99		138	0.20	1,683,841.95	0.16
19.00 to 19.99		19	0.03	181,783.65	0.02
20.00 and above		26	0.04	228,766.95	0.02

Totals(2)		69,597	100.00%	$1,054,018,470.93	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Data not available without incurring unreasonable expense.

Nissan Auto Receivables 2001-B Owner Trust (“NAROT 2001-B”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	April 26, 2001
Cut-off Date	March 31, 2001
Number of Receivables	85,582
Aggregate Principal Balance	$1,283,773,137.44
Average Principal Balance	$15,000.50
Range of Principal Balances	$2,004.09 to $45,328.95
Average Original Amount Financed	$17,303.81
Range of Original Amounts Financed	$2,617.35 to $48,069.90
Weighted Average APR	6.834%
Range of APRs	2.90% to 21.00%
Approximate Weighted Average Original Payments to Maturity	56.65	payments
Range of Original Payments to Maturity	12 to 61	payments
Approximate Weighted Average Remaining Payments to Maturity	49.49	payments
Range of Remaining Payments to Maturity	3 to 59	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	91.20%	(New)
	6.36%	(Near-New)
	2.44%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	96.56%	(Nissan)
	3.44%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	15.82%
Texas	10.74%
New York	6.59%
Florida	6.41%
Credit Scores

											Percentage of
									Percentage of		Aggregate Cut-off
					Weighted		Number of		Total Number of		Date Principal
	Minimum		Maximum		Average		Receivables		Receivables (%)		Balance (%)

Empirical Score(3)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
FICO Score(4)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)

Total					719.96		85,582		100.00%		100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	0	0.00%	$0.00	0.00%
0.50 to 0.99	0	0.00	0.00	0.00
1.00 to 1.99	0	0.00	0.00	0.00
2.00 to 2.99	1,406	1.64	22,592,625.05	1.76
3.00 to 3.99	18,617	21.75	275,402,222.40	21.45
4.00 to 4.99	5,630	6.58	74,008,542.21	5.76
5.00 to 5.99	9,085	10.62	123,048,160.67	9.58
6.00 to 6.99	23,182	27.09	374,219,786.52	29.15
7.00 to 7.99	6,864	8.02	105,897,832.62	8.25
8.00 to 8.99	7,938	9.28	122,050,893.88	9.51
9.00 to 9.99	5,610	6.56	85,347,857.55	6.65
10.00 to 10.99	2,148	2.51	31,781,235.36	2.48
11.00 to 11.99	1,820	2.13	25,185,250.15	1.96
12.00 to 12.99	1,191	1.39	17,115,354.22	1.33
13.00 to 13.99	501	0.59	6,906,131.74	0.54
14.00 to 14.99	678	0.79	8,935,241.66	0.70
15.00 to 15.99	208	0.24	2,750,406.39	0.21
16.00 to 16.99	210	0.25	2,488,357.87	0.19
17.00 to 17.99	259	0.30	3,371,706.97	0.26
18.00 to 18.99	178	0.21	2,167,694.77	0.17
19.00 to 19.99	19	0.02	178,312.21	0.01
20.00 and above	38	0.04	325,525.20	0.03

Totals(2)	85,582	100.00%	$1,283,773,137.44	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Data not available without incurring unreasonable expense.

Nissan Auto Receivables 2001-C Owner Trust (“NAROT 2001-C”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	August 30, 2001
Cut-off Date	July 31, 2001
Number of Receivables	75,165
Aggregate Principal Balance	$1,300,000,959.36
Average Principal Balance	$17,295.30
Range of Principal Balances	$2,004.25 to $47,353.34
Average Original Amount Financed	$18,393.16
Range of Original Amounts Financed	$2,390.22 to $48,775.19
Weighted Average APR	6.338%
Range of APRs	2.90% to 21.00%
Approximate Weighted Average Original Payments to Maturity	57.46	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	53.72	payments
Range of Remaining Payments to Maturity	5 to 59	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	90.20%	(New)
	4.96%	(Near-New)
	4.84%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	100.00%	(Nissan)
	0.00%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	11.61%
Texas	10.51%
Florida	7.23%
New York	6.97%
New Jersey	5.17%
Credit Scores

											Percentage of
									Percentage of		Aggregate Cut-off
					Weighted		Number of		Total Number of		Date Principal
	Minimum		Maximum		Average		Receivables		Receivables (%)		Balance (%)

Empirical Score(3)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
FICO Score(4)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)

Total					713.62		75,165		100.00%		100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	0	0.00%	$0.00	0.00%
0.50 to 0.99	0	0.00	0.00	0.00
1.00 to 1.99	0	0.00	0.00	0.00
2.00 to 2.99	5	0.01	94,568.51	0.01
3.00 to 3.99	27,329	36.36	521,708,512.37	40.13
4.00 to 4.99	5,111	6.80	82,788,501.62	6.37
5.00 to 5.99	9,520	12.67	155,258,405.63	11.94
6.00 to 6.99	12,462	16.58	209,054,871.28	16.08
7.00 to 7.99	4,145	5.51	71,153,378.89	5.47
8.00 to 8.99	3,909	5.20	64,021,818.07	4.92
9.00 to 9.99	3,773	5.02	62,636,063.38	4.82
10.00 to 10.99	1,901	2.53	30,201,558.64	2.32
11.00 to 11.99	1,831	2.44	27,927,269.63	2.15
12.00 to 12.99	1,552	2.06	23,875,659.50	1.84
13.00 to 13.99	1,243	1.65	18,491,738.23	1.42
14.00 to 14.99	758	1.01	10,806,108.30	0.83
15.00 to 15.99	384	0.51	5,183,032.43	0.40
16.00 to 16.99	463	0.62	6,929,675.45	0.53
17.00 to 17.99	523	0.70	6,991,919.63	0.54
18.00 to 18.99	195	0.26	2,290,699.61	0.18
19.00 to 19.99	30	0.04	309,169.26	0.02
20.00 and above	31	0.04	278,008.93	0.02

Totals(2)	75,165	100.00%	$1,300,000,959.36	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Data not available without incurring unreasonable expense.

Nissan Auto Receivables 2002-A Owner Trust (“NAROT 2002-A”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	January 17, 2002
Cut-off Date	December 31, 2001
Number of Receivables	83,442
Aggregate Principal Balance	$1,444,215,688.13
Average Principal Balance	$17,308.02
Range of Principal Balances	$2,001.55 to $45,814.07
Average Original Amount Financed	$19,430.54
Range of Original Amounts Financed	$2,704.98 to $49,922.08
Weighted Average APR	6.032%
Range of APRs	1.90% to 20.49%
Approximate Weighted Average Original Payments to Maturity	58.11	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	51.55	payments
Range of Remaining Payments to Maturity	3 to 58	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	88.58%	(New)
	6.45%	(Near-New)
	4.97%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	88.23%	(Nissan)
	11.77%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	12.52%
Texas	12.03%
Florida	7.27%
New York	6.23%
Credit Scores

							Percentage of
						Percentage of	Aggregate Cut-off
				Weighted	Number of	Total Number of	Date Principal
	Minimum		Maximum	Average	Receivables	Receivables (%)	Balance (%)

Empirical Score(3)	290	(5)	900	715.03	82,944	99.40	99.72
FICO Score(4)	406		900	719.46	498	0.60	0.28

Total				715.08	83,442	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	0	0.00%	$0.00	0.00%
0.50 to 0.99	0	0.00	0.00	0.00
1.00 to 1.99	22	0.03	388,082.48	0.03
2.00 to 2.99	128	0.15	1,411,224.13	0.10
3.00 to 3.99	32,966	39.51	675,635,806.30	46.78
4.00 to 4.99	5,111	6.13	86,496,584.04	5.99
5.00 to 5.99	12,156	14.57	171,075,222.47	11.85
6.00 to 6.99	10,089	12.09	159,116,194.78	11.02
7.00 to 7.99	4,828	5.79	75,599,127.89	5.23
8.00 to 8.99	5,173	6.20	79,944,345.24	5.54
9.00 to 9.99	4,004	4.80	64,786,363.83	4.49
10.00 to 10.99	2,394	2.87	35,407,259.34	2.45
11.00 to 11.99	1,793	2.15	26,469,440.17	1.83
12.00 to 12.99	1,558	1.87	23,747,759.70	1.64
13.00 to 13.99	1,298	1.56	18,391,021.14	1.27
14.00 to 14.99	432	0.52	5,735,641.93	0.40
15.00 to 15.99	372	0.45	5,135,202.36	0.36
16.00 to 16.99	578	0.69	8,274,554.82	0.57
17.00 to 17.99	463	0.55	5,914,619.27	0.41
18.00 to 18.99	65	0.08	584,578.40	0.04
19.00 to 19.99	6	0.01	63,128.50	0.00
20.00 and above	6	0.01	39,531.34	0.00

Totals(2)	83,442	100.00%	$1,444,215,688.13	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Excludes 1 receivable with a credit score of “0” due to administrative error.

Nissan Auto Receivables 2002-B Owner Trust (“NAROT 2002-B”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	April 17, 2002
Cut-off Date	March 31, 2002
Number of Receivables	96,230
Aggregate Principal Balance	1,623,861,765.57
Average Principal Balance	16,874.80
Range of Principal Balances	$2,000.48 to $48,877.07
Average Original Amount Financed	19,472.95
Range of Original Amounts Financed	$2,469.50 to $50,000.00
Weighted Average APR	5.228%
Range of APRs	0.00% to 19.99%
Approximate Weighted Average Original Payments to Maturity	55.61	payments
Range of Original Payments to Maturity	12 to 60	payments
Approximate Weighted Average Remaining Payments to Maturity	49.98	payments
Range of Remaining Payments to Maturity	3 to 59	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	90.56%	(New)
	5.27%	(Near-New)
	4.17%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	93.23%	(Nissan)
	6.77%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	11.85%
Texas	11.41%
New York	7.04%
Florida	6.81%
New Jersey	5.12%
Credit Scores

							Percentage of
						Percentage of	Aggregate Cut-off
				Weighted	Number of	Total Number of	Date Principal
	Minimum		Maximum	Average	Receivables	Receivables (%)	Balance (%)

Empirical Score(3)	356	(5)	900	728.05	37,562	39.03	40.58
FICO Score(4)	463		900	723.92	58,668	60.97	59.42

Total				725.61	96,230	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	4,052	4.21%	$60,511,112.07	3.73%
0.50 to 0.99	4,597	4.78	85,901,152.23	5.29
1.00 to 1.99	59	0.06	891,977.30	0.05
2.00 to 2.99	156	0.16	3,565,026.01	0.22
3.00 to 3.99	24,805	25.78	512,769,955.98	31.58
4.00 to 4.99	15,530	16.14	300,721,280.70	18.52
5.00 to 5.99	18,147	18.86	255,921,781.50	15.76
6.00 to 6.99	8,337	8.66	125,223,003.60	7.71
7.00 to 7.99	6,097	6.34	86,335,861.47	5.32
8.00 to 8.99	5,113	5.31	66,986,380.53	4.13
9.00 to 9.99	4,045	4.20	56,766,090.88	3.50
10.00 to 10.99	2,476	2.57	33,061,181.79	2.04
11.00 to 11.99	1,263	1.31	15,715,294.22	0.97
12.00 to 12.99	694	0.72	9,529,359.08	0.59
13.00 to 13.99	367	0.38	4,185,792.63	0.26
14.00 to 14.99	154	0.16	1,649,788.35	0.10
15.00 to 15.99	97	0.10	1,230,651.08	0.08
16.00 to 16.99	145	0.15	1,855,651.87	0.11
17.00 to 17.99	83	0.09	924,278.13	0.06
18.00 to 18.99	12	0.01	113,881.58	0.01
19.00 to 19.99	1	0.00	2,264.57	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	96,230	100.00%	$1,623,861,765.57	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(5)	Excludes 1 receivable with a credit score of “0” due to administrative error.

Nissan Auto Receivables 2002-C Owner Trust (“NAROT 2002-C”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	August 19, 2002
Cut-off Date	July 31, 2002
Number of Receivables	63,788
Aggregate Principal Balance	$1,168,535,556.31
Average Principal Balance	$18,319.05
Range of Principal Balances	$2,010.08 to $46,921.59
Average Original Amount Financed	$19,970.02
Range of Original Amounts Financed	$2,500.00 to $49,475.89
Weighted Average APR	5.171%
Range of APRs	0.00% to 19.00%
Approximate Weighted Average Original Payments to Maturity	55.60	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	50.89	payments
Range of Remaining Payments to Maturity	5 to 58	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	88.96%	(New)
	5.26%	(Near-New)
	5.79%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	91.64%	(Nissan)
	8.36%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	12.45%
Texas	12.02%
Florida	7.42%
New York	6.15%
Credit Scores

						Percentage of
					Percentage of	Aggregate Cut-off
			Weighted	Number of	Total Number of	Date Principal
	Minimum	Maximum	Average	Receivables	Receivables (%)	Balance (%)

Empirical Score(3)	600	900	653.54	1,761	2.76	2.00
FICO Score(4)	607	900	720.69	62,027	97.24	98.00

Total			719.35	63,788	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	312	0.49%	$4,505,720.17	0.39%
0.50 to 0.99	7,493	11.75	128,102,842.10	10.96
1.00 to 1.99	32	0.05	687,318.21	0.06
2.00 to 2.99	1,281	2.01	36,884,255.55	3.16
3.00 to 3.99	13,156	20.62	289,380,471.28	24.76
4.00 to 4.99	16,366	25.66	307,869,052.79	26.35
5.00 to 5.99	8,458	13.26	134,172,461.05	11.48
6.00 to 6.99	3,590	5.63	63,895,485.63	5.47
7.00 to 7.99	3,058	4.79	49,630,890.18	4.25
8.00 to 8.99	2,659	4.17	42,996,487.20	3.68
9.00 to 9.99	2,814	4.41	45,518,638.18	3.90
10.00 to 10.99	1,906	2.99	27,810,431.82	2.38
11.00 to 11.99	955	1.50	13,547,291.66	1.16
12.00 to 12.99	1,073	1.68	15,932,740.56	1.36
13.00 to 13.99	363	0.57	4,279,601.98	0.37
14.00 to 14.99	82	0.13	978,959.82	0.08
15.00 to 15.99	88	0.14	1,219,188.62	0.10
16.00 to 16.99	52	0.08	615,795.92	0.05
17.00 to 17.99	40	0.06	428,900.38	0.04
18.00 to 18.99	9	0.01	67,992.09	0.01
19.00 to 19.99	1	0.00	11,031.12	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	63,788	100.00%	$1,168,535,556.31	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2003-A Owner Trust (“NAROT 2003-A”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	February 26, 2003
Cut-off Date	January 31, 2003
Number of Receivables	100,491
Aggregate Principal Balance	$1,705,237,150.13
Average Principal Balance	$16,969.05
Range of Principal Balances	$2,001.01 to $46,386.94
Average Original Amount Financed	$19,511.26
Range of Original Amounts Financed	$2,872.00 to $49,992.83
Weighted Average APR	4.767%
Range of APRs	0.00% to 19.00%
Approximate Weighted Average Original Payments to Maturity	55.72	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	49.30	payments
Range of Remaining Payments to Maturity	3 to 56	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	89.67%	(New)
	9.51%	(Near-New)
	0.82%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	92.26%	(Nissan)
	7.74%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	12.52%
Texas	11.63%
Florida	6.88%
New York	6.42%
Credit Scores

						Percentage of
					Percentage of	Aggregate Cut-off
			Weighted	Number of	Total Number of	Date Principal
	Minimum	Maximum	Average	Receivables	Receivables (%)	Balance (%)

Empirical Score(3)	600	900	733.41	5,083	5.06	1.32
FICO Score(4)	620	900	721.51	95,408	94.94	98.68

Total			721.67	100,491	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

		Percentage of		Percentage of Aggregate
	Number of	Total Number of	Cut-off Date	Cut-off Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	386	0.38%	$5,715,024.91	0.34%
0.50 to 0.99	14,236	14.17	214,517,755.59	12.58
1.00 to 1.99	59	0.06	1,318,691.30	0.08
2.00 to 2.99	538	0.54	9,954,603.52	0.58
3.00 to 3.99	27,819	27.68	591,619,712.79	34.69
4.00 to 4.99	25,069	24.95	409,057,906.62	23.99
5.00 to 5.99	10,599	10.55	137,467,671.09	8.06
6.00 to 6.99	6,724	6.69	107,282,926.03	6.29
7.00 to 7.99	4,072	4.05	63,550,350.36	3.73
8.00 to 8.99	3,948	3.93	60,228,423.91	3.53
9.00 to 9.99	3,736	3.72	57,421,190.43	3.37
10.00 to 10.99	1,728	1.72	24,387,960.14	1.43
11.00 to 11.99	824	0.82	11,453,049.55	0.67
12.00 to 12.99	528	0.53	8,533,339.53	0.50
13.00 to 13.99	118	0.12	1,344,164.15	0.08
14.00 to 14.99	29	0.03	391,890.06	0.02
15.00 to 15.99	43	0.04	612,280.33	0.04
16.00 to 16.99	18	0.02	203,890.89	0.01
17.00 to 17.99	13	0.01	139,016.61	0.01
18.00 to 18.99	2	0.00	19,841.59	0.00
19.00 to 19.99	2	0.00	17,460.73	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	100,491	100.00%	$1,705,237,150.13	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2003-B Owner Trust (“NAROT 2003-B”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	June 17, 2003
Cut-off Date	May 31, 2003
Number of Receivables	69,828
Aggregate Principal Balance	$1,292,234,072.29
Average Principal Balance	$18,505.96
Range of Principal Balances	$2,022.12 to $45,343.00
Average Original Amount Financed	$20,418.96
Range of Original Amounts Financed	$3,500.00 to $49,121.37
Weighted Average APR	3.939%
Range of APRs	0.00% to 18.90%
Approximate Weighted Average Original Payments to Maturity	56.40	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	51.08	payments
Range of Remaining Payments to Maturity	3 to 59	payments
Percentage by Principal Balance of Receivables of
New, Near-New and Used Vehicles(2)	89.91%	(New)
	9.43%	(Near-New)
	0.66%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	92.60%	(Nissan)
	7.40%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	14.16%
Texas	11.67%
Florida	7.38%
New York	6.09%
Credit Scores

						Percentage of
					Percentage of	Aggregate Cut-off
			Weighted	Number of	Total Number of	Date Principal
	Minimum	Maximum	Average	Receivables	Receivables (%)	Balance (%)

Empirical Score(3)	603	900	727.76	117	0.17	0.08
FICO Score(4)	620	900	720.98	69,711	99.83	99.92

Total			721.00	69,828	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	325	0.47%	$5,181,754.16	0.40%
0.50 to 0.99	9,398	13.46	140,259,814.80	10.85
1.00 to 1.99	77	0.11	1,465,678.27	0.11
2.00 to 2.99	24,437	35.00	481,796,523.56	37.28
3.00 to 3.99	14,323	20.51	290,045,366.41	22.45
4.00 to 4.99	7,370	10.55	140,338,432.06	10.86
5.00 to 5.99	3,737	5.35	69,111,592.80	5.35
6.00 to 6.99	2,809	4.02	49,728,147.28	3.85
7.00 to 7.99	2,196	3.14	35,524,695.92	2.75
8.00 to 8.99	2,027	2.90	31,309,821.57	2.42
9.00 to 9.99	1,546	2.21	23,830,785.67	1.84
10.00 to 10.99	931	1.33	13,510,027.05	1.05
11.00 to 11.99	365	0.52	5,861,002.71	0.45
12.00 to 12.99	193	0.28	3,111,399.46	0.24
13.00 to 13.99	44	0.06	507,083.45	0.04
14.00 to 14.99	22	0.03	291,326.62	0.02
15.00 to 15.99	14	0.02	196,282.33	0.02
16.00 to 16.99	7	0.01	93,014.19	0.01
17.00 to 17.99	6	0.01	65,183.04	0.01
18.00 to 18.99	1	0.00	6,140.94	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	69,828	100.00%	$1,292,234,072.29	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2003-C Owner Trust (“NAROT 2003-C”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	November 13, 2003
Cut-off Date	October 31, 2003
Number of Receivables	113,473
Aggregate Principal Balance	$1,960,365,118.56
Average Principal Balance	$17,276.05
Range of Principal Balances	$2,000.08 to $46,289.01
Average Original Amount Financed	$20,347.20
Range of Original Amounts Financed	$3,188.51 to $50,000.00
Weighted Average APR	3.341%
Range of APRs	0.00% to 20.00%
Approximate Weighted Average Original Payments to Maturity	57.68	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	50.94	payments
Range of Remaining Payments to Maturity	3 to 57	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	89.48%	(New)
	9.67%	(Near-New)
	0.85%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	92.84%	(Nissan)
	7.16%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	13.90%
Texas	11.57%
Florida	7.57%
New York	5.98%
Credit Scores

						Percentage of
					Percentage of	Aggregate Cut-off
			Weighted	Number of	Total Number of	Date Principal
	Minimum	Maximum	Average	Receivables	Receivables (%)	Balance (%)

Empirical Score(3)	600	900	740.01	9,429	8.31	1.88
FICO Score(4)	620	900	719.47	104,044	91.69	98.12

Total			719.86	113,473	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	460	0.41%	$8,243,417.42	0.42%
0.50 to 0.99	18,921	16.67	325,160,831.01	16.59
1.00 to 1.99	23,520	20.73	450,029,674.06	22.96
2.00 to 2.99	14,202	12.52	287,155,287.17	14.65
3.00 to 3.99	22,304	19.66	426,224,327.00	21.74
4.00 to 4.99	7,242	6.38	136,920,327.76	6.98
5.00 to 5.99	10,936	9.64	126,327,874.84	6.44
6.00 to 6.99	5,142	4.53	60,129,987.89	3.07
7.00 to 7.99	4,807	4.24	61,629,849.94	3.14
8.00 to 8.99	2,581	2.27	32,856,025.95	1.68
9.00 to 9.99	1,739	1.53	23,680,923.68	1.21
10.00 to 10.99	1,041	0.92	13,973,280.81	0.71
11.00 to 11.99	388	0.34	5,654,430.85	0.29
12.00 to 12.99	134	0.12	1,850,069.57	0.09
13.00 to 13.99	34	0.03	303,222.79	0.02
14.00 to 14.99	5	0.00	54,844.82	0.00
15.00 to 15.99	9	0.01	100,074.50	0.01
16.00 to 16.99	3	0.00	31,030.48	0.00
17.00 to 17.99	2	0.00	12,112.83	0.00
18.00 to 18.99	2	0.00	14,872.42	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	1	0.00	12,652.77	0.00

Totals(2)	113,473	100.00%	$1,960,365,118.56	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2004-A Owner Trust (“NAROT 2004-A”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	February 25, 2004
Cut-off Date	January 31, 2004
Number of Receivables	80,020
Aggregate Principal Balance	$1,380,872,243.13
Average Principal Balance	$17,256.59
Range of Principal Balances	$2,001.20 to $46,899.29
Average Original Amount Financed	$21,150.72
Range of Original Amounts Financed	$3,771.00 to $50,000.00
Weighted Average APR	2.935%
Range of APRs	0.00% to 18.35%
Approximate Weighted Average Original Payments to Maturity	58.32	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	51.76	payments
Range of Remaining Payments to Maturity	4 to 59	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	89.00%	(New)
	10.26%	(Near-New)
	0.75%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	84.99%	(Nissan)
	15.01%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	14.86%
Texas	11.10%
Florida	7.49%
New York	5.96%
Credit Scores

						Percentage of
					Percentage of	Aggregate Cut-off
			Weighted	Number of	Total Number of	Date Principal
	Minimum	Maximum	Average	Receivables	Receivables (%)	Balance (%)

Empirical Score(3)	600	900	742.33	11,903	14.88	3.52
FICO Score(4)	620	900	720.79	68,117	85.12	96.48

Total			721.55	80,020	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance($)	Balance (%)

0.00 to 0.49	201	0.25%	$3,842,038.78	0.28%
0.50 to 0.99	9,643	12.05	186,796,881.77	13.53
1.00 to 1.99	33,238	41.54	666,525,212.76	48.27
2.00 to 2.99	6,731	8.41	134,499,375.04	9.74
3.00 to 3.99	9,519	11.90	123,338,299.32	8.93
4.00 to 4.99	4,399	5.50	71,580,786.99	5.18
5.00 to 5.99	5,222	6.53	58,256,049.43	4.22
6.00 to 6.99	3,976	4.97	44,864,219.48	3.25
7.00 to 7.99	3,073	3.84	38,518,876.50	2.79
8.00 to 8.99	1,717	2.15	21,329,581.47	1.54
9.00 to 9.99	1,313	1.64	17,264,542.16	1.25
10.00 to 10.99	657	0.82	9,318,675.89	0.67
11.00 to 11.99	228	0.28	3,256,606.24	0.24
12.00 to 12.99	88	0.11	1,350,394.96	0.10
13.00 to 13.99	8	0.01	52,095.37	0.00
14.00 to 14.99	3	0.00	41,445.13	0.00
15.00 to 15.99	1	0.00	3,802.34	0.00
16.00 to 16.99	2	0.00	21,254.21	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	1	0.00	12,105.29	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	80,020	100.00%	$1,380,872,243.13	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2004-B Owner Trust (“NAROT 2004-B”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	June 24, 2004
Cut-off Date	May 31, 2004
Number of Receivables	77,871
Aggregate Principal Balance	$1,552,459,984.25
Average Principal Balance	$19,936.30
Range of Principal Balances	$2,003.84 to $47,301.46
Average Original Amount Financed	$22,084.66
Range of Original Amounts Financed	$3,113.90 to $50,000.00
Weighted Average APR	3.164%
Range of APRs	0.00% to 19.99%
Approximate Weighted Average Original Payments to Maturity	58.40	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	52.61	payments
Range of Remaining Payments to Maturity	3 to 60	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	90.91%	(New)
	8.50%	(Near-New)
	0.59%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	85.06%	(Nissan)
	14.94%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	16.41%
Texas	11.96%
Florida	8.01%
New York	5.49%
Credit Scores

						Percentage of
					Percentage of	Aggregate Cut-off
			Weighted	Number of	Total Number of	Date Principal
	Minimum	Maximum	Average	Receivables	Receivables (%)	Balance (%)

Empirical Score(3)	612	900	734.87	149	0.19	0.03
FICO Score(4)	620	900	720.73	77,722	99.81	99.97

Total			720.74	77,871	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	227	0.29%	$4,203,422.71	0.27%
0.50 to 0.99	19,392	24.90	370,963,937.09	23.90
1.00 to 1.99	17,902	22.99	383,462,086.85	24.70
2.00 to 2.99	10,497	13.48	242,393,744.30	15.61
3.00 to 3.99	4,917	6.31	101,537,179.54	6.54
4.00 to 4.99	9,186	11.80	178,174,746.33	11.48
5.00 to 5.99	5,032	6.46	92,890,122.03	5.98
6.00 to 6.99	3,316	4.26	58,333,441.89	3.76
7.00 to 7.99	3,003	3.86	48,370,081.65	3.12
8.00 to 8.99	1,848	2.37	30,435,136.52	1.96
9.00 to 9.99	1,370	1.76	21,887,284.00	1.41
10.00 to 10.99	691	0.89	11,000,242.22	0.71
11.00 to 11.99	307	0.39	5,527,808.32	0.36
12.00 to 12.99	171	0.22	3,136,047.11	0.20
13.00 to 13.99	8	0.01	92,172.94	0.01
14.00 to 14.99	2	0.00	29,412.01	0.00
15.00 to 15.99	1	0.00	13,717.63	0.00
16.00 to 16.99	0	0.00	0.00	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	1	0.00	9,401.11	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	77,871	100.00%	$1,552,459,984.25	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2004-C Owner Trust (“NAROT 2004-C”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	September 16, 2004
Cut-off Date	August 31, 2004
Number of Receivables	88,335
Aggregate Principal Balance	$1,231,808,868.66
Average Principal Balance	$13,944.74
Range of Principal Balances	$2,000.00 to $47,895.82
Average Original Amount Financed	$21,448.40
Range of Original Amounts Financed	$4,329.13 to $50,000.00
Weighted Average APR	3.679%
Range of APRs	0.00% to 18.49%
Approximate Weighted Average Original Payments to Maturity	58.25	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	48.02	payments
Range of Remaining Payments to Maturity	3 to 60	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	92.01%	(New)
	7.26%	(Near-New)
	0.74%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	82.05%	(Nissan)
	17.95%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	15.38%
Texas	10.34%
Florida	6.80%
Arizona	5.89%
New York	5.74%
Credit Scores

						Percentage of
					Percentage of	Aggregate Cut-off
			Weighted	Number of	Total Number of	Date Principal
	Minimum	Maximum	Average	Receivables	Receivables (%)	Balance (%)

Empirical Score(3)	600	900	736.71	37,497	42.45	11.90
FICO Score(4)	620	900	722.77	50,838	57.55	88.10

Total			724.43	88,335	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	112	0.13%	$2,328,279.31	0.19%
0.50 to 0.99	10,002	11.32	208,933,897.52	16.96
1.00 to 1.99	12,192	13.80	287,592,173.62	23.35
2.00 to 2.99	8,961	10.14	223,880,377.02	18.17
3.00 to 3.99	11,244	12.73	96,088,851.33	7.80
4.00 to 4.99	6,569	7.44	108,077,243.23	8.77
5.00 to 5.99	5,262	5.96	63,476,454.20	5.15
6.00 to 6.99	17,388	19.68	100,601,379.95	8.17
7.00 to 7.99	5,970	6.76	49,740,754.87	4.04
8.00 to 8.99	4,798	5.43	38,321,534.08	3.11
9.00 to 9.99	3,218	3.64	26,515,167.74	2.15
10.00 to 10.99	1,244	1.41	11,906,539.91	0.97
11.00 to 11.99	808	0.91	8,767,293.66	0.71
12.00 to 12.99	409	0.46	4,736,332.67	0.38
13.00 to 13.99	73	0.08	465,851.97	0.04
14.00 to 14.99	59	0.07	267,466.58	0.02
15.00 to 15.99	7	0.01	36,932.75	0.00
16.00 to 16.99	5	0.01	30,836.64	0.00
17.00 to 17.99	9	0.01	24,827.66	0.00
18.00 to 18.99	5	0.01	16,673.95	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	88,335	100.00%	$1,231,808,868.66	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2005-A Owner Trust (“NAROT 2005-A”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	January 13, 2005
Cut-off Date	December 31, 2004
Number of Receivables	71,118
Aggregate Principal Balance	$1,541,416,467.93
Average Principal Balance	$21,674.07
Range of Principal Balances	$2,000.50 to $47,205.14
Average Original Amount Financed	$24,056.69
Range of Original Amounts Financed	$3,744.69 to $50,000.00
Weighted Average APR	3.183%
Range of APRs	0.00% to 14.99%
Approximate Weighted Average Original Payments to Maturity	58.24	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	52.51	payments
Range of Remaining Payments to Maturity	4 to 60	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	90.71%	(New)
	8.59%	(Near-New)
	0.71%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	80.90%	(Nissan)
	19.10%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	16.41%
Texas	11.72%
Florida	7.46%
New York	6.21%
Illinois	5.02%
Credit Scores

						Percentage of
					Percentage of	Aggregate Cut-off
			Weighted	Number of	Total Number of	Date Principal
	Minimum	Maximum	Average	Receivables	Receivables (%)	Balance (%)

Empirical Score(3)	628	900	744.25	294	0.41	0.08
FICO Score(4)	620	900	734.50	70,824	99.59	99.92

Total			734.52	71,118	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	105	0.15%	$2,170,137.96	0.14%
0.50 to 0.99	6,964	9.79	139,272,767.02	9.04
1.00 to 1.99	22,938	32.25	574,517,153.12	37.27
2.00 to 2.99	12,109	17.03	315,073,309.43	20.44
3.00 to 3.99	5,540	7.79	109,903,530.90	7.13
4.00 to 4.99	8,799	12.37	157,900,161.29	10.24
5.00 to 5.99	4,935	6.94	86,489,856.93	5.61
6.00 to 6.99	3,389	4.77	54,707,858.66	3.55
7.00 to 7.99	2,682	3.77	41,936,389.27	2.72
8.00 to 8.99	1,654	2.33	26,746,872.34	1.74
9.00 to 9.99	1,036	1.46	16,273,573.28	1.06
10.00 to 10.99	543	0.76	8,791,395.89	0.57
11.00 to 11.99	272	0.38	5,068,327.99	0.33
12.00 to 12.99	144	0.20	2,472,465.70	0.16
13.00 to 13.99	5	0.01	57,353.02	0.00
14.00 to 14.99	3	0.00	35,315.13	0.00
15.00 to 15.99	0	0.00	0.00	0.00
16.00 to 16.99	0	0.00	0.00	0.00
17.00 to 17.99	0	0.00	0.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	71,118	100.00%	$1,541,416,467.93	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2005-B Owner Trust (“NAROT 2005-B”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	May 31, 2005
Cut-off Date	April 30, 2005
Number of Receivables	86,497
Aggregate Principal Balance	$1,500,030,197.73
Average Principal Balance	$17,341.99
Range of Principal Balances	$2,000.13 to $47,584.09
Average Original Amount Financed	$22,216.10
Range of Original Amounts Financed	$4,175.75 to $49,998.82
Weighted Average APR	3.223%
Range of APRs	0.00% to 18.49%
Approximate Weighted Average Original Payments to Maturity	59.92	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	51.13	payments
Range of Remaining Payments to Maturity	3 to 61	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	93.88%	(New)
	5.79%	(Near-New)
	0.34%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	99.91%	(Nissan)
	0.09%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	16.36%
Texas	11.74%
Florida	6.78%
Pennsylvania	6.73%
New York	5.39%
Credit Scores

						Percentage of
					Percentage of	Aggregate Cut-off
			Weighted	Number of	Total Number of	Date Principal
	Minimum	Maximum	Average	Receivables	Receivables (%)	Balance (%)

Empirical Score(3)	600	900	739.78	16,367	18.92	4.53
FICO Score(4)	620	900	732.43	70,130	81.08	95.47

Total			732.77	86,497	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	133	0.15%	$3,079,409.73	0.21%
0.50 to 0.99	655	0.76	12,996,661.15	0.87
1.00 to 1.99	17,424	20.14	383,443,959.56	25.56
2.00 to 2.99	20,300	23.47	469,158,567.35	31.28
3.00 to 3.99	14,010	16.20	151,569,607.51	10.10
4.00 to 4.99	11,936	13.80	201,819,346.26	13.45
5.00 to 5.99	7,515	8.69	102,002,579.88	6.80
6.00 to 6.99	6,144	7.10	63,914,488.38	4.26
7.00 to 7.99	3,483	4.03	48,335,626.17	3.22
8.00 to 8.99	2,135	2.47	27,426,759.15	1.83
9.00 to 9.99	1,555	1.80	20,300,304.76	1.35
10.00 to 10.99	618	0.71	8,689,819.09	0.58
11.00 to 11.99	358	0.41	4,586,874.65	0.31
12.00 to 12.99	203	0.23	2,560,545.90	0.17
13.00 to 13.99	15	0.02	70,701.12	0.00
14.00 to 14.99	5	0.01	21,619.18	0.00
15.00 to 15.99	2	0.00	29,304.89	0.00
16.00 to 16.99	3	0.00	12,311.91	0.00
17.00 to 17.99	2	0.00	8,857.66	0.00
18.00 to 18.99	1	0.00	2,853.43	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	86,497	100.00%	$1,500,030,197.73	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Nissan Auto Receivables 2005-C Owner Trust (“NAROT 2005-C”)
Characteristics of the Receivables as of the Cut-off Date

Closing Date	September 16, 2005
Cut-off Date	August 31, 2005
Number of Receivables	78,100
Aggregate Principal Balance	1,407,856,567.66
Average Principal Balance	18,026.33
Range of Principal Balances	$2,000.00 to $48,612.62
Average Original Amount Financed	23,612.28
Range of Original Amounts Financed	$3,500.20 to $50,000.00
Weighted Average APR	3.256%
Range of APRs	0.00% to 17.50%
Approximate Weighted Average Original Payments to Maturity	58.67	payments
Range of Original Payments to Maturity	12 to 63	payments
Approximate Weighted Average Remaining Payments to Maturity	50.50	payments
Range of Remaining Payments to Maturity	3 to 61	payments
Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	93.61%	(New)
	5.81%	(Near-New)
	0.58%	(Used)
Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	81.49%	(Nissan)
	18.51%	(Infiniti)
Geographic Distribution of the Receivables

Percentage of
Aggregate Cut-off
Date Principal
State(1)	Balance (%)

California	18.10%
Texas	13.96%
Florida	7.89%
New York	5.18%
Illinois	5.11%
Credit Scores

						Percentage of
					Percentage of	Aggregate Cut-off
			Weighted	Number of	Total Number of	Date Principal
	Minimum	Maximum	Average	Receivables	Receivables (%)	Balance (%)

Empirical Score(3)	600	900	740.42	15,967	20.44	4.68
FICO Score(4)	620	900	735.19	62,133	79.56	95.32

Total			735.44	78,100	100.00%	100.00%

Distribution by APR of Receivables as of the Cut-off Date

				Percentage of
		Percentage of		Aggregate Cut-off
	Number of	Total Number of	Cut-off Date	Date Principal
Range of APRs (%)	Receivables	Receivables (%)	Principal Balance ($)	Balance (%)

0.00 to 0.49	108	0.14%	$2,574,825.24	0.18%
0.50 to 0.99	86	0.11	1,751,361.69	0.12
1.00 to 1.99	17,804	22.80	363,899,113.04	25.85
2.00 to 2.99	15,664	20.06	406,887,257.37	28.90
3.00 to 3.99	16,396	20.99	205,210,610.64	14.58
4.00 to 4.99	9,228	11.82	168,230,866.34	11.95
5.00 to 5.99	8,144	10.43	108,221,753.57	7.69
6.00 to 6.99	3,824	4.90	52,219,811.50	3.71
7.00 to 7.99	2,762	3.54	40,930,560.62	2.91
8.00 to 8.99	1,901	2.43	26,316,264.06	1.87
9.00 to 9.99	1,116	1.43	15,596,275.56	1.11
10.00 to 10.99	567	0.73	8,563,906.92	0.61
11.00 to 11.99	373	0.48	5,582,641.99	0.40
12.00 to 12.99	104	0.13	1,696,351.73	0.12
13.00 to 13.99	4	0.01	13,437.07	0.00
14.00 to 14.99	10	0.01	101,431.23	0.01
15.00 to 15.99	3	0.00	41,799.93	0.00
16.00 to 16.99	4	0.01	12,912.16	0.00
17.00 to 17.99	2	0.00	5,387.00	0.00
18.00 to 18.99	0	0.00	0.00	0.00
19.00 to 19.99	0	0.00	0.00	0.00
20.00 and above	0	0.00	0.00	0.00

Totals(2)	78,100	100.00%	$1,407,856,567.66	100.00%

(1)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which uses algorithms developed by Fair, Isaac & Company, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in the accompanying Prospectus.

Prepayment Information
      Set forth below is prepayment information relating to NMAC’s securitized portfolios of retail installment sale contracts for the past five years. The following tables include a pool factor based on a prepayment assumption and actual pool factors to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal balances of the notes using certain prepayment assumptions.
NAROT 2001-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2001-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2001-C

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2002-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2002-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2002-C

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2003-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2003-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2003-C

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2004-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2004-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2004-C

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2005-A

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2005-B

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

NAROT 2005-C

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in the accompanying Prospectus.

Prepayment Speeds
      Set forth below is historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for all included series for each month following each such series issuance for as long as such series remains outstanding. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus Supplement.

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. The data used to complete the information reflected with respect to later months is based on less than all series listed because more recently issued series will only be reflected to the extent of their current number of months outstanding and earlier issued series may have amortized more quickly than the number of months reflected on the above graph.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Period average for each month is based on the sum of the actual ABS prepayment speeds for all series outstanding in such month divided by the total number of series outstanding in such month.

Delinquency Experience
      Set forth below is delinquency information relating to NMAC’s securitized portfolios of retail installment sale contracts for new, near-new and used automobiles and light-duty trucks for the past five years presented on a year-by-year basis.
NAROT 2001-A, 2001-B and 2001-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2002-A, 2002-B and 2002-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2003-A, 2003-B and 2003-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2004-A, 2004-B and 2004-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

NAROT 2005-A, 2005-B and 2005-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus Supplement.

Credit Loss Experience
      Set forth below is credit loss information relating to NMAC’s securitized portfolios of retail installment sale contracts for new, near-new and used automobiles and light-duty trucks for the past five years presented on a year-by-year basis.
NAROT 2001-A, 2001-B and 2001-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2002-A, 2002-B and 2002-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2003-A, 2003-B and 2003-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2004-A, 2004-B and 2004-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2005-A, 2005-B and 2005-C

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page B-1 of this Prospectus Supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

APPENDIX C
HISTORICAL POOL PERFORMANCE
      The information presented in this Appendix C to the extent such information relates to NMAC’s experience with respect to its securitized portfolios of retail installment sale contracts established prior to January 1, 2006, is not deemed to be part of this Prospectus Supplement, the accompanying Prospectus or the registration statement.

Nissan Auto Receivables Owner Trust 2001-A

Month			Beginning Pool	Ending Pool	Pool	31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count		Month	Balance ($)	Balance ($)	Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1		Jan-01	1,054,018,470.93	1,024,318,060.73	0.971822	287	4,422,263.72	0	0.00	0	0.00
2		Feb-01	1,024,318,060.73	997,362,546.45	0.946248	254	3,926,447.87	20	328,667.78	0	0.00
3		Mar-01	997,362,546.45	965,495,342.15	0.916014	316	4,982,576.89	22	355,649.23	2	34,079.59
4		Apr-01	965,495,342.15	936,494,767.21	0.888499	306	4,701,888.54	44	689,269.73	5	83,334.13
5		May-01	936,494,767.21	905,069,038.83	0.858684	399	5,793,356.02	63	1,011,941.08	7	115,218.23
6		Jun-01	905,069,038.83	875,218,101.06	0.830363	369	5,514,300.50	86	1,253,198.34	10	139,664.55
7		Jul-01	875,218,101.06	842,547,464.73	0.799367	477	7,078,171.33	56	788,480.86	16	253,826.95
8		Aug-01	842,547,464.73	810,625,953.60	0.769081	463	6,720,491.70	83	1,140,579.09	13	214,869.64
9		Sep-01	810,625,953.60	782,631,265.37	0.742521	516	7,318,537.24	82	1,218,752.35	22	310,356.37
10		Oct-01	782,631,265.37	748,105,657.33	0.709765	598	8,262,085.03	81	1,101,306.83	18	261,580.32
11		Nov-01	748,105,657.33	717,790,127.79	0.681003	633	8,762,545.64	112	1,513,485.45	16	204,713.20
12		Dec-01	717,790,127.79	687,175,453.98	0.651958	773	10,177,166.78	165	2,218,601.57	31	418,913.92
13		Jan-02	687,175,453.98	653,675,381.77	0.620175	660	8,739,535.24	144	1,892,943.29	32	442,804.66
14		Feb-02	653,675,381.77	625,370,478.62	0.593320	591	7,724,185.74	125	1,615,981.75	20	279,100.84
15		Mar-02	625,370,478.62	595,051,437.33	0.564555	609	7,728,583.33	110	1,478,191.51	22	289,095.30
16		Apr-02	595,051,437.33	565,873,066.31	0.536872	497	6,214,130.75	85	1,107,323.19	17	238,729.29
17		May-02	565,873,066.31	538,198,571.79	0.510616	586	7,198,376.65	83	1,099,147.84	23	308,434.66
18		Jun-02	538,198,571.79	513,277,250.98	0.486972	583	6,860,247.34	121	1,535,333.59	17	227,793.33
19		Jul-02	513,277,250.98	485,243,722.35	0.460375	621	7,228,388.30	89	1,066,713.34	17	229,529.81
20		Aug-02	485,243,722.35	459,088,428.51	0.435560	603	7,010,173.76	111	1,295,612.86	15	200,636.40
21		Sep-02	459,088,428.51	434,653,880.71	0.412378	566	6,415,782.34	120	1,342,909.46	25	269,829.98
22		Oct-02	434,653,880.71	410,363,665.66	0.389333	583	6,373,888.36	105	1,226,038.45	14	172,765.79
23		Nov-02	410,363,665.66	389,275,501.17	0.369325	580	6,263,280.43	118	1,292,305.39	24	268,117.48
24		Dec-02	389,275,501.17	367,850,165.04	0.348998	706	7,368,827.59	113	1,229,698.06	23	277,899.51
25		Jan-03	367,850,165.04	344,805,578.04	0.327134	591	5,962,501.87	118	1,283,721.15	16	151,513.35
26		Feb-03	344,805,578.04	326,213,191.29	0.309495	582	5,563,803.80	84	877,615.50	22	207,485.62
27		Mar-03	326,213,191.29	303,886,303.56	0.288312	516	4,788,044.66	78	781,608.30	9	88,285.57
28		Apr-03	303,886,303.56	283,007,223.17	0.268503	500	4,647,412.49	83	813,908.18	12	128,333.99
29		May-03	283,007,223.17	263,521,469.56	0.250016	562	5,122,793.19	94	869,180.14	13	136,362.20
30		Jun-03	263,521,469.56	245,114,843.02	0.232553	492	4,195,127.68	87	827,941.84	19	187,384.94
31		Jul-03	245,114,843.02	226,726,674.72	0.215107	555	4,674,744.70	89	759,516.81	15	168,440.14
32		Aug-03	226,726,674.72	210,395,698.75	0.199613	515	4,276,584.19	100	864,658.47	14	112,359.41
33		Sep-03	210,395,698.75	194,423,745.15	0.184460	472	3,843,607.85	113	857,826.52	19	181,377.66
34		Oct-03	194,423,745.15	179,212,111.73	0.170027	476	3,731,786.14	96	761,897.39	17	154,262.10
35		Nov-03	179,212,111.73	167,266,885.14	0.158694	562	4,017,950.66	115	885,653.83	19	163,161.72
36		Dec-03	167,266,885.14	153,905,297.75	0.146018	563	4,055,905.81	133	886,016.52	16	131,991.15
37		Jan-04	153,905,297.75	141,561,095.27	0.134306	555	3,800,534.53	147	1,058,166.15	11	56,199.12
38		Feb-04	141,561,095.27	130,157,712.04	0.123487	484	3,214,629.53	121	833,453.54	23	169,720.53
39		Mar-04	130,157,712.04	116,302,091.79	0.110342	393	2,558,878.33	97	617,200.99	12	77,100.07
40	*	Apr-04	116,302,091.79	0.00	—	365	2,201,156.42	91	576,607.70	11	69,283.73

Nissan Auto Receivables Owner Trust 2001-A — (Continued)

Month			Total	Total	Delinquent %	Defaulted	Liquidated	Net	Cumulative Net	Cumulative Net	Prepayments
Count		Month	Delinquent (#)	Delinquent ($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1		Jan-01	287	4,422,263.72	0.43%	0.00	0.00	0.00	0.00	0.000%	1.07%
2		Feb-01	274	4,255,115.65	0.43%	175,584.45	0.00	175,584.45	175,584.45	0.017%	0.85%
3		Mar-01	340	5,372,305.71	0.56%	433,702.58	62,437.21	371,265.37	546,849.82	0.052%	1.30%
4		Apr-01	355	5,474,492.40	0.58%	396,164.44	111,448.41	284,716.03	831,565.85	0.079%	1.08%
5		May-01	469	6,920,515.33	0.76%	690,164.13	247,880.45	442,283.68	1,273,849.53	0.121%	1.32%
6		Jun-01	465	6,907,163.39	0.79%	793,147.09	321,371.29	471,775.80	1,745,625.33	0.166%	1.26%
7		Jul-01	549	8,120,479.14	0.96%	899,693.76	304,393.61	595,300.15	2,340,925.48	0.222%	1.53%
8		Aug-01	559	8,075,940.43	1.00%	771,596.51	432,318.70	339,277.81	2,680,203.29	0.254%	1.51%
9		Sep-01	620	8,847,645.96	1.13%	761,518.53	440,950.12	320,568.41	3,000,771.70	0.285%	1.22%
10		Oct-01	697	9,624,972.18	1.29%	949,639.79	342,755.86	606,883.93	3,607,655.63	0.342%	1.78%
11		Nov-01	761	10,480,744.29	1.46%	753,334.42	369,300.55	384,033.87	3,991,689.50	0.379%	1.51%
12		Dec-01	969	12,814,682.27	1.86%	672,718.91	396,787.51	275,931.40	4,267,620.90	0.405%	1.57%
13		Jan-02	836	11,075,283.19	1.69%	918,484.73	428,032.87	490,451.86	4,758,072.76	0.451%	1.83%
14		Feb-02	736	9,619,268.33	1.54%	929,834.50	461,142.52	468,691.98	5,226,764.74	0.496%	1.53%
15		Mar-02	741	9,495,870.14	1.60%	807,431.97	566,027.18	241,404.79	5,468,169.53	0.519%	1.73%
16		Apr-02	599	7,560,183.23	1.34%	873,149.37	388,112.42	485,036.95	5,953,206.48	0.565%	1.69%
17		May-02	692	8,605,959.15	1.60%	618,900.77	469,391.37	149,509.40	6,102,715.88	0.579%	1.63%
18		Jun-02	721	8,623,374.26	1.68%	572,958.92	398,848.18	174,110.74	6,276,826.62	0.596%	1.45%
19		Jul-02	727	8,524,631.45	1.76%	712,589.42	382,306.24	330,283.18	6,607,109.80	0.627%	1.74%
20		Aug-02	729	8,506,423.02	1.85%	593,530.96	362,569.71	230,961.25	6,838,071.05	0.649%	1.68%
21		Sep-02	711	8,028,521.78	1.85%	486,205.83	247,428.51	238,777.32	7,076,848.37	0.671%	1.60%
22		Oct-02	702	7,772,692.60	1.89%	622,586.38	429,579.72	193,006.66	7,269,855.03	0.690%	1.63%
23		Nov-02	722	7,823,703.30	2.01%	534,566.92	317,184.98	217,381.94	7,487,236.97	0.710%	1.41%
24		Dec-02	842	8,876,425.16	2.41%	580,547.94	196,502.86	384,045.08	7,871,282.05	0.747%	1.49%
25		Jan-03	725	7,397,736.37	2.15%	623,800.41	441,678.03	182,122.38	8,053,404.43	0.764%	1.66%
26		Feb-03	688	6,648,904.92	2.04%	528,368.18	334,336.19	194,031.99	8,247,436.42	0.782%	1.32%
27		Mar-03	603	5,657,938.53	1.86%	426,250.39	310,069.43	116,180.96	8,363,617.38	0.793%	1.69%
28		Apr-03	595	5,589,654.66	1.98%	356,226.51	299,284.44	56,942.07	8,420,559.45	0.799%	1.67%
29		May-03	669	6,128,335.53	2.33%	272,732.39	340,512.57	(67,780.18)	8,352,779.27	0.792%	1.62%
30		Jun-03	598	5,210,454.46	2.13%	353,355.98	237,463.84	115,892.14	8,468,671.41	0.803%	1.58%
31		Jul-03	659	5,602,701.65	2.47%	355,840.35	237,550.27	118,290.08	8,586,961.49	0.815%	1.63%
32		Aug-03	629	5,253,602.07	2.50%	313,795.75	248,293.80	65,501.95	8,652,463.44	0.821%	1.51%
33		Sep-03	604	4,882,812.03	2.51%	220,547.96	323,305.83	(102,757.87)	8,549,705.57	0.811%	1.52%
34		Oct-03	589	4,647,945.63	2.59%	225,100.00	209,588.38	15,511.62	8,565,217.19	0.813%	1.51%
35		Nov-03	696	5,066,766.21	3.03%	193,787.37	172,098.89	21,688.48	8,586,905.67	0.815%	1.22%
36		Dec-03	712	5,073,913.48	3.30%	239,320.16	185,258.55	54,061.61	8,640,967.28	0.820%	1.45%
37		Jan-04	713	4,914,899.80	3.47%	231,154.87	142,192.06	88,962.81	8,729,930.09	0.828%	1.39%
38		Feb-04	628	4,217,803.60	3.24%	112,287.04	199,185.27	(86,898.23)	8,643,031.86	0.820%	1.32%
39		Mar-04	502	3,253,179.39	2.80%	198,485.39	232,627.32	(34,141.93)	8,608,889.93	0.817%	1.62%
40	*	Apr-04	467	2,847,047.85	0.00%	153,404.19	193,456.33	(40,052.14)	8,568,837.79	0.813%

Nissan Auto Receivables Owner Trust 2001-B

Month		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Pool Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	Apr-01	1,283,773,137.44	1,248,425,791.32	0.972466	247	3,909,517.54	0	0.00	0	0.00
2	May-01	1,248,425,791.32	1,210,093,871.60	0.942607	366	5,685,713.62	49	741,647.40	0	0.00
3	Jun-01	1,210,093,871.60	1,172,916,842.27	0.913648	422	6,477,569.30	52	853,375.36	12	177,058.14
4	Jul-01	1,172,916,842.27	1,133,339,260.15	0.882819	524	7,843,318.08	74	1,143,648.62	18	317,947.43
5	Aug-01	1,133,339,260.15	1,092,689,622.58	0.851155	537	7,854,061.39	87	1,327,902.44	16	260,963.33
6	Sep-01	1,092,689,622.58	1,059,079,275.68	0.824974	561	8,305,232.63	108	1,612,625.61	23	378,239.50
7	Oct-01	1,059,079,275.68	1,016,266,327.72	0.791625	659	9,722,693.57	88	1,247,755.50	23	394,454.44
8	Nov-01	1,016,266,327.72	978,398,120.45	0.762127	681	9,941,473.17	121	1,744,118.39	18	276,264.18
9	Dec-01	978,398,120.45	939,668,088.91	0.731958	883	12,381,402.75	165	2,385,875.75	27	383,473.49
10	Jan-02	939,668,088.91	898,165,005.50	0.699629	766	10,574,122.76	180	2,511,371.32	37	504,421.47
11	Feb-02	898,165,005.50	863,493,032.28	0.672621	700	9,496,103.30	131	1,954,361.63	29	424,544.27
12	Mar-02	863,493,032.28	825,289,691.42	0.642863	750	10,114,187.23	124	1,773,387.16	13	214,285.54
13	Apr-02	825,289,691.42	787,088,050.46	0.613105	562	7,283,589.01	147	2,052,012.40	17	235,792.61
14	May-02	787,088,050.46	752,413,993.33	0.586096	673	8,363,822.42	105	1,352,851.13	26	39,962.03
15	Jun-02	752,413,993.33	719,901,981.55	0.560770	645	8,225,887.28	142	1,820,675.78	20	266,094.79
16	Jul-02	719,901,981.55	683,197,700.33	0.532179	692	8,577,033.33	116	1,439,633.30	19	226,583.34
17	Aug-02	683,197,700.33	648,965,791.25	0.505514	681	8,269,031.83	126	1,544,588.09	30	389,120.84
18	Sep-02	648,965,791.25	616,191,536.12	0.479985	636	7,687,831.03	132	1,658,612.11	26	293,023.47
19	Oct-02	616,191,536.12	584,060,423.54	0.454956	701	8,229,443.60	124	1,488,348.25	23	325,131.45
20	Nov-02	584,060,423.54	556,600,846.12	0.433566	682	7,819,860.40	148	1,720,292.35	25	303,851.85
21	Dec-02	556,600,846.12	527,164,646.89	0.410637	829	9,310,964.04	136	1,523,592.22	31	363,458.02
22	Jan-03	527,164,646.89	496,318,928.55	0.386610	682	7,421,506.67	133	1,355,039.22	30	313,282.39
23	Feb-03	496,318,928.55	471,301,776.60	0.367122	625	6,618,703.09	99	1,086,490.38	16	158,987.29
24	Mar-03	471,301,776.60	440,550,286.63	0.343168	649	6,676,019.57	70	702,285.87	8	76,776.96
25	Apr-03	440,550,286.63	413,628,783.90	0.322198	577	5,659,349.98	87	889,041.79	17	174,019.52
26	May-03	413,628,783.90	386,668,982.18	0.301197	632	6,223,416.82	93	878,988.84	22	225,686.68
27	Jun-03	386,668,982.18	361,239,962.51	0.281389	582	5,682,559.45	103	1,032,444.01	17	140,847.05
28	Jul-03	361,239,962.51	335,438,272.20	0.261291	649	5,998,711.12	96	922,584.56	25	263,848.29
29	Aug-03	335,438,272.20	312,626,501.48	0.243522	635	5,729,649.75	147	1,378,582.48	22	215,969.69
30	Sep-03	312,626,501.48	290,099,930.07	0.225974	563	4,938,881.39	120	1,140,432.16	26	257,661.63
31	Oct-03	290,099,930.07	268,555,299.11	0.209192	627	5,263,653.81	127	1,062,859.24	17	164,936.42
32	Nov-03	268,555,299.11	251,705,220.74	0.196067	657	5,333,008.55	168	1,394,258.17	22	166,528.72
33	Dec-03	251,705,220.74	232,437,678.91	0.181058	652	5,131,282.06	151	1,285,729.10	36	318,477.60
34	Jan-04	232,437,678.91	214,647,522.34	0.167201	613	4,647,014.80	151	1,184,258.99	41	379,173.15
35	Feb-04	214,647,522.34	198,527,259.60	0.154644	544	3,874,433.01	141	1,100,898.06	15	123,092.12
36	Mar-04	198,527,259.60	179,521,400.80	0.139839	500	3,431,670.27	85	619,234.22	12	82,575.18
37	Apr-04	179,521,400.80	163,729,943.75	0.127538	456	3,067,325.45	105	726,447.15	7	45,606.95
38	May-04	163,729,943.75	149,698,209.41	0.116608	584	3,650,376.12	114	758,391.12	17	127,285.58
39	Jun-04	149,698,209.41	134,508,274.99	0.104776	464	2,909,509.37	114	703,441.70	21	121,067.34
40*	Jul-04	134,508,274.99	0.00	—	545	3,128,338.43	104	635,683.38	20	121,843.03

Nissan Auto Receivables Owner Trust 2001-B — (Continued)

Month		Total	Total	Delinquent %	Defaulted	Liquidated		Cumulative Net	Cumulative Net	Prepayments
Count	Month	Delinquent (#)	Delinquent($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Net Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1	Apr-01	247	3,909,517.54	0.31%	0.00	0.00	0.00	0.00	0.000%	0.97%
2	May-01	415	6,427,361.02	0.53%	296,361.58	0.00	296,361.58	296,361.58	0.023%	1.19%
3	Jun-01	486	7,508,002.80	0.64%	665,305.69	48,800.00	616,505.69	912,867.27	0.071%	1.15%
4	Jul-01	616	9,304,914.13	0.82%	829,766.54	234,501.01	595,265.53	1,508,132.80	0.117%	1.34%
5	Aug-01	640	9,442,927.16	0.86%	1,049,844.58	527,971.49	521,873.09	2,030,005.89	0.158%	1.44%
6	Sep-01	692	10,296,097.74	0.97%	872,186.54	358,834.89	513,351.65	2,543,357.54	0.198%	1.00%
7	Oct-01	770	11,364,903.51	1.12%	1,475,271.46	407,123.60	1,068,147.86	3,611,505.40	0.281%	1.64%
8	Nov-01	820	11,961,855.74	1.22%	1,043,121.22	548,709.88	494,411.34	4,105,916.74	0.320%	1.37%
9	Dec-01	1,075	15,150,751.99	1.61%	908,788.27	634,283.29	274,504.98	4,380,421.72	0.341%	1.50%
10	Jan-02	983	13,589,915.55	1.51%	1,159,206.48	532,623.27	626,583.21	5,007,004.93	0.390%	1.71%
11	Feb-02	860	11,875,009.20	1.38%	1,038,903.22	536,544.78	502,358.44	5,509,363.37	0.429%	1.33%
12	Mar-02	887	12,101,859.93	1.47%	889,997.01	594,877.20	295,119.81	5,804,483.18	0.452%	1.60%
13	Apr-02	726	9,571,394.02	1.22%	1,032,372.16	557,717.08	474,655.08	6,279,138.26	0.489%	1.64%
14	May-02	804	9,756,635.58	1.30%	679,184.73	590,876.55	88,308.18	6,367,446.44	0.496%	1.47%
15	Jun-02	807	10,312,657.85	1.43%	852,756.29	402,595.78	450,160.51	6,817,606.95	0.531%	1.37%
16	Jul-02	827	10,243,249.97	1.50%	876,323.49	510,882.05	365,441.44	7,183,048.39	0.560%	1.68%
17	Aug-02	837	10,202,740.76	1.57%	771,352.35	562,324.10	209,028.25	7,392,076.64	0.576%	1.58%
18	Sep-02	794	9,639,466.61	1.56%	836,398.88	397,182.75	439,216.13	7,831,292.77	0.610%	1.57%
19	Oct-02	848	10,042,923.30	1.72%	774,416.58	428,121.50	346,295.08	8,177,587.85	0.637%	1.58%
20	Nov-02	855	9,844,004.60	1.77%	739,132.67	352,939.83	386,192.84	8,563,780.69	0.667%	1.31%
21	Dec-02	996	11,198,014.28	2.12%	869,205.20	332,869.03	536,336.17	9,100,116.86	0.709%	1.49%
22	Jan-03	845	9,089,828.28	1.83%	816,092.42	402,369.10	413,723.32	9,513,840.18	0.741%	1.62%
23	Feb-03	740	7,864,180.76	1.67%	644,187.72	428,219.89	215,967.83	9,729,808.01	0.758%	1.28%
24	Mar-03	727	7,455,082.40	1.69%	571,503.76	500,127.70	71,376.06	9,801,184.07	0.763%	1.70%
25	Apr-03	681	6,722,411.29	1.63%	460,151.18	352,562.27	107,588.91	9,908,772.98	0.772%	1.53%
26	May-03	747	7,328,092.34	1.90%	460,665.60	451,388.76	9,276.84	9,918,049.82	0.773%	1.58%
27	Jun-03	702	6,855,850.51	1.90%	430,770.19	289,895.49	140,874.70	10,058,924.52	0.784%	1.57%
28	Jul-03	770	7,185,143.97	2.14%	372,019.74	379,777.27	(7,757.53)	10,051,166.99	0.783%	1.64%
29	Aug-03	804	7,324,201.92	2.34%	406,613.27	300,979.14	105,634.13	10,156,801.12	0.791%	1.51%
30	Sep-03	709	6,336,975.18	2.18%	466,002.75	384,076.52	81,926.23	10,238,727.35	0.798%	1.54%
31	Oct-03	771	6,491,449.47	2.42%	515,223.97	324,739.08	190,484.89	10,429,212.24	0.812%	1.52%
32	Nov-03	847	6,893,795.44	2.74%	258,909.59	292,504.87	(33,595.28)	10,395,616.96	0.810%	1.16%
33	Dec-03	839	6,735,488.76	2.90%	302,500.10	219,016.01	83,484.09	10,479,101.05	0.816%	1.44%
34	Jan-04	805	6,210,446.94	2.89%	414,970.99	213,263.23	201,707.76	10,680,808.81	0.832%	1.38%
35	Feb-04	700	5,098,423.19	2.57%	314,411.26	339,456.70	(25,045.44)	10,655,763.37	0.830%	1.33%
36	Mar-04	597	4,133,479.67	2.30%	294,137.67	303,090.02	(8,952.35)	10,646,811.02	0.829%	1.59%
37	Apr-04	568	3,839,379.55	2.34%	155,564.21	267,558.92	(111,994.71)	10,534,816.31	0.821%	1.43%
38	May-04	715	4,536,052.82	3.03%	130,760.40	220,310.44	(89,550.04)	10,445,266.27	0.814%	1.32%
39	Jun-04	599	3,734,018.41	2.78%	229,526.50	247,486.80	(17,960.30)	10,427,305.97	0.812%	1.48%
40*	Jul-04	669	3,885,864.84	0.00%	210,572.62	170,492.79	40,079.83	10,467,385.80	0.815%

Nissan Auto Receivables Owner Trust 2001-C

Month		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Pool Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	Aug-01	1,300,000,959.36	1,267,224,989.73	0.974788	417	7,114,535.70	0	0.00	0	0.00
2	Sep-01	1,267,224,989.73	1,239,116,655.47	0.953166	547	9,262,233.53	95	1,597,576.60	0	0.00
3	Oct-01	1,239,116,655.47	1,203,366,268.96	0.925666	705	11,790,437.92	108	1,851,160.81	18	269,655.67
4	Nov-01	1,203,366,268.96	1,171,206,013.03	0.900927	727	11,822,317.77	145	2,444,908.26	23	430,604.38
5	Dec-01	1,171,206,013.03	1,137,179,100.34	0.874753	1,004	16,441,529.43	179	2,895,050.04	47	820,489.80
6	Jan-02	1,137,179,100.34	1,100,604,554.00	0.846618	915	14,966,664.21	189	3,184,348.90	29	445,028.18
7	Feb-02	1,100,604,554.00	1,068,023,362.64	0.821556	772	12,436,567.00	165	2,680,531.86	30	470,623.75
8	Mar-02	1,068,023,362.64	1,031,728,884.36	0.793637	805	12,721,309.79	126	2,090,314.07	29	453,663.45
9	Apr-02	1,031,728,884.36	995,625,883.74	0.765865	711	11,191,273.31	124	1,924,417.81	26	443,841.34
10	May-02	995,625,883.74	960,429,011.13	0.738791	808	12,219,593.62	125	1,913,373.41	28	475,959.54
11	Jun-02	960,429,011.13	927,761,217.00	0.713662	863	13,157,886.11	169	2,508,922.33	25	396,098.90
12	Jul-02	927,761,217.00	891,254,223.22	0.685580	894	13,438,958.71	159	2,422,627.11	31	515,599.15
13	Aug-02	891,254,223.22	855,939,370.80	0.658414	878	13,009,109.52	180	2,688,319.78	33	565,571.33
14	Sep-02	855,939,370.80	822,725,805.56	0.632866	868	12,495,117.68	165	2,459,709.78	45	605,365.04
15	Oct-02	822,725,805.56	788,735,891.41	0.606719	906	12,709,594.10	165	2,357,062.11	41	588,343.03
16	Nov-02	788,735,891.41	758,088,956.19	0.583145	917	12,697,542.36	200	2,826,314.98	50	741,982.07
17	Dec-02	758,088,956.19	725,911,617.73	0.558393	1,021	13,810,861.94	206	2,824,691.74	45	675,537.64
18	Jan-03	725,911,617.73	691,953,424.51	0.532271	946	12,523,824.45	194	2,603,525.89	43	632,294.76
19	Feb-03	691,953,424.51	663,005,018.07	0.510003	857	11,236,393.87	166	2,261,397.33	22	340,097.90
20	Mar-03	663,005,018.07	628,356,091.68	0.483350	795	10,344,759.68	107	1,429,553.78	24	287,519.37
21	Apr-03	628,356,091.68	597,044,776.26	0.459265	741	9,339,803.20	136	1,714,281.12	17	265,815.23
22	May-03	597,044,776.26	566,180,296.63	0.435523	845	10,360,021.08	142	1,778,761.78	28	383,263.95
23	Jun-03	566,180,296.63	535,980,669.90	0.412293	768	9,364,327.32	136	1,615,852.00	26	293,011.92
24	Jul-03	535,980,669.90	505,267,755.39	0.388667	838	9,807,230.26	126	1,440,559.07	27	293,134.65
25	Aug-03	505,267,755.39	478,103,449.96	0.367772	859	9,839,286.75	184	2,155,520.89	25	288,799.16
26	Sep-03	478,103,449.96	451,082,079.95	0.346986	781	8,623,313.93	161	1,833,449.11	33	361,627.04
27	Oct-03	451,082,079.95	424,115,773.28	0.326243	807	8,780,374.97	179	1,954,471.39	15	154,766.36
28	Nov-03	424,115,773.28	402,645,643.36	0.309727	868	9,204,686.50	221	2,399,710.52	37	398,653.26
29	Dec-03	402,645,643.36	378,413,205.66	0.291087	887	9,061,681.03	238	2,596,184.76	45	504,269.62
30	Jan-04	378,413,205.66	355,061,940.69	0.273124	857	8,526,957.61	227	2,336,265.94	43	471,367.12
31	Feb-04	355,061,940.69	334,104,134.10	0.257003	751	7,358,063.66	168	1,690,671.61	33	363,129.08
32	Mar-04	334,104,134.10	309,354,616.25	0.237965	692	6,484,746.44	110	1,084,207.67	24	258,195.49
33	Apr-04	309,354,616.25	288,595,634.46	0.221996	595	5,353,247.85	150	1,393,397.91	18	182,968.87
34	May-04	288,595,634.46	269,982,251.28	0.207679	723	6,401,233.42	172	1,548,033.09	21	205,435.76
35	Jun-04	269,982,251.28	250,076,185.30	0.192366	621	5,277,852.25	150	1,364,216.09	30	271,717.68
36	Jul-04	250,076,185.30	231,969,290.48	0.178438	731	5,969,755.15	157	1,358,094.69	37	317,799.65
37	Aug-04	231,969,290.48	214,044,663.25	0.164650	671	5,302,988.58	173	1,448,041.99	29	270,704.86
38	Sep-04	214,044,663.25	197,637,973.04	0.152029	648	4,921,531.98	158	1,234,434.56	39	331,603.63
39	Oct-04	197,637,973.04	182,076,265.71	0.140059	718	5,236,987.04	176	1,338,166.95	20	157,205.31
40	Nov-04	182,076,265.71	167,055,743.91	0.128504	607	4,183,462.91	158	1,173,979.83	38	257,668.53
41	Dec-04	167,055,743.91	152,129,278.86	0.117022	713	4,634,960.86	173	1,241,592.29	30	229,525.33
42	Jan-05	152,129,278.86	137,761,731.20	0.105970	597	3,783,446.23	155	1,009,401.18	34	225,462.49
43*	Feb-05	137,761,731.20	0.00	—	491	2,996,568.68	144	868,106.37	25	172,821.37

Nissan Auto Receivables Owner Trust 2001-C — (Continued)

Month			Total	Total Delinquent	Delinquent %	Defaulted	Liquidated	Net	Cumulative Net	Cumulative Net	Prepayments
Count		Month	Delinquent (#)	($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1		Aug-01	417	7,114,535.70	0.56%	0.00	0.00	0.00	0.00	0.000%	0.91%
2		Sep-01	642	10,859,810.13	0.88%	620,798.60	0.00	620,798.60	620,798.60	0.048%	0.57%
3		Oct-01	831	13,911,254.40	1.16%	1,390,603.66	211,338.78	1,179,264.88	1,800,063.48	0.138%	1.16%
4		Nov-01	895	14,697,830.41	1.25%	1,589,668.16	430,137.28	1,159,530.88	2,959,594.36	0.228%	0.92%
5		Dec-01	1,230	20,157,069.27	1.77%	1,372,787.30	470,422.52	902,364.78	3,861,959.14	0.297%	1.08%
6		Jan-02	1,133	18,596,041.29	1.69%	1,862,455.53	727,852.71	1,134,602.82	4,996,561.96	0.384%	1.30%
7		Feb-02	967	15,587,722.61	1.46%	1,711,874.97	881,706.98	830,167.99	5,826,729.95	0.448%	1.04%
8		Mar-02	960	15,265,287.31	1.48%	1,575,647.91	860,927.41	714,720.50	6,541,450.45	0.503%	1.34%
9		Apr-02	861	13,559,532.46	1.36%	1,401,894.82	917,533.12	484,361.70	7,025,812.15	0.540%	1.36%
10		May-02	961	14,608,926.57	1.52%	1,298,619.29	839,770.74	458,848.55	7,484,660.70	0.576%	1.33%
11		Jun-02	1,057	16,062,907.34	1.73%	1,132,596.77	712,418.18	420,178.59	7,904,839.29	0.608%	1.19%
12		Jul-02	1,084	16,377,184.97	1.84%	1,568,335.90	545,374.69	1,022,961.21	8,927,800.50	0.687%	1.50%
13		Aug-02	1,091	16,263,000.63	1.90%	1,594,493.38	688,435.90	906,057.48	9,833,857.98	0.756%	1.49%
14		Sep-02	1,078	15,560,192.50	1.89%	1,494,118.77	797,444.34	696,674.43	10,530,532.41	0.810%	1.39%
15		Oct-02	1,112	15,654,999.24	1.98%	1,640,842.19	773,096.27	867,745.92	11,398,278.33	0.877%	1.48%
16		Nov-02	1,167	16,265,839.41	2.15%	1,449,187.79	792,920.66	656,267.13	12,054,545.46	0.927%	1.28%
17		Dec-02	1,272	17,311,091.32	2.38%	1,758,898.12	527,436.76	1,231,461.36	13,286,006.82	1.022%	1.43%
18		Jan-03	1,183	15,759,645.10	2.28%	1,560,334.08	927,550.41	632,783.67	13,918,790.49	1.071%	1.60%
19		Feb-03	1,045	13,837,889.10	2.09%	1,573,950.20	661,034.44	912,915.76	14,831,706.25	1.141%	1.29%
20		Mar-03	926	12,061,832.83	1.92%	1,265,397.95	823,743.91	441,654.04	15,273,360.29	1.175%	1.72%
21		Apr-03	894	11,319,899.55	1.90%	874,680.28	688,263.47	186,416.81	15,459,777.10	1.189%	1.56%
22		May-03	1,015	12,522,046.81	2.21%	940,856.58	851,301.28	89,555.30	15,549,332.40	1.196%	1.58%
23		Jun-03	930	11,273,191.24	2.10%	855,116.23	513,868.61	341,247.62	15,890,580.02	1.222%	1.58%
24		Jul-03	991	11,540,923.98	2.28%	860,740.94	609,765.87	250,975.07	16,141,555.09	1.242%	1.66%
25		Aug-03	1,068	12,283,606.80	2.57%	627,035.13	674,647.74	(47,612.61)	16,093,942.48	1.238%	1.48%
26		Sep-03	975	10,818,390.08	2.40%	681,139.85	590,643.76	90,496.09	16,184,438.57	1.245%	1.52%
27		Oct-03	1,001	10,889,612.72	2.57%	947,103.37	440,990.63	506,112.74	16,690,551.31	1.284%	1.56%
28		Nov-03	1,126	12,003,050.28	2.98%	502,681.67	334,262.86	168,418.81	16,858,970.12	1.297%	1.22%
29		Dec-03	1,170	12,162,135.41	3.21%	671,732.71	321,422.78	350,309.93	17,209,280.05	1.324%	1.49%
30		Jan-04	1,127	11,334,590.67	3.19%	803,165.30	416,714.08	386,451.22	17,595,731.27	1.354%	1.48%
31		Feb-04	952	9,411,864.35	2.82%	662,932.66	347,203.49	315,729.17	17,911,460.44	1.378%	1.33%
32		Mar-04	826	7,827,149.60	2.53%	586,181.59	498,481.87	87,699.72	17,999,160.16	1.385%	1.66%
33		Apr-04	763	6,929,614.63	2.40%	401,078.95	498,091.37	(97,012.42)	17,902,147.74	1.377%	1.44%
34		May-04	916	8,154,702.27	3.02%	345,552.41	423,655.05	(78,102.64)	17,824,045.10	1.371%	1.30%
35		Jun-04	801	6,913,786.02	2.76%	371,518.25	310,542.03	60,976.22	17,885,021.32	1.376%	1.47%
36		Jul-04	925	7,645,649.49	3.30%	424,600.13	307,571.50	117,028.63	18,002,049.95	1.385%	1.37%
37		Aug-04	873	7,021,735.43	3.28%	456,266.02	314,031.82	142,234.20	18,144,284.15	1.396%	1.41%
38		Sep-04	845	6,487,570.17	3.28%	408,352.85	343,489.27	64,863.58	18,209,147.73	1.401%	1.32%
39		Oct-04	914	6,732,359.30	3.70%	430,707.54	290,040.06	140,667.48	18,349,815.21	1.412%	1.28%
40		Nov-04	803	5,615,111.27	3.36%	254,447.12	334,218.08	(79,770.96)	18,270,044.25	1.405%	1.28%
41		Dec-04	916	6,106,078.48	4.01%	402,468.60	257,839.07	144,629.53	18,414,673.78	1.417%	1.40%
42		Jan-05	786	5,018,309.90	3.64%	253,865.51	350,704.15	(96,838.64)	18,317,835.14	1.409%	1.40%
43	*	Feb-05	660	4,037,496.42	0.00%	181,431.41	322,598.25	(141,166.84)	18,176,668.30	1.398%

Nissan Auto Receivables Owner Trust 2002-A

Month		Beginning Pool	Ending Pool	Pool	31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	Jan-02	1,444,215,688.13	1,402,795,391.93	0.971320	492	8,516,335.61	0	0.00	0	0.00
2	Feb-02	1,402,795,391.93	1,367,112,783.41	0.946613	487	8,601,556.68	68	1,184,248.61	0	0.00
3	Mar-02	1,367,112,783.41	1,325,275,534.73	0.917644	594	9,978,911.53	82	1,402,274.98	22	324,355.30
4	Apr-02	1,325,275,534.73	1,284,264,290.72	0.889247	535	9,125,457.67	120	1,885,464.70	16	317,404.62
5	May-02	1,284,264,290.72	1,243,184,821.80	0.860803	713	11,751,216.18	118	1,893,414.32	25	406,728.58
6	Jun-02	1,243,184,821.80	1,204,142,932.35	0.833769	714	11,497,668.22	142	2,341,797.32	30	481,863.51
7	Jul-02	1,204,142,932.35	1,160,899,831.40	0.803827	803	13,003,805.16	138	2,023,701.58	29	468,000.65
8	Aug-02	1,160,899,831.40	1,119,568,472.50	0.775209	762	12,008,637.81	139	2,240,675.19	30	389,318.47
9	Sep-02	1,119,568,472.50	1,079,649,590.51	0.747568	774	11,951,920.53	146	2,327,168.92	35	592,187.58
10	Oct-02	1,079,649,590.51	1,037,471,111.42	0.718363	850	12,862,761.99	157	2,473,173.49	20	350,239.06
11	Nov-02	1,037,471,111.42	1,001,461,601.27	0.693429	934	13,717,370.49	176	2,575,929.32	35	500,054.55
12	Dec-02	1,001,461,601.27	963,479,345.91	0.667130	982	14,466,526.56	202	3,045,772.12	43	625,822.85
13	Jan-03	963,479,345.91	922,081,623.88	0.638465	930	13,685,195.21	178	2,516,632.75	37	554,324.54
14	Feb-03	922,081,623.88	887,574,921.97	0.614572	850	12,133,279.46	127	1,804,246.40	32	441,634.44
15	Mar-03	887,574,921.97	845,754,763.90	0.585615	867	12,104,342.35	123	1,684,376.69	11	177,633.10
16	Apr-03	845,754,763.90	807,705,600.49	0.559269	769	10,459,767.31	127	1,666,915.76	29	370,715.17
17	May-03	807,705,600.49	769,836,718.51	0.533048	867	11,666,786.44	157	2,122,507.15	33	405,263.13
18	Jun-03	769,836,718.51	731,901,005.27	0.506781	818	10,803,169.90	144	1,819,905.09	39	530,128.53
19	Jul-03	731,901,005.27	693,056,301.34	0.479884	903	11,668,699.49	135	1,722,379.61	30	429,945.02
20	Aug-03	693,056,301.34	658,247,480.38	0.455782	935	11,676,338.06	180	2,279,524.34	29	368,614.24
21	Sep-03	658,247,480.38	623,628,028.93	0.431811	841	10,186,369.78	195	2,405,708.62	39	497,901.20
22	Oct-03	623,628,028.93	590,374,897.76	0.408786	863	10,186,225.74	174	2,180,849.92	40	471,162.85
23	Nov-03	590,374,897.76	562,850,781.38	0.389728	955	11,273,433.27	237	2,822,401.79	41	447,199.83
24	Dec-03	562,850,781.38	531,348,940.58	0.367915	977	10,902,003.91	240	2,898,516.59	50	573,749.17
25	Jan-04	531,348,940.58	502,068,545.21	0.347641	940	10,284,707.98	234	2,692,633.60	50	593,721.34
26	Feb-04	502,068,545.21	474,821,390.22	0.328775	831	8,968,708.89	222	2,490,267.56	33	389,053.00
27	Mar-04	474,821,390.22	442,733,770.61	0.306557	713	7,404,776.61	149	1,649,609.67	35	409,621.52
28	Apr-04	442,733,770.61	414,467,817.37	0.286985	618	6,108,071.66	159	1,586,583.53	26	288,867.88
29	May-04	414,467,817.37	389,983,158.98	0.270031	814	8,030,292.13	169	1,713,388.07	36	372,802.55
30	Jun-04	389,983,158.98	362,183,700.57	0.250782	688	6,585,332.95	178	1,667,473.34	22	235,070.17
31	Jul-04	362,183,700.57	337,653,705.97	0.233797	760	6,873,265.99	186	1,753,303.23	32	298,557.86
32	Aug-04	337,653,705.97	313,691,416.91	0.217205	721	6,303,498.91	203	1,805,661.62	39	359,577.65
33	Sep-04	313,691,416.91	291,432,203.72	0.201793	713	6,062,712.25	201	1,818,890.58	39	303,138.91
34	Oct-04	291,432,203.72	271,091,916.05	0.187709	783	6,585,974.35	205	1,787,139.45	33	303,712.54
35	Nov-04	271,091,916.05	251,022,755.11	0.173813	721	5,921,647.48	179	1,448,490.51	32	289,011.79
36	Dec-04	251,022,755.11	231,742,852.62	0.160463	807	6,233,587.34	180	1,472,542.49	31	261,566.88
37	Jan-05	231,742,852.62	212,150,493.38	0.146897	697	5,136,401.20	171	1,321,376.93	30	268,928.48
38	Feb-05	212,150,493.38	195,477,283.43	0.135352	543	3,884,905.89	135	984,627.33	25	175,960.76
39	Mar-05	195,477,283.43	175,873,863.68	0.121778	557	3,806,382.62	89	585,086.36	22	147,893.80
40	Apr-05	175,873,863.68	160,090,217.19	0.110849	504	3,258,303.68	116	727,706.46	11	63,805.68
41	May-05	160,090,217.19	144,013,641.42	0.099718	586	3,539,690.66	113	662,955.35	16	69,932.13
42*	Jun-05	144,013,641.42	0.00	—	478	2,755,421.26	134	803,167.74	22	131,680.41

Nissan Auto Receivables Owner Trust 2002-A — (Continued)

Month		Total	Total	Delinquent %	Defaulted	Liquidated		Cumulative Net	Cumulative Net	Prepayments
Count	Month	Delinquent (#)	Delinquent ($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Net Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1	Jan-02	492	8,516,335.61	0.61%	156,849.74	0.00	156,849.74	156,849.74	0.011%	1.11%
2	Feb-02	555	9,785,805.29	0.72%	291,790.53	11,599.85	280,190.68	437,040.42	0.030%	0.78%
3	Mar-02	698	11,705,541.81	0.88%	554,326.51	133,668.25	420,658.26	857,698.68	0.059%	1.18%
4	Apr-02	671	11,328,326.99	0.88%	1,073,861.76	259,831.92	814,029.84	1,671,728.52	0.116%	1.16%
5	May-02	856	14,051,359.08	1.13%	1,205,488.85	377,532.03	827,956.82	2,499,685.34	0.173%	1.20%
6	Jun-02	886	14,321,329.05	1.19%	1,622,786.15	383,252.43	1,239,533.72	3,739,219.06	0.259%	1.10%
7	Jul-02	970	15,495,507.39	1.33%	1,807,614.67	585,175.25	1,222,439.42	4,961,658.48	0.344%	1.38%
8	Aug-02	931	14,638,631.47	1.31%	1,591,824.43	747,988.60	843,835.83	5,805,494.31	0.402%	1.31%
9	Sep-02	955	14,871,277.03	1.38%	1,326,538.46	724,049.88	602,488.58	6,407,982.89	0.444%	1.26%
10	Oct-02	1,027	15,686,174.54	1.51%	1,887,642.82	664,271.63	1,223,371.19	7,631,354.08	0.528%	1.43%
11	Nov-02	1,145	16,793,354.36	1.68%	1,252,925.50	733,005.63	519,919.87	8,151,273.95	0.564%	1.10%
12	Dec-02	1,227	18,138,121.53	1.88%	1,478,304.21	568,003.36	910,300.85	9,061,574.80	0.627%	1.26%
13	Jan-03	1,145	16,756,152.50	1.82%	1,705,236.10	698,271.76	1,006,964.34	10,068,539.14	0.697%	1.49%
14	Feb-03	1,009	14,379,160.30	1.62%	1,605,375.65	774,703.04	830,672.61	10,899,211.75	0.755%	1.16%
15	Mar-03	1,001	13,966,352.14	1.65%	1,291,890.59	853,909.26	437,981.33	11,337,193.08	0.785%	1.61%
16	Apr-03	925	12,497,398.24	1.55%	1,095,285.24	636,303.49	458,981.75	11,796,174.83	0.817%	1.46%
17	May-03	1,057	14,194,556.72	1.84%	1,130,368.08	706,577.84	423,790.24	12,219,965.07	0.846%	1.49%
18	Jun-03	1,001	13,153,203.52	1.80%	1,218,485.22	639,895.80	578,589.42	12,798,554.49	0.886%	1.54%
19	Jul-03	1,068	13,821,024.12	1.99%	1,345,131.26	479,442.14	865,689.12	13,664,243.61	0.946%	1.63%
20	Aug-03	1,144	14,324,476.64	2.18%	1,012,574.00	705,569.63	307,004.37	13,971,247.98	0.967%	1.47%
21	Sep-03	1,075	13,089,979.60	2.10%	855,062.06	596,131.79	258,930.27	14,230,178.25	0.985%	1.50%
22	Oct-03	1,077	12,838,238.51	2.17%	1,206,746.21	591,546.83	615,199.38	14,845,377.63	1.028%	1.47%
23	Nov-03	1,233	14,543,034.89	2.58%	856,315.65	555,188.14	301,127.51	15,146,505.14	1.049%	1.15%
24	Dec-03	1,267	14,374,269.67	2.71%	725,251.35	456,634.64	268,616.71	15,415,121.85	1.067%	1.45%
25	Jan-04	1,224	13,571,062.92	2.70%	1,002,812.22	529,615.84	473,196.38	15,888,318.23	1.100%	1.37%
26	Feb-04	1,086	11,848,029.45	2.50%	575,925.28	510,234.04	65,691.24	15,954,009.47	1.105%	1.28%
27	Mar-04	897	9,464,007.80	2.14%	681,284.46	509,084.48	172,199.98	16,126,209.45	1.117%	1.60%
28	Apr-04	803	7,983,523.07	1.93%	654,008.27	410,225.53	243,782.74	16,369,992.19	1.133%	1.45%
29	May-04	1,019	10,116,482.75	2.59%	407,779.21	450,027.70	(42,248.49)	16,327,743.70	1.131%	1.30%
30	Jun-04	888	8,487,876.46	2.34%	510,265.92	353,913.10	156,352.82	16,484,096.52	1.141%	1.55%
31	Jul-04	978	8,925,127.08	2.64%	426,892.22	335,278.89	91,613.33	16,575,709.85	1.148%	1.41%
32	Aug-04	963	8,468,738.18	2.70%	608,776.96	361,754.30	247,022.66	16,822,732.51	1.165%	1.42%
33	Sep-04	953	8,184,741.74	2.81%	587,777.50	426,271.24	161,506.26	16,984,238.77	1.176%	1.36%
34	Oct-04	1,021	8,676,826.34	3.20%	476,102.66	429,646.45	46,456.21	17,030,694.98	1.179%	1.27%
35	Nov-04	932	7,659,149.78	3.05%	447,705.83	345,059.80	102,646.03	17,133,341.01	1.186%	1.30%
36	Dec-04	1,018	7,967,696.71	3.44%	385,029.30	386,645.62	(1,616.32)	17,131,724.69	1.186%	1.28%
37	Jan-05	898	6,726,706.61	3.17%	395,156.84	365,190.96	29,965.88	17,161,690.57	1.188%	1.36%
38	Feb-05	703	5,045,493.98	2.58%	284,553.48	333,989.43	(49,435.95)	17,112,254.62	1.185%	1.15%
39	Mar-05	668	4,539,362.78	2.58%	239,645.94	323,951.27	(84,305.33)	17,027,949.29	1.179%	1.46%
40	Apr-05	631	4,049,815.82	2.53%	171,995.20	289,400.27	(117,405.07)	16,910,544.22	1.171%	1.21%
41	May-05	715	4,272,578.14	2.97%	103,606.25	238,965.06	(135,358.81)	16,775,185.41	1.162%	1.30%
42*	Jun-05	634	3,690,269.41	0.00%	145,395.53	250,535.10	(105,139.57)	16,670,045.84	1.154%

Nissan Auto Receivables Owner Trust 2002-B

Month		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Pool Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	Apr-02	1,623,861,765.57	1,577,502,674.48	0.971451	254	4,224,065.14	0	0.00	0	0.00
2	May-02	1,577,502,674.48	1,531,338,621.80	0.943023	374	6,307,849.97	47	794,364.62	0	0.00
3	Jun-02	1,531,338,621.80	1,489,227,048.52	0.917090	478	8,021,096.58	61	1,006,660.08	14	252,262.84
4	Jul-02	1,489,227,048.52	1,439,262,878.06	0.886321	555	9,019,458.76	83	1,397,469.26	13	209,038.24
5	Aug-02	1,439,262,878.06	1,391,357,134.42	0.856820	564	9,309,965.17	78	1,297,239.05	13	217,689.82
6	Sep-02	1,391,357,134.42	1,345,042,791.96	0.828299	479	7,874,800.21	100	1,705,358.09	20	304,059.97
7	Oct-02	1,345,042,791.96	1,297,161,457.35	0.798813	581	9,033,540.30	98	1,548,568.49	15	262,336.36
8	Nov-02	1,297,161,457.35	1,253,336,726.35	0.771825	655	10,057,517.52	116	1,822,945.39	14	222,968.44
9	Dec-02	1,253,336,726.35	1,207,350,971.38	0.743506	731	11,094,516.48	143	2,082,296.10	25	396,572.81
10	Jan-03	1,207,350,971.38	1,158,108,571.90	0.713182	708	10,576,855.61	135	2,076,513.86	29	431,124.48
11	Feb-03	1,158,108,571.90	1,116,707,574.00	0.687686	652	9,709,321.36	108	1,733,440.02	22	394,782.97
12	Mar-03	1,116,707,574.00	1,065,644,030.00	0.656241	677	10,341,652.43	95	1,416,998.43	13	198,997.70
13	Apr-03	1,065,644,030.00	1,019,194,314.93	0.627636	607	9,020,543.15	100	1,585,716.82	20	260,752.70
14	May-03	1,019,194,314.93	973,242,564.03	0.599338	704	10,044,680.44	113	1,595,929.37	21	343,588.17
15	Jun-03	973,242,564.03	927,631,796.60	0.571250	629	9,043,982.93	124	1,691,706.87	25	358,358.85
16	Jul-03	927,631,796.60	881,231,561.96	0.542676	671	9,167,329.59	134	1,994,479.85	27	428,077.18
17	Aug-03	881,231,561.96	838,808,658.22	0.516552	675	9,195,240.99	152	2,020,898.65	31	484,610.87
18	Sep-03	838,808,658.22	796,145,053.22	0.490279	628	8,380,728.92	139	1,946,536.66	36	449,694.22
19	Oct-03	796,145,053.22	753,621,243.24	0.464092	710	9,334,849.74	132	1,764,282.62	23	322,308.98
20	Nov-03	753,621,243.24	718,988,519.47	0.442765	679	8,733,029.03	214	2,861,220.66	28	343,099.71
21	Dec-03	718,988,519.47	680,543,071.05	0.419089	775	9,743,892.29	197	2,479,956.42	50	668,754.95
22	Jan-04	680,543,071.05	644,574,761.85	0.396939	706	8,864,945.52	204	2,493,579.39	47	554,010.53
23	Feb-04	644,574,761.85	611,348,033.88	0.376478	653	8,023,830.30	142	1,669,696.82	37	496,726.18
24	Mar-04	611,348,033.88	572,100,359.08	0.352309	565	6,791,991.45	114	1,356,072.36	19	208,811.10
25	Apr-04	572,100,359.08	537,837,708.63	0.331209	492	5,744,492.44	134	1,604,940.08	21	221,058.81
26	May-04	537,837,708.63	506,671,791.01	0.312017	634	7,238,087.25	146	1,659,246.76	25	308,455.58
27	Jun-04	506,671,791.01	473,009,528.23	0.291287	538	5,838,712.48	171	1,892,684.38	15	167,927.63
28	Jul-04	473,009,528.23	442,210,360.81	0.272320	628	6,606,502.15	177	1,880,889.33	24	256,404.78
29	Aug-04	442,210,360.81	411,860,245.25	0.253630	587	6,046,813.02	193	2,007,041.26	33	315,476.58
30	Sep-04	411,860,245.25	384,063,919.72	0.236513	556	5,486,925.33	148	1,557,772.01	40	463,880.92
31	Oct-04	384,063,919.72	358,431,850.49	0.220728	690	6,527,062.21	172	1,673,314.37	26	247,597.70
32	Nov-04	358,431,850.49	333,944,958.50	0.205649	559	5,133,252.17	185	1,715,805.90	31	290,010.58
33	Dec-04	333,944,958.50	310,443,343.87	0.191176	614	5,670,973.29	160	1,427,849.08	34	297,520.99
34	Jan-05	310,443,343.87	288,309,474.13	0.177546	561	4,919,061.59	155	1,473,846.77	21	191,000.92
35	Feb-05	288,309,474.13	269,288,080.99	0.165832	469	3,986,097.44	120	1,123,292.88	16	134,193.22
36	Mar-05	269,288,080.99	246,807,085.73	0.151988	448	3,643,443.65	79	678,479.72	16	159,129.75
37	Apr-05	246,807,085.73	228,199,163.36	0.140529	405	3,233,653.73	90	710,392.92	11	81,504.43
38	May-05	228,199,163.36	209,744,518.48	0.129164	466	3,447,055.72	107	851,223.84	16	120,803.84
39	Jun-05	209,744,518.48	191,354,197.96	0.117839	408	2,853,456.06	115	885,284.76	17	139,778.86
40	Jul-05	191,354,197.96	174,599,090.45	0.107521	514	3,449,687.53	122	878,368.20	28	193,372.09
41*	Aug-05	174,599,090.45	0.00	—	489	3,100,793.31	142	990,240.57	19	134,647.56

Nissan Auto Receivables Owner Trust 2002-B — (Continued)

Month		Total	Total	Delinquent %	Defaulted	Liquidated		Cumulative Net	Cumulative Net	Prepayments
Count	Month	Delinquent (#)	Delinquent ($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Net Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1	Apr-02	254	4,224,065.14	0.27%	0.00	0.00	0.00	0.00	0.000%	1.01%
2	May-02	421	7,102,214.59	0.46%	339,118.92	0.00	339,118.92	339,118.92	0.021%	1.03%
3	Jun-02	553	9,280,019.50	0.62%	382,094.44	136,571.64	245,522.80	584,641.72	0.037%	0.83%
4	Jul-02	651	10,625,966.26	0.74%	996,381.97	172,633.95	823,748.02	1,408,389.74	0.089%	1.33%
5	Aug-02	655	10,824,894.04	0.78%	1,109,406.08	357,028.87	752,377.21	2,160,766.95	0.137%	1.25%
6	Sep-02	599	9,884,218.27	0.73%	1,010,171.03	423,476.00	586,695.03	2,747,461.98	0.174%	1.20%
7	Oct-02	694	10,844,445.15	0.84%	1,151,426.92	383,782.46	767,644.46	3,515,106.44	0.223%	1.32%
8	Nov-02	785	12,103,431.35	0.97%	1,180,556.08	522,268.58	658,287.50	4,173,393.94	0.265%	1.14%
9	Dec-02	899	13,573,385.39	1.12%	1,059,580.06	390,552.49	669,027.57	4,842,421.51	0.307%	1.30%
10	Jan-03	872	13,084,493.95	1.13%	1,215,776.93	533,709.45	682,067.48	5,524,488.99	0.350%	1.51%
11	Feb-03	782	11,837,544.35	1.06%	1,235,737.73	458,572.98	777,164.75	6,301,653.74	0.399%	1.17%
12	Mar-03	785	11,957,648.56	1.12%	1,160,122.19	841,579.64	318,542.55	6,620,196.29	0.420%	1.70%
13	Apr-03	727	10,867,012.67	1.07%	1,108,627.86	498,820.27	609,807.59	7,230,003.88	0.458%	1.53%
14	May-03	838	11,984,197.98	1.23%	784,880.79	593,712.95	191,167.84	7,421,171.72	0.470%	1.55%
15	Jun-03	778	11,094,048.65	1.20%	1,002,259.57	572,527.70	429,731.87	7,850,903.59	0.498%	1.58%
16	Jul-03	832	11,589,886.62	1.32%	897,739.27	636,638.42	261,100.85	8,112,004.44	0.514%	1.67%
17	Aug-03	858	11,700,750.51	1.39%	931,332.95	618,255.90	313,077.05	8,425,081.49	0.534%	1.53%
18	Sep-03	803	10,776,959.80	1.35%	1,008,239.56	495,225.56	513,014.00	8,938,095.49	0.567%	1.62%
19	Oct-03	865	11,421,441.34	1.52%	870,513.00	572,914.78	297,598.22	9,235,693.71	0.585%	1.66%
20	Nov-03	921	11,937,349.40	1.66%	716,994.08	425,124.70	291,869.38	9,527,563.09	0.604%	1.30%
21	Dec-03	1,022	12,892,603.66	1.89%	769,650.93	443,566.03	326,084.90	9,853,647.99	0.625%	1.55%
22	Jan-04	957	11,912,535.44	1.85%	995,414.86	462,895.11	532,519.75	10,386,167.74	0.658%	1.47%
23	Feb-04	832	10,190,253.30	1.67%	661,117.69	440,520.69	220,597.00	10,606,764.74	0.672%	1.36%
24	Mar-04	698	8,356,874.91	1.46%	633,388.74	524,692.75	108,695.99	10,715,460.73	0.679%	1.71%
25	Apr-04	647	7,570,491.33	1.41%	399,934.77	386,240.25	13,694.52	10,729,155.25	0.680%	1.54%
26	May-04	805	9,205,789.59	1.82%	491,676.04	311,864.32	179,811.72	10,908,966.97	0.692%	1.45%
27	Jun-04	724	7,899,324.49	1.67%	491,582.51	354,238.21	137,344.30	11,046,311.27	0.700%	1.63%
28	Jul-04	829	8,743,796.26	1.98%	455,940.56	349,792.56	106,148.00	11,152,459.27	0.707%	1.54%
29	Aug-04	813	8,369,330.86	2.03%	546,533.77	282,299.60	264,234.17	11,416,693.44	0.724%	1.57%
30	Sep-04	744	7,508,578.26	1.96%	432,786.05	397,922.10	34,863.95	11,451,557.39	0.726%	1.48%
31	Oct-04	888	8,447,974.28	2.36%	609,858.39	367,974.75	241,883.64	11,693,441.03	0.741%	1.44%
32	Nov-04	775	7,139,068.65	2.14%	396,484.86	241,756.94	154,727.92	11,848,168.95	0.751%	1.42%
33	Dec-04	808	7,396,343.36	2.38%	452,428.88	329,544.95	122,883.93	11,971,052.88	0.759%	1.41%
34	Jan-05	737	6,583,909.28	2.28%	443,396.41	256,337.88	187,058.53	12,158,111.41	0.771%	1.37%
35	Feb-05	605	5,243,583.54	1.95%	263,605.03	361,141.96	(97,536.93)	12,060,574.48	0.765%	1.16%
36	Mar-05	543	4,481,053.12	1.82%	210,584.01	386,715.61	(176,131.60)	11,884,442.88	0.753%	1.48%
37	Apr-05	506	4,025,551.08	1.76%	298,699.45	285,631.63	13,067.82	11,897,510.70	0.754%	1.25%
38	May-05	589	4,419,083.40	2.11%	180,356.43	273,828.61	(93,472.18)	11,804,038.52	0.748%	1.29%
39	Jun-05	540	3,878,519.68	2.03%	286,505.11	232,214.35	54,290.76	11,858,329.28	0.752%	1.34%
40	Jul-05	664	4,521,427.82	2.59%	201,826.33	321,754.75	(119,928.42)	11,738,400.86	0.744%	1.26%
41*	Aug-05	650	4,225,681.44	0.00%	155,211.90	181,967.52	(26,755.62)	11,711,645.24	0.742%

Nissan Auto Receivables Owner Trust 2002-C

Month			Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count		Month	Balance ($)	Balance ($)	Pool Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1		Aug-02	1,168,535,556.31	1,137,576,683.61	0.973506	274	4,932,912.23	0	0.00	0	0.00
2		Sep-02	1,137,576,683.61	1,106,199,054.26	0.946654	316	5,819,506.81	46	798,328.76	0	0.00
3		Oct-02	1,106,199,054.26	1,073,100,779.72	0.918330	392	7,028,404.79	72	1,292,014.90	17	280,365.94
4		Nov-02	1,073,100,779.72	1,042,754,166.25	0.892360	436	7,517,287.86	89	1,593,210.32	14	240,121.66
5		Dec-02	1,042,754,166.25	1,010,649,901.88	0.864886	518	8,944,498.41	102	1,633,850.67	28	506,953.31
6		Jan-03	1,010,649,901.88	976,139,595.67	0.835353	518	8,597,018.71	94	1,583,768.25	15	246,159.92
7		Feb-03	976,139,595.67	944,125,212.59	0.807956	490	8,066,072.31	80	1,298,775.52	18	263,821.80
8		Mar-03	944,125,212.59	906,618,091.23	0.775858	530	8,679,272.29	69	1,156,524.95	11	197,894.91
9		Apr-03	906,618,091.23	872,770,993.35	0.746893	441	7,112,507.50	96	1,504,277.88	15	284,683.77
10		May-03	872,770,993.35	838,219,515.09	0.717325	577	9,031,196.91	92	1,469,930.58	20	310,809.07
11		Jun-03	838,219,515.09	803,629,778.79	0.687724	524	7,830,167.66	112	1,716,261.96	22	386,267.35
12		Jul-03	803,629,778.79	768,472,371.66	0.657637	603	9,063,471.57	117	1,669,672.84	31	484,929.59
13		Aug-03	768,472,371.66	735,683,810.18	0.629578	614	9,129,349.16	149	2,142,408.51	20	236,263.01
14		Sep-03	735,683,810.18	702,367,223.21	0.601066	542	7,949,046.06	127	1,841,370.07	36	475,323.98
15		Oct-03	702,367,223.21	669,126,542.75	0.572620	616	9,015,896.06	130	1,884,948.96	29	378,233.53
16		Nov-03	669,126,542.75	641,971,620.84	0.549381	664	9,226,611.03	162	2,373,378.62	40	585,262.18
17		Dec-03	641,971,620.84	610,965,843.14	0.522847	703	9,822,155.70	156	2,101,722.39	46	684,980.71
18		Jan-04	610,965,843.14	580,794,503.21	0.497028	648	8,571,114.98	186	2,629,105.07	38	476,184.72
19		Feb-04	580,794,503.21	552,603,044.55	0.472902	577	7,587,536.55	144	1,959,002.81	41	536,137.38
20		Mar-04	552,603,044.55	519,598,072.84	0.444657	511	6,624,291.45	115	1,488,232.06	22	310,185.45
21		Apr-04	519,598,072.84	490,887,512.82	0.420088	465	5,699,292.91	125	1,537,729.42	26	325,152.08
22		May-04	490,887,512.82	465,282,897.50	0.398176	602	7,586,424.05	127	1,467,390.89	27	340,142.05
23		Jun-04	465,282,897.50	436,778,402.70	0.373783	491	5,966,535.94	134	1,615,207.16	27	280,392.48
24		Jul-04	436,778,402.70	410,873,800.90	0.351614	541	6,409,446.32	147	1,666,873.83	29	336,908.18
25		Aug-04	410,873,800.90	385,561,215.23	0.329952	505	5,687,746.81	155	1,861,484.56	22	256,402.78
26		Sep-04	385,561,215.23	362,190,407.90	0.309952	535	5,963,499.77	126	1,403,512.80	24	263,425.22
27		Oct-04	362,190,407.90	339,915,262.41	0.290890	603	6,548,658.02	134	1,482,209.86	19	224,076.68
28		Nov-04	339,915,262.41	318,720,127.50	0.272752	545	5,764,035.89	142	1,463,583.51	27	306,787.08
29		Dec-04	318,720,127.50	297,403,611.30	0.254510	570	5,690,730.85	164	1,669,315.45	32	332,866.92
30		Jan-05	297,403,611.30	275,796,675.99	0.236019	533	5,268,301.10	121	1,218,234.56	37	340,270.97
31		Feb-05	275,796,675.99	258,459,922.07	0.221183	468	4,439,462.18	100	934,233.59	22	213,845.29
32		Mar-05	258,459,922.07	238,250,922.35	0.203888	443	4,212,204.17	89	846,120.56	8	63,744.27
33		Apr-05	238,250,922.35	221,964,172.26	0.189951	380	3,498,240.65	99	831,877.34	13	112,374.44
34		May-05	221,964,172.26	206,566,857.89	0.176774	421	3,777,709.94	89	730,965.70	21	174,214.17
35		Jun-05	206,566,857.89	191,256,530.56	0.163672	352	3,011,914.89	103	854,544.63	17	139,832.76
36		Jul-05	191,256,530.56	176,884,124.18	0.151372	521	4,166,778.91	103	828,495.24	19	148,387.63
37		Aug-05	176,884,124.18	162,070,323.26	0.138695	446	3,430,102.20	117	865,528.09	28	251,585.26
38		Sep-05	162,070,323.26	149,116,044.51	0.127609	408	3,069,029.30	117	873,791.09	28	217,943.06
39		Oct-05	149,116,044.51	136,566,345.04	0.116870	499	3,474,116.54	112	812,930.69	30	248,595.01
40	*	Nov-05	136,566,345.04	0.00	—	457	3,089,691.60	130	817,020.06	18	142,937.72

Nissan Auto Receivables Owner Trust 2002-C — (Continued)

Month			Total	Total	Delinquent %	Defaulted	Liquidated		Cumulative Net	Cumulative Net	Prepayments
Count		Month	Delinquent (#)	Delinquent ($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Net Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1		Aug-02	274	4,932,912.23	0.43%	0.00	0.00	0.00	0.00	0.000%	0.87%
2		Sep-02	362	6,617,835.57	0.60%	411,864.46	0.00	411,864.46	411,864.46	0.035%	0.93%
3		Oct-02	481	8,600,785.63	0.80%	968,725.06	135,300.00	833,425.06	1,245,289.52	0.107%	1.09%
4		Nov-02	539	9,350,619.84	0.90%	1,278,481.85	324,240.94	954,240.91	2,199,530.43	0.188%	0.90%
5		Dec-02	648	11,085,302.39	1.10%	855,472.45	402,577.90	452,894.55	2,652,424.98	0.227%	1.06%
6		Jan-03	627	10,426,946.88	1.07%	1,518,929.52	490,263.24	1,028,666.28	3,681,091.26	0.315%	1.28%
7		Feb-03	588	9,628,669.63	1.02%	1,034,874.47	467,197.24	567,677.23	4,248,768.49	0.364%	1.17%
8		Mar-03	610	10,033,692.15	1.11%	1,271,831.40	716,139.19	555,692.21	4,804,460.70	0.411%	1.61%
9		Apr-03	552	8,901,469.15	1.02%	768,466.66	503,977.25	264,489.41	5,068,950.11	0.434%	1.39%
10		May-03	689	10,811,936.56	1.29%	1,142,258.70	507,502.78	634,755.92	5,703,706.03	0.488%	1.49%
11		Jun-03	658	9,932,696.97	1.24%	1,093,853.04	520,688.18	573,164.86	6,276,870.89	0.537%	1.54%
12		Jul-03	751	11,218,074.00	1.46%	931,595.17	590,650.73	340,944.44	6,617,815.33	0.566%	1.62%
13		Aug-03	783	11,508,020.68	1.56%	1,067,976.78	621,261.32	446,715.46	7,064,530.79	0.605%	1.50%
14		Sep-03	705	10,265,740.11	1.46%	866,824.99	543,641.50	323,183.49	7,387,714.28	0.632%	1.59%
15		Oct-03	775	11,279,078.55	1.69%	1,155,910.26	645,614.38	510,295.88	7,898,010.16	0.676%	1.63%
16		Nov-03	866	12,185,251.83	1.90%	893,532.90	583,595.90	309,937.00	8,207,947.16	0.702%	1.21%
17		Dec-03	905	12,608,858.80	2.06%	1,057,700.41	440,111.92	617,588.49	8,825,535.65	0.755%	1.59%
18		Jan-04	872	11,676,404.77	2.01%	1,147,122.56	389,177.71	757,944.85	9,583,480.50	0.820%	1.58%
19		Feb-04	762	10,082,676.74	1.82%	1,035,943.17	563,634.46	472,308.71	10,055,789.21	0.861%	1.49%
20		Mar-04	648	8,422,708.96	1.62%	939,003.86	755,001.04	184,002.82	10,239,792.03	0.876%	1.85%
21		Apr-04	616	7,562,174.41	1.54%	658,500.81	559,067.78	99,433.03	10,339,225.06	0.885%	1.64%
22		May-04	756	9,393,956.99	2.02%	627,901.97	437,515.55	190,386.42	10,529,611.48	0.901%	1.47%
23		Jun-04	652	7,862,135.58	1.80%	654,583.38	301,285.39	353,297.99	10,882,909.47	0.931%	1.72%
24		Jul-04	717	8,413,228.33	2.05%	502,053.72	422,482.79	79,570.93	10,962,480.40	0.938%	1.60%
25		Aug-04	682	7,805,634.15	2.02%	674,707.99	310,054.40	364,653.59	11,327,133.99	0.969%	1.64%
26		Sep-04	685	7,630,437.79	2.11%	596,747.12	498,644.41	98,102.71	11,425,236.70	0.978%	1.56%
27		Oct-04	756	8,254,944.56	2.43%	548,070.31	427,865.24	120,205.07	11,545,441.77	0.988%	1.52%
28		Nov-04	714	7,534,406.48	2.36%	434,700.27	284,876.03	149,824.24	11,695,266.01	1.001%	1.49%
29		Dec-04	766	7,692,913.22	2.59%	478,881.28	288,621.15	190,260.13	11,885,526.14	1.017%	1.58%
30		Jan-05	691	6,826,806.63	2.48%	481,415.10	322,395.77	159,019.33	12,044,545.47	1.031%	1.65%
31		Feb-05	590	5,587,541.06	2.16%	285,659.09	402,884.03	(117,224.94)	11,927,320.53	1.021%	1.36%
32		Mar-05	540	5,122,069.00	2.15%	290,689.43	337,396.70	(46,707.27)	11,880,613.26	1.017%	1.64%
33		Apr-05	492	4,442,492.43	2.00%	308,528.71	300,571.59	7,957.12	11,888,570.38	1.017%	1.38%
34		May-05	531	4,682,889.81	2.27%	266,795.86	298,516.01	(31,720.15)	11,856,850.23	1.015%	1.34%
35		Jun-05	472	4,006,292.28	2.09%	219,789.42	283,326.36	(63,536.94)	11,793,313.29	1.009%	1.38%
36		Jul-05	643	5,143,661.78	2.91%	285,776.99	293,376.85	(7,599.86)	11,785,713.43	1.009%	1.34%
37		Aug-05	591	4,547,215.55	2.81%	262,969.82	200,731.16	62,238.66	11,847,952.09	1.014%	1.44%
38		Sep-05	553	4,160,763.45	2.79%	307,488.86	180,612.59	126,876.27	11,974,828.36	1.025%	1.29%
39		Oct-05	641	4,535,642.24	3.32%	284,234.48	203,818.87	80,415.61	12,055,243.97	1.032%	1.36%
40	*	Nov-05	605	4,049,649.38	0.00%	302,908.26	229,248.86	73,659.40	12,128,903.37	1.038%

Nissan Auto Receivables Owner Trust 2003-A

Month		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Pool Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	Feb-03	1,705,237,150.13	1,662,442,149.06	0.974904	338	5,965,295.32	0	0.00	0	0.00
2	Mar-03	1,662,442,149.06	1,608,048,344.73	0.943006	407	7,011,953.78	35	598,412.39	0	0.00
3	Apr-03	1,608,048,344.73	1,557,056,051.67	0.913102	400	7,118,931.31	62	1,046,226.54	8	144,333.65
4	May-03	1,557,056,051.67	1,505,494,460.48	0.882865	545	9,340,883.82	76	1,364,440.01	18	325,181.08
5	Jun-03	1,505,494,460.48	1,453,054,499.93	0.852113	537	9,148,820.46	107	1,868,587.02	15	217,220.89
6	Jul-03	1,453,054,499.93	1,397,923,574.50	0.819783	611	10,052,558.98	111	1,950,820.95	25	456,729.24
7	Aug-03	1,397,923,574.50	1,346,597,785.81	0.789684	714	11,642,740.75	135	2,214,951.63	30	519,830.19
8	Sep-03	1,346,597,785.81	1,294,006,486.57	0.758843	620	10,106,802.60	150	2,425,962.75	25	323,844.19
9	Oct-03	1,294,006,486.57	1,241,182,286.29	0.727865	747	11,855,023.42	128	1,958,806.19	35	570,829.60
10	Nov-03	1,241,182,286.29	1,197,659,748.07	0.702342	756	11,959,314.41	203	3,254,156.32	39	555,935.31
11	Dec-03	1,197,659,748.07	1,146,361,325.80	0.672259	799	12,264,605.36	181	2,877,771.10	49	776,576.03
12	Jan-04	1,146,361,325.80	1,098,338,385.59	0.644097	739	11,196,867.17	211	3,173,315.17	37	637,820.22
13	Feb-04	1,098,338,385.59	1,053,679,262.78	0.617908	701	10,543,158.98	171	2,623,201.94	34	438,360.80
14	Mar-04	1,053,679,262.78	999,402,288.31	0.586078	619	8,991,970.32	128	1,957,629.03	28	410,622.48
15	Apr-04	999,402,288.31	950,349,389.61	0.557312	556	7,981,322.21	160	2,209,303.73	26	346,577.36
16	May-04	950,349,389.61	905,661,870.10	0.531106	764	10,698,675.80	155	2,217,625.35	43	550,723.31
17	Jun-04	905,661,870.10	856,606,210.18	0.502338	634	8,637,506.99	181	2,564,002.41	28	358,114.99
18	Jul-04	856,606,210.18	812,123,723.39	0.476253	738	9,645,326.21	196	2,687,777.06	31	404,684.92
19	Aug-04	812,123,723.39	767,625,420.53	0.450158	708	9,293,445.76	191	2,510,441.25	41	593,471.43
20	Sep-04	767,625,420.53	727,347,101.94	0.426537	674	8,566,106.58	196	2,497,229.22	44	571,297.09
21	Oct-04	727,347,101.94	688,250,674.67	0.403610	804	9,873,230.62	192	2,497,431.71	40	499,643.95
22	Nov-04	688,250,674.67	651,444,171.04	0.382026	676	8,464,468.79	182	2,330,170.00	35	472,782.29
23	Dec-04	651,444,171.04	614,334,159.68	0.360263	831	9,927,856.42	183	2,358,058.67	41	508,184.33
24	Jan-05	614,334,159.68	577,092,351.33	0.338424	671	7,941,018.03	178	2,104,318.01	40	501,186.01
25	Feb-05	577,092,351.33	545,612,367.70	0.319963	616	6,950,998.25	129	1,574,247.15	28	307,556.63
26	Mar-05	545,612,367.70	506,645,620.21	0.297112	566	6,264,291.04	121	1,352,473.34	17	177,050.92
27	Apr-05	506,645,620.21	473,744,735.83	0.277818	540	5,804,388.36	142	1,568,256.06	18	185,988.85
28	May-05	473,744,735.83	441,139,842.74	0.258697	630	6,547,166.29	111	1,137,325.03	24	234,627.84
29	Jun-05	441,139,842.74	409,664,347.39	0.240239	550	5,569,685.99	136	1,397,496.44	27	259,422.03
30	Jul-05	409,664,347.39	381,459,961.38	0.223699	690	6,710,308.82	158	1,598,932.07	31	299,728.21
31	Aug-05	381,459,961.38	351,243,110.82	0.205979	615	5,696,369.78	163	1,560,085.60	29	288,784.27
32	Sep-05	351,243,110.82	327,317,287.15	0.191948	621	5,469,957.19	180	1,591,378.48	37	344,160.51
33	Oct-05	327,317,287.15	304,996,265.85	0.178859	694	6,018,814.62	173	1,545,548.85	49	427,799.59
34	Nov-05	304,996,265.85	284,909,773.16	0.167079	614	5,221,708.57	193	1,705,906.41	40	341,984.31

Nissan Auto Receivables Owner Trust 2003-A — (Continued)

Month		Total	Total	Delinquent %	Defaulted	Liquidated		Cumulative Net	Cumulative Net	Prepayments
Count	Month	Delinquent (#)	Delinquent ($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Net Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1	Feb-03	338	5,965,295.32	0.36%	0.00	0.00	0.00	0.00	0.000%	0.68%
2	Mar-03	442	7,610,366.17	0.47%	338,230.34	0.00	338,230.34	338,230.34	0.020%	1.31%
3	Apr-03	470	8,309,491.50	0.53%	891,549.94	154,609.22	736,940.72	1,075,171.06	0.063%	1.18%
4	May-03	639	11,030,504.91	0.73%	881,160.23	326,155.38	555,004.85	1,630,175.91	0.096%	1.24%
5	Jun-03	659	11,234,628.37	0.77%	1,295,916.25	310,885.26	985,030.99	2,615,206.90	0.153%	1.33%
6	Jul-03	747	12,460,109.17	0.89%	1,583,119.83	611,608.08	971,511.75	3,586,718.65	0.210%	1.50%
7	Aug-03	879	14,377,522.57	1.07%	1,458,464.41	671,616.54	786,847.87	4,373,566.52	0.256%	1.36%
8	Sep-03	795	12,856,609.54	0.99%	1,243,814.69	789,368.39	454,446.30	4,828,012.82	0.283%	1.46%
9	Oct-03	910	14,384,659.21	1.16%	1,186,322.29	704,708.78	481,613.51	5,309,626.33	0.311%	1.52%
10	Nov-03	998	15,769,406.04	1.32%	1,333,047.64	513,341.38	819,706.26	6,129,332.59	0.359%	1.12%
11	Dec-03	1,029	15,918,952.49	1.39%	1,377,110.81	520,000.12	857,110.69	6,986,443.28	0.410%	1.56%
12	Jan-04	987	15,008,002.56	1.37%	1,648,920.17	727,165.64	921,754.53	7,908,197.81	0.464%	1.45%
13	Feb-04	906	13,604,721.72	1.29%	1,251,647.85	912,757.23	338,890.62	8,247,088.43	0.484%	1.32%
14	Mar-04	775	11,360,221.83	1.14%	1,133,995.16	826,147.55	307,847.61	8,554,936.04	0.502%	1.82%
15	Apr-04	742	10,537,203.30	1.11%	1,006,636.70	694,920.84	311,715.86	8,866,651.90	0.520%	1.65%
16	May-04	962	13,467,024.46	1.49%	964,635.55	489,500.30	475,135.25	9,341,787.15	0.548%	1.49%
17	Jun-04	843	11,559,624.39	1.35%	1,082,766.73	655,133.09	427,633.64	9,769,420.79	0.573%	1.74%
18	Jul-04	965	12,737,788.19	1.57%	908,849.56	567,404.50	341,445.06	10,110,865.85	0.593%	1.63%
19	Aug-04	940	12,397,358.44	1.62%	899,860.23	445,983.48	453,876.75	10,564,742.60	0.620%	1.68%
20	Sep-04	914	11,634,632.89	1.60%	1,105,199.76	589,042.31	516,157.45	11,080,900.05	0.650%	1.53%
21	Oct-04	1,036	12,870,306.28	1.87%	1,025,063.01	627,799.76	397,263.25	11,478,163.30	0.673%	1.52%
22	Nov-04	893	11,267,421.08	1.73%	805,531.17	491,189.46	314,341.71	11,792,505.01	0.692%	1.45%
23	Dec-04	1,055	12,794,099.42	2.08%	805,176.47	495,368.90	309,807.57	12,102,312.58	0.710%	1.52%
24	Jan-05	889	10,546,522.05	1.83%	956,413.92	622,561.38	333,852.54	12,436,165.12	0.729%	1.58%
25	Feb-05	773	8,832,802.03	1.62%	583,998.68	472,024.22	111,974.46	12,548,139.58	0.736%	1.35%
26	Mar-05	704	7,793,815.30	1.54%	540,020.98	588,890.53	(48,869.55)	12,499,270.03	0.733%	1.77%
27	Apr-05	700	7,558,633.27	1.60%	542,220.11	502,375.66	39,844.45	12,539,114.48	0.735%	1.56%
28	May-05	765	7,919,119.16	1.80%	417,921.62	380,353.72	37,567.90	12,576,682.38	0.738%	1.59%
29	Jun-05	713	7,226,604.46	1.76%	366,940.53	371,860.45	(4,919.92)	12,571,762.46	0.737%	1.59%
30	Jul-05	879	8,608,969.10	2.26%	396,244.46	445,102.91	(48,858.45)	12,522,904.01	0.734%	1.51%
31	Aug-05	807	7,545,239.65	2.15%	578,224.23	256,502.24	321,721.99	12,844,626.00	0.753%	1.66%
32	Sep-05	838	7,405,496.18	2.26%	506,407.28	445,596.10	60,811.18	12,905,437.18	0.757%	1.37%
33	Oct-05	916	7,992,163.06	2.62%	478,824.21	360,336.59	118,487.62	13,023,924.80	0.764%	1.31%
34	Nov-05	847	7,269,599.29	2.55%	541,148.10	337,292.52	203,855.58	13,227,780.38	0.776%	1.16%

Nissan Auto Receivables Owner Trust 2003-B

Month		Beginning Pool	Ending Pool	Pool	31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	Jun-03	1,292,234,072.29	1,256,777,223.79	0.972562	258	4,980,438.54	0	0.00	0	0.00
2	Jul-03	1,256,777,223.79	1,219,565,296.02	0.943765	356	6,725,563.22	43	760,538.23	0	0.00
3	Aug-03	1,219,565,296.02	1,185,141,641.84	0.917126	392	7,439,455.46	71	1,259,530.35	19	333,493.28
4	Sep-03	1,185,141,641.84	1,148,330,061.18	0.888639	393	7,102,360.89	76	1,401,462.77	21	325,651.72
5	Oct-03	1,148,330,061.18	1,109,464,355.62	0.858563	477	8,706,889.86	95	1,666,885.30	17	335,761.27
6	Nov-03	1,109,464,355.62	1,077,935,918.25	0.834165	533	9,588,332.66	138	2,431,395.68	31	543,039.17
7	Dec-03	1,077,935,918.25	1,039,242,805.18	0.804222	535	9,238,089.83	131	2,345,816.97	48	804,771.03
8	Jan-04	1,039,242,805.18	1,002,215,911.17	0.775568	550	9,630,857.75	138	2,483,056.31	34	553,025.92
9	Feb-04	1,002,215,911.17	967,225,925.14	0.748491	489	8,348,756.78	115	2,038,185.15	30	457,673.90
10	Mar-04	967,225,925.14	925,357,135.79	0.716091	475	8,071,349.73	101	1,762,500.55	24	344,190.40
11	Apr-04	925,357,135.79	888,290,262.08	0.687407	401	6,798,723.83	100	1,740,936.31	23	414,127.98
12	May-04	888,290,262.08	853,035,851.39	0.660125	562	9,177,145.12	118	2,036,454.76	15	278,256.98
13	Jun-04	853,035,851.39	815,015,293.59	0.630703	508	7,794,203.07	135	2,188,639.90	27	467,681.62
14	Jul-04	815,015,293.59	779,029,201.04	0.602855	581	8,919,032.85	122	1,794,392.19	42	704,046.84
15	Aug-04	779,029,201.04	742,192,324.84	0.574348	534	8,100,224.39	141	2,111,209.49	35	508,588.10
16	Sep-04	742,192,324.84	707,286,253.44	0.547336	609	9,112,607.52	147	2,157,026.20	27	392,147.12
17	Oct-04	707,286,253.44	674,130,448.86	0.521678	640	9,317,605.53	166	2,374,206.81	32	496,954.83
18	Nov-04	674,130,448.86	642,136,587.74	0.496920	555	7,970,347.67	159	2,267,155.41	38	566,836.89
19	Dec-04	642,136,587.74	609,500,948.46	0.471665	637	8,848,140.29	141	1,902,931.81	29	442,959.18
20	Jan-05	609,500,948.46	577,693,026.77	0.447050	575	7,841,657.23	142	1,934,022.73	24	325,655.28
21	Feb-05	577,693,026.77	550,797,020.29	0.426236	468	6,265,242.71	131	1,733,750.58	31	455,395.54
22	Mar-05	550,797,020.29	516,886,863.18	0.399995	468	6,154,142.91	106	1,393,468.94	24	313,156.01
23	Apr-05	516,886,863.18	488,834,449.97	0.378286	423	5,347,760.18	116	1,530,140.25	23	344,622.19
24	May-05	488,834,449.97	461,090,835.26	0.356817	458	5,712,463.28	103	1,316,291.96	33	429,865.44
25	Jun-05	461,090,835.26	432,594,424.48	0.334765	423	5,165,922.22	107	1,332,327.41	24	312,416.98
26	Jul-05	432,594,424.48	406,753,549.27	0.314768	544	6,408,992.37	131	1,619,914.25	34	394,971.59
27	Aug-05	406,753,549.27	378,596,009.70	0.292978	486	5,452,024.99	122	1,520,606.81	29	342,077.82
28	Sep-05	378,596,009.70	354,468,153.83	0.274306	524	5,651,331.68	137	1,602,273.41	20	257,408.90
29	Oct-05	354,468,153.83	331,300,164.21	0.256378	574	6,101,756.28	175	1,783,308.04	31	357,315.16
30	Nov-05	331,300,164.21	310,674,212.66	0.240416	545	5,600,523.85	165	1,715,148.90	39	381,697.67

Nissan Auto Receivables Owner Trust 2003-B — (Continued)

Month		Total	Total Delinquent	Delinquent %	Defaulted	Liquidated		Cumulative Net	Cumulative Net	Prepayments
Count	Month	Delinquent (#)	($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Net Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1	Jun-03	258	4,980,438.54	0.40%	0.00	0.00	0.00	0.00	0.000%	0.91%
2	Jul-03	399	7,486,101.45	0.61%	309,873.74	0.00	309,873.74	309,873.74	0.024%	1.07%
3	Aug-03	482	9,032,479.09	0.76%	621,627.30	59,900.00	561,727.30	871,601.04	0.067%	0.90%
4	Sep-03	490	8,829,475.38	0.77%	1,127,996.63	226,724.75	901,271.88	1,772,872.92	0.137%	1.10%
5	Oct-03	589	10,709,536.43	0.97%	995,523.44	454,891.63	540,631.81	2,313,504.73	0.179%	1.28%
6	Nov-03	702	12,562,767.51	1.17%	959,815.30	443,889.82	515,925.48	2,829,430.21	0.219%	0.82%
7	Dec-03	714	12,388,677.83	1.19%	1,219,171.13	470,932.51	748,238.62	3,577,668.83	0.277%	1.36%
8	Jan-04	722	12,666,939.98	1.26%	1,239,902.90	533,399.00	706,503.90	4,284,172.73	0.332%	1.29%
9	Feb-04	634	10,844,615.83	1.12%	1,299,640.94	589,961.13	709,679.81	4,993,852.54	0.386%	1.19%
10	Mar-04	600	10,178,040.68	1.10%	1,159,868.03	697,155.66	462,712.37	5,456,564.91	0.422%	1.69%
11	Apr-04	524	8,953,788.12	1.01%	910,278.00	575,607.50	334,670.50	5,791,235.41	0.448%	1.43%
12	May-04	695	11,491,856.86	1.35%	1,238,859.97	569,319.25	669,540.72	6,460,776.13	0.500%	1.35%
13	Jun-04	670	10,450,524.59	1.28%	955,582.53	639,139.39	316,443.14	6,777,219.27	0.524%	1.58%
14	Jul-04	745	11,417,471.88	1.47%	1,141,001.81	758,826.41	382,175.40	7,159,394.67	0.554%	1.50%
15	Aug-04	710	10,720,021.98	1.44%	1,123,773.69	512,961.22	610,812.47	7,770,207.14	0.601%	1.61%
16	Sep-04	783	11,661,780.84	1.65%	928,112.26	677,905.97	250,206.29	8,020,413.43	0.621%	1.54%
17	Oct-04	838	12,188,767.17	1.81%	917,676.87	526,750.68	390,926.19	8,411,339.62	0.651%	1.50%
18	Nov-04	752	10,804,339.97	1.68%	888,330.31	583,965.10	304,365.21	8,715,704.83	0.674%	1.48%
19	Dec-04	807	11,194,031.28	1.84%	1,238,147.27	398,665.87	839,481.40	9,555,186.23	0.739%	1.57%
20	Jan-05	741	10,101,335.24	1.75%	865,675.53	581,583.50	284,092.03	9,839,278.26	0.761%	1.57%
21	Feb-05	630	8,454,388.83	1.53%	625,127.44	607,947.02	17,180.42	9,856,458.68	0.763%	1.26%
22	Mar-05	598	7,860,767.86	1.52%	689,337.23	533,820.76	155,516.47	10,011,975.15	0.775%	1.77%
23	Apr-05	562	7,222,522.62	1.48%	584,184.54	525,537.15	58,647.39	10,070,622.54	0.779%	1.47%
24	May-05	594	7,458,620.68	1.62%	534,907.95	338,733.69	196,174.26	10,266,796.80	0.794%	1.50%
25	Jun-05	554	6,810,666.61	1.57%	613,197.44	383,158.68	230,038.76	10,496,835.56	0.812%	1.63%
26	Jul-05	709	8,423,878.21	2.07%	501,993.79	490,471.78	11,522.01	10,508,357.57	0.813%	1.52%
27	Aug-05	637	7,314,709.62	1.93%	786,151.51	330,125.76	456,025.75	10,964,383.32	0.848%	1.71%
28	Sep-05	681	7,511,013.99	2.12%	613,679.56	438,779.38	174,900.18	11,139,283.50	0.862%	1.51%
29	Oct-05	780	8,242,379.48	2.49%	481,148.80	415,187.91	65,960.89	11,205,244.39	0.867%	1.50%
30	Nov-05	749	7,697,370.42	2.48%	514,216.69	350,948.12	163,268.57	11,368,512.96	0.880%	1.35%

Nissan Auto Receivables Owner Trust 2003-C

Month		Beginning Pool	Ending Pool	Pool	31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	Nov-03	1,960,365,118.56	1,913,042,359.01	0.975860	520	9,805,784.56	0	0.00	0	0.00
2	Dec-03	1,913,042,359.01	1,855,592,815.02	0.946555	620	11,722,018.71	98	1,660,440.01	0	0.00
3	Jan-04	1,855,592,815.02	1,800,510,234.95	0.918457	666	12,387,805.82	122	2,285,538.76	30	579,467.88
4	Feb-04	1,800,510,234.95	1,745,569,769.27	0.890431	604	10,893,595.77	123	2,290,385.01	28	499,166.14
5	Mar-04	1,745,569,769.27	1,680,929,760.13	0.857457	568	10,158,710.44	113	1,988,327.51	31	499,096.00
6	Apr-04	1,680,929,760.13	1,623,230,326.96	0.828024	548	9,193,700.03	148	2,609,664.28	38	695,100.80
7	May-04	1,623,230,326.96	1,567,842,221.76	0.799771	827	14,149,596.00	148	2,394,687.36	37	670,596.25
8	Jun-04	1,567,842,221.76	1,506,510,579.66	0.768485	692	11,765,178.69	163	2,721,802.90	28	408,849.31
9	Jul-04	1,506,510,579.66	1,448,622,406.46	0.738955	811	13,757,498.68	198	3,269,817.25	56	885,411.16
10	Aug-04	1,448,622,406.46	1,389,178,912.80	0.708633	797	13,076,769.67	188	3,001,369.02	47	756,727.97
11	Sep-04	1,389,178,912.80	1,335,481,696.51	0.681241	803	12,935,097.77	247	4,034,761.55	43	682,616.36
12	Oct-04	1,335,481,696.51	1,282,651,213.97	0.654292	970	15,495,991.53	249	3,845,787.12	48	711,202.56
13	Nov-04	1,282,651,213.97	1,230,414,121.70	0.627645	834	12,819,314.26	232	3,591,175.01	59	923,219.19
14	Dec-04	1,230,414,121.70	1,179,163,161.80	0.601502	947	14,560,395.37	247	3,665,469.31	46	802,990.46
15	Jan-05	1,179,163,161.80	1,125,866,486.54	0.574315	873	13,169,881.21	234	3,661,429.92	48	697,938.87
16	Feb-05	1,125,866,486.54	1,080,600,777.32	0.551224	747	11,005,137.60	181	2,653,429.85	49	717,236.08
17	Mar-05	1,080,600,777.32	1,026,102,591.96	0.523424	719	10,632,771.59	146	2,075,680.87	40	613,584.69
18	Apr-05	1,026,102,591.96	978,861,120.39	0.499326	683	9,733,470.44	163	2,297,633.78	31	415,811.80
19	May-05	978,861,120.39	931,399,601.91	0.475115	771	10,756,697.52	185	2,502,744.40	42	576,051.85
20	Jun-05	931,399,601.91	882,969,133.10	0.450411	675	9,277,930.92	178	2,437,466.38	42	564,962.27
21	Jul-05	882,969,133.10	837,873,120.95	0.427407	911	11,955,800.39	216	2,869,627.29	44	591,442.42
22	Aug-05	837,873,120.95	788,634,320.03	0.402290	835	10,791,289.09	226	2,804,041.07	49	620,294.48
23	Sep-05	788,634,320.03	747,052,881.65	0.381078	824	10,086,137.86	220	2,755,471.56	49	621,207.64
24	Oct-05	747,052,881.65	706,188,899.00	0.360233	890	10,596,134.51	241	2,998,032.26	50	622,690.26
25	Nov-05	706,188,899.00	668,564,347.45	0.341041	788	9,479,239.42	267	3,163,232.66	58	681,013.75

Nissan Auto Receivables Owner Trust 2003-C — (Continued)

Month		Total	Total	Delinquent %	Defaulted	Liquidated		Cumulative Net	Cumulative Net	Prepayments
Count	Month	Delinquent (#)	Delinquent ($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Net Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1	Nov-03	520	9,805,784.56	0.51%	0.00	0.00	0.00	0.00	0.000%	0.57%
2	Dec-03	718	13,382,458.72	0.72%	340,719.21	0.00	340,719.21	340,719.21	0.017%	1.06%
3	Jan-04	818	15,252,812.46	0.85%	1,089,825.56	117,589.54	972,236.02	1,312,955.23	0.067%	0.98%
4	Feb-04	755	13,683,146.92	0.78%	1,638,977.90	337,678.06	1,301,299.84	2,614,255.07	0.133%	1.01%
5	Mar-04	712	12,646,133.95	0.75%	1,505,759.76	844,965.86	660,793.90	3,275,048.97	0.167%	1.49%
6	Apr-04	734	12,498,465.11	0.77%	1,268,167.48	947,140.96	321,026.52	3,596,075.49	0.183%	1.25%
7	May-04	1,012	17,214,879.61	1.10%	1,479,506.98	609,130.45	870,376.53	4,466,452.02	0.228%	1.18%
8	Jun-04	883	14,895,830.90	0.99%	1,770,967.17	563,951.49	1,207,015.68	5,673,467.70	0.289%	1.47%
9	Jul-04	1,065	17,912,727.09	1.24%	1,231,366.15	849,755.15	381,611.00	6,055,078.70	0.309%	1.38%
10	Aug-04	1,032	16,834,866.66	1.21%	2,092,676.11	647,491.86	1,445,184.25	7,500,262.95	0.383%	1.49%
11	Sep-04	1,093	17,652,475.68	1.32%	1,489,198.74	986,613.14	502,585.60	8,002,848.55	0.408%	1.29%
12	Oct-04	1,267	20,052,981.21	1.56%	1,961,289.18	843,943.84	1,117,345.34	9,120,193.89	0.465%	1.29%
13	Nov-04	1,125	17,333,708.46	1.41%	1,514,303.02	803,095.12	711,207.90	9,831,401.79	0.502%	1.31%
14	Dec-04	1,240	19,028,855.14	1.61%	1,336,170.65	763,355.47	572,815.18	10,404,216.97	0.531%	1.34%
15	Jan-05	1,155	17,529,250.00	1.56%	1,722,831.93	797,223.69	925,608.24	11,329,825.21	0.578%	1.47%
16	Feb-05	977	14,375,803.53	1.33%	1,141,622.22	847,279.16	294,343.06	11,624,168.27	0.593%	1.16%
17	Mar-05	905	13,322,037.15	1.30%	1,074,767.77	1,022,311.93	52,455.84	11,676,624.11	0.596%	1.60%
18	Apr-05	877	12,446,916.02	1.27%	1,181,295.50	797,024.99	384,270.51	12,060,894.62	0.615%	1.35%
19	May-05	998	13,835,493.77	1.49%	907,202.24	785,662.32	121,539.92	12,182,434.54	0.621%	1.41%
20	Jun-05	895	12,280,359.57	1.39%	966,339.43	648,138.58	318,200.85	12,500,635.39	0.638%	1.50%
21	Jul-05	1,171	15,416,870.10	1.84%	766,341.75	735,832.85	30,508.90	12,531,144.29	0.639%	1.41%
22	Aug-05	1,110	14,215,624.64	1.80%	1,116,756.03	543,820.98	572,935.05	13,104,079.34	0.668%	1.62%
23	Sep-05	1,093	13,462,817.06	1.80%	953,258.28	764,734.69	188,523.59	13,292,602.93	0.678%	1.36%
24	Oct-05	1,181	14,216,857.03	2.01%	991,922.58	518,111.89	473,810.69	13,766,413.62	0.702%	1.37%
25	Nov-05	1,113	13,323,485.83	1.99%	1,017,768.08	511,756.28	506,011.80	14,272,425.42	0.728%	1.26%

Nissan Auto Receivables Owner Trust 2004-A

Month		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Pool Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	Feb-04	1,380,872,243.13	1,345,635,148.87	0.974482	266	4,971,903.96	0	0.00	0	0.00
2	Mar-04	1,345,635,148.87	1,303,284,549.47	0.943813	278	5,237,322.42	34	579,880.58	0	0.00
3	Apr-04	1,303,284,549.47	1,264,579,424.86	0.915783	305	5,432,800.07	60	1,070,189.32	10	160,531.66
4	May-04	1,264,579,424.86	1,227,062,778.14	0.888614	400	7,265,887.29	73	1,312,980.68	21	282,696.68
5	Jun-04	1,227,062,778.14	1,185,529,528.64	0.858537	380	6,717,076.68	83	1,405,114.78	15	272,416.40
6	Jul-04	1,185,529,528.64	1,145,670,040.32	0.829671	488	8,495,203.20	107	1,844,599.91	24	381,806.19
7	Aug-04	1,145,670,040.32	1,105,099,803.35	0.800291	486	8,394,163.81	121	2,134,461.93	26	423,790.17
8	Sep-04	1,105,099,803.35	1,068,170,518.23	0.773548	474	8,164,887.16	123	2,097,915.80	24	379,307.15
9	Oct-04	1,068,170,518.23	1,030,894,494.43	0.746553	581	9,734,501.11	137	2,316,206.46	25	405,008.75
10	Nov-04	1,030,894,494.43	993,933,908.93	0.719787	575	9,486,543.54	140	2,312,360.29	33	554,953.87
11	Dec-04	993,933,908.93	957,555,315.46	0.693442	611	9,850,409.18	164	2,654,222.19	42	692,544.12
12	Jan-05	957,555,315.46	920,451,992.00	0.666573	598	9,277,988.10	160	251,372.75	31	501,964.34
13	Feb-05	920,451,992.00	888,772,315.14	0.643631	512	8,200,007.86	125	1,846,923.14	42	603,189.92
14	Mar-05	888,772,315.14	850,953,773.96	0.616244	505	7,993,201.39	108	1,675,037.69	23	305,549.28
15	Apr-05	850,953,773.96	817,944,640.00	0.592339	447	7,134,035.30	116	1,793,993.59	23	331,335.14
16	May-05	817,944,640.00	784,250,440.04	0.567938	456	7,107,991.17	96	1,547,549.96	29	450,011.09
17	Jun-05	784,250,440.04	749,743,132.98	0.542949	452	6,733,523.85	109	1,634,417.66	23	388,882.19
18	Jul-05	749,743,132.98	716,350,023.14	0.518766	615	8,836,519.49	132	1,971,943.11	27	392,792.21
19	Aug-05	716,350,023.14	679,453,599.83	0.492047	597	8,545,537.91	133	1,947,504.12	32	452,440.38
20	Sep-05	679,453,599.83	647,833,924.65	0.469148	585	8,208,049.78	140	1,957,783.41	37	552,814.69
21	Oct-05	647,833,924.65	617,662,393.11	0.447299	661	8,812,925.35	168	2,338,983.47	39	523,732.93
22	Nov-05	617,662,393.11	589,595,076.25	0.426973	599	8,012,039.13	185	2,466,187.58	50	687,207.13

Nissan Auto Receivables Owner Trust 2004-A — (Continued)

				Delinquent
Month		Total	Total Delinquent	% of End	Defaulted	Liquidated	Net Losses	Cumulative Net	Cumulative Net	Prepayments
Count	Month	Delinquent (#)	($)	Balance	Receivables ($)(2)	Proceeds ($)(3)	($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1	Feb-04	266	4,971,903.96	0.37%	0.00	0.00	0.00	0.00	0.000%	0.72%
2	Mar-04	312	5,817,203.00	0.45%	371,972.88	0.00	371,972.88	371,972.88	0.027%	1.20%
3	Apr-04	375	6,663,521.05	0.53%	404,095.59	145,900.00	258,195.59	630,168.47	0.046%	1.01%
4	May-04	494	8,861,564.65	0.72%	899,286.47	216,757.10	682,529.37	1,312,697.84	0.095%	0.96%
5	Jun-04	478	8,394,607.86	0.71%	917,193.66	390,485.26	526,708.40	1,839,406.24	0.133%	1.28%
6	Jul-04	619	10,721,609.30	0.94%	808,882.62	305,035.69	503,846.93	2,343,253.17	0.170%	1.21%
7	Aug-04	633	10,952,415.91	0.99%	1,082,744.76	385,034.62	697,710.14	3,040,963.31	0.220%	1.30%
8	Sep-04	621	10,642,110.11	1.00%	1,094,836.81	503,480.11	591,356.70	3,632,320.01	0.263%	1.11%
9	Oct-04	743	12,455,716.32	1.21%	1,132,278.84	510,494.89	621,783.95	4,254,103.96	0.308%	1.16%
10	Nov-04	748	12,353,857.70	1.24%	1,040,954.51	521,746.43	519,208.08	4,773,312.04	0.346%	1.18%
11	Dec-04	817	13,197,175.49	1.38%	1,163,827.55	414,363.75	749,463.80	5,522,775.84	0.400%	1.22%
12	Jan-05	789	10,031,325.19	1.09%	1,265,633.00	517,021.55	748,611.45	6,271,387.29	0.454%	1.30%
13	Feb-05	679	10,650,120.92	1.20%	792,807.13	660,810.44	131,996.69	6,403,383.98	0.464%	0.98%
14	Mar-05	636	9,973,788.36	1.17%	892,309.97	592,699.62	299,610.35	6,702,994.33	0.485%	1.41%
15	Apr-05	586	9,259,364.03	1.13%	735,787.29	660,865.64	74,921.65	6,777,915.98	0.491%	1.16%
16	May-05	581	9,105,552.22	1.16%	643,965.87	483,747.98	160,217.89	6,938,133.87	0.502%	1.24%
17	Jun-05	584	8,756,823.70	1.17%	719,736.36	413,757.99	305,978.37	7,244,112.24	0.525%	1.34%
18	Jul-05	774	11,201,254.81	1.56%	745,963.82	484,498.68	261,465.14	7,505,577.38	0.544%	1.31%
19	Aug-05	762	10,945,482.41	1.61%	861,489.96	261,218.66	600,271.30	8,105,848.68	0.587%	1.56%
20	Sep-05	762	10,718,647.88	1.65%	671,912.10	456,630.09	215,282.01	8,321,130.69	0.603%	1.30%
21	Oct-05	868	11,675,641.75	1.89%	848,880.62	343,589.04	505,291.58	8,826,422.27	0.639%	1.25%
22	Nov-05	834	11,165,433.84	1.89%	707,334.83	499,776.16	207,558.67	9,033,980.94	0.654%	1.14%

Nissan Auto Receivables Owner Trust 2004-B

Month		Beginning Pool	Ending Pool	Pool	31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	Jun-04	1,552,459,984.25	1,502,651,032.80	0.967916	0	0.00	0	0.00	0	0.00
2	Jul-04	1,502,651,032.80	1,462,362,879.28	0.941965	357	7,007,601.44	5	94,180.59	0	0.00
3	Aug-04	1,462,362,879.28	1,419,892,992.16	0.914608	377	7,445,805.94	83	1,545,402.27	0	0.00
4	Sep-04	1,419,892,992.16	1,378,705,944.77	0.888078	453	8,964,768.28	98	1,900,613.08	23	475,941.81
5	Oct-04	1,378,705,944.77	1,336,851,370.25	0.861118	534	10,306,973.73	125	2,262,123.13	16	237,708.89
6	Nov-04	1,336,851,370.25	1,295,452,967.25	0.834452	516	9,739,625.86	105	1,896,656.35	35	567,769.60
7	Dec-04	1,295,452,967.25	1,252,499,127.24	0.806784	634	11,594,795.73	132	2,402,545.83	26	500,267.84
8	Jan-05	1,252,499,127.24	1,209,687,833.97	0.779207	577	10,592,527.36	141	2,452,405.31	34	53,408.15
9	Feb-05	1,209,687,833.97	1,171,888,867.73	0.754859	507	9,106,698.93	114	2,008,705.41	28	459,426.04
10	Mar-05	1,171,888,867.73	1,125,330,746.88	0.724869	504	8,833,302.38	103	1,668,582.63	16	252,059.20
11	Apr-05	1,125,330,746.88	1,084,482,645.22	0.698558	452	7,914,937.96	103	1,716,345.49	28	430,037.36
12	May-05	1,084,482,645.22	1,043,136,107.47	0.671925	572	9,738,747.92	95	1,528,560.51	30	498,536.19
13	Jun-05	1,043,136,107.47	1,000,345,224.13	0.644361	542	9,280,042.09	133	2,213,851.58	24	399,831.32
14	Jul-05	1,000,345,224.13	960,546,616.45	0.618726	682	11,245,669.16	151	2,466,037.92	38	628,050.73
15	Aug-05	960,546,616.45	917,588,054.91	0.591054	654	10,566,633.40	159	2,683,099.57	34	514,757.73
16	Sep-05	917,588,054.91	879,536,803.03	0.566544	650	10,136,862.91	167	2,704,084.95	53	923,446.45
17	Oct-05	879,536,803.03	841,109,654.84	0.541792	748	11,661,249.29	183	2,803,991.80	52	768,089.62
18	Nov-05	841,109,654.84	805,145,459.39	0.518626	674	10,033,108.07	205	3,208,015.17	52	716,612.62

				Delinquent
Month		Total	Total	% of End	Defaulted	Liquidated	Net Losses	Cumulative Net	Cumulative Net	Prepayments
Count	Month	Delinquent (#)	Delinquent ($)	Balance	Receivables ($)(2)	Proceeds ($)(3)	($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1	Jun-04	0	0.00	0.00%	0.00	0.00	0.00	0.00	0.000%	1.35%
2	Jul-04	362	7,101,782.03	0.49%	160,912.33	0.00	160,912.33	160,912.33	0.010%	0.85%
3	Aug-04	460	8,991,208.21	0.63%	259,406.45	28,500.00	230,906.45	391,818.78	0.025%	1.00%
4	Sep-04	574	11,341,323.17	0.82%	838,890.44	135,517.06	703,373.38	1,095,192.16	0.071%	0.96%
5	Oct-04	675	12,806,805.75	0.96%	1,584,158.88	264,212.79	1,319,946.09	2,415,138.25	0.156%	1.02%
6	Nov-04	656	12,204,051.81	0.94%	1,096,289.68	559,067.28	537,222.40	2,952,360.65	0.190%	1.03%
7	Dec-04	792	14,497,609.40	1.16%	1,031,101.58	638,614.06	392,487.52	3,344,848.17	0.215%	1.15%
8	Jan-05	752	13,098,340.82	1.08%	1,035,322.35	401,973.51	633,348.84	3,978,197.01	0.256%	1.18%
9	Feb-05	649	11,574,830.38	0.99%	1,085,581.24	557,828.08	527,753.16	4,505,950.17	0.290%	0.91%
10	Mar-05	623	10,753,944.21	0.96%	976,377.64	799,581.99	176,795.65	4,682,745.82	0.302%	1.46%
11	Apr-05	583	10,061,320.81	0.93%	1,038,897.81	743,549.53	295,348.28	4,978,094.10	0.321%	1.18%
12	May-05	697	11,765,844.62	1.13%	931,634.61	551,783.66	379,850.95	5,357,945.05	0.345%	1.25%
13	Jun-05	699	11,893,724.99	1.19%	862,943.73	659,900.54	203,043.19	5,560,988.24	0.358%	1.41%
14	Jul-05	871	14,339,757.81	1.49%	776,360.11	510,390.34	265,969.77	5,826,958.01	0.375%	1.25%
15	Aug-05	847	13,764,490.70	1.50%	1,132,545.08	416,862.02	715,683.06	6,542,641.07	0.421%	1.47%
16	Sep-05	870	13,764,394.31	1.56%	1,203,977.96	531,806.97	672,170.99	7,214,812.06	0.465%	1.24%
17	Oct-05	983	15,233,330.71	1.81%	1,269,615.83	510,753.82	758,862.01	7,973,674.07	0.514%	1.31%
18	Nov-05	931	13,957,735.86	1.73%	1,226,712.01	551,946.33	674,765.68	8,648,439.75	0.557%	1.20%

Nissan Auto Receivables Owner Trust 2004-C

Month		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Pool Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	Sep-04	1,231,808,868.66	1,187,086,022.09	0.963693	296	4,752,954.18	0	0.00	0	0.00
2	Oct-04	1,187,086,022.09	1,143,524,093.52	0.928329	474	7,689,570.39	49	752,301.31	0	0.00
3	Nov-04	1,143,524,093.52	1,099,971,107.59	0.892972	414	6,571,644.21	100	1,687,207.34	12	154,850.60
4	Dec-04	1,099,971,107.59	1,056,053,417.66	0.857319	485	7,766,142.55	110	1,852,089.86	24	442,035.88
5	Jan-05	1,056,053,417.66	1,011,082,649.70	0.820811	495	7,833,731.73	103	1,750,394.27	36	650,281.05
6	Feb-05	1,011,082,649.70	971,241,025.87	0.788467	412	6,099,105.70	104	1,603,663.08	13	243,740.51
7	Mar-05	971,241,025.87	925,059,127.68	0.750976	432	6,459,844.94	71	1,080,169.78	17	288,599.57
8	Apr-05	925,059,127.68	886,480,786.93	0.719658	412	6,287,208.56	99	1,492,540.20	17	271,263.33
9	May-05	886,480,786.93	848,365,974.37	0.688716	496	7,277,313.61	127	1,850,573.68	27	378,241.48
10	Jun-05	848,365,974.37	810,406,151.83	0.657899	420	6,206,924.36	120	1,766,719.38	30	434,828.82
11	Jul-05	810,406,151.83	775,245,153.96	0.629355	593	8,565,924.73	125	1,839,458.84	29	409,766.64
12	Aug-05	775,245,153.96	738,705,418.43	0.599692	544	7,807,533.22	146	2,098,668.72	25	355,910.83
13	Sep-05	738,705,418.43	707,461,706.62	0.574327	540	7,912,685.02	164	2,134,714.03	35	482,288.11
14	Oct-05	707,461,706.62	676,961,247.41	0.549567	575	8,454,667.42	151	2,150,453.24	42	568,681.43
15	Nov-05	676,961,247.41	648,631,528.57	0.526568	499	7,524,953.59	155	2,194,769.10	32	434,184.75

Month		Total	Total	Delinquent %	Defaulted	Liquidated		Cumulative Net	Cumulative Net	Prepayments
Count	Month	Delinquent (#)	Delinquent ($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Net Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1	Sep-04	296	4,752,954.18	0.40%	0.00	0.00	0.00	0.00	0.000%	1.47%
2	Oct-04	523	8,441,871.70	0.74%	317,818.40	0.00	317,818.40	317,818.40	0.026%	1.48%
3	Nov-04	526	8,413,702.15	0.76%	498,528.36	129,010.69	369,517.67	687,336.07	0.056%	1.52%
4	Dec-04	619	10,060,268.29	0.95%	998,937.35	219,198.50	779,738.85	1,467,074.92	0.119%	1.62%
5	Jan-05	634	10,234,407.05	1.01%	761,636.62	360,742.37	400,894.25	1,867,969.17	0.152%	1.72%
6	Feb-05	529	7,946,509.29	0.82%	946,861.00	455,133.95	491,727.05	2,359,696.22	0.192%	1.50%
7	Mar-05	520	7,828,614.29	0.85%	890,504.21	568,386.56	322,117.65	2,681,813.87	0.218%	1.90%
8	Apr-05	528	8,051,012.09	0.91%	691,255.15	563,037.68	128,217.47	2,810,031.34	0.228%	1.56%
9	May-05	650	9,506,128.77	1.12%	653,003.89	473,132.31	179,871.58	2,989,902.92	0.243%	1.58%
10	Jun-05	570	8,408,472.56	1.04%	1,043,971.85	407,411.28	636,560.57	3,626,463.49	0.294%	1.62%
11	Jul-05	747	10,815,150.21	1.40%	861,553.51	476,905.03	384,648.48	4,011,111.97	0.326%	1.52%
12	Aug-05	715	10,262,112.77	1.39%	851,265.69	401,447.43	449,818.26	4,460,930.23	0.362%	1.65%
13	Sep-05	739	10,529,687.16	1.49%	784,904.25	393,250.89	391,653.36	4,852,583.59	0.394%	1.37%
14	Oct-05	768	11,173,802.09	1.65%	838,111.57	409,055.19	429,056.38	5,281,639.97	0.429%	1.36%
15	Nov-05	686	10,153,907.44	1.57%	944,817.45	377,171.37	567,646.08	5,849,286.05	0.475%	1.25%

Nissan Auto Receivables Owner Trust 2005-A

Month		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Pool Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	Jan-05	1,541,416,467.93	1,497,646,183.42	0.971604	226	4,594,177.10	0	0.00	0	0.00
2	Feb-05	1,497,646,183.42	1,459,876,450.76	0.947101	244	4,944,556.37	49	947,281.63	0	0.00
3	Mar-05	1,459,876,450.76	1,413,228,719.15	0.916838	235	4,668,610.99	50	976,436.72	15	282,057.85
4	Apr-05	1,413,228,719.15	1,371,485,587.53	0.889757	240	4,841,427.58	46	876,559.49	12	222,528.45
5	May-05	1,371,485,587.53	1,328,802,628.92	0.862066	312	6,251,330.54	41	806,618.90	16	306,801.02
6	Jun-05	1,328,802,628.92	1,283,309,466.10	0.832552	319	5,838,965.13	64	1,259,098.19	13	313,581.51
7	Jul-05	1,283,309,466.10	1,241,411,924.21	0.805371	431	8,255,777.08	91	1,547,775.76	15	288,373.55
8	Aug-05	1,241,411,924.21	1,194,950,403.28	0.775229	400	7,475,290.76	103	1,841,369.29	23	422,565.11
9	Sep-05	1,194,950,403.28	1,153,805,183.09	0.748536	423	7,936,552.42	109	2,002,834.43	32	549,383.17
10	Oct-05	1,153,805,183.09	1,112,177,708.05	0.721530	506	9,432,307.81	109	1,896,956.07	30	526,312.24
11	Nov-05	1,112,177,708.05	1,073,821,724.59	0.696646	498	8,883,112.84	127	2,260,279.78	25	432,089.79

Month		Total	Total	Delinquent %	Defaulted	Liquidated		Cumulative Net	Cumulative Net	Prepayments
Count	Month	Delinquent (#)	Delinquent ($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Net Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1	Jan-05	226	4,594,177.10	0.31%	0.00	0.00	0.00	0.00	0.000%	1.03%
2	Feb-05	293	5,891,838.00	0.40%	258,143.36	0.00	258,143.36	258,143.36	0.017%	0.70%
3	Mar-05	300	5,927,105.56	0.42%	577,407.89	151,297.85	426,110.04	684,253.40	0.044%	1.25%
4	Apr-05	298	5,940,515.52	0.43%	1,001,720.66	239,790.34	761,930.32	1,446,183.72	0.094%	1.00%
5	May-05	369	7,364,750.46	0.55%	551,838.40	397,627.10	154,211.30	1,600,395.02	0.104%	1.09%
6	Jun-05	396	7,411,644.83	0.58%	628,416.32	317,924.15	310,492.17	1,910,887.19	0.124%	1.28%
7	Jul-05	537	10,091,926.39	0.81%	738,450.15	274,254.93	464,195.22	2,375,082.41	0.154%	1.12%
8	Aug-05	526	9,739,225.16	0.82%	857,525.42	354,178.41	503,347.01	2,878,429.42	0.187%	1.41%
9	Sep-05	564	10,488,770.02	0.91%	998,466.78	475,049.60	523,417.18	3,401,846.60	0.221%	1.15%
10	Oct-05	645	11,855,576.12	1.07%	1,095,790.80	322,979.52	772,811.28	4,174,657.88	0.271%	1.22%
11	Nov-05	650	11,575,482.41	1.08%	997,474.12	345,614.85	651,859.27	4,826,517.15	0.313%	1.06%

Nissan Auto Receivables Owner Trust 2005-B

Month		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Pool Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	May-05	1,500,030,197.73	1,454,872,558.17	0.969896	297	5,839,799.82	0	0.00	0	0.00
2	Jun-05	1,454,872,558.17	1,408,342,570.71	0.938876	272	5,198,666.19	50	872,667.70	0	0.00
3	Jul-05	1,408,342,570.71	1,365,401,250.62	0.910249	448	8,685,221.91	69	1,320,237.96	17	298,832.76
4	Aug-05	1,365,401,250.62	1,316,791,356.65	0.877843	447	8,185,497.70	94	1,668,721.88	17	335,039.28
5	Sep-05	1,316,791,356.65	1,272,529,403.22	0.848336	490	8,801,592.85	117	2,102,666.31	27	442,945.54
6	Oct-05	1,272,529,403.22	1,228,521,092.42	0.818998	611	10,824,235.16	122	2,066,719.32	39	710,875.04
7	Nov-05	1,228,521,092.42	1,185,976,120.98	0.790635	530	9,421,004.42	151	2,698,264.01	37	699,225.75

Month		Total	Total	Delinquent %	Defaulted	Liquidated		Cumulative Net	Cumulative Net	Prepayments
Count	Month	Delinquent (#)	Delinquent ($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Net Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1	May-05	297	5,839,799.82	0.40%	0.00	0.00	0.00	0.00	0.000%	1.08%
2	Jun-05	322	6,071,333.89	0.43%	181,284.47	48,085.12	133,199.35	133,199.35	0.009%	1.19%
3	Jul-05	534	10,304,292.63	0.75%	556,211.05	141,135.51	415,075.54	548,274.89	0.037%	1.06%
4	Aug-05	558	10,189,258.86	0.77%	912,663.54	139,755.67	772,907.87	1,321,182.76	0.088%	1.40%
5	Sep-05	634	11,347,204.70	0.89%	980,531.35	384,175.51	596,355.84	1,917,538.60	0.128%	1.21%
6	Oct-05	772	13,601,829.52	1.11%	821,106.75	413,634.70	407,472.05	2,325,010.65	0.155%	1.23%
7	Nov-05	718	12,818,494.18	1.08%	1,250,567.10	312,240.34	938,326.76	3,263,337.41	0.218%	1.19%

Nissan Auto Receivables Owner Trust 2005-C

Month		Beginning Pool	Ending Pool		31-60 Day	31-60 Day	61-90 Day	61-90 Day	91-120+ Day	91-120+ Day
Count	Month	Balance ($)	Balance ($)	Pool Factor	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)	Delinquent (#)(1)	Delinquent ($)(1)

1	Sep-05	1,407,856,567.66	1,365,291,524.85	0.969766	248	5,183,746.66	0	0.00	0	0.00
2	Oct-05	1,365,291,524.85	1,322,620,046.87	0.939457	394	7,498,758.51	50	1,119,515.74	0	0.00
3	Nov-05	1,322,620,046.87	1,281,709,967.77	0.910398	372	7,400,298.76	85	1,664,345.40	14	264,579.00

Month		Total	Total	Delinquent %	Defaulted	Liquidated		Cumulative Net	Cumulative Net	Prepayments
Count	Month	Delinquent (#)	Delinquent ($)	of End Balance	Receivables ($)(2)	Proceeds ($)(3)	Net Losses ($)(4)	Losses ($)(4)	Losses (%)(4)	(1-Mo. ABS)(5)

1	Sep-05	248	5,183,746.66	0.38%	128,282.13	0.00	128,282.13	128,282.13	0.009%	1.11%
2	Oct-05	444	8,618,274.25	0.65%	92,201.53	153.70	92,047.83	220,329.96	0.016%	1.15%
3	Nov-05	471	9,329,223.16	0.73%	395,463.57	2,777.46	392,686.11	613,016.07	0.044%	1.07%

*	Optional clean-up call exercised.

(1)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due.

(2)	A “Defaulted Receivable” is (a) a Receivable (other than a Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent 120 days or more, (b) with respect to a Receivable that is delinquent less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (ii) repossessed the related Financed Vehicle or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding.

(3)	See “Distribution on the Notes-Calculation of Available Amounts” in this Prospectus Supplement for more information on Net Liquidation Proceeds.

(4)	Net losses generally consist of the net balances of all Liquidated Receivables, less any Net Liquidation Proceeds with respect to such Liquidated Receivables from any Collection Periods.

(5)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of one-hundred and the SMM by (b) the sum of (i) one-hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date minus the number of months since the cut-off date.

PROSPECTUS

Nissan Auto Receivables Trusts

Issuing Entities

Asset Backed Notes

Nissan Auto Receivables Corporation II,

Depositor

Nissan Motor Acceptance Corporation,

Servicer/ Sponsor

The Issuing Entities:

1.     A new issuing entity will be formed to issue each series of notes.

2.     The property of each issuing entity will consist of:

•	a pool of retail installment sale contracts secured by new, near-new and used automobiles and light-duty trucks;

•	amounts that may be held in separate trust accounts established and maintained by the servicer with the related trustee pursuant to the related sale and servicing agreement;

•	security interests in the financed vehicles and any related property;

•	the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	Nissan Motor Acceptance Corporation’s right to receive payments from dealers pursuant to repurchase by the dealers of receivables that do not meet specified representations made by the dealers;

•	the rights of the depositor under, as applicable, a sale and servicing agreement, a purchase agreement, any yield supplement agreement, if any, any currency or interest rate swap agreement and any interest rate cap agreement;

•	the right of the depositor to realize upon any property (including the right to receive future net liquidation proceeds) that secured a receivable;

•	the right of the depositor in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables in effect as of the related cut-off date; and

•	all proceeds of the foregoing.

The Notes:

1.     will be asset-backed notes sold periodically in one or more series;

2.     will be paid only from the assets of the related issuing entity; and

3.     will be issued as part of a designated series that may include one or more classes.

       Before you decide to invest in any of the notes, please read this prospectus and the prospectus supplement that will be attached to this prospectus supplement. There are material risks in investing in the notes. Please review carefully the factors set forth under “Risk Factors” beginning on page 9 of this prospectus and in the accompanying prospectus supplement.

       The notes will represent obligations of the related issuing entity only and will not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Auto Receivables Corporation II or any of their respective affiliates.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

       The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus. This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

The date of this prospectus is January 24, 2006.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the notes in two separate documents that progressively provide varying levels of detail: this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series, and the accompanying prospectus supplement, which will describe the specific terms of the offered notes.

      We have started with several introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

      1.     Summary of Terms — gives a brief introduction to the notes to be offered; and

      2.     Risk Factors — describes briefly some of the risks to investors of a purchase of the notes.

      You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Terms” beginning on page 86 in this prospectus.

      Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

      The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing the notes.

WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES

      The Issuing Entity — The Trustee will provide to noteholders (which shall be Cede & Co. (“Cede”) as the nominee of DTC unless definitive notes are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the receivables and other specified matters. See “Description of the Sale and Servicing Agreements — Statements to Noteholders” in the accompanying prospectus supplement and “Description of the Sale and Servicing Agreements — Evidence of Compliance” in this prospectus. Copies of these reports may be obtained at no charge at the offices specified in the accompanying prospectus supplement.

      The Depositor — NARC II, as depositor of the receivables, has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports will be prepared, signed and filed with the SEC by the Depositor or the Servicer on behalf of each Issuing Entity. Copies of these reports and the Registration Statement will be provided free of charge upon written request to Nissan Motor Acceptance Corporation, 990 West 190th Street, M-9-A, Torrance, California 90502. The reports and the Registration Statement are available for inspection without charge at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

SUMMARY OF TERMS

      This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus and the accompanying prospectus supplement. You should carefully read both documents to understand all of the terms of the offering.

Issuing Entity	The issuing entity will be a trust to be formed for each series of notes by a trust agreement between the depositor and the trustee of the issuing entity.

Depositor	Nissan Auto Receivables Corporation II.

Servicer, Sponsor and Administrator	Nissan Motor Acceptance Corporation.

Trustee	The trustee for each series of notes will be named in the accompanying prospectus supplement for that series.

Indenture Trustee	The trustee for the indenture pursuant to which the notes will be issued will be named in the accompanying prospectus supplement for that series.

Offered Notes	Notes of a series may include one or more classes, and will be issued pursuant to an indenture. Some of the notes issued by each issuing entity may not be offered to the public. The accompanying prospectus supplement will specify the class or class of notes that are being offered by it.

The issuing entity will also issue certificates representing fractional undivided interests in the issuing entity. These certificates will not be offered to the public and initially will be retained by the depositor but may be transferred to a Nissan affiliate. Other than those certificates, no other series or classes of securities will be backed by the same asset pool or otherwise have claims on the same assets. No noteholder or certificateholder approval is necessary for the issuance of such notes or the certificates.

The terms of each class of notes in a series described in the accompanying prospectus supplement will include the following:

1. the stated principal amount of each class of notes; and

2. the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.

A class of notes may differ from other classes of notes in one or more aspects, including:

1. timing and priority of payments;

2. seniority;

3. allocations of losses;

4. interest rate or formula;

5. amount of interest or principal payments; and

6. whether interest or principal will be payable to holders of the class if specified events occur.

The notes will be the only securities being offered to you. The depositor will initially retain all of the certificates. Payment on the certificates will be subordinated to payment on one or more classes of notes to the extent described in the accompanying prospectus supplement.

The Receivables	Purchasers of automobiles and light-duty trucks from Nissan and Infiniti dealers often finance their purchases by entering into retail installment sale contracts with Nissan and Infiniti dealers who then resell the contracts to Nissan Motor Acceptance Corporation, including its Infiniti Financial Services division. These contracts are referred to as “receivables,” and the underlying vehicles are referred to as the “financed vehicles.” The purchasers of the financed vehicles are referred to as the “obligors.” The terms of the contracts must meet requirements specified by Nissan Motor Acceptance Corporation.

On or before the date the notes of a series are issued, Nissan Motor Acceptance Corporation will sell a specified amount of receivables to the depositor. The depositor will then sell those receivables to the issuing entity. The sale by the depositor to the issuing entity will be documented under a sale and servicing agreement among the depositor, the servicer and the issuing entity.

The receivables to be sold by Nissan Motor Acceptance Corporation to the depositor and resold to the issuing entity will be selected based on criteria specified in the sale and servicing agreement. These criteria will be described in the accompanying prospectus supplement.

Property of each Issuing Entity	The property of each issuing entity:

1. will be described in the prospectus supplement;

2. will be primarily a pool of receivables secured by new, near-new and used financed vehicles and amounts due or collected under the receivables on or after a specified cut-off date; and

3. will include other related assets such as:

• security interests in the financed vehicles;

• proceeds of any hedge or similar agreement and the rights of the issuing entity under such agreements;

• proceeds from claims on related insurance policies;

• any other enhancement issued with respect to any particular series or class;

• the rights of the depositor in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables;

• the rights of the depositor in the agreements identified in the prospectus supplement; and

• amounts deposited in specified bank accounts.

You should refer to “Property of the Issuing Entities” in this prospectus and “The Issuing Entity — Property of the Issuing Entity” in the accompanying prospectus supplement for more detailed information regarding assets of the issuing entity.

Credit and Cash Flow Enhancement	The offering may include features designed to provide protection to one or more classes of notes. These features are referred to as “credit enhancement.” Credit enhancement may include any one or more of the following:

1. subordination of one or more other classes of notes;

2. subordination of the certificates to one or more classes of notes;

3. one or more reserve accounts;

4. over-collateralization;

5. letters of credit or other credit facilities;

6. surety bonds;

7. guaranteed investment contracts;

8. cash collateral guarantees or accounts; or

9. cash deposits.

In addition, the offering may include features designed to ensure the timely payment of amounts owed to noteholders. These features may include any one or more of the following:

1. yield supplement agreements;

2. hedge transactions;

3. liquidity facilities; or

4. cash deposits.

The specific terms of any enhancement applicable to an issuing entity or to the notes issued by an issuing entity will be described in detail in the accompanying prospectus supplement. See “The Notes — Credit Enhancement” in this prospectus for general terms applicable to different forms of credit enhancement that may be used by the issuing entities.

Events of Default	The indenture governing the terms and conditions of the notes of each series includes a list of adverse events called events of default. Events of default include the following:

1. the issuing entity fails to pay interest on any note within five days of its due date;

2. the issuing entity fails to pay the principal of any note in full on its final scheduled distribution date;

3. the issuing entity defaults in the observance or performance of any covenant or agreement of the issuing entity made in the indenture and the continuation of the default for a period of 90 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than the 25% of the aggregate principal amount of the notes, voting as a single class;

4. the issuing entity defaults in the observance of any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered under the indenture that proves to have been inaccurate in any material respect at the time made, and the continuation of that default or inaccuracy for a period of 30 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than the 25% of the aggregate principal amount of the notes, voting as a single class; or

5. certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

Events of Default Remedies	If an event of default occurs and is continuing with respect to a series of notes, the related indenture trustee or holders of at least a majority of the outstanding principal amount of that series of notes, voting as a single class, may declare the principal of those notes immediately due and payable. That declaration, under limited circumstances, may be rescinded by the holders of at least a majority of the outstanding principal amount of the notes voting as a single class.

After an event of default and the acceleration of the affected notes, funds on deposit in the collection account and any of the issuing entity’s bank accounts with respect to the affected notes will be applied to pay principal of and interest on those notes in the order and amounts specified in the accompanying prospectus supplement.

If an event of default relates to a failure of the issuing entity to pay interest on the notes when due or principal of the notes on their respective final scheduled distribution dates, the indenture trustee may elect to sell the assets of the issuing entity. For other events of default, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of all outstanding notes of that series consent to the sale, (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes of that series, or (iii) the indenture trustee determines that the proceeds of the receivables may not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least 66 2/3% of the outstanding amount of all notes (or relevant class or classes of notes).

You should refer to “The Notes — Indenture — Events of Default; Rights Upon Event of Default” in this prospectus for more detailed information regarding the events constituting an indenture default and the remedies available following such default.

Servicing/Administration	Nissan Motor Acceptance Corporation will service the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables. In addition, Nissan Motor Acceptance Corporation will act as administrator for the issuing entity. The issuing entity will pay Nissan Motor Acceptance Corporation a monthly fee specified in the accompanying prospectus supplement for performing the function of an administrator and servicer of the receivables. The servicer will also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month (to the extent described in the accompanying prospectus supplement).

Advances	The servicer will be obligated to advance to the issuing entity interest on the receivables that is due but unpaid by the obligor to the extent provided in the prospectus supplement. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from an obligor. The issuing entity will reimburse the servicer for those advances to the extent provided in the prospectus supplement.

You should refer to “Description of the Sale and Servicing Agreements — Advances” in this prospectus and the accompanying prospectus supplement for more detailed information on advances and reimbursement of advances.

Optional Purchase	The servicer may redeem any outstanding notes when the outstanding aggregate principal balance of the receivables declines to or below a specified percentage, set forth in the accompanying prospectus supplement, of the original total principal balance of the receivables as of the cut-off date.

You should refer to “Description of The Sale and Servicing Agreements — Termination” in this prospectus for more detailed information on the optional purchase of the notes.

Tax Status	Subject to the important considerations described herein, special federal income tax counsel to the issuing entity will deliver its opinion that the notes of each series will be treated as debt and the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. A purchaser of the notes will agree to treat the notes as debt for all applicable tax purposes.

You should refer to “Material Federal Income Tax Consequences” and “State Tax Consequences” in this prospectus and the accompanying prospectus supplement for more detailed information on the application of federal and state tax laws.

ERISA Considerations	If you are an employee Benefit Plan (as defined in “ERISA Considerations”), you should review the considerations discussed under “ERISA Considerations” in this prospectus and the accompanying prospectus supplement and consult counsel before investing in the notes. In general, subject to those considerations and conditions described in that section and to the extent specified in the accompanying prospectus supplement, you may purchase notes of any series.

Receivable Repurchase Obligation	With respect to each series of notes, the depositor will be obligated to repurchase from the pool any receivables that do not meet certain representations and warranties. Following the discovery by or notice to the depositor of a breach of any representation or warranty that materially and adversely affects the interests of the related noteholders in any receivable (the initial determination of a material adverse effect generally being made by the servicer), the depositor, unless the breach is cured, will repurchase that receivable from the issuing entity, and Nissan Motor Acceptance Corporation will purchase that receivable from the depositor. In connection with such repurchase, the depositor will be required to pay the related issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by the depositor of those representations and warranties (other than remedies that may be available under federal securities laws or other laws). The obligation of the depositor to repurchase a receivable will not be conditioned on performance by Nissan Motor Acceptance Corporation of its obligation to purchase that receivable from the depositor.

With respect to each series of notes, the servicer will be obligated to repurchase any receivables that are materially and adversely affected by any breach by the servicer of its duties and covenants to manage, service, administer and make collections on the receivables and to perform its other obligations with respect to those receivables. Following the discovery of a breach of any of such duties and covenants by the servicer, the servicer, unless the breach is cured, will repurchase the materially and adversely affected receivable from the issuing entity. In connection with such repurchase, the servicer will be required to pay the related issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by the servicer of those duties and covenants (other than remedies that may be available under federal securities laws or other laws).

RISK FACTORS

      You should consider the following risk factors and the risks described in the section captioned “Risk Factors” in the accompanying prospectus supplement in deciding whether to purchase securities of any class.

The notes are not suitable investments for all investors.	The notes are complex investments that are not a suitable investment if you require a regular predictable schedule of payments. The notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of such an investment and the interaction of these factors.

You must rely for repayment only upon payments from the issuing entity’s assets which may not be sufficient to make full payments on your notes.	The notes represent indebtedness solely of the issuing entity and will not be insured or guaranteed by Nissan Motor Acceptance Corporation (the servicer), the depositor, or any of their respective affiliates, or the related trustee or any other person or entity other than the issuing entity. The only source of payment on your notes are payments received on the receivables and, if and to the extent available, any credit enhancement for the issuing entity, including amounts on deposit in the reserve account or subordination spread account established for that issuing entity. However, although funds in the reserve account or subordination spread account will be available to cover shortfalls in distributions of interest on and principal of your notes, funds to be deposited in this account are limited. If the funds in this account are exhausted, your notes will be paid solely from current distributions on the receivables. See “Subordination; Reserve Account” in the accompanying prospectus supplement. In limited circumstances, the issuing entity will also have access to the funds in the yield supplement account or have the benefit of over-collateralization to provide limited protection against low-interest receivables. See “Description of the Sale and Servicing Agreements — Yield Supplement Account; Yield Supplement Agreement” in this prospectus.

The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes if the sale meets requirements set forth in the indenture. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes. In that circumstance, the principal amount of the notes will not be paid in full.

You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity.	You may receive payment of principal on your notes earlier than you expected for the reasons set forth below. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the notes to an extent that cannot be fully predicted.

The depositor will be required to repurchase receivables from the issuing entity if there is a breach of the representations and warranties relating to those receivables that materially adversely affects those receivables. Nissan Motor Acceptance Corporation, as the servicer, also will be required to purchase receivables from the issuing entity if it breaches its servicing obligations with respect to those receivables. The servicer also will be entitled to purchase all remaining receivables from the issuing entity once the aggregate principal balance of the receivables is at or below a specified percentage, set forth in the accompanying prospectus supplement, of the initial aggregate principal balance of the receivables on the related cut-off date.

Further, the receivables included in the issuing entity may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its final scheduled distribution date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its scheduled final payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.	Another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in that receivable because the receivables will not be segregated or marked as belonging to the issuing entity. The depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the issuing entity’s interest in the receivables. However, except to the extent the contracts are in electronic form, the servicer will continue to hold the physical contracts, if any, evidencing the receivables. If another party purchases (or takes a security interest in) one or more receivables for new value in the ordinary course of business and obtains possession of those receivables without actual knowledge of the issuing entity’s interest because of the failure to segregate or mark those receivables, the new purchaser (or secured party) will acquire an interest in those receivables superior to the interest of the issuing entity.

Receivables that fail to comply with consumer protection or other laws may be unenforceable, which may result in losses on your investment.	Many federal and state consumer protection laws regulate consumer contracts such as the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables.

Each of the depositor and Nissan Motor Acceptance Corporation will make representations and warranties relating to the receiv-

ables’ compliance with law and the enforceability of the related contracts. If there is a breach of any of these representations or warranties that materially and adversely affects the interests of the noteholders in the related receivable, the issuing entity’s sole remedy will be to require the depositor and Nissan Motor Acceptance Corporation to repurchase the affected receivable. See “Material Legal Aspects of the Receivables — Consumer Protection Laws” in this prospectus.

Bankruptcy of Nissan Motor Acceptance Corporation or the depositor could result in losses or delays in payments on your securities.	If Nissan Motor Acceptance Corporation or the depositor becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes. Nissan Motor Acceptance Corporation will sell the receivables to the depositor, and the depositor will in turn transfer the receivables to the issuing entity. However, if Nissan Motor Acceptance Corporation or the depositor becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that Nissan Motor Acceptance Corporation or the depositor still owns the receivables by concluding that the sale to the depositor or the issuing entity was not a “true sale” or, in the case of a bankruptcy of Nissan Motor Acceptance Corporation, that the depositor or the issuing entity should be consolidated with Nissan Motor Acceptance Corporation for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the notes as a result of, among other things:

1. the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

2. tax or government liens on Nissan Motor Acceptance Corporation’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your securities; and

3. the issuing entity not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by Nissan Motor Acceptance Corporation at the time Nissan Motor Acceptance Corporation becomes the subject of a bankruptcy proceeding. The depositor will take steps in structuring each transaction described in this prospectus and the accompanying prospectus supplement to minimize the risk that a court would consolidate the depositor with Nissan Motor Acceptance Corporation for bankruptcy purposes or conclude that the sale of receivables to the depositor or the issuing entity was not a “true sale.” See “Material Legal Aspects of the Receivables — Material Bankruptcy Considerations” in this prospectus.

Bankruptcy of the issuing entity could result in losses or delays in payments on your securities.	If the issuing entity becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, the ‘automatic stay,‘ which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances.

The return on your notes could be reduced by shortfalls due to military action.	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

The Servicemembers Civil Relief Act and similar state legislation provides relief to obligors who enter active military service and to obligors in reserve or national guard status who are called to active duty after they have entered into an obligation, such as a retail installment sale contract for the purchase of a vehicle. In particular, under such act, members of the military on active duty, including reservists, who have entered into such retail installment sale contracts before entering into military service, may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. The Servicemembers Civil Relief Act and similar state legislation also limit the ability of the servicer to repossess the vehicle securing the retail installment sale contract during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the retail installment sale contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables, and you may suffer a loss.

Because the Servicemembers Civil Relief Act and similar state legislation apply to obligors who enter military service after origination, no information can be provided as to the number of receivables that may be affected by the Servicemembers Civil Relief Act or similar state legislation. If an obligor’s obligation to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates.

For more information regarding the effect of the Servicemembers Civil Relief Act, you should refer to “Material Legal Aspects of the Receivables — Other Limitations” in this prospectus.

You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds.	So long as Nissan Motor Acceptance Corporation is servicer, if each condition to making monthly deposits as may be required by the sale and servicing agreement (including the satisfaction of specified ratings criteria of Nissan Motor Acceptance Corporation and the absence of any servicer default) is satisfied, Nissan Motor

Acceptance Corporation, as the servicer, may retain all payments on receivables received from obligors and all proceeds of receivables collected during a collection period until the business day preceding the related distribution date (currently, Nissan Motor Acceptance Corporation does not satisfy these conditions). On or before the business day preceding a date on which payments are due to be made on the securities, the servicer must deposit into the collection account all payments on receivables received from obligors and all proceeds of receivables collected during the related collection period. Before these amounts are required to be deposited into the collection account, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. If the servicer is unable to pay these amounts to the issuing entity on a distribution date, you might incur a loss on your notes.

Factors affecting our information management systems may increase the risk of loss on your investment.	The success of your investment depends upon the ability of the servicer, Nissan Motor Acceptance Corporation, to store, retrieve, process and manage substantial amounts of information. If the servicer experiences any interruptions or loss in its information processing capabilities, its business, financial conditions, results of operations and ultimately your notes may suffer.

Adverse events with respect to Nissan Motor Acceptance Corporation or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or a third party provider to whom Nissan Motor Acceptance Corporation outsources its activities may result in servicing disruptions or reduce the market value of your notes. Nissan Motor Acceptance Corporation currently outsources some of its activities as servicer to third party providers. In the event of a termination and replacement of Nissan Motor Acceptance Corporation as the servicer, or if any of the third party providers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent receivables and therefore delinquencies and credit losses could increase. Nissan Motor Acceptance Corporation is required to repurchase certain receivables that do not comply with representations and warranties made by Nissan Motor Acceptance Corporation (for example, representations relating to the compliance of the retail contracts with applicable laws), and in its capacity as servicer, Nissan Motor Acceptance Corporation will be required to repurchase receivables if it breaches its servicing obligations with respect to those receivables. If Nissan Motor Acceptance Corporation becomes unable to repurchase any of such receivables and make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, Nissan Motor Acceptance Corporation is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. Although Nissan Motor Co., Ltd. is not guaranteeing the obligations of the issuing entity for any series of notes, if Nissan Motor Co., Ltd. ceased to manufacture vehicles or support the sale of vehicles or if Nissan Motor Co., Ltd. faced financial or operational difficulties, such events may reduce the market value of Nissan or

Infiniti vehicles. Any reduction in the market value of Nissan and Infiniti vehicles may result in lower values realized through any foreclosure proceedings held with respect to those vehicles and as a result, reduce amounts available to pay the notes.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated; proceeds from the liquidation may not be sufficient to pay your notes in full; failure to pay principal on your notes will not constitute an event of default or breach until maturity.	If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the assets of the related issuing entity only in limited circumstances. If a liquidation occurs close to the date when one or more classes of notes of that series would otherwise be paid in full, repayment of such classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that will be required for liquidation of the assets of the trust to be completed. However, there is no assurance that the amount received from the liquidation will at any time be equal to or greater than the aggregate principal amount of the notes or the sum of the aggregate principal amount of the notes and the aggregate principal balance of the certificates. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. In addition, the amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve account or subordination spread account, if any). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled distribution date for your notes. See “The Notes — The Indenture — Events of Default; Rights Upon Event of Default” in this prospectus. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled distribution date will involve the prepayment risks described under “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity.”

Because the notes are in book-entry form, your rights can only be exercised indirectly.	Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “Material Information Regarding the Securities — Book-Entry Registration” in the accompanying prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “Noteholder” and the owner trustee will not recognize you as a “Securityholder,” as those terms are used in the indenture, the trust agreement and the sale and servicing agreement. As a result, you will only be able to exercise the rights of Securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

If the issuing entity enters into a currency or an interest rate swap, payments on the securities will be dependent on payments made under the swap agreement.	If the issuing entity enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the issuing entity does not receive the payments it expects from the swap counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the issuing entity may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example, a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example, a fixed rate) to the same notional amount. For example, if the issuing entity issues $100 million of notes bearing interest at a floating rate based on the London Interbank Offered Rate, it might enter into a swap agreement under which the issuing entity would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating rate based on the London Interbank Offered Rate. The $100 million would be the “notional” amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

If the issuing entity issues notes denominated in a currency other than U.S. dollars, the issuing entity will need to make payments on the notes in a currency other than U.S. dollars, as described in the related prospectus supplement. Payments collected on the receivables, however, will be made in U.S. dollars. In this circumstance, the issuing entity may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the issuing entity issues notes denominated in Swiss Francs, it might enter into a swap agreement with a swap counterparty under which the issuing entity would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss Francs at a predetermined exchange rate to make the payments owed on the notes.

The terms of any swap will be described in more detail in the accompanying prospectus supplement.

If the issuing entity enters into an interest rate cap agreement, payments on the notes will be dependent on payments made under the interest rate cap agreement.	If the issuing entity enters into an interest rate cap agreement, the amounts available to the issuing entity to pay interest and principal of all classes of the notes will depend in part on the operation of the interest rate cap agreement and the performance by the cap provider of its obligations under the interest rate cap agreement. If the issuing entity does not receive the payments it expects from the cap provider, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the issuing entity may enter into an interest rate cap agreement with a cap provider to reduce its exposure to changes in interest rates. An interest rate cap agreement may require that if the specified interest rate related to any payment date exceeds the cap rate specified in the accompanying prospectus supplement, the cap provider pays to the issuing entity an amount equal to the product of:

1. the specified interest rate for the related payment date minus the cap rate;

2. the notional amount of the cap, which will be equal to the total outstanding principal amount of the relevant notes on the first day of the accrual period related to such payment date; and

3. a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the closing date, to but excluding the first payment date, and the denominator of which is 360 or 365, as specified in the accompanying prospectus supplement.

During those periods in which the specified interest rate is substantially greater than the cap rate, the issuing entity will be more dependent on receiving payments from the cap provider in order to make payments on the notes. If the cap provider fails to pay the amounts due under the interest rate cap agreement, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.

The terms of any interest rate cap will be described in more detail in the accompanying prospectus supplement.

Termination of a swap agreement or an interest rate cap agreement may cause termination of the issuing entity.	A swap agreement or interest rate cap agreement may be terminated if certain events occur. Most of these events are generally beyond the control of the issuing entity, the swap counterparty or cap provider, as applicable. If the swap agreement or interest rate cap agreement is terminated, unless a replacement swap or interest rate cap, as applicable, can be arranged, the trustee generally will sell the assets of the issuing entity and the issuing entity will terminate. In this type of situation, it is impossible to predict how long it would take to sell the assets of the issuing entity or what amount of proceeds would be received. Some of the possible adverse consequences of such a sale are:

1. the proceeds from the sale of assets under such circumstances may not be sufficient to pay all amounts owed to you;

2. amounts available to pay you will be further reduced if the issuing entity is required to make a termination payment to the swap counterparty pursuant to the swap agreement;

3. the termination of the swap agreement or interest rate cap agreement may expose the issuing entity to currency or interest rate risk, further reducing amounts available to pay you;

4. the sale may result in payments to you significantly earlier than expected, reducing the weighted average life of the notes and the yield to maturity; and

5. conversely, a significant delay in arranging a sale could result in a delay in principal payments. This would, in turn, increase the weighted average life of the notes and could reduce the yield to maturity.

See “The Hedge Agreement — Early Termination of Hedge Agreement” for more information concerning the termination of a swap agreement and an interest rate cap agreement and the sale of issuing entity assets. Additional information about this subject, including a description of the circumstances that may cause a termination of the swap agreement or interest rate cap agreement and the issuing entity and how the proceeds of a sale would be distributed, will be included in the accompanying prospectus supplement.

The rating of a swap counterparty or cap provider may affect the ratings of the securities.	If an issuing entity enters into a swap or interest rate cap agreement, the rating agencies that rate the issuing entity’s notes will consider the provisions of the swap agreement or interest rate cap agreement, as applicable, and the rating of the swap counterparty or the cap provider, as applicable, in rating the notes. If a rating agency downgrades the debt rating of the swap counterparty or the cap provider, it is also likely to downgrade the rating of the notes. Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

To provide some protection against the adverse consequences of a downgrade, the swap counterparty or cap provider may be permitted, but generally not required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

1. assign the swap agreement or interest rate cap agreement, as applicable, to another party;

2. obtain a replacement swap agreement or interest rate cap agreement, as applicable, on substantially the same terms as the swap agreement or interest rate cap agreement, as applicable; or

3. establish any other arrangement satisfactory to the rating agencies.

Any swap or interest rate cap involves a high degree of risk. An issuing entity will be exposed to this risk should it use either of these mechanisms. For this reason, only investors capable of understanding these risks should invest in the notes. You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap or interest rate cap is involved.

The issuing entity may not have a perfected security interest in receivables evidenced by electronic contracts.	As described below in “The Receivables — Electronic Contracting,” Nissan Motor Acceptance Corporation has contracted with a third party to originate and maintain certain of the contracts in electronic form through the third party’s technology system. The system is intended to perfect Nissan Motor Acceptance Corporation’s security interest in the receivables evidenced by the electronic contracts through control. However, another person could acquire an interest in a receivable that is superior to Nissan Motor Acceptance Corporation’s interest in that receivable if that receivable is evidenced by an electronic contract, Nissan Motor Acceptance Corporation loses control over the copy of the electronic contract that is maintained on behalf of Nissan Motor Acceptance Corporation and that is considered by Nissan Motor Acceptance Corporation to be the authoritative copy, or in other words, the sole true and correct copy, of such electronic contract and another party purchases that receivable evidenced by such electronic contract without knowledge of Nissan Motor Acceptance Corporation’s security interest. Nissan Motor Acceptance Corporation could lose control over the contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions, a person other than the issuing entity were able to modify or duplicate the authoritative copy of the contract.

There can be no assurances that the third party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that the servicer maintains control over the electronic contract. In such event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

Nissan Motor Acceptance Corporation and the depositor will represent that Nissan Motor Acceptance Corporation has a perfected security interest in the receivables evidenced by electronic contracts by means of control and that the security interest has been transferred to the depositor and thereafter to the issuing entity.

However, the law governing perfecting security interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by the third party to maintain control of the electronic contracts may not be sufficient as a matter of law to give the issuing entity a perfected security interest in the receivables evidenced by electronic contracts.

As a result of the foregoing, the issuing entity may not have a perfected security interest in certain receivables. The fact that the issuing entity may not have a perfected security interest in the receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the issuing entity’s interest in the vehicle because of the failure to identify the issuing entity as the secured party on the related certificate of title. While Nissan Motor Acceptance Corporation, as sponsor, will assign its security interest in the financed vehicles to the depositor, and the depositor will assign to the issuing entity its security interests in the financed vehicles, the servicer will continue to hold the certificates of title or ownership for the vehicles. However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the issuing entity as the new secured party. Because the issuing entity will not be identified as the secured party on any certificates of title or ownership, the security interest of the issuing entity in the vehicles may be defeated through fraud, forgery, negligence or error. As a result of any of these events, the issuing entity may not have a perfected security interest in the financed vehicles in every state. The possibility that the issuing entity may not have a perfected security interest in the financed vehicles may affect the issuing entity’s ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes as a result of defaults or delinquencies by obligors and because of depreciation in the value of the related financed vehicles. See “Material Legal Aspects of the Receivables — Security Interests” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.	If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

THE ISSUING ENTITIES

Formation

      Nissan Auto Receivables Corporation II (the “Depositor” or “NARC II”) will establish each issuing entity (each, an “Issuing Entity”) pursuant to a Trust Agreement (a “Trust Agreement”).

      The terms of each series of notes (the “Notes”) issued by each Issuing Entity, and additional information concerning the assets of each Issuing Entity and any applicable credit enhancement, will be set forth in a supplement to this Prospectus (a “Prospectus Supplement”).

      The Issuing Entity for each series will not engage in any activity other than:

1.	issuing the Notes and the Certificates;

2.	entering into and performing its obligations under any currency exchange rate or interest rate protection agreement between the related Issuing Entity and a counterparty;

3.	acquiring the Receivables and the other assets of the Issuing Entity from the Depositor in exchange for the Notes and the Certificates;

4.	assigning, granting, transferring, pledging, mortgaging and conveying the Issuing Entity’s property pursuant to the related Indenture;

5.	managing and distributing to the holders of the Certificates any portion of the Issuing Entity’s property released from the lien of the related Indenture;

6.	entering into and performing its obligations under the financing documents;

7.	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities;

8.	engaging in any other activities as may be required, to the extent permitted under the related financing documents, to conserve the Issuing Entity’s property and the making of distributions to the holders of the Notes and Certificates; and

9.	engaging in ancillary or related activities as specified in the applicable Prospectus Supplement.

Property of the Issuing Entities

      The property of each Issuing Entity will consist of a pool (a “Receivables Pool”) of retail installment sale contracts (the “Receivables”) originated on or after the date specified in the accompanying Prospectus Supplement, between Nissan and Infiniti dealers (the “Dealers”) and retail purchasers (the “Obligors”), and the other property described below. The Receivables evidence the indirect financing made available by Nissan Motor Acceptance Corporation (“NMAC”) to the Obligors. The Receivables are secured by new, near-new and used automobiles and light-duty trucks purchased from Dealers (the “Financed Vehicles”) and all principal and interest payments made on or after the applicable cut-off date (each, a “Cut-off Date”) and other property, all as specified in the accompanying Prospectus Supplement. “Near-new” automobiles and light-duty trucks are pre-owned vehicles that are not greater than three model-years old as of the contract origination year. “New” vehicles may include “demonstration” vehicles, which are not titled in some states and may be classified as new vehicles in those states.

      The Receivables were originated by Dealers in accordance with NMAC’s requirements under agreements with Dealers governing the assignment of the Receivables to NMAC, including its Infiniti Financial Services division (the “Dealer Agreements”). NMAC will purchase the Receivables of each Receivables Pool in the ordinary course of business pursuant to the Dealer Agreements.

      NMAC will be appointed to act as the servicer of the Receivables (in that capacity, the “Servicer”). On or before the date of the initial issuance of any series of Notes (each, a “Closing Date”), NMAC will sell the

Receivables comprising the related Receivables Pool to the Depositor, and the Depositor will sell those Receivables to the Issuing Entity, pursuant to the related Sale and Servicing Agreement.

      In addition to the Receivables, the property of each Issuing Entity will also include the following:

1.	amounts that may be held in separate trust accounts established and maintained by the Servicer with the Trustee pursuant to the related Sale and Servicing Agreement;

2.	security interests in the Financed Vehicles and any related property;

3.	the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

4.	NMAC’s right to receive payments from Dealers pursuant to repurchase by the Dealers of Receivables which do not meet specified representations made by the Dealers (“Dealer Recourse”);

5.	the Depositor’s rights under, as applicable, the Sale and Servicing Agreement, the Purchase Agreement, the Yield Supplement Agreement (defined below), if any, any currency or interest rate swap agreement and any interest rate cap agreement;

6.	the Depositor’s right to realize upon any property (including the right to receive future net liquidation proceeds) that secured a Receivable;

7.	the Depositor’s right in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the related Cut-off Date; and

8.	all proceeds of the foregoing.

Various forms of credit enhancement may be used to benefit holders of the related Notes, including a Reserve Account (defined below). In limited circumstances, an Issuing Entity will also have access to the funds in the Yield Supplement Account (defined below) or have the benefit of over-collateralization to provide limited protection against low-interest receivables. The property of each Issuing Entity will not include amounts on deposit from time to time in any Reserve Account. The accompanying Prospectus Supplement will specify whether the property of the Issuing Entity will include amounts on deposit from time to time in any Yield Supplement Account.

THE RECEIVABLES

General

      NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC’s underwriting standards described in this Prospectus under “— Underwriting Procedures.” The Receivables to be held by each Issuing Entity will be selected from those automobile and/or light-duty truck retail installment sale contracts in NMAC’s portfolio that meet several criteria. NMAC attempts to select a pool of Receivables that is a representative sample of its overall portfolio of retail installment sale contracts, maturing over the life of the transaction. These criteria provide that each Receivable:

1.	was originated in the United States;

2.	provides for level monthly payments which provide interest at the annual percentage rate (“APR”) and fully amortize the amount financed over an original term to maturity no greater than the specified number of months set forth in the accompanying Prospectus Supplement;

3.	is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by that vehicle; and

4.	satisfies the other criteria, if any, set forth in the accompanying Prospectus Supplement.

      The Sale and Servicing Agreement for each Issuing Entity provides that if the Servicer, the Issuing Entity or the Depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the Issuing Entity’s interest in the related Receivable, which breach is not cured on or before the date specified in the accompanying Prospectus Supplement, the Depositor will, and if necessary, will cause NMAC, to repurchase that Receivable. In connection with this repurchase, the Depositor or NMAC, as applicable, will remit the Warranty Purchase Payment to the related Issuing Entity. This repurchase obligation will constitute the sole remedy available to the Noteholders of the Issuing Entity for any uncured breach of such representations, warranties or covenants.

      All of the Receivables are simple interest contracts. In general, under a simple interest contract, as payments are received they are applied first to pay accrued interest; second, to pay principal until the principal balance is brought current; and third, to reduce any unpaid late charges or associated fees as provided in the Receivable. Any remaining amounts are then applied to reduce the remaining principal balance of the Receivable.

      Because interest accrues daily throughout each payment period, if an Obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that payment period will be less than it would be if the payment were made on the due date. Similarly, the portion of that monthly payment allocable to principal will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for that payment period will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to principal will be correspondingly smaller. Accordingly, the timing and amount of prior payments will determine the amount of the scheduled final monthly payment.

Underwriting Procedures

      NMAC purchases automobile and light-duty truck retail installment sales contracts from Dealers located throughout the United States. These contracts are underwritten using NMAC’s standard underwriting procedures. The Receivables are originated by Dealers in accordance with NMAC’s requirements under existing Dealer Agreements and will be purchased in accordance with NMAC’s underwriting procedures and other requirements, as described below. NMAC’s underwriting procedures emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.

      The Depositor requires that retail loan applications received from Dealers be signed by the applicant and contain, among other information, the applicant’s name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Upon receipt of the above information, NMAC obtains a credit report from an independent credit bureau reporting agency. NMAC’s credit decision is influenced by, among other things, the applicant’s credit score as obtained by NMAC from the three national credit bureaus Equifax, Experian and TransUnion.

      A retail loan application may be reviewed by the credit officers within NMAC’s consumer credit department. Depending on their level and experience, credit officers may have the authority to approve or deny certain types of retail loan applications. For example, newly hired credit analysts are assigned level 1 authority, which allows them to approve applications with a FICO Score of 620 and above and amounts up to $30,000 ($50,000 for analysts assigned to Infiniti Financial Services.) Senior Credit Analysts are given level 2 authority, which allows them to approve applications with a FICO Score as low as 500 and amounts up to $75,000. A credit supervisor has level 3 authority, and may approve amounts up to $150,000 for any FICO Score. Finally, level 4 authority is reserved for the regional credit manager, the senior manager of the consumer credit and risk management departments, and the regional financial service managers, all of whom can approve or deny any type of lease application.

      NMAC makes its final credit decision based upon the degree of credit risk with respect to each retail loan applicant. NMAC also uses a repeat customer algorithm to grant pre-approvals to existing retail loan customers. From September 1996 through October 2001, NMAC utilized its own statistically derived empirical credit scoring process. The credit scoring process considers credit bureau, application and contract information. The credit scoring process also takes into account debt ratios, such as car payment to income and total debt payments to income, residential status, monthly mortgage or rent payment, bank accounts and other personal information. However, for competitive reasons, NMAC switched to risk models developed by Fair,

Isaac and Company, Inc. beginning October 4, 2001. These generic scorecards (“FICO Scores”) allow Dealers to enter into financing contracts with customers during hours that NMAC is not open for business.

      NMAC uses risk-based pricing that includes a tiered system of interest rates and advance rates representing the varying degrees of risk assigned to different ranges of credit risk. If NMAC considers an Obligor to be relatively less credit worthy (and, as a result, a greater risk), NMAC will assign the Obligor a higher interest rate and a lower permissible advance rates.

Electronic Contracting

      Certain of the retail installment sale contracts may be originated electronically. NMAC has contracted with a third-party to facilitate the process of creating and storing those electronic contracts. The third party’s technology system is comprised of proprietary and third party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third-party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third-party’s system, a Dealer originates electronic retail installment sale contracts and then transfers these electronic contracts to NMAC.

Servicing of the Receivables

      Monthly statements are sent to all obligors. Monthly payments are received at one of four lockbox locations. In addition, monthly payments are received through NMAC’s automated clearinghouse system. As payments are received, they are electronically transferred to NMAC and processed through NMAC’s retail and lease account payoff processing system. The lockboxes utilize optical character recognition billing statement coupons for automated processing. Payments in excess of $5,000 (usually payoff checks) and exception payments that are improperly identified are outsorted to NMAC’s centralized operations center in Irving, Texas (“NCCD”), for appropriate identification and processing. Important customer information (address change, phone number change) that may be enclosed with a payment is also outsorted to NCCD. Once payments have been identified, they are sent back to the lockbox for processing. All exception payment processing (payments received via Western Union, recoveries and bankruptcy) is manually posted at NCCD. In general, payments received directly by NCCD amount to approximately 5% of total payments.

      NMAC considers a receivable to be past due when the Obligor fails to make a payment by the due date and delinquent when 20% or more of a scheduled payment is 15 days past due. If a payment is delinquent, NMAC may soon thereafter attempt to initiate telephone contacts and may mail notices requesting payment. Since August 2000, NMAC has utilized behavioral based campaigns in its collection activities. The behavioral based campaigns are comprised of two areas in addressing delinquent Obligors. The first assesses the risk of the delinquent Obligor through a behavioral scoring algorithm. The algorithm prioritizes the Obligor from high to low risk and calling campaigns are structured to target high-risk Obligors. Secondly, based on the score, management determines the best strategy for past due letters. Assessing the score allows the managers to focus resources on higher risk Obligors. Lower risk Obligors may receive no communication from NMAC unless the delinquency becomes more severe. When an Obligor becomes 45 days or more days delinquent, the account is assigned to the Regional Collections unit where the account becomes the responsibility of one person until resolution (repayment, charge-off, etc.). This unit is divided into seven regions spanning the United States and is made up of one Manager, five Supervisors and 55 Customer Account Representatives. A Customer Account Representative will work with the Obligor, utilizing a collection strategy that incorporates accountability, 3-day follow-up calls and regionalization. If the delinquent receivable cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the vehicle. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted. NMAC attempts to contact Obligors and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

Extensions

      On occasion, NMAC may extend the term of a receivable if the Obligor requests such extension and is not in default on any of its obligations under the receivable and if the Obligor agrees to continue to make monthly payments (each, a “Term Extension”). NMAC has established authority levels for approval of Term Extensions. Term Extensions are not to exceed three months in a twelve-month period or six months in the life of the receivable.

USE OF PROCEEDS

      Each Issuing Entity will use the net proceeds from the sale of the Notes of a given series to purchase Receivables from the Depositor. The Depositor will use the net proceeds it receives from any Issuing Entity to purchase Receivables from NMAC.

THE TRUSTEE

      The trustee for each Issuing Entity (the “Trustee”) or the trustee under any Indenture pursuant to which Notes are issued (the “Indenture Trustee”) will be specified in the accompanying Prospectus Supplement. The Trustee’s or the Indenture Trustee’s liability in connection with the issuance and sale of the related Notes is limited solely to the express obligations of that Trustee or Indenture Trustee set forth in the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable. A Trustee or Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. The Administrator of an Issuing Entity may also remove a Trustee or Indenture Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable. In those circumstances, the Servicer will be obligated to appoint a successor thereto. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

THE DEPOSITOR

      NARC II, the Depositor, is a wholly-owned subsidiary of NMAC and was incorporated in the State of Delaware on November 9, 2000. The Depositor was organized for limited purposes, which include purchasing receivables from NMAC and transferring those receivables to third parties.

      The certificate of incorporation of the Depositor limits the activities of the Depositor to the following purposes:

1.	acquire rights and interest in and to (including any beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of vehicles, moneys due under the receivables and the leases, security interests in the related financed or leased vehicles and proceeds from claims on the related insurance policies (collectively, the “Depositor Interests”);

2.	acquire, own and assign the Depositor Interests, the collateral securing the Depositor Interests, related insurance policies, agreements with dealers or obligors or other originators or servicers of the Depositor Interests and any proceeds or rights thereto;

3.	transfer the Depositor Interests to an Issuing Entity pursuant to one or more pooling and servicing agreements, sale and servicing agreements or other agreements (the “Servicing Agreements”) to be entered into by, among others, NARC II, the related trustee and the servicer of the Depositor Interests;

4.	authorize, sell and deliver any class of certificates issued by the issuing entities under the related Servicing Agreements;

5.	acquire from NMAC the certificates issued by one or more trusts to which NMAC or one of its subsidiaries transferred the Depositor Interests;

6.	issue, sell, authorize and deliver one or more series of notes secured by or collateralized by one or more pools of Depositor Interests or by certificates issued by one or more trusts;

7.	hold and enjoy all rights and privileges of any certificates or notes issued by the issuing entities to NARC II under the related Servicing Agreements;

8.	loan to affiliates or others or otherwise invest or apply funds received as a result of NARC II’s interest in any of the notes or certificates and any other income;

9.	perform its obligations under the Servicing Agreements and any indenture or other agreement (each, an “Indenture”); and

10.	engage in any activity and exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing.

      Since its formation in November 2000, NARC II has been the Depositor in each of NMAC’s retail securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding NMAC’s retail securitization program, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program — Retail” in this Prospectus.

      On each Closing Date, the Depositor will convey the Receivables to the Issuing Entity issuing the related series of Notes and Certificates in exchange for those Notes and Certificates. The Depositor will then sell the Notes to the underwriters for that series pursuant to an underwriting agreement.

      The Depositor will initially retain all of the Certificates. As the holder of Certificates, the Depositor will have various rights and obligations under the related Trust Agreement, including (i) removal of the Administrator, (ii) appointment of a successor trustee upon resignation and removal of the Trustee of the related Issuing Entity, and (iii) indemnification of the Trustee of the related Issuing Entity. Notwithstanding the foregoing, the rights of any holder of the Certificates of a series to take any action affecting the related Issuing Entity’s property will be subject to the rights of the Indenture Trustee under the related Indenture. For more information regarding the rights and obligations of the Depositor upon the initial issuance of a series of Notes, you should refer to “Description of the Trust Agreement” in this Prospectus.

      The principal executive offices of NARC II are located at 990 W. 190th Street, Torrance, California 90502 and its telephone number is (310) 719-8583. In July 2006, the principal executive offices of NARC II are scheduled to be relocated to Nashville, Tennessee.

NISSAN MOTOR ACCEPTANCE CORPORATION

General

      NMAC was incorporated in the state of California in November 1981 and began operations in February 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc. (“NNA”), the primary distributor of Nissan and Infiniti vehicles in the United States. NNA is a direct wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation (“Nissan”), which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.

      NMAC provides indirect retail automobile and light-duty truck loan and lease financing by purchasing consumer installment sales contracts and leases from the Dealers and, to a lesser extent other domestic and import franchised dealers in all 50 states of the United States. NMAC also provides direct wholesale financing to many of those dealers, by financing inventories and other dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.

      The consumer installment sales contracts NMAC purchases are sourced from dealers and are for new, “near-new,” used and certified near-new and used automobiles. A “near-new” vehicle is defined as any make vehicle up to three model years old. NMAC introduced the “near-new” classification in April 1995 principally to distinguish off-lease vehicles from other used vehicles. A used vehicle is defined as any pre-owned Nissan or Infiniti vehicles four or five model years old, and other makes of pre-owned vehicles up to five model years old. Certified vehicles are Nissan and Infiniti vehicles which have been inspected by dealers and that meet certain published standards. The leases NMAC purchases are for new-vehicle, closed-end lease contracts also sourced from the Dealers. NMAC collects payments and services the leases and sales contracts, employing various collection methods including a behavioral-based collection strategy to minimize risk of loss.

      NMAC extends credit lines to Nissan and Infiniti dealers that operate exclusive Nissan and Infiniti dealerships, to dealers that operate Nissan, Infiniti and non-Nissan and non-Infiniti franchises in one dealership, and also to dealers that operate dealerships franchised by non-Nissan and non-Infiniti manufacturers for their purchase of inventories of new and used Nissan, Infiniti and other vehicles in the normal course of business. Dealers who have non-Nissan and non-Infiniti franchises may use part of NMAC’s financing, pursuant to their related wholesale financing agreement, to finance vehicles purchased from other manufacturers. NMAC also extends term loans and revolving lines of credit to dealers for business acquisitions, facilities refurbishment, real estate purchases, construction and working capital requirements.

      The principal executive office of NMAC is located at 990 West 190th Street, Torrance, California 90502, and its telephone number is (310) 719-8000. In July 2006, the principal executive offices of NMAC are scheduled to be relocated to Nashville, Tennessee. NMAC also has a centralized operations center in Irving, Texas which performs underwriting, servicing and collection activities. Certain back office operations, including finance, accounting, legal and human resources, have been reorganized as functional departments under NNA. The effect has been to lower costs, streamline processes and improve communication.

Financing Operations

     Retail Financing

      NMAC primarily purchases new and used vehicles and financing contracts from Nissan, Infiniti and, to a lesser extent, other domestic and import franchise dealers. Contracts that are purchased must comply with NMAC’s underwriting standards and other requirements under existing agreements between NMAC and the Dealers. After purchasing the financing contracts, NMAC has responsibility for contract administration and collection. See “The Receivables — Underwriting Procedures.”

      The retail installment sale contracts NMAC acquires from Dealers generally name NMAC as assignee and as the secured party. NMAC also takes steps under the relevant laws of the state in which the related financed vehicle is located to perfect its security interest, including, where applicable, having a notation of NMAC’s lien recorded on the related certificate of title and obtaining possession of that certificate of title. As a result, NMAC has the right to repossess the assets if customers fail to meet contractual obligations as well as the right to enforce collection actions against the obligors under the contracts. Upon default, NMAC sells the vehicles through auctions. Repossessed vehicles are sold through a variety of distribution channels. Substantially all of NMAC’s retail financing receivables are non-recourse to the dealers, which relieves the dealers from financial responsibility in the event of repossession.

     Wholesale and Other Dealer Financing

      NMAC supports vehicle dealers by offering wholesale and other dealer financing for a variety of dealers’ business needs.

      Wholesale Financing. NMAC provides wholesale financing to vehicle dealers for their purchase of inventories of new and used Nissan, Infiniti and other vehicles in the normal course of business for their sale to retail buyers and lessees. NMAC acquires a security interest in vehicles financed under wholesale loans, which NMAC perfects through UCC filings. These financings in some cases may be backed by a subordinated security interest in parts inventory, machinery, tools, equipment, fixtures and service accounts of dealers or real estate owned by a dealer and/or may be guaranteed by a dealer’s parent holding company or affiliate, or personally by the dealers’ principal.

      NMAC extends credit lines to Nissan and Infiniti dealers that operate exclusive Nissan or Infiniti dealerships, that operate Nissan, Infiniti and non-Nissan and non-Infiniti franchises in one dealership, and that operate dealerships franchised by non-Nissan and non-Infiniti manufacturers. Dealers who have non-Nissan and non-Infiniti franchises may obtain financing of vehicles from such other manufacturers or may use part of NMAC’s financing, pursuant to their related wholesale financing agreement, to finance vehicles purchased from such other manufacturers. In the case of certain Nissan- and Infiniti-franchised dealers, who also are franchised by other manufacturers, NMAC provides wholesale financing for new Nissan and Infiniti vehicles, but not the new vehicles of other manufacturers.

      NMAC extends credit to newly franchised dealers from time to time based on established credit criteria. NMAC’s credit decisions for new franchised dealers requesting a new credit line are based on NMAC’s investigation and review of the dealer’s financial status and bank references, as well as its marketing capabilities, financial resources and credit requirements. When an existing dealer requests the establishment of a wholesale new vehicle credit line, NMAC typically reviews the dealers’ credit reports, including the experience of the dealer’s operations and management, including evaluating any factory reference and marketing capabilities.

      Other Dealer Financing. NMAC extends term loans and revolving lines of credit to dealers for business acquisitions, facilities refurbishment, real estate purchases, construction, and working capital requirements. These loans are typically secured with liens on real estate, vehicle inventory, and/or other dealership assets, as appropriate, and usually are guaranteed by the personal or corporate guarantees of the dealer principals or dealerships. NMAC also provides financing to various multi-franchise dealer organizations, referred to as dealer groups, for wholesale, working capital, real estate, and business acquisitions. These loans are typically collateralized with liens on real estate, vehicle inventory, and/or other dealership assets, as appropriate. NMAC obtains a personal guarantee from the dealer or corporate guarantee from the dealership when deemed prudent. Although the loans are typically collateralized or guaranteed, the value of the underlying collateral or guarantees may not be sufficient to cover NMAC’s exposure under such agreements.

     Lease Financing

      NMAC has established a titling trust that purchases new vehicle, closed-end fixed rate lease contracts originated through the Dealers. All of the Dealers have entered into agreements with NMAC or Infiniti Financial Service, which is a division of NMAC, pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to the titling trust. The titling trust was created in 1998 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The titling trust issued to NILT Trust, a subsidiary of NMAC, a beneficial interest in the undivided trust interest representing the entire beneficial interest in unallocated assets of the titling trust.

      Auto lease applications are subject to the same credit policies and procedures at NMAC. You should refer to “The Receivables — Underwriting Procedures” in this Prospectus for more detailed information on the credit policies and procedures used by NMAC.

NMAC Responsibilities in Securitization Program

      The primary funding source for NMAC has been the packaging and sale of loans and leases through asset-backed securitization, or “ABS,” transactions. Three types of assets are sold through NMAC’s ABS program: retail loans, operating leases and floorplan loans to dealers. As described in more detail below, NMAC’s primary responsibilities with respect to each type of securitized assets consist of (i) acquiring the loans and leases from Nissan and Infiniti dealers, (ii) selling the loans and leases to a special purpose entity in connection with an ABS transaction, and (iii) servicing the loans and leases throughout the life of the ABS transaction.

     Retail Loans

      The retail loans purchased by NMAC (each, a “retail receivable”) are underwritten using NMAC’s standard underwriting procedures, which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.

      You should refer to “— The Receivables” in this Prospectus and the accompanying Prospectus Supplement for more detailed information regarding the Receivables.

      In connection with each ABS transaction involving retail receivables, NMAC will sell its selected portfolio of retail receivables to NARC II. NARC II then re-sells the retail receivables to the related Issuing Entity issuing notes and/or certificates secured by those retail receivables.

      NMAC will act as the servicer and, in that capacity, will handle all collections, administer defaults and delinquencies and otherwise service the retail receivables. You should refer to “Nissan Motor Acceptance Corporation — Servicing” in the accompanying Prospectus Supplement for more detailed information regarding NMAC’s servicing responsibilities.

      NARC II has filed registration statements, including certain amendments and exhibits, under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC in connection with each offering of securities backed by the retail receivables of NMAC. For more information regarding these ABS transactions, you should review the registration statements and other reports filed by NARC II with the SEC at http://www.sec.gov.

     Loans to Dealers

      NMAC extends credit to Dealers to finance their inventory of automobiles and light-duty trucks based upon established credit lines. Each Dealer requesting to establish a credit line is evaluated by NMAC’s commercial credit department based on several criteria, including the Dealers’ credit reports, bank references and the Dealer’s current state of operations and management. See “— Financing Operations” above.

      Upon approval, each Dealer enters into an automotive wholesale financing and security agreement with NMAC (each, an “account”) which provides NMAC, among other things, with a first priority security interest in the financed vehicles. The principal and interest payments received on each account are the “floorplan receivables.” In connection with each ABS transaction involving floorplan receivables, NMAC will designate certain accounts and sell the floorplan receivables arising from those accounts to Nissan Wholesale Receivables Corporation II (“NWRC II”), a Delaware corporation and a wholly owned subsidiary of NMAC. NWRC II will then re-sell the floorplan receivables to the issuing entity issuing notes secured by those floorplan receivables.

      Each account designated by NMAC is selected based on a number of eligibility criteria including, among others, limitations on the dealers’ geographic location. Under certain circumstances, NMAC may designate additional accounts and, upon such designation, all new floorplan receivables arising in connection with those additional accounts will be transferred to the Issuing Entity issuing the securities, unless the accounts become ineligible or are subsequently redesignated by NMAC for removal.

      NMAC will service the floorplan receivables in accordance with customary procedures and guidelines that it uses in servicing dealer floorplan receivables that it services for its own account or for others and in accordance with the agreements it has entered into with the dealers. Servicing activities performed by the servicer include, among others, collecting and recording payments, making any required adjustment to the floorplan receivables, monitoring dealer payments, evaluating increases in credit limits and maintaining internal records with respect to each account. The servicer may also change, in limited circumstances, the terms of the floorplan receivables under the designated accounts. These terms may include the applicable interest rates, payment terms and amount of the dealer’s credit line under the designated account, as well as the underwriting procedures.

      Upon the sale of a NMAC financed vehicle, NMAC is entitled to receive payment in full of the related advance within 10 calendar days of the sale, but not later than two business days after the dealership has received payment therefor. Dealers remit payments by check or electronically directly to NMAC. If the financed vehicle is not sold or leased within a year, advances for such vehicle are typically due in the twelfth month after the date funded, but, with NMAC approval, may be repaid in equal monthly installments beginning on the thirteenth month.

      NWRC II has filed a registration statement and certain amendments and exhibits under the Securities Act with the SEC relating to the offering of securities backed by the floorplan receivables of NMAC. For more information regarding that transaction, you should review the registration statement and other reports filed by NWRC II with the SEC at http://www.sec.gov.

     Lease

      In connection with its lease securitization program from time to time, NILT Trust instructs the trustee for the tilting trust to establish a special unit of beneficial interest and allocate to the special unit of beneficial interest a separate portfolio of leases, the related vehicles leased under the leases and other associated assets owned by the titling trust. Upon creation of the special unit of beneficial interest, the separate portfolio of leases and the related vehicles and other assets will be transferred from NILT Trust to Nissan Auto Leasing LLC II (“NALL”), a Delaware limited liability company and a wholly owned subsidiary of NMAC, and will no longer constitute assets of the tilting trust represented by NILT Trust. NALL then sells the special unit of beneficial interest to the issuing entity issuing notes and/or certificates secured by the special unit of beneficial interest.

      NMAC (i) underwrites the leases that will be assigned to the titling trust, (ii) selects the leases and the leased vehicles that will be allocated to each special unit of beneficial interest, and (iii) services the leases and the related vehicles owned by the titling trust. As the servicer for the leases and the related vehicles owned by the titling trust, NMAC will service the leases and the leased vehicles, using the same degree of skill and attention that it exercises with respect to comparable assets that it services for itself or others. NMAC also serves as the administrator for each series of notes issued under its auto lease securitization program and, in that capacity, provides notices and perform other administrative obligations required to be performed by the related issuing entity or the trustee under the related indenture.

      NALL, the titling trust and NILT Trust has filed a registration statement and certain amendments and exhibits under the Securities Act with the SEC relating to the offering of securities backed by the leases of NMAC. For more information regarding those transactions, you should review the registration statement and other reports filed by NALL, the titling trust and NILT Trust with the SEC at http://www.sec.gov.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

      Information concerning NMAC’s experience pertaining to delinquencies, repossessions and net losses on its portfolio of new, near-new and used retail automobile and light-duty truck receivables (including receivables previously sold that NMAC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information in any Prospectus Supplement.

WEIGHTED AVERAGE LIFE OF THE NOTES

      The weighted average life of the Notes of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayments” includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies. The rate of principal payment of the Notes may also be affected by (1) repurchase by the Servicer or the Depositor for Receivables as to which an uncured breach of specified representations and warranties or specified servicing covenants has occurred and (2) exercise by the Servicer or the Depositor of its right to purchase all of the assets of the Issuing Entity at its option under the circumstances described in this Prospectus, thereby triggering a redemption of the Notes. The term “weighted average life” means the average amount of time during which each dollar of principal of a Receivable is outstanding. All of the Receivables will be prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including that an Obligor generally may not sell or transfer the Financed Vehicle securing the related Receivable without the consent of the Servicer.

      In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes of a given series on each Distribution Date (defined below), since the amount of principal payments will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period (defined below). No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the Noteholders of a given series. See “Risk Factors — You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity” in this Prospectus.

      The accompanying Prospectus Supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Notes.

POOL FACTORS AND TRADING INFORMATION

      The “Note Factor” for each class of Notes will be a seven-digit decimal that the Servicer will compute prior to each payment with respect to that class of Notes. The Note Factor represents the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the initial outstanding principal amount of that class of Notes.

      Each Note Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes. A Noteholder’s portion of the aggregate outstanding principal amount of the related class of Notes is the product of (1) the original denomination of that Noteholder’s Note and (2) the applicable Note Factor.

      The “Note Pool Factor” for each class of Notes will be a seven-digit decimal figure that the Servicer will compute prior to each payment with respect to that class of Notes indicating the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Pool Balance as of the related Cut-off Date.

      The Noteholders will receive monthly reports concerning payments received on the Receivables, the Pool Balance, each Note Factor and various other items of information.

THE NOTES

General

      Each Issuing Entity will issue one or more classes (each, a “class”) of Notes pursuant to the terms of an indenture (the “Indenture”). A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

      Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of The Depository Trust Company (“DTC”), except as set forth below. Notes will be available for purchase in the denominations specified in the accompanying Prospectus Supplement in book-entry form only. The Depositor has been informed by DTC that DTC’s nominee will be Cede, unless another nominee is specified in the accompanying Prospectus Supplement. Accordingly, that nominee is expected to be the holder of record of the Notes (a “Noteholder”) of each class. No Noteholder will be entitled to receive a physical certificate representing a Note until Definitive Notes (defined below) are issued under the limited circumstances described in this Prospectus or in the accompanying Prospectus Supplement. All references in this Prospectus and in the accompanying Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the “DTC Participants”) and all references in this Prospectus and in the accompanying Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC’s procedures. See “Material Information Regarding the Notes — Book-Entry Registration” and “— Definitive Notes.”

Principal of and Interest On the Notes

      The accompanying Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series. Payments of interest on the Notes will generally be made prior to payments of principal. A series may include one or more classes of Notes (the “Strip Notes”) entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The accompanying Prospectus Supplement will specify the interest rate for each class of Notes of a given series or the method for determining the interest rate. See also “Material Information Regarding the Notes — Floating Rate Notes” and “— Floating Rate Notes.” One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Servicer or the Depositor exercising its option to purchase the related Receivables Pool or other early termination of the related Issuing Entity.

      One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the accompanying Prospectus Supplement. Noteholders of those Notes would be entitled to receive as payments of principal on any given Distribution Date the amounts set forth on that schedule with respect to those Notes.

      One or more classes of Notes of a given Issuing Entity may have targeted scheduled Distribution Dates, in the manner and to the extent set forth in the accompanying Prospectus Supplement. Such Notes will be paid in full on their respective targeted scheduled Distribution Dates to the extent the Issuing Entity is able to issue certain variable pay term notes in sufficient principal amounts. The proceeds of issuance of such variable pay term notes, which may be issued publicly or privately, will be applied to pay the specified class of Notes, in the manner set forth in the related Prospectus Supplement, and such variable pay term notes will receive principal payments in the amounts and with the priority specified in the related Prospectus Supplement.

      Payments of interest to Noteholders of all classes within a series will have the same priority. Under some circumstances, on any Distribution Date, the amount available for those payments could be less than the amount of interest payable on the Notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of Noteholders) of the aggregate amount of interest available for payment on the Notes. See “Description of the Sale and Servicing Agreements — Distributions On the Notes” and “— Credit and Cash Flow Enhancement.”

      If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each of those classes will be set forth in the accompanying Prospectus Supplement. Payments of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of that class.

THE CERTIFICATES

General

      Each Issuing Entity will issue one or more classes (each, a “class”) of Certificates pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement.

      The timing and priority of payments, seniority, allocations of losses and amount of or method of determining payments with respect to each class of Certificates will be described in the applicable Prospectus Supplement. Payments on those Certificates will be made on each Distribution Date specified in the applicable Prospectus Supplement. Payments in respect of the Certificates may be subordinate to payments in respect of the Notes as more fully described in the Prospectus Supplement.

      If and as provided in the accompanying Prospectus Supplement, amounts remaining on deposit in the Collection Account after all required payments to the Noteholders have been made may be released to the Certificateholders, the Depositor, NMAC or one or more third party credit or liquidity enhancement providers.

MATERIAL INFORMATION REGARDING THE NOTES

Fixed Rate Notes

      Any class of Notes (other than some classes of Strip Notes) may bear interest at a fixed rate per annum (“Fixed Rate Notes”) or at a variable or adjustable rate per annum (“Floating Rate Notes”), as more fully described below and in the accompanying Prospectus Supplement. Each class of Fixed Rate Notes will bear interest at the applicable per annum interest rate or Pass Through Rate, as the case may be, specified in the accompanying Prospectus Supplement. Interest on each class of Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. See “The Notes — Principal and Interest on the Notes” and “The Certificates — Payments of Principal and Interest.”

Floating Rate Notes

      Each class of Floating Rate Notes will bear interest during each applicable Interest Period (defined below) at a rate per annum determined by reference to the London Interbank Offered Rate (“LIBOR”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the accompanying Prospectus Supplement.

      The “Spread” is the number of basis points to be added to or subtracted from the related Base Rate applicable to the Floating Rate Notes. The “Spread Multiplier” is the percentage of the LIBOR applicable to the Floating Rate Notes by which that Base Rate will be multiplied to determine the applicable interest rate on those Floating Rate Notes.

      Each accompanying Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Notes will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period (each, an “Interest Reset Period”) and the dates on which that interest rate will be reset (each, an “Interest Reset Date”). The Interest Reset Date will be, in the case of Floating Rate Notes which reset:

      1.     daily, each Business Day (defined below);

      2.     weekly, the Wednesday of each week;

      3.     monthly, the third Wednesday of each month;

4.	quarterly, the third Wednesday of March, June, September and December of each year;

5.	semiannually, the third Wednesday of the two months specified in the accompanying Prospectus Supplement; and

6.	annually, the third Wednesday of the month specified in the accompanying Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, if any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day. Unless specified otherwise in the accompanying Prospectus Supplement, “Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York; Minneapolis, Minnesota; Wilmington, Delaware; or Los Angeles, California are authorized or obligated by Law, Regulation, executive order or decree to be closed. A Business Day also must be a day that is a London Business Day. “London Business Day” means any day on which dealings in deposits are transacted in the London interbank market.

      Unless otherwise specified in the related Prospectus Supplement, if any Distribution Date for any Floating Rate Note (other than the final Distribution Date) would otherwise be a day that is not a Business Day, that Distribution Date will be the next succeeding day that is a Business Day except that if that Business Day falls in the next succeeding calendar month, that Distribution Date will be the immediately preceding Business Day. If the final Distribution Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment shall accrue for the period from and after that final Distribution Date.

      Each Floating Rate Note will accrue interest on an “Actual/360” basis, an “Actual/ Actual” basis or a “30/360” basis, in each case as specified in the accompanying Prospectus Supplement. For Floating Rate Notes calculated on an Actual/360 basis and Actual/ Actual basis, accrued interest for each Interest Period will be calculated by multiplying:

      1.     the face amount of that Floating Rate Note;

      2.     the applicable interest rate; and

3.	the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/ Actual basis Floating Rate Note, if any portion of the related Interest Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Interest Period falling in a leap year divided by 366 and (y) the actual number of days in that portion of that Interest Period falling in a non-leap year divided by 365).

For Floating Rate Notes calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period. With respect to any Floating Rate Note that accrues interest on a 30/360 basis, if any Distribution Date, including the related final Distribution Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that Distribution Date. The “Interest Period” with respect to any class of Floating Rate Notes will be set forth in the accompanying Prospectus Supplement.

      As specified in the accompanying Prospectus Supplement, Floating Rate Notes of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Notes, the interest rate applicable to any class of Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

      Each Issuing Entity with respect to which a class of Floating Rate Notes will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate interest rates on each class of Floating Rate Notes issued with respect thereto. The accompanying Prospectus Supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Notes of a given series, which may be the related Trustee or Indenture Trustee with respect to that series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Notes of a given class. All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

      Unless otherwise specified in the accompanying Prospectus Supplement with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, “LIBOR” for each Interest Reset Period will be determined by the Calculation Agent for that Floating Rate Note as:

1.	The London interbank offered rate as calculated by the British Bankers’ Association service or any successor service for deposits in U.S. dollars having the maturity designated in the accompanying Prospectus Supplement commencing on the second London Business Day immediately following the applicable Interest Determination Date (as defined in the applicable Sale and Service Agreement) as of 11:00 a.m. London time, on the applicable Interest Determination Date.

2.	With respect to an Interest Determination Date on which the London interbank offered rate is not available from the British Bankers’ Association service or any successor service as specified above, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the U.S. dollars for the period of the maturity designated in the accompanying Prospectus Supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the accompanying Prospectus Supplement, in New York City, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having the maturity designated in the accompanying Prospectus Supplement and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

Credit Enhancement

      Credit enhancement for your series or class of Notes may be in the form of overcollateralization (which is effectively subordination of a portion of the interest in the related Issuing Entity’s property not allocable to your series or any other series), subordination of one or more classes of Notes, subordination of the Certificates to one or more classes of Notes, a cash collateral guaranty or account, a reserve account, a letter of credit, a surety bond, a guaranteed investment contracts, cash deposits or over-collateralization or any combination of the above. The Prospectus Supplement for each series of Notes will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series. Any credit enhancement that constitutes a guarantee of the applicable series of Notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

      The presence of credit enhancement for the benefit of any class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those Noteholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the accompanying Prospectus Supplement. The credit enhancement for a class or series of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders may suffer a loss on their investment in those notes, as described in the accompanying Prospectus Supplement.

      Subordination Between Classes. If so specified in the accompanying Prospectus Supplement, one or more classes of a series will be subordinated as described in the Prospectus Supplement to the extent necessary to fund payments with respect to the Notes that are more senior within that series. The rights of the holders of the subordinated Notes to receive distributions of principal of and/or interest on any Payment Date for that series will be subordinate in right and priority to the rights of the holders of Notes within that series that are more senior, but only to the extent set forth in the Prospectus Supplement. If so specified in the

Prospectus Supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another credit enhancement.

      The accompanying Prospectus Supplement will also set forth information concerning:

1.	the amount of subordination of a class or classes of subordinated Notes within a series;

      2.     the circumstances in which that subordination will be applicable;

3.	the manner, if any, in which the amount of subordination will change over time; and

4.	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated Notes will be distributed to holders of Notes of that series that are more senior.

      Subordination of Certificates to Notes. The Certificates issued by an Issuing Entity will be in definitive form and initially retained by the Depositor and may be transferred to a Nissan affiliate. Payments on the Certificates will be subordinated to payments on the Notes to the extent described in the accompanying Prospectus Supplement. The Certificates will not bear interest.

      Reserve Account. If so specified in the Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve account, which will be funded, to the extent provided in the accompanying Prospectus Supplement, through an initial deposit and/or through periodic deposits of available excess cash from the related Issuing Entity property. The reserve account is intended to assist with the payment of interest and/or principal on the Notes of a series or the related classes and other expenses and amounts of that series or classes in the manner specified in the accompanying Prospectus Supplement.

      Letter of Credit. If so specified in the Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses or shortfalls in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying Prospectus Supplement. The maximum liability of an issuer of a letter of credit will be set forth in the accompanying Prospectus Supplement.

      Surety Bond or Insurance Policy. If so specified in the Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest, principal and other expenses and amounts in the manner and amount specified in the accompanying Prospectus Supplement.

No Cross-Default/ Cross-Collateralization

      The occurrence of an event of default with respect to one series of Notes does not automatically result in a default under any other series of Notes or other indebtedness of NMAC. However, the occurrence and continuation of certain events, such as the commencement of bankruptcy proceedings against NMAC, may constitute a servicer default under one or more series of Notes as well as other indebtedness of NMAC. If this occurs, NMAC’s financial condition, cash flow and its ability to service the leases or otherwise satisfy all of its debt obligations may be impaired, and you may suffer a loss in your investment.

Book-Entry Registration

      Each class of Notes offered by this Prospectus and each accompanying Prospectus Supplement will be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC. Noteholders may hold beneficial interests in the Notes through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

      No Noteholder will be entitled to receive a certificate representing that person’s interest in the Notes, except as set forth below. Unless and until Notes of a series are issued in fully registered certificated form under the limited circumstances described below, all references in this Prospectus and the accompanying Prospectus Supplement to actions by Noteholders will refer to actions taken by DTC upon instructions from Direct Participants, and all references in this Prospectus to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder will be Cede & Co., the nominee of DTC. Noteholders will not be recognized by the related Trustee as Noteholders as those terms will be used in the relevant agreements will only be able to exercise their collective rights as holders of Notes of the related class indirectly through DTC, the Direct Participants and the Indirect Participants, as further described below. In connection with such indirect exercise of rights through the DTC system, Noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede & Co. Notwithstanding the foregoing, Noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against parties thereto, whether or not such delay is attributable to the use of DTC’s book-entry system.

      Under a book-entry format, because DTC can only act on behalf of Direct Participants that in turn can only act on behalf of Indirect Participants, the ability of a Noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

      Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as “Clearstream Banking Participants” and “Euroclear Participants,” respectively) through customers’ securities accounts in their respective names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

      Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with a Direct Participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on that business day. Cash received in Clearstream Banking

Luxembourg or Euroclear as a result of sales of Notes by or through a Clearstream Banking Participant or a Euroclear Participant to a Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (“NSCC,” “GSCC,” “MBSCC” and “EMCC,” also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The rules applicable to DTC and its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

      Purchases of Notes of one or more series under the DTC system must be made by or through Direct Participants, which will receive a credit for those Notes on DTC’s records. The ownership interest of each actual purchase of each Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

      To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the related Indenture Trustee as soon as possible after the record date. The

Omnibus Proxy assigns Cede’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the related Indenture Trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the related Indenture Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the related Indenture Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

      DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the related Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

      The Depositor, the Trustee of the related Issuing Entity or the Administrator of a series may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC. See “— Definitive Notes.”

      Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its participating organizations (“Clearstream Banking Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of various currencies, including United States dollars. Clearstream Banking Luxembourg provides to Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this Prospectus and each accompanying Prospectus Supplement. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator” or “Euroclear”), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this Prospectus and each accompanying Prospectus Supplement. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments with respect to Notes held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences.” Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

      Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

      None of the Servicer, the Depositor, the Administrator, the related Indenture Trustee or Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

      The Notes of any series will be issued in fully registered, certificated form (“Definitive Notes”) to Noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1.	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes of that series and none of the Depositor, the related Indenture Trustee of the Issuing Entity and the Administrator are unable to locate a qualified successor;

2.	the Depositor, the Trustee of the related Issuing Entity or the Administrator at its option, to the extent permitted by applicable law, elects to terminate the book-entry system through DTC; or

3.	after the occurrence of an Event of Default with respect to a series, holders representing at least a majority of the outstanding principal amount of the related Notes, voting as a single class, advise the Indenture Trustee through DTC and its Direct Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes is no longer in the best interests of the Noteholders.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all related Noteholders through DTC’s Direct Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as Definitive Notes to the Noteholders.

      Payments on the Definitive Notes will be made by the Indenture Trustee or the Trustee, as the case may be, directly to the holders of the Definitive Notes in accordance with the procedures set forth in this Prospectus and to be set forth in the Indenture and the Trust Agreement. Interest and principal payments on the Notes on each Payment Date will be made to the holders in whose names the related Definitive Notes, as applicable, were registered at the close of business on the related Deposit Date. Payments will be made by check mailed to the address of such holders as they appear on the Note register, except that a Noteholder having original denominations aggregating at least $1 million may request payment by wire transfer of funds pursuant to written instructions delivered to the applicable Trustee at least five Business Days prior to the Deposit Date. The final payment on any Definitive Notes will be made only upon presentation and surrender of the Definitive Notes at the office or agency specified in the notice of final payment to Noteholders. The Indenture Trustee or the Trustee, as the case may be, or a paying agent will provide such notice to the registered Noteholders not more than 30 days nor less than 10 days prior to the date on which the final payment is expected to occur.

      Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but each of the related Indenture Trustee or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Restrictions on Ownership and Transfer

      There are no restrictions on ownership or transfer of any Note of a series. However, the Notes of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of Notes. See “Risk Factors — The notes are not suitable investments for all investors.” In addition, because the Notes of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factor — You may have difficulty selling your notes and/or obtaining your desired price” in the accompanying Prospectus Supplement.

DESCRIPTION OF THE INDENTURE

      The following summary describes material terms of the Indenture pursuant to which the Issuing Entity will issue a series of Notes. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Additional provisions of any Indenture for a series of Notes will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture.

Events of Default

      With respect to the Notes of a given series, “Events of Default” under the related Indenture generally will consist of:

1.	a default for five days or more in the payment of any interest on any of those Notes when the same becomes due and payable;

2.	a default in the payment of the principal of or any installment of the principal of any of those Notes when the same becomes due and payable;

3.	a default in the observance or performance of any covenant or agreement of the applicable Issuing Entity made in the related Indenture and the continuation of the default for a period of 90 days after notice thereof is given to that Issuing Entity by the applicable Indenture Trustee or to that Issuing Entity and that Indenture Trustee by the holders of at least 25% in principal amount of those Notes then outstanding acting together as a single class;

4.	any representation or warranty made by that Issuing Entity in the related Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to that Issuing Entity by the applicable Indenture Trustee or to that Issuing Entity and that Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding acting together as a single class; or

5.	events of bankruptcy, insolvency, receivership or liquidation of the applicable Issuing Entity.

Noteholders holding at least a majority of the aggregate principal amount of a series of Notes outstanding, voting together as a single class, may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes or the liquidation or sale of the Issuing Entity property, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any trust account in respect of amounts due on the Notes, payment of principal of or interest on the Notes or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

      However, the amount of principal required to be paid to Noteholders of that series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account (defined below). Therefore, the failure to pay any principal on any class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for that class of Notes. See “Risk Factors — The failure to make principal payments on the notes prior to the applicable final scheduled payment date will generally not result in an event of default under the indenture.” In addition, as described below, following the occurrence of an Event of Default (other than the Events of Default described in (1) and (2) above) and acceleration of the maturity of the Notes, the Indenture Trustee is not required to sell the assets of the Issuing Entity, and the Indenture Trustee may sell the assets of the Issuing Entity only after meeting requirements specified in the Indenture. In that case, even if the maturity of the Notes has been accelerated, there may not be any funds to pay principal of the Notes.

      The Issuing Entity for each series of Notes will be required to give the related Indenture Trustee and each Rating Agency prompt written notice of each Event of Default, each default on the part of the Servicer or Depositor under the related Sale and Servicing Agreement and each default on the part of NMAC under the related Purchase Agreement and each Hedge Event of Default on the part of the Cap Provider or Swap

Counterparty, as applicable, under the related Hedge Agreement. In addition, on (i) any Payment Date on which the Issuing Entity for a series of Notes has not received from the Cap Provider or Swap Counterparty, as applicable, any amount due from the Cap Provider or Swap Counterparty on such Payment Date, (ii) the Business Day following any such Payment Date if the Issuing Entity has not yet received such amount due from the Cap Provider or Swap Counterparty, as applicable, or (iii) the Business Day on which such failure to pay by the Cap Provider or Swap Counterparty, as applicable, becomes a Hedge Event of Default under the Hedge Agreement, the Issuing Entity of that series will be required to give immediate notice to the Cap Provider or Swap Counterparty, as applicable, the related Indenture Trustee and each Rating Agency.

Remedies Upon an Event of Default

      If an Event of Default occurs and is continuing with respect to a series of Notes, the related Indenture Trustee or the holders of at least a majority of the aggregate principal amount of such Notes, voting as a single class, may declare the principal of the Notes to be immediately due and payable. This declaration may be rescinded by the holders of at least a majority of the then outstanding aggregate principal amount of the Notes of that series, voting together as a single class, before a judgment or decree for payment of the amount due has been obtained by the related Indenture Trustee if:

1.	the Issuing Entity has deposited with that Indenture Trustee an amount sufficient to pay (1) all interest on and principal of the Notes and all other amounts that would then be due as if the Event of Default giving rise to that declaration had not occurred and (2) all amounts advanced by that Indenture Trustee and its costs and expenses; and

2.	all Events of Default — other than the nonpayment of principal of the Notes that has become due solely due to that acceleration — have been cured or waived.

If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on the Issuing Entity’s property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Issuing Entity maintain possession of those Receivables and continue to apply collections on those Receivables as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the related Receivables following an Event of Default (other than the Events of Default described in (1) and (2) above), unless:

1.	the holders of all outstanding Notes (or relevant class or classes of Notes) consent to the sale;

2.	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes at the date of the sale; or

3.	the Indenture Trustee determines that the proceeds of the Receivables may not be sufficient on an ongoing basis to make all payments on the outstanding Notes as those payments would have become due if the obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of all Notes (or relevant class or classes of Notes).

      An Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the related Issuing Entity property to pay interest on and principal of the Notes on an ongoing basis.

      Upon an Event of Default, the Noteholders will have the rights set forth in the Prospectus Supplement under “The Notes — Events of Default; Rights Upon Event of Default.” The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note. In the case of an Event of Default not involving any such default in payment, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the Prospectus Supplement under “The Notes — Events of Default; Rights Upon Event of Default” has been satisfied.

Certain Covenants

      Each Indenture will provide that the related Issuing Entity may not consolidate with or merge into any other entity, unless, among other things:

1.	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

2.	that entity expressly assumes that Issuing Entity’s obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of that Issuing Entity under the Indenture;

3.	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

4.	that the Indenture Trustee and the Trustee have been advised that the rating of the Notes of that series then in effect would not be reduced or withdrawn by the rating agencies then rating the Notes as a result of the merger or consolidation;

5.	that Issuing Entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Issuing Entity or to any related Noteholder;

6.	any action that is necessary to maintain each lien and security interest created by the relevant Trust Agreement, Sale and Servicing Agreement or Indenture shall have been taken; and

7.	the Issuing Entity shall have delivered to the Indenture Trustee an officer’s certificate and an opinion of counsel each stating that such consolidation or merger and any related supplemental indenture complies with the covenants under the related Indenture and that all conditions precedent provided in the Indenture relating to such transaction have been complied with (including any filing required by the Securities Act).

      Each Issuing Entity will not, among other things:

1.	except as expressly permitted by the applicable Indenture, the applicable Sale and Servicing Agreements or other specified documents with respect to that Issuing Entity (collectively, the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of that Issuing Entity unless directed to do so by the Indenture Trustee;

2.	claim any credit on or make any deduction from the principal of and interest payable on the Notes of the related series (other than amounts withheld under the Code (defined below) or applicable state law) or assert any claim against any present or former holder of those Notes because of the payment of taxes levied or assessed upon that Issuing Entity; and

3.	except as expressly permitted by the Related Documents, (a) dissolve or liquidate in whole or in part, (b) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to those Notes under that Indenture except as may be expressly permitted by that Indenture, (c) permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of that Issuing Entity or any part thereof, or any interest in the assets of that Issuing Entity or the proceeds of those assets, (d) permit the lien of the related Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics or other lien) security interest in the estate of the Issuing Entity, or (e) assume or incur any indebtedness other than the Notes or as expressly contemplated by the related Indenture (in connection with the obligation to reimburse Advances (defined below) from the estate of the Issuing Entity, or to pay expenses from the estate of the Issuing Entity) or by the Basic Documents, as such term is defined in the relevant Indenture, as in effect on the date of the related Indenture.

      No Issuing Entity may engage in any activity other than as specified in this Prospectus or in the accompanying Prospectus Supplement. No Issuing Entity will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

Replacement of the Indenture Trustee

      The Indenture Trustee for each series of Notes may resign at any time by so notifying the related Issuing Entity. The Administrator for each Issuing Entity will be required to remove the related Indenture Trustee if the Indenture Trustee:

1.	ceases to be eligible to continue as the Indenture Trustee;

2.	is adjudged to be bankrupt or insolvent;

3.	a receiver or other public officer takes charge of the Indenture Trustee or its property; or

4.	otherwise becomes incapable of acting.

      Upon the resignation or removal of the Indenture Trustee for a series of Notes, the Servicer shall promptly appoint a successor Indenture Trustee. All reasonable costs and expenses incurred in connection with removing and replacing the Indenture Trustee for a series of Notes will be paid by the Servicer.

      Any successor Indenture Trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of “Baa3” or better by Standard & Poor’s Rating Services and Moody’s or be otherwise acceptable to each Rating Agency then rating that series of Notes.

Duties of Indenture Trustee

      Except during the continuance of a Servicer Default, the Indenture Trustee for each series of Notes will:

1.	perform such duties, and only such duties, as are specifically set forth in the related Indenture;

2.	rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificate or opinions furnished to the Indenture Trustee that conform to the requirements of the related Indentures;

3.	examine any such certificates and opinions that are specifically required to be furnished to an Indenture Trustee to determine whether or not they conform to the requirements of the related Indenture; and

4.	if pursuant to the Servicing Agreement for a series of Notes, the related Indenture Trustee discovers a representation or warranty with respect to a Receivable is incorrect or that a covenant of the Servicer has been breached with respect to a Receivable, the related Indenture Trustee shall give prompt written notice to the Servicer and Trustee of such incorrectness.

Compensation and Indemnity

      The Servicer for each series of Notes will:

1.	pay the related Indenture Trustee from time to time reasonable compensation for its services;

2.	reimburse the related Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee; and

3.	indemnify the related Indenture Trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys’ fees and expenses, incurred by it in connection with the performance of its duties as Indenture Trustee.

      No Indenture Trustee for any series of Notes will be indemnified by the Servicer against any loss, liability or expense incurred by it through its own willful misfeasance, negligence or bad faith, except that such

Indenture Trustee will not be liable for any error of judgment made by it in good faith, unless it is proved that the Indenture Trustee was negligent in performing its duties.

Access to Noteholder Lists

      If the Indenture Trustee for that series of Notes is not the Note registrar, the related Administrator will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the related Noteholders:

1.	as of each record date for that series, within five days after the applicable record date; and

2.	after receipt by the Issuing Entity of a written request for that list.

Annual Compliance Statement

      Each Issuing Entity will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

Reports and Documents by Indenture Trustee to Noteholders

      The Indenture Trustee for each series of Notes will be required to mail each year to the related Noteholders of record a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture, the amount, interest rate and maturity date of certain indebtedness owed by the Issuing Entity to such Indenture Trustee, in its individual capacity, the property and funds physically held by such Indenture Trustee in its capacity as such, and any action taken by it that materially affects the Notes and that has not been previously reported. The Indenture Trustee for each series of Notes will also deliver, at the expense of the related Issuing Entity, to each Noteholder of that series such information as may be required to enable such holder to prepare its federal and state income tax returns.

      The Indenture Trustee for each series of Notes will be required to furnish to any related Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the Indenture Trustee under the Basic Documents.

      If required by TIA Section 313(a), within 60 days after each December 31, beginning in the year stated in the accompanying Prospectus Supplement, the Indenture Trustee for each series of Notes will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

Satisfaction and Discharge of Indenture

      The Indenture for a series of Notes will be discharged with respect to the collateral securing those Notes upon the delivery to the related Indenture Trustee for cancellation of all of such Notes or, with specified limitations, upon deposit with the related Indenture Trustee of funds sufficient for the payment in full of those Notes, the related Issuing Entity has paid all sums payable under the related Indenture and has delivered to the related Indenture Trustee an opinion of counsel and an independent certificate from a firm of certified public accountants, each stating all conditions relating to the satisfaction and discharge of the related Indenture have been complied with.

Amendment

      If an Issuing Entity has issued Notes pursuant to an Indenture, the Issuing Entity and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series (or relevant class or classes of Notes of such series) but with prior notice to the Rating Agencies, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

      Without the consent of the holder of each outstanding affected Note, no supplemental indenture will:

1.	change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate for any Note or the redemption price for any Note or change any place of payment where or the coin or currency in which any Note or any interest on any Note is payable;

2.	impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

3.	reduce the percentage of the aggregate amount of the outstanding Notes of that series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

4.	modify or alter the provisions of the related Indenture regarding the determination of which Notes are deemed outstanding for purposes of determining whether the requisite number of holders has consented under the Indenture;

5.	reduce the percentage of the aggregate outstanding amount of the Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes of that series;

6.	reduce the percentage of the aggregate principal amount of the Notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the Notes of that series necessary to amend that Indenture or other specified agreements; or

7.	permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for those Notes or, except as otherwise permitted or contemplated in that Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of that Indenture.

      The Issuing Entity and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of those Noteholders; provided that action will not materially and adversely affect the interest of any of those Noteholders.

DESCRIPTION OF THE TRUST AGREEMENT

      The following summary describes material terms of the Trust Agreement pursuant to which the Issuing Entity of a series will be created and Certificates will be issued. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The provisions of any Trust Agreement may differ from those described in this Prospectus and, if so, will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement.

Authority and Duties of the Trustee

      The Trustee for each Issuing Entity will administer the Issuing Entity in the interest of the holders of the Certificates (each, a “Certificateholder”), subject to the lien of the related Indenture, in accordance with the Trust Agreement and the other Basic Documents applicable to that series.

      The Trustee will not be required to perform any of the obligations of the Issuing Entity under the related Trust Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the related Indenture or the Servicer under the Servicing Agreement.

      The Trustee for each Issuing Entity will not manage, control, use, sell, dispose of or otherwise deal with any part of the related Issuing Entity property except in accordance with (i) the powers granted to and the authority conferred upon that Trustee pursuant to the related Trust Agreement, (ii) the other Basic Documents to which the Issuing Entity or the Trustee is a party, and (iii) any document or instruction delivered to that Trustee pursuant to the related Trust Agreement.

Restrictions on Actions by the Trustee

      The Trustee of each Issuing Entity may not:

1.	initiate or settle any claim or lawsuit involving that Issuing Entity (except claims or lawsuits brought in connection with the collection of the Receivables);

2.	file an amendment to the related Certificate of Trust for an Issuing Entity (unless such amendment is required to be filed under applicable law);

3.	amend the related Indenture in circumstances where the consent of any Noteholder of the related series is required;

4.	amend the related Trust Agreement where Noteholder consent is not required if such amendment materially adversely affects the Certificateholder of the related series;

5.	amend the related Administration Agreement, if such amendment materially adversely affects the interests of the Certificateholder of the related series;

6.	appoint a successor Note Registrar or Certificate Registrar or consent to assignment of their respective obligations under the related Indenture and Trust Agreement, as applicable, by the Note Registrar, Certificate Registrar, Paying Agent or Indenture Trustee; or

7.	amend the Servicing Agreement where Noteholder consent is required.

unless (1) the Trustee provides 30 days’ written notice thereof to the Certificateholder and each Rating Agency and (2) the Certificateholder of that series does not object in writing to any such proposed amendment within 30 days of that notice.

Actions by Certificateholder and Trustee with Respect to Certain Matters

      The Trustee of each Issuing Entity may not, except upon the directions of the Certificateholder, remove or appoint a successor Administrator pursuant to the related Administration Agreement, remove the Servicer pursuant to the related Servicing Agreement, or sell the Receivables after the termination of the related

Indenture, except as expressly provided in the Basic Documents. However, that Trustee will not be required to follow any directions of the Certificateholder if doing so would be contrary to any obligation of the Trustee or the related Issuing Entity. The Trustee of each Issuing Entity may not commence a voluntary proceeding in bankruptcy relating to an Issuing Entity without the unanimous prior approval of all Certificateholders and a delivery to the Trustee of a written certification by each Certificateholder that such Certificateholder reasonably believes that such Issuing Entity is insolvent.

      The right of the Depositor or the Certificateholder of a series to take any action affecting the related Issuing Entity’s property will be subject to, as applicable, the rights of the Indenture Trustee under the related Indenture.

Restrictions on Certificateholder’s Powers

      The Certificateholder of a series will not direct the related Trustee, and the Trustee is not obligated to follow any direction from the Certificateholder, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligation of the Issuing Entity for that series or the Trustee under the related Trust Agreement or any of the other Basic Documents applicable to that series or (ii) would be contrary to the purpose of the Issuing Entity for that series.

Resignation and Removal of the Trustee

      The Trustee of each Issuing Entity may resign at any time upon written notice to the Servicer, the Depositor and the related Indenture Trustee, whereupon the Servicer will be obligated to appoint a successor Trustee. The Administrator may remove the related Trustee if that Trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the Trustee, the Servicer will appoint a successor Trustee. The Administrator will be required to deliver notice of such resignation or removal of that Trustee and the appointment of a successor Trustee to each Rating Agency.

      The Trustee of each Issuing Entity and any successor thereto must at all times:

1.	be able to exercise corporate trust powers;

2.	be subject to supervision or examination by federal or state authorities; and

3.	have a combined capital and surplus of at least $50 million.

Termination

      The Trust Agreement for each Issuing Entity will terminate upon (a) the maturity or other liquidation of the last Receivable and the final distribution of all funds or other property or proceeds of the related Issuing Entity property in accordance with the terms of the related Indenture, Sale and Servicing Agreement and the related Trust Agreement and (b) at the option of the Servicer, a purchase of the corpus of the related Issuing Entity if certain conditions specified in the accompanying Prospectus Supplement are satisfied (an “Optional Purchase”). See “Material Information Regarding the Notes — Optional Purchase” in the accompanying Prospectus Supplement.

Liabilities and Indemnification

      The Depositor will indemnify the Trustee of each Issuing Entity for any expenses incurred by the Trustee in the performance of that Trustee under the related Trust Agreement. The Depositor will not be entitled to make any claim upon the related Issuing Entity’s Estate for the payment of any such liabilities or indemnified expenses. The Depositor will not indemnify the Trustee for expenses resulting from the willful misconduct, bad faith or negligence of that Trustee, or for the inaccuracy of any representation or warranty of such Trustee in the related Trust Agreement. The Trustee of each Issuing Entity will not be liable for:

1.	any error in judgment of an officer of that Trustee made in good faith, unless it is proved that such officer was negligent in performing its duties;

2.	any action taken or omitted to be taken in accordance with the instructions of any related Certificateholder, the related Indenture Trustee, if any, the Administrator or the Servicer;

3.	payments on the related series of Notes in accordance with their terms; or

4.	the default or misconduct of the Administrator, the Servicer, the Depositor or the related Indenture Trustee, if any.

      No provision in the Trust Agreement or any other Basic Document will require the Trustee of any Issuing Entity to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the related Trust Agreement or under any other Basic Document if the Trustee has reasonable grounds for believing that reimbursement of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it. In addition, the Trustee of each Issuing Entity will not be responsible for or in respect of the validity or sufficiency of the related Trust Agreement or for the due execution thereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the related Issuing Entity’s property or for or in respect of the validity or sufficiency of the other Basic Documents, other than the execution of and the certificate of authentication of the Certificates of the related series, and the Trustee of each Issuing Entity will in no event be deemed to have assumed or incurred any liability, duty or obligation to any Noteholder, Certificateholder or any third party dealing with the Issuing Entity or the Issuing Entity’s property, other than as expressly provided for in the related Trust Agreement and the other Basic Documents for that series.

Amendment

      The related Trustee and Depositor may, with the consent of the holders of a majority of the outstanding Notes of the related series (or relevant class or classes of Notes of such series), or if all of the Notes have been paid in full, the holders of a majority of the outstanding Certificates, but with prior notice to the Rating Agencies, amend the related Trust Agreement to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders; provided that such action shall not, as evidence by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

      Without the consent of the holder of each outstanding affected Note or Certificate, no amendment will:

1.	increase or reduce, or accelerate or delay the timing of, collections of payments on Receivables or distributions made for the benefit of Noteholders or Certificateholders; or

2.	reduced the percentage of the outstanding principal balance of the Notes and Certificate balance required to consent to any such amendment described in clause (1) above.

      The Trustee and the Depositor may amend the related Trust Agreement, without obtaining the consent of the Noteholders or Certificateholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Trust Agreement or of modifying in any manner the rights of those Noteholders or the Certificateholders; provided that action will not materially and adversely affect the interest of any of those Noteholders or Certificateholders.

      Each Trust Agreement will require the related Trustee to give the related Certificateholders 30 days’ prior written notice of (a) any proposed amendment or supplement to the related Indenture or the related Sale and Servicing Agreement in circumstances where the consent of any Noteholder is required, or (b) any proposed amendment to the related Administration Agreement and the related Indenture where the consent of any Noteholder is not required, but such amendment materially and adversely affects the interests of the Certificateholders. The Trustee of each Issuing Entity will only effect the proposed amendment if none of the related Certificateholders have notified the Trustee in writing prior to the 30th day after such notice is given that such Certificateholder has withheld consent or provided alternative direction in writing.

DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS

      The following summary describes material terms of each Sale and Servicing Agreement pursuant to which an Issuing Entity will purchase Receivables from the Depositor and the Servicer will agree to service those Receivables, each Trust Agreement pursuant to which an Issuing Entity will be created and Certificates will be issued, and each Administration Agreement pursuant to which NMAC will undertake specified administrative duties with respect to an Issuing Entity that issues Notes (collectively, the “Sale and Servicing Agreements”). Pursuant to the provisions of the Sale and Servicing Agreements, the Servicer may engage third parties to perform a number of its functions, including, but not limited to, engaging a third party custodian to maintain possession of the related retail installment sale contracts and any other documents relating to the Receivables. Forms of the Sale and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The provisions of any of the Sale and Servicing Agreements may differ from those described in this Prospectus and, if so, will be described in the accompanying Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Sale and Servicing Agreements.

Sale and Assignment of Receivables

      On or prior to the Closing Date specified with respect to any given Issuing Entity in the accompanying Prospectus Supplement, NMAC will sell and assign to the Depositor, without recourse, pursuant to a Purchase Agreement (the “Purchase Agreement”), its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Depositor will transfer and assign to the applicable Trustee on behalf of the Issuing Entity, without recourse, pursuant to a Sale and Servicing Agreement, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Sale and Servicing Agreement (a “Schedule of Receivables”), but the existence and characteristics of the related Receivables will not be verified by the related Trustee. The applicable Trustee will, concurrently with the transfer and assignment, on behalf of the Issuing Entity, execute and deliver the related Notes and Certificates. The net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Depositor and, to the extent specified in the accompanying Prospectus Supplement, to make any required initial deposit into the Reserve Account and the Yield Supplement Account, if any. The Depositor will initially retain the Certificates and may sell them to an affiliate of NMAC.

      NMAC, pursuant to a Purchase Agreement, and the Depositor, pursuant to a Sale and Servicing Agreement, generally will represent and warrant, among other things, as of the Closing Date, that:

1.	the information set forth in the related Schedule of Receivables was true and correct in all material respects as of the related Cut-off Date;

2.	the related Obligor on each Receivable is required to obtain physical damage insurance covering the Financed Vehicle in accordance with NMAC’s normal requirements;

3.	each of the Receivables is or will be secured by a first priority perfected security interest in favor of NMAC in the Financed Vehicle;

4.	the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted;

5.	each related Receivable, at the time it was originated, complied and, as of the Closing Date, complies in all material respects with applicable federal and state laws, including consumer credit, truth-in-lending, equal credit-opportunity and disclosure laws; and

6.	any other representations and warranties that may be set forth in the accompanying Prospectus Supplement.

      As of the last day of the second (or, if the Depositor so elects, the first) Collection Period (defined below) following the discovery by or notice to the Depositor of a breach of any representation or warranty of the Depositor that materially and adversely affects the interests of the related Noteholders in any Receivable (the initial determination of a material adverse effect generally being made by the Servicer), the Depositor, unless the breach is cured, will repurchase that Receivable (a “Warranty Receivable”) from that Issuing Entity and, pursuant to the related Purchase Agreement, NMAC will purchase that Warranty Receivable from the Depositor, at a price equal to the Warranty Purchase Payment for that Receivable. The “Warranty Purchase Payment” will be equal to the amount required to be paid by the related Obligor to prepay the Receivable (including interest accrued on that Receivable through the due date for the Obligor’s payment in the related Collection Period at the applicable APR), after giving effect to the receipt of any monies collected (from whatever source other than Advances) on that Receivable, if any. This repurchase obligation will constitute the sole remedy available to the Noteholders or the Issuing Entity for any uncured breach by the Depositor of those representations and warranties (other than remedies that may be available under federal securities laws or other laws). The obligation of the Depositor to repurchase a Receivable will not be conditioned on performance by NMAC of its obligation to purchase that Receivable from the Depositor pursuant to the related Purchase Agreement.

Custody of Documents Evidencing the Receivables

      Pursuant to each Sale and Servicing Agreement, the Depositor and each Issuing Entity will designate the Servicer as custodian, to directly or indirectly through subservicers maintain (a) possession as that Issuing Entity’s agent of the related retail installment sale contracts and any other documents relating to the Receivables if the Receivables constitute tangible chattel paper, or (b) control over the Receivables if they constitute electronic chattel paper. To assure uniform quality in servicing both the Receivables and the Servicer’s own portfolio of automobile and light-duty truck installment sales contracts, as well as to facilitate servicing and to reduce administrative costs, any documents evidencing the Receivables will not be physically segregated from other automobile and light-duty truck installment sales contracts of the Servicer, or those which the Servicer services for others, or marked to reflect the transfer to the related Issuing Entity as long as NMAC is servicing the Receivables.

Accounts

      The Servicer will establish and maintain with the related Trustee or the Indenture Trustee one or more accounts (each, a “Collection Account”), in the name of the related Trustee or the Indenture Trustee on behalf of the related Noteholders, into which payments made on or with respect to the related Receivables and amounts released from any Yield Supplement Account, Reserve Account or other form of credit enhancement will be deposited for payment to the related Noteholders.

      Any other accounts to be established with respect to an Issuing Entity, including any Yield Supplement Account or any Reserve Account, will be described in the accompanying Prospectus Supplement.

      For any series of Notes, funds in the related Collection Account, any Yield Supplement Account, the Reserve Account and other accounts that may be identified in the accompanying Prospectus Supplement (collectively, the “Accounts”) will be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. “Eligible Investments” are generally limited to investments acceptable to the rating agencies rating those Notes as being consistent with the rating of those Notes (including obligations of the Servicer and its affiliates, to the extent consistent with that rating). Except as described below, Eligible Investments are limited to obligations or securities that mature no later than the business day prior to the next Distribution Date for that series. However, to the extent permitted by the rating agencies, funds in any Account may be invested in obligations or securities that will not mature prior to the date of the next payment with respect to those Notes and, other than investments made with funds from the Collection Account (which, in connection with each Collection Period, will be sold before the next related Distribution Date), will not be sold to meet any shortfalls. Thus, the amount of cash in any Account at any time may be less than the balance of the related Account. If the amount required to be withdrawn from any Reserve Account or Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the accompanying Prospectus Supplement) exceeds the amount of cash in the Reserve Account or the Yield Supplement Account, as the case may be, a temporary shortfall in the amounts paid to the related

Noteholders could result, which could, in turn, increase the average life of the Notes of that series. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the Servicer or the Depositor on each Distribution Date and shall be the property of the Servicer or the Depositor, as the case may be.

      For each Issuing Entity, the Accounts will be maintained with the related Indenture Trustee or the Trustee so long as:

1.	the Indenture Trustee’s or the Trustee’s short-term unsecured debt obligations have a rating of “P-1” by Moody’s Investors Service, Inc. and a rating of “A-1+” by Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and for any account in which deposits in excess of 30 days are to be made, the Indenture Trustee’s or the Trustee’s long-term unsecured debt obligations have a rating of at least “AA-” by Standard & Poor’s (the “Required Deposit Rating”); or

2.	each of those accounts is maintained in a segregated trust account in the trust department of the Indenture Trustee or the Trustee, as the case may be.

      If the short-term unsecured debt obligations of the related Indenture Trustee or the Trustee, as the case may be, do not have the Required Deposit Rating, then the Servicer shall, with the assistance of the Indenture Trustee or the Trustee as may be necessary, cause each Account to be moved to (1) a bank whose short-term unsecured debt obligations have the Required Deposit Rating or (2) the trust department of the related Indenture Trustee or the Trustee.

Servicing Procedures

      The Servicer will, consistent with the related Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable retail installment sale contracts it services for itself.

      The Servicer shall not:

1.	change the amount of a Receivable;

2.	reschedule the due date of any scheduled payment of a Receivable;

3.	change the APR of a Receivable;

4.	extend the due date for any payment on a Receivable; or

5.	change the material terms of a Receivable.

      However, if a default, breach, violation, delinquency or event permitting acceleration under the terms of any Receivable has occurred or, in the judgment of the Servicer, is imminent:

1.	the Servicer may extend the due date for any payment on that Receivable for credit related reasons that would be acceptable to the Servicer for comparable retail installment sale contracts that it services for itself, but only if (a) the final scheduled Distribution Date of that Receivable, as extended, would not be later than the Collection Period preceding the final scheduled Distribution Date set forth in the accompanying Prospectus Supplement, and (b) the rescheduling or extension would not modify the terms of that Receivable in a manner which would constitute a cancellation of that Receivable and the creation of a new receivable for federal income tax purposes;

2.	the Servicer may reduce an Obligor’s monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in payment terms for that Receivable to the extent required by law; or

3.	except with respect to Defaulted Receivables, Administrative Receivables or Warranty Receivables, or as otherwise required by law, the Servicer shall not alter the APR of any Receivable or forgive payments on any Receivable.

      In addition, the Servicer will covenant that, except as otherwise contemplated in the related agreement (including the provisions in the immediately two preceding paragraphs):

1.	it will not release any Financed Vehicle from the security interest granted in the related Receivable;

2.	it will do nothing to impair the rights of the Noteholders in the Receivables;

3.	it will not alter the APR of any Receivable;

4.	it will not modify the number of payments under a Receivable;

5.	it will not increase the amount financed under a Receivable; and

6.	it will not extend the due date for any payment on or forgive payments on a Receivable.

      The Servicer or the Trustee shall inform the other party and the Indenture Trustee promptly upon the discovery of any breach by the Servicer of the above obligations that would materially and adversely affect any Receivable. Unless the breach is cured by the last day of the second Collection Period following the discovery (or, if the Servicer so elects, the last day of the first Collection Period following the discovery), the Servicer is required to purchase any Receivable materially and adversely affected by the breach (an “Administrative Receivable”) from the Issuing Entity at a price equal to the Administrative Purchase Payment for that Receivable. The “Administrative Purchase Payment” for a Receivable will be equal to its unpaid Principal Balance as of the beginning of that Collection Period, plus interest accrued through the due date for the Obligor’s payment in that Collection Period at the related APR, after giving effect to the receipt of monies collected (from whatever source other than the Advances) on that Administrative Receivable, if any, in that Collection Period. Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the related Sale and Servicing Agreement be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the Noteholders or the Trustee for any uncured breach by the Servicer.

      If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its customary practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law. See “Material Legal Aspects of the Receivables.”

Insurance on Financed Vehicles

      Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. NMAC requires evidence of insurance coverage by the Obligors at the time of origination of the Receivables, but performs no verification of continued coverage after origination. NMAC will not be obligated to make payments to the Issuing Entity for any loss as to which third party insurance has not been maintained, except to the extent of its obligations under the related Purchase Agreement.

Collections

      With respect to each Issuing Entity, the Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during the collection period specified in the accompanying Prospectus Supplement (each, a “Collection Period”) into the Collection Account not later than the Business Day after receipt. However, so long as NMAC is the servicer, if each condition to making monthly deposits as may be required by the related Sale and Servicing Agreement (including, the satisfaction of specified ratings criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the related Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the related Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

      The Servicer or the Depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Issuing Entity to the Collection Account on the Business Day immediately preceding the related Distribution Date.

      If the Servicer were unable to remit the funds as described above, Noteholders might incur a loss. To the extent set forth in the accompanying Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Issuing Entity to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Depositor or the Servicer, as applicable.

      For purposes of the related Sale and Servicing Agreement, collections on a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal on the Receivable.

Advances

      If payment on a Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below and in the accompanying Prospectus Supplement, advance to the Issuing Entity an amount with respect to that Receivable equal to the product of the Principal Balance of that Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on that Receivable during the related Collection Period (each, an “Advance”). If that calculation results in a negative number, an amount equal to that negative amount shall be paid to the Servicer in reimbursement of outstanding Advances. In addition, to the extent that any outstanding Advance is a Nonrecoverable Advance, the Servicer may provide to the Trustee and the Indenture Trustee an officer’s certificate setting forth the amount of such Nonrecoverable Advance, and such amount will be withdrawn from the related Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. A “Nonrecoverable Advance” means any outstanding Advance with respect to (i) any Defaulted Receivable or (ii) any Receivable for which the Servicer determines that any recovery from payments made on or with respect to such Receivable is unlikely. A “Defaulted Receivable” means (a) a Receivable (other than a Receivable for which as Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent 120 days or more, (b) a Receivable that is delinquent less than 120 days for which the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment is unlikely, or (ii) repossessed the Financed Vehicle or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding. No advances of principal will be made with respect to Receivables. The Servicer will not be obligated to make an Advance (other than in respect of an interest shortfall arising from the prepayment of a Receivable) to the extent that it determines, in its sole discretion, that that Advance will not be recovered from subsequent collections or recoveries with respect to that Receivable.

      The Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.

Servicing Compensation

      The Servicer will be entitled to receive a base servicing fee for each Collection Period on the Distribution Date related to that Collection Period in an amount equal to a specified percent per annum (as set forth in the accompanying Prospectus Supplement, the “Servicing Rate”) of the Pool Balance as of the close of business on the last day of the immediately preceding Collection Period (the “Base Servicing Fee”). The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of amounts available for that purpose as set forth in the accompanying Prospectus Supplement. However, the Base Servicing Fee will be paid prior to the payment of available amounts to the Noteholders of the given series.

      The Servicer will also be entitled to collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest earned during a Collection Period from the investment of monies in the Collection Account and any Reserve Account as additional servicing compensation (the “Supplemental Servicing Fee” and, together with the Base Servicing Fee, the “Total Servicing Fee”). Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer’s normal practices and procedures. In addition, if specified in the accompanying Prospectus Supplement, the Servicer will be entitled to reimbursement from any given Issuing Entity for specified liabilities. The Servicer will be paid the Base Servicing Fee for each Collection Period on the Distribution Date related to that Collection Period prior to the payment of interest on any class of Notes. If each rating agency for a series of Notes confirms that it will not reduce the rating of any class of Notes in that series, as the case may be, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from the prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables.

      The Total Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the beneficial owner of those receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Total Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly statements to the related Trustee and Indenture Trustee with respect to payments. The Total Servicing Fee also will reimburse the Servicer for specified taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

      The “Pool Balance” as of the close of business on the last day of a Collection Period will equal the aggregate Principal Balance of the Receivables (excluding Administrative Receivables, Warranty Receivables and Defaulted Receivables) as of the close of business on such day; provided, however, that where the Pool Balance is relevant in determining whether the requisite percentage of or Noteholders (or relevant class or classes of Notes) necessary to effect any consent, waiver, request or demand shall have been obtained, the Pool Balance shall be deemed to be reduced by the amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any applicable Note registered in the name of the Depositor, the Servicer or any person actually known to a trust officer of the Trustee or the Indenture Trustee, as the case may be, to be an affiliate of the Depositor or the Servicer, unless all of the Notes are held or beneficially owned by NMAC, the Depositor or any of their affiliates. The “Principal Balance” of a Receivable as of any date will equal the original financed amount of that Receivable minus the sum of:

1.	all payments actually received on or prior to that date allocable to principal;

2.	any refunded portion of extended warranty protection plan or service contract costs, or of physical damage, credit life or disability insurance premiums included in the original financed amount of the Receivable;

3.	any Warranty Purchase Payment or Administrative Purchase Payment with respect to that Receivable allocable to principal (to the extent not included in clause (1) above);

4.	any net liquidation proceeds from any Defaulted Receivable for which the related Financed Vehicle has been liquidated by the Servicer; and

5.	any prepayments or other payments applied to reduce the unpaid principal balance of that Receivable (to the extent not included in clauses (1) and (3) above).

Yield Supplement Account; Yield Supplement Agreement

      Yield Supplement Account. A “Yield Supplement Account” may be established with respect to any class or series of Notes. The terms relating to any Yield Supplement Account will be set forth in the accompanying Prospectus Supplement. Each Yield Supplement Account will be designed to hold funds or other receivables or assets (including vehicle lease contracts), not already a part of the relevant Issuing Entity. Such funds or amounts collected under the receivables or assets (including vehicle lease contracts) will be applied by the related Indenture Trustee, or if the Notes are paid in full, by the related Trustee, to provide payments to Noteholders in respect of Receivables that have APRs less than (x) the sum of the interest rate specified in the accompanying Prospectus Supplement plus the Servicing Rate specified in the accompanying Prospectus Supplement plus any additional rate (expressed as a percentage) specified in the accompanying Prospectus Supplement or, in the alternative, (y) a particular rate (expressed as a percentage) specified in the accompanying Prospectus Supplement (in either case, the “Required Rate”). Each Yield Supplement Account will be maintained with the same entity with which the related Collection Account is maintained and will be created on the related Closing Date with an initial cash deposit and/or a pledge of other receivables or assets (including vehicle lease contracts) and by the Depositor or other person specified in the accompanying Prospectus Supplement.

      On each Distribution Date, the related Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount specified in the accompanying Prospectus Supplement (the “Yield Supplement Deposit”) in respect of the Receivables having APRs less than the Required Rate for that Distribution Date. Amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the “Required Yield Supplement Amount” specified in the accompanying Prospectus Supplement, after giving effect to all payments to be made on that Distribution Date, will be deposited into the Collection Account for distribution by the related Trustee or Indenture Trustee in accordance with the terms of the related Sale and Servicing Agreement. Unless otherwise in the accompanying Prospectus Supplement, the Depositor or other person specified in the accompanying Prospectus Supplement will not have any obligation after the related Closing Date to deposit any cash amounts, receivables or assets (including vehicle lease contracts) into the Yield Supplement Account after the related Closing Date even if the amount and the total balance of any receivables and the value of those assets on deposit in that account is less than the Required Yield Supplement Amount for any Distribution Date. Monies on deposit in the Yield Supplement Account may be invested in Eligible Investments under the circumstances and in the manner described in the Sale and Servicing Agreement. Earnings on investment of funds in the Yield Supplement Account in Eligible Investments will be deposited into the Collection Account as a component of the Yield Supplement Deposit on each Distribution Date. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the Issuing Entity will be released to the Depositor.

      Yield Supplement Agreement. If a Yield Supplement Account is to be established with respect to a series of Notes, on or prior to the related Closing Date, the Depositor will enter into a “Yield Supplement Agreement” with the Servicer, the Issuing Entity, and the entity with which the account is maintained.

Distributions On the Notes

      With respect to each series of Securities, beginning on the distribution dates specified in the accompanying Prospectus Supplement (each, a “Distribution Date”), payments of principal and interest (or, where applicable, of principal or interest only) on each class of those Notes entitled thereto will be made by the applicable Indenture Trustee to the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders will be set forth in the accompanying Prospectus Supplement.

      With respect to each Issuing Entity, on each Distribution Date, collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders to the extent provided in the accompanying Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for payment to the Noteholders on that date to the extent specified in the accompanying Prospectus Supplement. As more fully described in the accompanying Prospectus Supplement:

1.	payments of principal of a class of Notes of a given series will be subordinate to payments of interest on that class;

2.	payments in respect of Certificates of that series may be subordinate to payments in respect of Notes of that series; and

3.	payments in respect of one or more classes of Notes of that series may be subordinate to payments in respect of other classes of Notes of that series.

Credit and Cash Flow Enhancement

      The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Notes of a given series, if any, will be set forth in the accompanying Prospectus Supplement. If and to the extent provided in the accompanying Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Notes, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements that may be described in the accompanying Prospectus Supplement, or any combination of the foregoing. If specified in the accompanying Prospectus Supplement, credit or cash flow enhancement for a class of Notes may cover one or more other classes of Notes of the same series, and credit or cash flow enhancement for a series of Notes may cover one or more other series of Notes.

      The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of that class or series of the full amount of principal of and interest due on those Notes and to decrease the likelihood that Noteholders will experience losses. The credit enhancement for a class or series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Notes. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, Noteholders of any class or series will bear their allocable share of deficiencies, as described in the accompanying Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class or series of Notes, Noteholders of any of that class or series will be subject to the risk that that credit enhancement will be exhausted by the claims of Noteholders of other classes or series.

      Reserve Account. If provided in the accompanying Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Depositor or a third party will establish for a series or class of Notes an account, as specified in the accompanying Prospectus Supplement, which may be designated as a “Reserve Account” or a “Subordination Spread Account” (for the purposes of this Prospectus, the “Reserve Account”), that will be maintained with the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Depositor or a third party on the Closing Date in the amount set forth in the accompanying Prospectus Supplement (the “Reserve Account Initial Deposit”). To the extent provided in the accompanying Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the accompanying Prospectus Supplement) by the deposit in the Reserve Account of the amount of collections on the related Receivables remaining on each Distribution Date after all specified payments on that date are made. The accompanying Prospectus Supplement will describe the circumstances and manner under which payments may be made out of the Reserve Account, either to holders of the Notes covered by that Prospectus Supplement or to the Depositor or a third party. Monies on deposit in the Reserve Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement. Earnings on investment of funds in the Reserve Account in Eligible Investments will be paid to the Depositor on each Distribution Date. Any monies remaining on deposit in the Reserve Account upon the termination of the Issuing Entity also will be released to the Depositor.

Net Deposits

      As an administrative convenience, as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any Issuing Entity for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account. The Servicer, however, will account to the Trustee, any Indenture Trustee and the Noteholders with respect to each Issuing Entity as if all deposits, payments and transfers were made individually. If the related Distribution Dates are not the same for all classes of Notes, all distributions, deposits or other remittances made on a Distribution Date will be treated as having been distributed, deposited or remitted on the same Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Distribution Date.

Evidence of Compliance

      Each Sale and Servicing Agreement will require the Servicer to furnish to the related Issuing Entity and the Indenture Trustee any report or information required to facilitate compliance by the Issuing Entity with Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

      Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Indenture Trustee and Trustee a statement of compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first statement, from the applicable Closing Date, which may be longer than twelve months) with specified standards relating to the servicing of the applicable Receivables.

      Each Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, related Trustee and each Rating Agency, substantially simultaneously with the delivery of those accountants’ statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give each Indenture Trustee each Trustee and each Rating Agency notice of specified Servicer Defaults under the related Sale and Servicing Agreement.

      Copies of such statements, certificates and reports may be obtained by the Noteholders by a request in writing addressed to the Indenture Trustee, as the case may be, at the related corporate trust office.

Servicer Resignation and Termination

      The Servicer may not resign from its obligations and duties under the related Sale and Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law. No such resignation will become effective until a successor servicer has assumed the Servicer’s obligations under the related Sale and Servicing Agreement.

      The rights and obligations of the Servicer under the related Sale and Servicing Agreement may be terminated following the occurrence and continuance of a Servicer Default, as described under “— Servicer Defaults.”

Material Matters Regarding the Servicer

      Each Sale and Servicing Agreement will provide that NMAC may not resign from its obligations and duties as Servicer under that document, except upon NMAC’s determination that its performance of those duties is no longer permissible under applicable law. No resignation will become effective until the related

Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed NMAC’s servicing obligations and duties under the related Sale and Servicing Agreement.

      Indemnification by and Limitation of Liability of the Servicer. Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Issuing Entity or the related Noteholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, each Sale and Servicing Agreement will provide that the Servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the related Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Sale and Servicing Agreement, the rights and duties of the parties thereto and the interests of the Noteholders under the applicable agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

      The Servicer will indemnify the Trustees and their respective agents for any loss, liability, claim damage or expense that may be incurred by them as a result of any act or omission by the Servicer in connection with the performance of its duties under the Sale and Servicing Agreement, but only to the extent such liability arose out of the Servicer’s negligence, willful misconduct, bad faith or recklessness.

      Merger or Consolidation of Servicer. Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor, as applicable, is a party, or any entity succeeding to the business of the Servicer or the Depositor, as applicable, or any corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, which assumes the obligations of the Servicer or the Depositor, as applicable, will be the successor of the Servicer or the Depositor, as applicable, under each Sale and Servicing Agreement. For as long as NMAC is the Servicer, it may at any time subcontract substantially all of its duties as servicer under any Sale and Servicing Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, and the Servicer may at any time perform specific duties as servicer through other subcontractors.

Servicer Default

      “Servicer Default” under each Sale and Servicing Agreement will consist of the following:

1.	any failure by the Servicer (or the Depositor, so long as NMAC is the Servicer) to deliver to the applicable Trustee or Indenture Trustee for deposit in any related Account any required payment or to direct the applicable Trustee or Indenture Trustee to make any required distributions from that Account, if that failure continues unremedied for three Business Days after (a) receipt by the Servicer (or the Depositor, so long as NMAC is the Servicer) of written notice of the failure given by the applicable Trustee or Indenture Trustee, (b) receipt by the Servicer (or the Depositor, so long as NMAC is the Servicer) and the applicable Trustee or Indenture Trustee of written notice of the failure given by the holders of Notes or Certificates evidencing not less than 25% in principal amount of those outstanding Notes or Certificates; or (c) discovery of that failure by any officer of the Servicer;

2.	any failure by the Servicer (or the Depositor, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Depositor, as long as NMAC is the Servicer) set forth in the related Sale and Servicing Agreement, if that failure materially and adversely affects the rights of the Noteholders of the related series, and when that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Depositor, so long as NMAC is the Servicer) by the applicable Trustee or

Indenture Trustee, or (b) the Servicer (or the Depositor, so long as NMAC is the Servicer) and the applicable Trustee and Indenture Trustee by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of those outstanding Notes or Certificates; and

3.	the occurrence of events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (any of these events with respect to any person being an “Insolvency Event”).

Rights Upon Servicer Default

      Until the Notes are paid in full, for as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing a majority of the principal amount of those Notes then outstanding (or relevant class or classes of Notes of such series), acting together as a single class, may terminate all the rights and obligations of the Servicer under that Sale and Servicing Agreement. When this happens, the Indenture Trustee or a successor servicer appointed by that Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under that Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

      However, if a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that bankruptcy trustee or official may have the power to prevent that Indenture Trustee or those Noteholders from effecting a transfer of servicing as described above. If that Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of automobile receivables. The related Indenture Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor Servicer under the related Sale and Servicing Agreement and all references in the related Sale and Servicing Agreement to the Servicer shall apply to that successor servicer. The related Indenture Trustee may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than the Base Servicing Fee under the related Sale and Servicing Agreement. Notwithstanding termination, the Servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination.

Waiver of Past Defaults

      The holders of Notes of the related series evidencing a majority of the principal amount of the then outstanding Notes of the related series (or relevant class or classes of Notes of such series), or if a Servicer Default does not adversely affect the related Indenture Trustee or the related Noteholders or arises once the Notes having been paid in full, the holders of Certificates of that series may, on behalf of all those Noteholders or Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the related Collection Account in accordance with that Sale and Servicing Agreement. No waiver will impair those Noteholders’ or Certificateholders’ rights with respect to subsequent defaults.

Amendment

      A Sale and Servicing Agreement may be amended by the parties thereto, with the consent of the Indenture Trustee if the Notes have not been paid in full, but without the consent of the related Noteholders:

1.	to cure any ambiguity, correct or supplement any provision in the related Sale and Servicing Agreement that may be inconsistent with any other provision in that agreement, or make any other provisions with respect to matters or questions arising under that agreement that are not inconsistent with the provisions of that agreement; provided that (i) the amendment will not materially and adversely affect the interest of any Noteholder, and (ii) the Servicer has delivered an officer’s certificate stating that such amendment will not materially and adversely affect the interest of any Noteholder; and

2.	to change the formula for determining the required amount for the related Reserve Account, if any, upon (i) confirmation from the rating agencies rating the Notes as described in the accompanying Prospectus Supplement, and (ii) delivery by the Servicer to the Indenture Trustee and the Trustee of an officer’s certificate stating that such amendment will not materially and adversely affect the interest of any Noteholder.

      An amendment will be deemed not to materially and adversely affect the interests of any Noteholder of any class if (a) the amendment does not adversely affect the Issuing Entity’s status as a partnership for federal income tax purposes, (b) each rating agency then rating the related Notes confirms that that amendment will not result in a reduction or withdrawal of its rating on the Notes of that class, and (c) the Servicer shall have delivered an officer’s certificate stating that such amendment will not materially and adversely affect the interest of any Noteholder.

      A Sale and Servicing Agreement may also be amended by the parties thereto, with the consent of the Indenture Trustee if the Notes have not been paid in full, and with the consent of:

1.	the holders of Notes evidencing a majority of the principal amount of the then-outstanding Notes, if any, of the related series (or relevant class or classes of Notes of such series); or

2.	in the case of any amendment that does not adversely affect the related Indenture Trustee or the related Noteholders, the holders of the Certificates of that series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of those Noteholders.

      No amendment, however, shall:

(x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of those Noteholders or change the interest rate or the Pass Through Rate or the required amount in the related Reserve Account (except as described above) without the consent of each of the “adversely affected” Noteholders; or

(y) reduce the aforesaid percentage of the principal amount of the then outstanding Notes of that series which is required to consent to any amendment, without the consent of the holders of all the then outstanding Notes of each affected class.

      An amendment referred to in clause (x) above will be deemed not to “adversely affect” a Noteholder of any class only if each rating agency then rating the related Notes confirms that that amendment will not result in a reduction or withdrawal of its rating on the Notes of that class. In connection with any amendment referred to in clause (x) above, the Servicer shall deliver an officer’s certificate to the Indenture Trustee and the Trustee stating that the Noteholders whose consents were not obtained were not adversely affected by the amendment.

List of Noteholders

      Three or more holders of the Notes of any class in a series or one or more holders of those Notes of that class evidencing not less than 25% of the aggregate principal amount of those Notes then outstanding may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by that Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under those Notes. If stated in the accompanying Prospectus Supplement, an Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of that series.

      The Indenture Trustee or the Trustee, as the case may be, will provide to the Servicer within 15 days after receipt of a written request from the Servicer, a list of the names of all Noteholders, as the case may be, of record as of the most recent applicable record date.

      No Sale and Servicing Agreement will provide for the holding of annual or other meetings of Noteholders.

Insolvency Event

      Each Trust Agreement will provide that the related Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Issuing Entity without the prior approval of the Certificateholders of that Issuing Entity and the delivery to that Trustee by the Certificateholders of a certificate certifying that the Certificateholders reasonably believe that the Issuing Entity is insolvent.

Payment of Notes

      Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of that series will succeed to all the rights of the Noteholders of that series, under the related Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.

Termination

      The respective obligations of the Depositor, the Servicer, NMAC (so long as NMAC has rights or obligations under the related Sale and Servicing Agreement), the related Trustee and the related Indenture Trustee, as the case may be, pursuant to a Sale and Servicing Agreement will terminate upon the earliest of:

1.	the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables; or

2.	the election by the Servicer or the Depositor to purchase the corpus of the Issuing Entity as described below, and the payment to Noteholders of all amounts required to be paid to them pursuant to the related agreement.

      The relevant Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that holder’s Note at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Issuing Entity, after the Trustee has taken measures to locate a Noteholder set forth in the related Sale and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law, as provided in the Indenture or the Trust Agreement, as applicable.

      In order to avoid excessive administrative expense, the Servicer will have the option to purchase from each Issuing Entity, as of the end of any applicable Collection Period, if the then-outstanding Pool Balance with respect to the Receivables held by that Issuing Entity is at or below a specified percentage set forth in the accompanying Prospectus Supplement of the Pool Balance as of the related Cut-off Date, the corpus of the Issuing Entity at a price equal to the aggregate Administrative Purchase Payments for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which that purchase is effected) plus the appraised value of any other property held as part of the Issuing Entity (less liquidation expenses); provided, however, that such price will at least be equal to or greater than the sum of the unpaid principal amount of the Notes plus accrued and unpaid interest on those Notes. The related Trustee will give written notice of termination to each Noteholder.

      Upon termination of any Issuing Entity, the assets of that Issuing Entity will be liquidated and the proceeds therefrom (and amounts held in related Accounts) will be applied to pay the Notes and the Certificates of the related series in full, to the extent of amounts available.

      As more fully described in the accompanying Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with any of the events specified above, and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement will effect early retirement of the Certificates of that series.

Administration Agreement

General

      NMAC, in its capacity as administrator for each series of Notes (the “Administrator”), will enter into an agreement (as amended and supplemented from time to time, an “Administration Agreement”) with the related Issuing Entity, the related Trustee and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in that Administration Agreement, to perform the administrative obligations required to be performed by the related Issuing Entity or the Trustee under the Indenture and the Trust Agreement. As compensation for the performance of the Administrator’s obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to receive a monthly administration fee in an amount that will be set forth in the applicable Prospectus Supplement (the “Administrative Fee”), which fee will be solely an obligation of the Servicer. The Administrator will pay the fees and expenses of the related Indenture Trustee of each related Issuing Entity. The Administration Agreement will be governed by the laws of the State of New York.

Amendment

      The Administration Agreement may be amended with the written consent of the Trustee but without the consent of the Noteholders or the Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement; provided, that such amendment will not, as evidenced by an opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. The Administration Agreement may also be amended with the written consent of the Trustee and (a) in the case of any amendment that does not adversely affect the Indenture Trustee or the Noteholders, Certificateholders evidencing at least a majority of the aggregate outstanding principal amount of the Certificates; or (b) Noteholders evidencing at least a majority of the aggregate outstanding principal amount of Notes of the related series voting as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or for the purpose of modifying in any manner the rights of Noteholders or Certificateholders that are not covered by the immediately preceding sentence.

THE HEDGE AGREEMENT

      The following summary describes certain terms of a swap agreement and an interest rate cap agreement that an Issuing Entity may enter into in order to reduce its exposure to currency and/or interest rate risks. The provisions of any particular swap agreement or interest rate cap agreement may differ from those described in this section and will be more fully described in the related Prospectus Supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any swap agreement that is entered into by the related Issuing Entity.

Payments Under the Hedge Agreement

      As specified in the related Prospectus Supplement, in connection with a swap or an interest rate cap, on the Closing Date an Issuing Entity may enter into a International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (Multi Currency-Cross Border) (such agreement, the “Master Agreement”) with NMAC or an unaffiliated third party (in the case a swap, the “Swap Counterparty” or, in the case of an interest rate cap, the “Cap Provider”), as modified to reflect the transactions described below (the Master Agreement, as so modified, the “Swap Agreement” or the “Cap Agreement”). Each of the Swap Agreement and the Cap Agreement will incorporate certain relevant standard definitions published by ISDA. Unless otherwise provided, as used herein, “Hedge Agreement” means either a Swap Agreement or a Cap Agreement and “Hedge Counterparty” means either a Swap Counterparty or a Cap Provider.

      Swap Agreement. Under the Swap Agreement, the Issuing Entity will generally pay to the Swap Counterparty amounts in respect of interest and principal, as applicable, due on each Distribution Date under the Swap Agreement, and the Swap Counterparty will generally pay to the Issuing Entity amounts equal to the interest or principal payable on the relevant Notes. If the Issuing Entity is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty generally will not be obligated to make its corresponding payment to the Issuing Entity under the Swap Agreement.

      If so specified in the related Prospectus Supplement, if on any specified payment date under the Swap Agreement the amount of funds from collections and other sources available to the Issuing Entity to make any payment owed to the Swap Counterparty is less than the amount due to the Swap Counterparty, the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the relevant Notes on that date may be reduced in the same proportion as the proportion that the shortfall in the amount owed to the Swap Counterparty represents of the total amount due. Under such circumstances, if on a subsequent specified payment date, amounts are available and are paid by the Issuing Entity to the Swap Counterparty to reimburse all or any part of the shortfall, then the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the Notes on that date will be increased in the same proportion as the proportion that the amount of the reimbursement represents of the amount otherwise owed by the Swap Counterparty on that date.

      The Issuing Entity generally will not be obligated to pay interest to the Swap Counterparty on any shortfalls in payments, and, correspondingly, Certificateholders generally will not be entitled to receive interest on any amounts not paid as a result of the proportional reduction described above.

      Unless the Swap Agreement is terminated early as described under “— Early Termination of Swap Agreement,” the Swap Agreement will terminate on the earlier of (i) the scheduled maturity date of the Notes and (ii) the date on which all amounts due in respect of the Swap Agreement have been paid.

      Cap Agreement. Under the Cap Agreement, generally, if a specified interest rate related to any payment date exceeds the cap rate (the “Cap Rate”) specified in the related Prospectus Supplement, the Cap Provider may be required to pay to the Issuing Entity an amount equal to the product of:

1.	the specified interest rate for the related payment date minus the Cap Rate;

2.	the notional amount of the cap, which may be equal to the total outstanding principal amount of the relevant Notes on the first day of the accrual period related to such payment date; and

3.	a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the closing date, to but excluding the first payment date, and the denominator of which is 360 or 365, as specified in the accompanying Prospectus Supplement.

      Unless the Cap Agreement is terminated early as described below under “— Early Termination of Hedge Agreement,” the Cap Agreement will terminate, with respect to the relevant Notes, on the earlier of (x) the relevant Notes’ final scheduled Distribution Date and (y) the date on which the principal balance of the relevant Notes has been reduced to zero.

Conditions Precedent

      With respect to the Swap Agreement, the respective obligations of the Swap Counterparty and the Issuing Entity to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Swap Event of Default (as defined below under “— Defaults Under Hedge Agreement”) or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing and (ii) no Early Termination Date (as defined below under “— Early Termination of Hedge Agreement”) shall have occurred or been effectively designated. With respect to Cap Agreement, the obligations of the Cap Provider to pay certain amounts due under the Cap Agreement will be subject to the conditions precedent that no Early Termination Date (as defined below under “— Early Termination of Hedge Agreement”) shall have occurred or been effectively designated.

Defaults Under the Hedge Agreement

      Unless otherwise specified in the related Prospectus Supplement, events of default under the Hedge Agreement (each, a “Swap Event of Default” or a “Cap Event of Default,” as applicable, and collectively, a “Hedge Event of Default”) generally will be limited to: (i) the failure of the Issuing Entity (under the Swap Agreement only) or the Hedge Counterparty to pay any amount when due under the Hedge Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Issuing Entity (under the Swap Agreement only) or the Hedge Counterparty; and (iii) certain other standard events of default under the Master Agreement including “Breach of Agreement,” “Misrepresentation” (generally not applicable to the Issuing Entity) and “Merger without Assumption,” as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the Master Agreement.

Termination Events

      Unless otherwise specified in the related Prospectus Supplement, termination events under the Hedge Agreement (each, a “Swap Termination Event” or a “Cap Termination Event,” as applicable, and collectively, a “Hedge Termination Event”) will consist of the following: (i) the Issuing Entity or the Depositor becomes subject to registration as an “investment company” under the Investment Company Act of 1940 (under the Swap Agreement only); and (ii) certain standard termination events under the Master Agreement including “Illegality” (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Hedge Agreement), “Tax Event” (which generally relates to either party to the Hedge Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and “Tax Event Upon Merger” (which generally relates to a party to the Hedge Agreement receiving a payment under the Hedge Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the Master Agreement; provided, however, that the occurrence of a “Tax Event” or “Tax Event Upon Merger” generally will only constitute a Hedge Termination Event if the requisite percentage of Noteholders specified in the related Prospectus Supplement directs the Trustee to terminate the Hedge Agreement and liquidate the assets of the Issuing Entity.

Early Termination of Hedge Agreement

      Upon the occurrence of any Hedge Event of Default under the Hedge Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Hedge Agreement) upon the occurrence and continuance of such Hedge Event of Default. A Hedge Agreement will terminate on an Early Termination Date. With respect to Hedge Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Hedge Agreement with respect to each such termination event) and will occur only upon notice and, in certain cases, after the party causing the termination event has used reasonable efforts to transfer its rights and obligations under such Hedge Agreement to a related entity within a limited period after notice has been given of the termination event, all as set forth in the Hedge Agreement. The occurrence of an Early Termination Date under the Hedge Agreement will constitute a “Swap Termination” or a “Cap Termination,” as applicable, and each a “Hedge Termination.”

      Upon any Hedge Termination, the Issuing Entity (under the Swap Agreement only) or the Hedge Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which party may have caused such termination). Such termination payment will be calculated on the basis that the Issuing Entity is the Affected Party (as defined in the Hedge Agreement), subject to certain exceptions. With respect to a Swap Agreement, the amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding amounts previously due but unpaid to the Swap Counterparty are due and payable on the first Payment Date that would have occurred after the Early Termination Date). With respect to a Cap Agreement, the amount of any such termination will be based on the market value of the Cap Agreement computed on the basis of market quotations of the cost of entering into interest rate cap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Cap Agreement (assuming, for purposes of such calculation, that all outstanding shortfalls in amounts payable as cap payments to the Issuing Entity are due and payable on the first Payment Date that would have occurred after the Early Termination Date). Any such termination payment could, if interest or currency exchange rates have changed significantly, be substantial.

      The Prospectus Supplement will specify whether the defaulting party will not be entitled to any portion of the termination payment related to the market value of the Swap Agreement because of its default with respect to any particular Swap Event of Default or Swap Termination Event.

      Generally, if a Hedge Termination occurs, the principal of each class of Notes will become immediately payable and the Trustee will be obligated to liquidate the assets of the Issuing Entity. In any such event, the ability of the Issuing Entity to pay interest and/or principal on each class of Notes will depend on (i) the price at which the assets of the Issuing Entity are liquidated, (ii) in the case of a Swap Termination, (a) the amount of the swap termination payment, if any, which may be due to the Swap Counterparty from the Issuing Entity under the Swap Agreement and (b) the amount of the swap termination payment, if any, which may be due to the Issuing Entity from the Swap Counterparty under the Swap Agreement, and (iii) in the case of a Cap Termination, the amount of the cap termination payment, if any, which may be due to the Issuing Entity from the Cap Provider under the Cap Agreement. In the event that the net proceeds of the liquidation of the assets of the Issuing Entity are not sufficient to make all payments due in respect of the Notes and for the Issuing Entity to meet its obligations, if any, in respect of the termination of the Hedge Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described in the related Prospectus Supplement. In the case of a Swap Termination, the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the relevant Notes. If a Hedge Termination occurs and the Issuing Entity does not terminate, the Issuing Entity will not be protected from the interest rate and currency fluctuations hedged by the Hedge Agreement, and payments to Noteholders may be adversely affected.

      Generally, the applicable Sale and Servicing Agreement will provide that upon the occurrence of (i) any Hedge Event of Default arising from any action taken, or failure to act, by the Hedge Counterparty, or (ii) a Hedge Termination Event (except as described in the following sentence) with respect to which the Hedge Counterparty is an Affected Party, the Trustee may and will, at the direction of the requisite percentage of the Noteholders specified in such agreement, by notice to the Hedge Counterparty, designate an Early Termination Date with respect to the Hedge Agreement. If a Swap Termination Event occurs because the Issuing Entity or the Depositor becomes subject to registration as an “investment company” under the Investment Company Act of 1940, the Trustee will be required by the terms of such agreement to terminate the Swap Agreement.

Taxation

      Neither the Issuing Entity nor the Hedge Counterparty will be obligated under the Hedge Agreement to gross up if withholding taxes are imposed on payments made under the Hedge Agreement.

      With respect to the Swap Agreement, if any withholding or similar tax is imposed on payments by the Issuing Entity to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. If the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts and the payment obligations of the Issuing Entity under the Swap Agreement will remain the same. With respect to the Cap Agreement, if the Cap Provider is required to withhold amounts from payments by the Cap Provider under the Cap Agreement, the payment obligations will be reduced by such amounts and the payment obligations, if any of the Issuing Entity under the Cap Agreement will remain the same. In any of these events, payments on the Notes may be subject to reduction in proportion to the amount so deducted or withheld. Further, a specified percentage of the Noteholders may direct the Trustee to terminate the Hedge Agreement and liquidate the assets of the Issuing Entity, as described above under “— Termination Events.”

Assignment

      Except as provided below, neither the Issuing Entity nor the Hedge Counterparty will be permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Hedge Agreement. The Hedge Counterparty may transfer the Hedge Agreement to another party on ten Business Days’ prior written notice, provided that (i) such notice will be accompanied by a guarantee of the Hedge Counterparty of such transferee’s obligations in form and substance reasonably satisfactory to the Trustee, (ii) the Hedge Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as of the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Hedge Agreement, (iii) a Hedge Termination Event or Hedge Event of Default does not occur under the Hedge Agreement as a result of such transfer and (iv) the then current ratings of the Notes are not adversely affected as a result of such transfer. In addition, if the debt rating of the Hedge Counterparty is reduced to a level below that specified in the related Prospectus Supplement, the Hedge Counterparty generally may assign the Hedge Agreement to another party (or otherwise obtain a replacement hedge agreement on substantially the same terms as the Hedge Agreement) and thereby be released from its obligations under the Hedge Agreement; provided that (i) the new hedge counterparty by a written instrument accepts all of the obligations of the Hedge Counterparty under the Hedge Agreement to the reasonable satisfaction of the Trustee, (ii) the Hedge Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as of the date of such transfer the new hedge counterparty will not, as a result of such transfer or replacement, be required to withhold or deduct on account of tax under the Hedge Agreement, (iii) a Hedge Termination Event or Hedge Event of Default does not occur under the Hedge Agreement as a result of such transfer and (iv) the ratings assigned to the Notes after such assignment and release will be at least equal to the ratings assigned by any applicable rating agency to the Notes at the time of such reduction of the rating of the Hedge Counterparty’s long-term debt.

Any cost of such transfer or replacement will be borne by the Hedge Counterparty or the new hedge counterparty and not by the Issuing Entity; provided, however, that the Hedge Counterparty shall not be required to make any payment to the new hedge counterparty to obtain an assignment or replacement swap or cap. The Hedge Counterparty shall have no obligation to assign the Hedge Agreement or obtain a replacement hedge agreement in the event of a ratings downgrade and neither the Issuing Entity nor the Noteholders will have any remedy against the Hedge Counterparty if the Hedge Counterparty fails to make such an assignment or obtain a replacement hedge agreement. In the event that the Hedge Counterparty does not elect to assign the Hedge Agreement or obtain a replacement hedge agreement, the Hedge Counterparty may (but shall not be obligated to) establish any other arrangement satisfactory to the applicable rating agency, in each case such that the ratings of the Notes by the applicable rating agency will not be withdrawn or reduced.

Modification and Amendment of the Hedge Agreement

      The applicable Sale and Servicing Agreement will contain provisions permitting the Trustee to enter into any amendment of the Hedge Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein or with such agreement or (iii) to add any other provisions with respect to matters or questions arising under the Hedge Agreement; provided, in the case of clause (iii), that such amendment will not adversely affect in any material respect the interest of any specified Noteholder. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any specified Noteholder if the Trustee receives written confirmation from each rating agency rating the Securities that such amendment will not cause such rating agency to reduce the then current rating thereof.

The Hedge Counterparty

      Where indicated by the context, as used herein, “Hedge Counterparty” includes any party that replaces the initial Hedge Counterparty as described above under “— Assignment.”

Governing Law

      The Hedge Agreement will be governed by and construed in accordance with the laws of the State of New York.

MISCELLANEOUS PROVISIONS OF THE BASIC DOCUMENTS

Bankruptcy Provisions

      Each of the parties to the Basic Documents, and each Noteholder, by accepting the Note or a beneficial interest in the related Notes, will covenant and agree that it will not file, or join in the filing of, or cooperate with or encourage others to file against the Depositor and the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

      In general, except as otherwise described in this Prospectus and the Basic Documents, any Notes owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or one of its affiliates is the Servicer) or any of their respective affiliates will be entitled to benefits under the Basic Documents equally and proportionately to the benefits afforded other owners of the Notes. See “The Issuing Entity — Formation,” “The Trust Agreement — Restrictions on Actions by Trustee,” “— Resignation and Removal of the Trustee,” “The Servicing Agreement — Servicer Defaults” and “Miscellaneous Provisions — Amendment Provisions” of this Prospectus.

Fees and Expenses

      The Servicer/Administrator. As more fully described under “Description of the Sale and Servicing Agreements — Servicing Compensation,” as compensation for the servicing of the Receivables and administering the distribution of funds in respect thereof, the Servicer will be entitled to receive the Base Servicing Fee on each Distribution Date, together with reimbursement of fees and expenses and any late payment fees now or later in effect or similar charges paid with respect to the Receivables.

      The Servicer will pay all expenses incurred by it in the performance of its duties under the Sale and Servicing Agreement, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Trustees. The Servicer will pay the fees and expenses of the Trustee, and each paying agent.

      The Indenture Trustee. As more fully described under “The Indenture — Compensation and Indemnity,” the Servicer will pay the Indenture Trustee compensation for its services and reimburse it for its reasonable expenses relating thereto.

      The Trustee and Paying Agent. The Servicer will pay the Trustee and each paying agent such fees as have been agreed upon among the Depositor, the Servicer and the Trustee or the paying agent, and will reimburse the Trustee and each paying agent for their reasonable expenses. The Servicer will not be entitled to be reimbursed from the Issuing Entity’s Estate for the payment of such expenses.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

General

      The transfer of the Receivables to the applicable Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the Uniform Commercial Code (the “UCC”) as in effect in various states.

Security Interests

      General. In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles or light-duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. The Receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the UCC. Under the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper.

      Perfection. The Servicer, the Depositor and the Issuing Entity will take the following actions to perfect the rights of the applicable Trustee in the Receivables. Pursuant to each Sale and Servicing Agreement, the Depositor and each Issuing Entity will designate the Servicer as custodian, directly or indirectly through subservicers (a) to maintain possession as that Issuing Entity’s agent of the related installment sale contracts and any other documents relating to the Receivables if the Receivables constitute tangible chattel paper, or (b) to maintain control over the Receivables if they constitute electronic chattel paper. To assure uniform quality in servicing both the Receivables and the Servicer’s own portfolio of automobile and light-duty truck installment sales contracts, as well as to facilitate servicing and to reduce administrative costs, any documents evidencing the Receivables will not be physically segregated from other automobile and light-duty truck installment sales contracts of the Servicer, or those which the Servicer services for others, or marked to reflect the transfer to the related Issuing Entity as long as NMAC is servicing the Receivables. However, UCC financing statements reflecting the sale and assignment of the Receivables by NMAC to the Depositor and by the Depositor to the applicable Issuing Entity will be filed, and the respective accounting records and computer files of NMAC and the Depositor will reflect that sale and assignment. Because the Receivables that are evidenced by tangible chattel paper will remain in the Servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Issuing Entity’s interest in the Receivables could be defeated. Similarly, the Issuing Entity’s interest in Receivables that constitute electronic chattel paper could be defeated if a subsequent purchaser were able to obtain control of the Receivables without knowledge of the assignment. In addition, in some cases, the Trustee’s security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated.

      Perfection of security interests in financed automobiles and/or light-duty trucks is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or light-duty truck is perfected by obtaining possession of the certificate of title to the vehicle or notation of the secured party’s lien on the vehicle’s certificate of title.

      All retail installment sale contracts acquired by NMAC from Dealers name NMAC as obligee or assignee and as the secured party. NMAC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or with the Department of Motor Vehicles and obtaining possession of that certificate of title. Because NMAC continues to service the contracts as Servicer under the Sale and Servicing Agreement, the Obligors on the contracts will not be notified of the sale from NMAC to the Depositor or the sale from the Depositor to the related Issuing Entity.

      Pursuant to the related Purchase Agreement, NMAC will sell and assign its security interest in the Financed Vehicles to the Depositor and, with respect to each Issuing Entity, pursuant to the related Sale and Servicing Agreement, the Depositor will assign its security interest in the Financed Vehicles to that Issuing Entity. However, because of the administrative burden and expense, none of NMAC, the Depositor or the related Trustee will amend any certificate of title to identify that Issuing Entity as the new secured party on that certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the Depositor of NMAC’s security interest in the Financed Vehicles and the transfer to the Trustee of the Depositor’s security interest in the Financed Vehicles will be filed with the appropriate governmental authorities. In addition, as stated above, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that Issuing Entity pursuant to the related Sale and Servicing Agreement.

      In most states, an assignment of contracts and interests in vehicles such as that under each Purchase Agreement or each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Issuing Entity, because the Issuing Entity will not be listed as lienholder on the certificates of title, the security interest of that Issuing Entity in the vehicle could be defeated through fraud or negligence. In those states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of NMAC’s lien on the certificates of title will be sufficient to protect that Issuing Entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each Purchase Agreement, NMAC will represent and warrant, and in each Sale and Servicing Agreement, the Depositor will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles for which NMAC failed to obtain and assign to the Depositor a perfected security interest, the security interest of the Depositor would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the Issuing Entity’s interest in the related Receivables, however, it would constitute a breach of the warranties of NMAC under the related Purchase Agreement or the Depositor under the related Sale and Servicing Agreement. Accordingly, pursuant to the related Sale and Servicing Agreement, the Depositor would be required to repurchase the related Receivable from the Issuing Entity and, pursuant to the related Purchase Agreement, NMAC would be required to purchase that Receivable from the Depositor, in each case unless the breach was cured. Pursuant to each Sale and Servicing Agreement, the Depositor will assign to the related Issuing Entity its rights to cause NMAC to purchase that Receivable under the related Purchase Agreement. See “Description of the Sale and Servicing Agreements — Sale and Assignment of Receivables” and “Risk Factors — Interests of other persons in the receivables and financed vehicles could be superior to the Issuing Entity’s interest, which may result in reduced payments on your securities.”

      Continuity of Perfection. Under the laws of most states, the perfected security interest in a vehicle would continue for up to four months after the vehicle is moved to a state that is different from the one in which it is initially registered and the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, NMAC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, NMAC must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, including the monitoring of any third party engaged to provide title administration services, at the Servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Issuing Entity’s interest in the Receivable.

      Priority of Liens Arising by Operation of Law. Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. See “Material Legal Aspects of the Receivables — Forfeiture for Drug, RICO and Money Laundering Violations.” NMAC will represent and warrant to the Depositor in each Purchase Agreement, and the Depositor will represent and warrant to the Issuing Entity in each Sale and Servicing Agreement, that, as of the related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders in respect of a given Issuing Entity if a lien arises or confiscation occurs that would not give rise to the Depositor’s repurchase obligation under the related Sale and Servicing Agreement or NMAC’s repurchase obligation under the related Purchase Agreement.

Repossession

      In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a vehicle financed by NMAC is voluntarily surrendered, self-help repossession is the method employed by NMAC in most states and is accomplished simply by retaking possession of the financed vehicle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

      In the event of default by an obligor under a retail installment sale contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

      The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

      The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

      Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Material Bankruptcy Considerations

      In structuring the transactions contemplated by this Prospectus, the Depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by NMAC or its parent, NNA, under the United States Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”) will result in consolidation of the assets and liabilities of the Depositor with those of NMAC or NNA. These steps include the creation of the Depositor as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the Depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors).

      However, delays in payments on a series of Notes and possible reductions in the amount of those payments could occur if:

1.	a court were to conclude that the assets and liabilities of the Depositor should be consolidated with those of NMAC or NNA in the event of the application of applicable Insolvency Laws to NMAC or NNA, as the case may be;

2.	a filing were made under any Insolvency Law by or against the Depositor or the related Issuing Entity; or

3.	an attempt were made to litigate any of the foregoing issues.

      On the Closing Date, Mayer, Brown, Rowe & Maw LLP will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of NMAC under Title 11 of the United States Bankruptcy Code at a time when NMAC was insolvent, the property of the Depositor would not properly be substantively consolidated with the property of the estate of NMAC. Among other things, that opinion will assume that each of the Depositor and NMAC will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The Depositor and NMAC intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Depositor should be consolidated with those of NMAC.

      NMAC will warrant in each Purchase Agreement that the sale of the related Receivables by it to the Depositor is a valid sale. Notwithstanding the foregoing, if NMAC were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Depositor should instead be treated as a pledge of those Receivables to secure a borrowing of NMAC. In addition, if the transfer of Receivables to the Depositor is treated as a pledge instead of a sale, a tax or government lien on the property of NMAC arising before the transfer of a Receivable to the Depositor may have priority over the Depositor’s interest in that Receivable. In addition, while NMAC is the Servicer, cash collections on the Receivables may be commingled with the funds of NMAC and, in the event of that bankruptcy of NMAC, the Issuing Entity may not have a perfected interest in those collections.

      NMAC and the Depositor will treat the transactions described in this Prospectus as a sale of the Receivables to the Depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables if NMAC were to become a debtor in a bankruptcy case.

Consumer Protection Laws

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act (the “Relief Act”), the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts and other similar laws. Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the Receivables.

      With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the Receivables may have liability or claims and defenses under those statutes, the FTC Rule and similar state statutes.

      The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the HDC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the Receivable may also be unable to collect any balance remaining due under that contract from the obligor.

      Most of the Receivables will be subject to the requirements of the HDC Rule. Accordingly, each Issuing Entity, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. For each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an Obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the Depositor’s representations and warranties under the related Sale and Servicing Agreement and a breach of NMAC’s warranties under the related Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interests of the Noteholders, create an obligation of the Depositor and NMAC, respectively, to repurchase the Receivable unless the breach is cured. See “Description of the Sale and Servicing Agreements — Sale and Assignment of Receivables.”

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

      NMAC and the Depositor will represent and warrant under each Purchase Agreement and each Sale and Servicing Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against an Issuing Entity for violation of any law and that claim materially and adversely affects that Issuing Entity’s interest in a Receivable, that violation would constitute a breach of the representations and warranties of NMAC under the Purchase Agreement and the Depositor under the related Sale and Servicing Agreement and would create an obligation of NMAC and the Depositor to repurchase the Receivable unless the breach is cured. See “Description of the Sale and Servicing Agreements — Sale and Assignment of Receivables.”

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States. The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA PATRIOT Act of 2001 and the regulations issued pursuant to that Act and the regulations issued by the U.S. Treasury Department’s Office of Foreign Assets Control, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

      Under the terms of the Relief Act, an Obligor who enters the military service (including members of the Army, Navy, Air Force, Marines, National Guard, and officers of the National Oceanic and Atmospheric Administration and U.S. Public Health Service assigned to duty with the military) after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that Obligor’s active duty status after a request for relief by the Obligor. The Relief Act provides for extension of payments during a period of service upon request of the Obligor. Interest at a rate in excess of 6% that would have been incurred but for the Relief Act is forgiven. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on some of the Receivables. In addition, the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the Servicer to repossess the released Financed Vehicle during the Obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Issuing Entity’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

      Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Noteholders from amounts on deposit in the related Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Noteholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Issuing Entity with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. “Tax Counsel” with respect to each Issuing Entity will be Mayer, Brown, Rowe & Maw LLP. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of investors that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a Issuing Entity with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

      The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Issuing Entity will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Issuing Entity, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer to each Issuing Entity and the Notes, Certificates and related terms, parties and documents applicable to that Issuing Entity. The federal income tax consequences to the beneficial owners of the Certificates (the “Certificate Owners”) will vary depending on whether the Issuing Entity will be treated as a partnership or as a disregarded entity under the Code. The Prospectus Supplement for each Series of Certificates will specify whether the Issuing Entity will be treated as a partnership or a disregarded entity.

Tax Treatment of Issuing Entity

      Unless disclosed otherwise in the related Prospectus Supplement, Tax Counsel will provide an opinion (based on such assumptions, representations and limitations as are set forth therein) that the Issuing Entity will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As discussed above, any such opinion is not binding on the IRS or the courts. If a court were to determine, contrary to the opinion of Tax Counsel, that an Issuing Entity were taxable as a corporation, such Issuing Entity would be taxable on its net income with the result that its ability to make payments of principal and interest with respect to the Notes could be adversely affected.

Tax Consequences to Owners of the Notes

      Treatment of the Notes as Indebtedness. The Depositor and any Noteholders will agree, and the beneficial owners of the Notes (the “Note Owners”) will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      Stated Interest. Unless disclosed otherwise in the Related Prospectus Supplement, stated interest on the Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Note Owner’s method of tax accounting.

      Original Issue Discount. A Note will be treated as issued with original issue discount (“OID”) if the excess of its “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years based on the anticipated weighted average life of the Note to its maturity. It is expected that the Notes will be issued with de minimis OID. Generally, the issue price of a Note should be the first price at which a substantial amount of the Notes included in the issue of which the Note is a part is sold to other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a Note is expected to equal the principal amount of the related note. Any amount not treated as OID because it is de minimis OID must be included in income (generally as gain from the sale of such note) as principal payments are received on the related Notes in the proportion that each such payment bears to the original principal amount of such note.

      If the Notes were treated as issued with OID, a Note Owner would be required to include OID in income before the receipt of cash attributable to such income using the constant-yield method. The amount of OID includible in income is the sum of the daily portions of OID with respect to the related Note for each day during the taxable year or portion of the taxable year in which the Note Owner holds such note. The amount of OID includible in income by a Note Owner would be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant Accrual Period.

      Such OID would generally equal the product of the yield to maturity of the related Note (adjusted for the length of the Accrual Period) and its adjusted issue price at the beginning of the Accrual Period, reduced by any payments of “qualified stated interest.” Accrual Periods with respect to a Note may be any set of periods (which may be of varying lengths) selected by the Note Owner as long as (i) no Accrual Period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an Accrual Period.

      The adjusted issue price of a Note will be the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than “qualified stated interest payments.” Qualified stated interest payments are interest payments on the Notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation.

      Market Discount. The Notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related Notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held such Note and the denominator of which is the number of days from the date the Note Owner acquired such Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.

      Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if such Note Owner makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

      Total Accrual Election. A Note Owner may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading “— Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “— Amortizable Bond Premium”) or acquisition premium.

      In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing Note Owner’s adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing Note Owner, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. Note Owners should consult with their own advisers as to the effect in their circumstances of making this election.

      Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with “amortizable bond premium” equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner’s tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

      Short Term Debt. An owner of a Note, which has a fixed maturity date not more than one year from the issue date, will generally not be required to include OID income on the Note as it accrues. However, the foregoing rule may not apply if such owner holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

•	an accrual method taxpayer,

•	a bank,

•	a broker or dealer that holds the Note as inventory,

•	a regulated investment company or common trust fund or

•	the beneficial owner of specified pass-through entities specified in the Code.

      An owner of a Note who is not required to include OID income on the Note as it accrues will instead include the OID accrued on the Note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the Note. Such owner would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Note to the extent it exceeds the sum of any interest income and OID accrued on such Note. However, the owner may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Note on a straight-line basis, unless the owner irrevocably elects, under Treasury regulations, to apply a constant interest method, using the owner’s yield to maturity and daily compounding.

      Sale or Other Disposition. If a Note Owner sells a Note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Note Owner will equal the Note Owner’s cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included in income by that Note Owner with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to the Note. Any gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset (except for gain representing accrued interest and income), and will be long-term or short-term depending on whether the Note has been owned for the long-term capital gain holding period (currently, more than one year). Capital losses generally may be used only to offset capital gains.

      Foreign Owners. Interest paid (or accrued) to a Note Owner who is not a U.S. Person (a “Foreign Owner”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and

1.	the Foreign Owner is not actually or constructively a “10 percent shareholder” of the Issuing Entity or the Depositor (including a holder of 10% of the outstanding Certificates) or a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related person” within the meaning of the Code;

2.	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

4.	the Foreign Owner does not bear specified relationships to any Certificate Owner.

      To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address. If a Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or substitute form) within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

      As used in this Prospectus, a “U.S. Person” means:

1.	a citizen or resident of the United States;

2.	a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof;

3.	an estate, the foreign-source income of which is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

4.	a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust is eligible to and has elected to be treated as a domestic trust pursuant to the Code, despite not meeting the requirements described in clause (a).

      Backup Withholding. Each Note Owner (other than an exempt Note Owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Issuing Entity will be required to withhold 28% of the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS as a credit against the Note Owner’s federal income tax liability.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuing Entity. If so treated, the Issuing Entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Issuing Entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests. Nonetheless, treatment of the Notes as equity interests in a publicly traded partnership could have adverse tax consequences to some Note Owners. For example, income to some tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to Foreign Owners may be subject to U.S. tax and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of trust expenses.

State and Local Tax Considerations

      The above discussion does not address the tax treatment of any Issuing Entity, Notes, Certificates, Note Owners or Certificate Owners under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Issuing Entity as well as any state and local tax consequences for them of purchasing, holding and disposing of Notes or Certificates.

      The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that you consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of Notes and Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, as well as entities deemed to hold “plan assets” of any of the foregoing under the Plan Assets Regulation (as defined below) (each such entity a “Benefit Plan”) from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

      Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan. Under a regulation issued by the United State Department of Labor (the “Plan Assets Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan assets contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their issuance, the Note should not be treated an equity interest in the Issuing Entity for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuing Entity incurred losses. This risk of recharacterization is enhanced for Notes that are subordinated to other classes of securities.

      However, without regard to whether the Notes are treated as an equity interest for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Servicer, the Back-up Servicer, the Trustee, the Note Insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan or (ii) the acquisition and holding of the Notes will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Governmental plans, however, may be subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

      A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

      The Certificates may not be purchased or held with plan assets of any Benefit Plan. By its purchase of a Certificate, each purchaser shall be deemed to have represented and warranted that it has purchased its Certificate in compliance with the foregoing restriction.

UNDERWRITING

      On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series (the “Underwriting Agreement”), the Depositor will agree to cause the related Issuing Entity to sell to the underwriters named in the Underwriting Agreement and in the accompanying Prospectus Supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of Notes of the related series set forth in the Underwriting Agreement and in the accompanying Prospectus Supplement.

      In the Underwriting Agreement with respect to any given series of Notes, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all the Notes described in the Underwriting Agreement which are offered by this Prospectus and by the accompanying Prospectus Supplement if any of those Notes are purchased.

      Each Prospectus Supplement will either (1) set forth the price at which each class of Notes being offered by that Prospectus Supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those Notes or (2) specify that the related Notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale. After the initial public offering of those Notes, those public offering prices and those concessions may be changed.

      The Underwriting Agreement will provide that NMAC and the Depositor will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each Issuing Entity may, from time to time, invest the funds in its Accounts in Eligible Investments acquired from the underwriters or from the Depositor. Pursuant to the Underwriting Agreement with respect to a given series of Notes, the closing of the sale of any class of Notes subject to that Underwriting Agreement will be conditioned on the closing of the sale of all other classes of Notes of that series.

      The place and time of delivery for the Notes in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

LEGAL OPINIONS

      Certain legal matters relating to the Notes of any series and federal income tax and other matters will be passed upon for the related Issuing Entity, the Depositor and the Servicer by the general counsel of the Servicer, Mayer, Brown, Rowe & Maw LLP and Richards, Layton & Finger. In addition, certain matters relating to the issuance of the Notes will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP.

INDEX OF TERMS

10 percent shareholder	82
30/360	35
ABS	28
account	29
Accounts	53
Actual/360	35
Actual/ Actual	35
Administration Agreement	65
Administrative Fee	65
Administrative Purchase Payment	55
Administrative Receivable	55
Administrator	65
Advance	56
amortizable bond premium	81
APR	22
banking organization	39
Base Servicing Fee	56
Beneficial Owner	39
Benefit Plan	84
Breach of Agreement	67
Business Day	34
Calculation Agent	35
Cap Agreement	66
Cap Event of Default	67
Cap Provider	66
Cap Rate	66
Cap Termination	68
Cap Termination Event	67
Cede	2
Certificate Owners	79
Certificateholder	49
class	32, 33
clearing corporation	39
Clearstream Banking Luxembourg	37
Clearstream Banking Participants	38, 40
Closing Date	21
Code	79
Collection Account	53
Collection Period	55
commercially reasonable	75
controlled foreign corporation	82
Cooperative	40
Cut-off Date	21
Dealer Agreements	21
Dealer Recourse	22
Dealers	21
default	75
Defaulted Receivable	56
Definitive Notes	41
Depositaries	38
Depositor	21
Depositor Interests	25
Direct Participants	39
disqualified persons	84
Distribution Date	58
DTC	32
DTC Participants	32
DTCC	39
electronic chattel paper	72
Eligible Investments	53
EMCC	39
equity interest	84
ERISA	84
Euroclear	37, 40
Euroclear Operator	37, 40
Euroclear Participants	38, 40
Events of Default	43
FICO Scores	24
Financed Vehicles	21
Fixed Rate Notes	34
Floating Rate Notes	34
floorplan receivables	29
Foreign Owner	82
FTC Rule	76
GSCC	39
HDC Rule	76
Hedge Agreement	66
Hedge Counterparty	66, 70
Hedge Event of Default	67
Hedge Termination	68
Hedge Termination Event	67
Illegality	67
Indenture	26, 32
Indenture Trustee	25
Indirect Participants	39
in-house asset managers	84
Insolvency Event	62
Insolvency Laws	75
Interest Period	35
Interest Reset Date	34
Interest Reset Period	34
investment company	67, 69
IRS	79
ISDA	66

Issuing Entity	21
lemon laws	76
LIBOR	34, 35
London Business Day	34
market discount rules	80
Master Agreement	66
MBSCC	39
Merger without Assumption	67
Misrepresentation	67
NALL	30
NARC II	21,
NCCD	24
near-new	26
Nissan	26
NMAC	21
NNA	26
Nonrecoverable Advance	56
Note Owners	79
Noteholder	32
Notes	21
NSCC	39
NWRC II	29
Obligors	21
OID	79
Optional Purchase	50
parties in interest	84
plan assets	84
Plan Assets Regulation	84
Pool Balance	57
portfolio interest	82
Principal Balance	57
prohibited transaction	84
Prospectus Supplement	21
PTCE	84
Purchase Agreement	52
qualified professional asset managers	84
qualified stated interest	80
qualified stated interest payments	80
Receivables	21
Receivables Pool	21
Related Documents	45
related person	82
Relief Act	76
Required Deposit Rating	54
Required Rate	49
Required Yield Supplement Amount	58
Reserve Account	59
Reserve Account Initial Deposit	59
retail receivable	29
Sale and Servicing Agreements	52
Schedule of Receivables	52
SEC	2
Securities Act	29
Servicer	21
Servicer Default	40
Servicing Agreements	25
Servicing Rate	56
Spread	34
Spread Multiplier	34
stated redemption price at maturity	79
street name	40
Strip Notes	32
Subordination Spread Account	59
Supplemental Servicing Fee	57
Swap Agreement	66
Swap Counterparty	66
Swap Event of Default	67
Swap Termination	68
Swap Termination Event	67
tangible chattel paper	72
Tax Counsel	79
Tax Event	67
Tax Event Upon Merger	67
Term Extension	25
Terms and Conditions	41
TIA	46
Total Servicing Fee	57
Trust Agreement	21
Trustee	25
U.S. Person	82
UCC	72
Underwriting Agreement	85
unrelated business taxable income	83
Warranty Purchase Payment	53
Warranty Receivable	53
Yield Supplement Account	58
Yield Supplement Agreement	58
Yield Supplement Deposit	58

________________________________________________________________________________

$1,135,575,000
NISSAN AUTO RECEIVABLES
2006-A OWNER TRUST
$358,000,000 Asset Backed Notes, Class A-1
$260,000,000 Asset Backed Notes, Class A-2
$345,000,000 Asset Backed Notes, Class A-3
$172,575,000 Asset Backed Notes, Class A-4
Nissan Auto Receivables Corporation II,
Depositor
Nissan Motor Acceptance Corporation,
Servicer/ Sponsor

PROSPECTUS SUPPLEMENT

Underwriters
Citigroup
JPMorgan
ABN AMRO Incorporated
Deutsche Bank Securities
Merrill Lynch & Co.
Morgan Stanley
RBS Greenwich Capital
SG Corporate & Investment Banking
The Williams Capital Group, L.P.

        Dealer Prospectus Delivery Obligation. For ninety days following the date of this Prospectus Supplement, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a Prospectus Supplement and Prospectus, such delivery obligation generally may be satisfied through the filing of the Prospectus Supplement and Prospectus with the Securities and Exchange Commission. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.